Exhibit 99.1

Beijing Tongmei Xtal Technology Co., Ltd.

(No. 4, East 2nd Street, Tongzhou Industrial Development Zone, Beijing)

Reply to the Second Round Audit Inquiry Letter on Application for Initial Public Offering and STAR Market Listing of Shares by Beijing Tongmei Xtal Technology Co., Ltd.

Sponsor (Lead Underwriter)

(No. 689, Guangdong Road, Shanghai)

Exhibit 99.1

To Shanghai Stock Exchange,

The Second Round Audit Inquiry Letter on Application for Initial Public Offering and STAR Market Listing of Shares by Beijing Tongmei Xtal Technology Co., Ltd. (SZKS (Audit) [2022] No. 182) (the “Inquiry Letter”) issued by you on April 26, 2022 has been received, and Beijing Tongmei Xtal Technology Co., Ltd. (the “Issuer”, the “Company” or “Beijing Tongmei”), Haitong Securities Co., Ltd. (“Haitong Securities” or the “Sponsor”), King & Wood Mallesons (the “Issuer’s Attorney”), Ernst & Young Hua Ming LLP (the “Accountant” or “Reporting Accountant”) and other relevant parties have checked and verified the questions listed in the Inquiry Letter, and now reply as follows for your review.

Except as otherwise specially stated, all abbreviations used herein shall have the same meanings in the Prospectus of Beijing Tongmei in Respect of Initial Public Offering and STAR Market Listing of Shares (Declaration Draft).

Type	Typeface
Boldface (in bold)	Questions listed in the Inquiry Letter
SimSun (not in bold)	Reply to questions listed in the Inquiry Letter
Simkai (in bold)	The contents additionally disclosed or amended in such application documents as prospectus

In this reply to the Inquiry Letter, any difference in mantissa between the sum and the sum of sub-items is due to rounding.

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Table of Contents

Q1. Independence	3
Q2. Business Reorganization	94
Q3. Fundraising Projects and Relocation and Construction of Production Lines	110
Q4. Sales Revenue and Gross Profit Margin	133
Q5. Inventory	217
Q6. R&D Personnel and R&D Expenses	251
Q7. Legality and Compliance of Source of Core Technologies	264
Q8. Disclosure of Industry Related Information and Risks	287
Others. Explanation About Matters Related to the Holding Foreign Companies Accountable Act	335
Overall Opinions of the Sponsor	341

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Q1. Independence

1.1

According to the reply to the Inquiry Letter, (1) the Issuer acquired AXT-Tongmei in May 2021, and AXT-Tongmei is now the Issuer’s overseas seller and purchaser. AXT, the controlling shareholder of the Issuer, established AXT-Tongmei in December 2020, and notified its customers and suppliers thereof via email or otherwise, and transferred AXT’s purchasing and selling business to AXT-Tongmei, whereupon the Issuer believes that it consummated the business transfer with AXT in March 2021; (2) The confirmation letter signed by and between AXT and its customers and suppliers clearly states that AXT will maintain the status as the controlling shareholder of the Issuer, and AXT-Tongmei Inc. is the new name adopted for AXT business, and the original address and contact information remain unchanged.

The Issuer is required to explain: (1) upon business transfer, whether the parties to the Company’s domestic and overseas sale and purchase contracts, goods transhippers and warehouses, sales proceeds recipients and purchasing cost payers are AXT or affiliates under its control; (2) upon the transfer of business from AXT to AXT-Tongmei, whether the Company is obligated to notify the relevant parties of change of AXT-Tongmei shareholder into the Issuer under such arrangements as original agreements, customer certifications and supply arrangements or industry practices; if yes, the impact of the Company’s performance of such obligation or acquisition of confirmation on the conduct of business; (3) the role of AXT in maintaining the status as the Company’s controlling shareholder during the process of business transfer, whether AXT’s status as the controlling shareholder of the Company constitutes a precondition or necessary requirement for the business transfer by taking into account the factors that the customer takes into account in establishing cooperation with the Company, and the method of management of its partners

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and relevant agreement clauses; (4) new customers acquired by the Company and the amount of newly signed orders after the business transfer, and the method of acquiring new customers and newly signed orders, as well as whether the Company’s controlling shareholder and relevant personnel have actually provided any support or convenience for the Company to acquire customers; (5) the impact of the change of shareholder of AXT-Tongmei on sales and purchases by taking into account the relevant industry practices of the semiconductor industry and international trade policies; and (6) whether the Company relies upon AXT, satisfies independence requirements and has taken specified standard measures to guarantee the independence and the effectiveness thereof by taking into account the above questions.

Reply:

I. Explanations from the Issuer

(I) Upon business transfer, whether the parties to the Company’s domestic and overseas sale and purchase contracts, goods transhippers and warehouses, sales proceeds recipients and purchasing cost payers are AXT or affiliates under its control;

1. Business structure of AXT and the Issuer before and after reorganization and business transfer

(1) AXT’s business structure before and after reorganization and business transfer

1) Before reorganization and business transfer

Before reorganization and business transfer, the particulars of AXT and the enterprises in which AXT has a controlling interest or non-controlling interest as well as their businesses are as follows:

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2) After reorganization and business transfer

After reorganization and business transfer, the particulars of AXT and the enterprises in which AXT has a controlling interest or non-controlling interest as well as their businesses are as follows:

3) Change of personnel before and after reorganization and business transfer

In March 2021, AXT transferred to AXT-Tongmei all of its business, procurement and R&D personnel and some of its financial and administrative personnel, and AXT-Tongmei entered into a new labor agreement with each of the said personnel; in May 2021, the Company completed the acquisition of AXT-Tongmei and also the transfer of relevant bodies and personnel. The particulars of the

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relevant personnel of AXT and their responsibilities are set out in the table below:

AXT	Position	Before business transfer		After business transfer
		Number of personnel	Key responsibilities	Number of personnel	Key responsibilities
	Management	2	Managing the daily operations of AXT	2	Managing the daily operations of AXT
	Sale	8	Sales to overseas customers	-	-
	Procurement	1	Overseas procurement business mainly in the United States	-	-
	R&D	7	Carrying out the R&D of growing and other processes, conducting technical communication with overseas customers, and providing assistance in the R&D of sample testing	-	-
	Other back office positions	9	Performing all functions relating to finance, payments and receipts, recruitment, security and other back office support	1	Preparing consolidated financial statements and conducting daily finance work
	Total	27	-	3	-
AXT-Tongmei	Position	Before transfer		After transfer
		Number of personnel	Key responsibilities	Number of personnel	Key responsibilities
	Sale	-	-	8	Sales to overseas customers
	Procurement	-	-	1	Overseas procurement business mainly in the United States
	R&D	-	-	7	Carrying out the R&D of growing and other processes, conducting technical communication with overseas customers, and providing assistance in the R&D of sample testing
	Other back office positions	-	-	8	Performing all functions relating to finance, payments and receipts, recruitment, security and other back office support
	Total	-	-	24	-

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It can be seen from the above table that, AXT has three (3) employees upon business transfer, among whom MORRIS SHEN-SHIN YOUNG serves as CEO, Gary L. Fisher serves as CFO and Secretary, and Alan Chan serves as Vice President of Finance and Corporate Controller.

(2) Business structure of the Issuer before and after asset reorganization and business transfer

The business structure of AXT and the Issuer and changes thereof before and after asset reorganization and business transfer are set out in the table below:

Level	Entity	Responsibilities at the beginning of the reporting period	Change and transfer	Current responsibilities
AXT	AXT’s parent company	Domestic sale, and procurement functions and some R&D functions in the United States	Transferring overseas procurement, sale and R&D functions, business orders and corresponding personnel to AXT-Tongmei	No actual business operations; only having three (3) employees responsible for maintaining daily operations
The Issuer and companies under its control	Beijing Tongmei, Baoding Tongmei and Chaoyang Tongmei	R&D, production and domestic sale of InP, GaAs and Ge substrates	No significant change	Basically consistent with those at the beginning of the reporting period
	Nanjing Jinmei and Chaoyang Jinmei	R&D, production and sale of high-purity metals and compounds
	Beijing Boyu, Tianjin Boyu and Chaoyang Boyu	R&D, production and sale of PBN materials
	AXT-Tongmei	Not established yet	Receiving the original overseas procurement, sale and R&D functions, business	Overseas sale, and procurement functions and some applied R&D functions in

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		orders and corresponding personnel from AXT’s parent company	the United States
Chaoyang Xinmei	Not established yet	Newly established, to be responsible for the production and sale of high-purity gallium	No actual business operations

Note: Tianjin Boyu and Chaoyang Boyu are subsidiaries of Beijing Boyu.

At the end of 2020, AXT contributed additional capital to Beijing Tongmei in the form of equity of Baoding Tongmei, Chaoyang Tongmei, Nanjing Jinmei, Chaoyang Jinmei and Beijing Boyu. In December 2020, AXT established AXT-Tongmei in the United States, which company was acquired by the Issuer in May 2021. Upon completion of the reorganization and business transfer, the Issuer established a complete industry chain for the R&D, production and sale of semiconductor substrate materials, PBN crucibles, key raw materials and high-purity metals.

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2. Transfer of customers

AXT, as the overseas selling entity of semiconductor substrate materials, established AXT-Tongmei in the United States in December 2020; In March 2021, AXT notified its customers and suppliers by email that AXT would transfer its sales and procurement business and personnel to AXT-Tongmei; In May 2021, the Issuer completed the acquisition of ATX-Tongmei. During the reporting period, the proportion of the amount of proceeds from the performance of selling functions by AXT and AXT-Tongmei for the Company in the operating revenue of the Issuer is set out in the table below:

In RMB0’000

Item	2021		2020		2019
	Amount	Proportion	Amount	Proportion	Amount	Proportion
Overseas business revenue	41,860.60	48.83%	33,609.67	57.63%	28,034.46	60.65%
Including: Proceeds from the performance of selling functions by AXT and AXT-Tongmei under the control of AXT	12,993.13	15.16%	28,196.51	48.35%	22,144.98	47.91%
Domestic business revenue	43,873.92	51.17%	24,707.37	42.37%	18,188.22	39.35%
Operating revenue	85,734.52	100.00%	58,317.04	100.00%	46,222.68	100.00%

Note: In 2021, the proceeds from the performance of selling functions by AXT and AXT-Tongmei are proceeds obtained by the Company through AXT, and through AXT-Tongmei under the control of AXT prior to the end of May 2021.

① All customers involved in the domestic business are independently developed by the Issuer and its domestic subsidiaries, and perform the corresponding

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production, sale, receipt and other functions, which has nothing to do with AXT.

② The overseas business mainly involves the sale of semiconductor substrate materials, PBN crucibles and other PBN products. The customers of PBN products involved in the overseas business are independently developed by Beijing Boyu, for which the sales are also implemented by Beijing Boyu. AXT is only responsible for the sale of semiconductor substrate materials to overseas customers.

③ There is no overlap between domestic customers and overseas customers, instead there is an overlap between some overseas customers of Beijing Boyu and AXT customers (who became the customers of AXT-Tongmei upon transfer). During the reporting period, the percentage of proceeds from the sale of PBN products by the overlapping customers (mainly including Sumitomo) in the proceeds from PBN products and business of the Company is 19.77%, 17.24% and 13.51% respectively, demonstrating a decrease year by year.

As the world-renowned telecommunication service provider and industrial manufacturer, Sumitomo is one of the Company’s competitors, and purchased semiconductor substrate materials from AXT through its subsidiary Sumika Electronic Materials, Inc., and also purchased PBN crucibles and PBN boards from Beijing Boyu through another subsidiary SUMIDEN SHOJI CO., LTD. These two customers are Sumitomo’s subsidiaries in different business segments, and make independent procurement decisions. They are not involved in any direct connection or incidental purchase.

④After transferring the business to AXT-Tongmei in March 2021, AXT will acquire no additional orders after completing orders on hand; in May 2021, after completing the acquisition of AXT-Tongmei, the Issuer incorporated the overseas sales of semiconductor substrates into the Issuer. In June 2021, the revenue realized through AXT by implementing orders on hand was RMB10,400. From July 2021, since all previous orders of AXT have been completed, the Issuer no longer made sales through AXT.

To sum up, the customers involved in the transfer are sellers of semiconductor

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substrate materials in the overseas business, details of which are as follows:

(1)Transfer process
1)Basic process of customer transfer

AXT clearly notified its overseas customers via email and by telephone in March 2021 that given the fact Beijing Tongmei, the subsidiary in which AXT has a controlling interest, seeks to be listed on the STAR Market, Beijing Tongmei’s selling business and selling entity will be transferred from AXT to AXT-Tongmei. The Company received the confirmations from the customers via email, or the customer placed subsequent orders directly with AXT-Tongmei. In May 2021, the Company acquired AXT-Tongmei, and completed the business transfer.

During the process of business transfer, the letter sent by AXT to each customer states that: 1) AXT will maintain the status as the Issuer’s controlling shareholder; 2) AXT-Tongmei is a company incorporated in Delaware, and will conduct business on behalf of AXT; and 3) since AXT-Tongmei leased the original office space of AXT, and relevant sales personnel were transferred from AXT to AXT-Tongmei, the original address and contact information of the customer will remain unchanged, in order for the parties to maintain communication.

All original customers of AXT were transferred and continued to have business dealings with the Company based on their needs. The notices sent by the Company to end customers who achieved 90.50% of the sales proceeds through AXT and confirmations thereof are set out in the table below:

S/N	Name of major customer	Has the customer been notified of the reason for business transfer	Has the customer made confirmation	Discussion process	Confirmation date	Confirmation by the customer	Particulars of current transaction with AXT-Tongmei
Type 1: Confirmation made by the customer via email
1	Customer C	√	√	Email + telephone	2021/3/3	Confirmation by email	Consistently placing orders
2	VPEC	√	√	Email + telephone	2021/3/15	Confirmation by email	Consistently placing orders
3	Osram	√	√	Email +	2021/3/22	Confirmation by	Consistently

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				telephone		email	placing orders
4	IQE	√	√	Email + telephone	2021/3/16	Confirmation by email	Consistently placing orders
5	Win	√	√	Fill in supplier evaluation score sheet, supplier change application and supplier informed consent	2021/5/17	Confirmation by email	Consistently placing orders
6	LandMark Optoelectronics	√	√	Email + telephone	2021/3/10	Confirmation by email	Consistently placing orders
Type 2: Confirmation by signing new orders with AXT-Tongmei
1	Mo Sangyo Co, Ltd.	√	√	Email + telephone	2021/3/8	By signing new orders with AXT-Tongmei	Consistently placing orders
2	VISHAY SEMICONDUCTOR GmbH	√	√	Email + telephone	2021/3/10	By signing new orders with AXT-Tongmei	Consistently placing orders
3	AVAGO TECHNOLOGIES INT'L SALES	√	√	Email + telephone	2021/4/21	By signing new orders with AXT-Tongmei	Consistently placing orders
4	Azur Space	√	√	Email + telephone	2021/3/15	By signing new orders with AXT-Tongmei	Consistently placing orders
5	INTELLIGENT EPITAXY TECHNOLOGY	√	√	Email + telephone	2021/6/2	By signing new orders with AXT-Tongmei	Consistently placing orders
6	II-VI	√	√	Email + telephone	2021/6/2	By signing new orders with AXT-Tongmei	Consistently placing orders
7	KAGA TOSHIBA ELECTRONICS CO.	√	√	Email + telephone	2021/4/7	By signing new orders with AXT-Tongmei	Consistently placing orders
8	AUK	√	√	Email +	2021/3/15	By signing new	Consistently

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	CORPORATION			telephone		orders with AXT-Tongmei	placing orders
9	WAFER TECHNOLOGY	√	√	Email + telephone	2021/3/9	By signing new orders with AXT-Tongmei	Consistently placing orders

2)Contract performance before and after transfer

The contract performance by the said customers upon business transfer is as follows:

S/N	Name of major customer	Was there any framework agreement before transfer	Is the original framework agreement still being implemented	Is there any new framework agreement entered with AXT-Tongmei upon transfer	Has any order been placed with AXT- Tongmei upon transfer	Has any new order been signed with AXT upon transfer
1	Customer C	No	Not involved	No	Yes	No
2	VPEC	No	Not involved	No	Yes	No
3	Osram	Yes	No	No	Yes	No
4	IQE	No	Not involved	No	Yes	No
5	Win	No	Not involved	No	Yes	No
6	LandMark Optoelectronics	No	Not involved	No	Yes	No
7	Mo Sangyo Co, Ltd.	Yes	No	Yes	Yes	No
8	VISHAY SEMICONDUCTOR GmbH	No	Not involved	No	Yes	No
9	AVAGO TECHNOLOGIES INT'L SALES	No	Not involved	No	Yes	No
10	Azur Space	No	Not involved	No	Yes	No
11	INTELLIGENT EPITAXY TECHNOLOGY	No	Not involved	No	Yes	No
12	II-VI	No	Not involved	No	Yes	No
13	KAGA TOSHIBA	No	Not involved	No	Yes	No

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ELECTRONICS CO.
14	AUK CORPORATION	No	Not involved	No	Yes	No
15	WAFER TECHNOLOGY	No	Not involved	No	Yes	No

According to the industry practices, generally, all overseas customers of semiconductor substrate materials placed direct orders upon certification of the supplier’s products, without entering into a framework agreement. Osram entered into a framework agreement with AXT in April 2014, but due to the early execution of such agreement, the parties conducted the transaction as per the relevant order during the reporting period. Upon business transfer, Osram purchased goods by placing orders directly with AXT-Tongmei other than AXT. Mo Sangyo Co., Ltd. entered into a new framework agreement with AXT-Tongmei, and will not implement any agreement relating to AXT. Beyond that, the said customers have not entered into relevant framework agreements with the Company.

Upon transfer, all overseas customers placed orders with AXT-Tongmei, and will not place new orders with AXT.

(2)Completion of transfer

The relevant situation after the completion of transfer of semiconductor substrate material business is as follows:

1) Domestic

All domestic purchases and sales, logistics and transportation, warehousing and receipts and payments have been executed by such domestic entities as Beijing Tongmei, Baoding Tongmei, Chaoyang Tongmei, Chaoyang Jinmei and Nanjing Jinmei, and remain unchanged before and after business transfer, and all domestic customers and suppliers are independently developed and acquired by the Company and its domestic subsidiaries.

2) Overseas

Before the business transfer, AXT is responsible for the overseas sale of the Company’s semiconductor substrates and the purchase of raw materials in the United

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States, and domestic entities are responsible for purchases in other overseas regions, details of which are as follows:

Item	Parties to contract/order	Shipper/recipient Product/raw materials warehouse	Recipient	Payer
Overseas sale
InP substrate and Germanium substrate	AXT	Beijing Tongmei and AXT	AXT	N/A
GaAs substrate	AXT	Baoding Tongmei and AXT	AXT
Overseas purchase
InP substrate and Germanium substrate	Beijing Tongmei and AXT	Beijing Tongmei and AXT	N/A	Beijing Tongmei and AXT
GaAs substrate	Chaoyang Tongmei and AXT	Chaoyang Tongmei and AXT		Chaoyang Tongmei and AXT

Upon business transfer, AXT-Tongmei undertook the original functions of AXT, and AXT no longer undertook any functions, and the functions of other entities remain unchanged, details of which are as follows:

Item	Parties to contract/order	Shipper/recipient Product/raw materials warehouse	Recipient	Payer
Overseas sale
InP substrate and Germanium substrate	AXT-Tongmei	Beijing Tongmei and AXT-Tongmei	AXT-Tongmei	N/A
GaAs substrate	AXT-Tongmei	Baoding Tongmei and AXT-Tongmei	AXT-Tongmei
Overseas purchase
InP substrate and Germanium substrate	Beijing Tongmei and AXT-Tongmei	Beijing Tongmei and AXT-Tongmei	N/A	Beijing Tongmei and AXT-Tongmei
GaAs substrate	Chaoyang Tongmei and AXT-Tongmei	Chaoyang Tongmei and AXT-Tongmei		Chaoyang Tongmei and AXT-Tongmei

Upon business transfer, relevant business personnel involved in overseas purchases and sales were transferred from AXT to AXT-Tongmei, the purchaser and entity placing product sale orders of raw materials relating to semiconductor substrates in the United States, and received remuneration from AXT-Tongmei, details of which are as follows:

① Overseas sale

A. Contracts/orders have been signed by AXT-Tongmei with respect to the overseas sale of semiconductor substrates in accordance with the requirements and arrangements of the Issuer; B. Beijing Tongmei and Baoding Tongmei have

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respectively shipped the products subject to sale in the United States to AXT-Tongmei’s warehouse, and upon short-term storage at the warehouse, AXT-Tongmei shipped such products to the place designated by the relevant customer; C. Beijing Tongmei and Baoding Tongmei have directly shipped the products subject to sale in other countries or regions from the relevant warehouse to the place designated by the relevant customer; D. All overseas sale proceeds have been directly received by AXT-Tongmei, and then used to make payments to Beijing Tongmei and Baoding Tongmei for their respective purchases, pay wages of their employees and disburse rentals and other daily expenses. No funds have flowed to AXT.

During the process of business transfer, both AXT-Tongmei and AXT had accounts receivable from the same customer, and some customers remitted the amounts payable to AXT-Tongmei to AXT, which amounts were then remitted by AXT to AXT-Tongmei. As of September 2021, the total amount of accounts received by AXT on behalf of AXT-Tongmei was RMB10.2483 million, representing a small percentage in operating revenue. Upon receipt of the payment for goods of the Company, AXT promptly transferred the same to AXT-Tongmei, and does not possess any funds of the Company. The above situation does not involve the circulation of external funds. As of October 2021, the Company has never been involved in the above situation.

② Overseas purchase

Overseas purchase is quite similar to overseas sale: A. Orders have been placed by AXT-Tongmei with respect to the purchase of raw materials relating to semiconductor substrates in the United States, and orders have been directly placed by Beijing Tongmei and Chaoyang Tongmei with respect to purchases in other regions; B. The raw materials subject to purchases in the United States were shipped to Beijing Tongmei and Chaoyang Tongmei upon short-term storage at AXT-Tongmei’s warehouse, and the relevant supplier has directly shipped the products subject to sale in other countries or regions to Beijing Tongmei and Chaoyang Tongmei; C. All goods have been paid for by the entity placing orders.

To sum up, upon business transfer, the parties to the Company’s domestic and overseas sale and purchase contracts, goods transhippers and warehouses, sales proceeds recipients and purchasing cost payers are the Issuer and subsidiaries under its control, and are not AXT or the affiliates under AXT’s control. The production,

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supply and distribution system of the Issuer is independent and complete, and the Issuer has taken over all end customers from AXT without losing customers.

3. Transfer of suppliers

During the reporting period, the particulars of key raw materials and equipment purchased by the Company from related and non-related parties are as follows:

(1)Purchase of key raw materials

During the reporting period, the proportion of key raw materials required for the production activities and operation of the Company from related and non-related parties respectively is set out in the table below:

In RMB0’000

Item	Supplier	2021		2020		2019
		Amount	Percentage	Amount	Percentage	Amount	Percentage
Metal gallium	Non-related party	8,190.77	53.71%	3,274.44	51.57%	367.39	37.59%
	Related party	7,059.32	46.29%	3,075.53	48.43%	609.98	62.41%
	Total	15,250.09	100.00%	6,349.97	100.00%	977.37	100.00%
Germanium ingots	Non-related party	4,149.61	89.84%	3,989.59	86.38%	1,943.00	67.48%
	Related party	469.50	10.16%	628.89	13.62%	936.19	32.52%
	Total	4,619.11	100.00%	4,618.48	100.00%	2,879.19	100.00%
Quartz material	Non-related party	3,849.18	100.00%	2,965.95	100.00%	1,574.30	100.00%
	Related party	-	-	-	-	-	-
	Total	3,849.18	100.00%	2,965.95	100.00%	1,574.30	100.00%
High-purity arsenic	Non-related party	1,112.49	66.41%	-	-	-	-
	Related party	562.68	33.59%	1,214.61	100.00%	991.72	100.00%
	Total	1,675.17	100.00%	1,214.61	100.00%	991.72	100.00%
Boron trichloride	Non-related party	1,009.54	100.00%	915.83	100.00%	1,042.18	100.00%
	Related party	-	-	-	-	-	-
	Total	1,009.54	100.00	915.83	100.00	1,042.1	100.00

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			%		%	8%
Indium phosphide polycrystalline	Non-related party	1,230.59	100.00%	693.76	100.00%	1,485.51	100.00%
	Related party	-	-	-	-	-	-
	Total	1,230.59	100.00%	693.76	100.00%	1,485.51	100.00%
Key raw materials	Non-related party	19,542.18	70.72%	11,839.57	70.65%	6,412.38	71.64%
	Related party	8,091.51	29.28%	4,919.03	29.35%	2,537.90	28.36%
	Total	27,633.69	100.00%	16,758.61	100.00%	8,950.28	100.00%

Note: The purchases from the said affiliates include those from companies in which AXT has a controlling interest, from companies in which the Issuer has a controlling interest, and from third parties through AXT.

Generally speaking, the key raw materials required for the production activities and operations of the Company are sourced from related parties, accounting for a relatively low proportion. Only metal gallium, germanium ingots and high-purity arsenic in the key raw materials are involved in the connected purchases, and the supply capacity of the non-related parties of and the quality of such three types of key raw materials may be seen in “Q1 “1.2 I. (I). 2. Analyze the role of related suppliers in the Company’s raw materials supply and its impact on supply stability according to the actual supply of upstream raw materials, the supply capacity and quality of non-related parties and other factors;” in this Reply.

During the reporting period, the key raw materials purchased in a connected transaction through AXT are germanium ingots and high-purity arsenic, in which the purchase amount of germanium ingots is RMB1,716,200, RMB6,288,900 and RMB0 respectively, and the purchase amount of high-purity arsenic is RMB2,017,500, RMB3,080,700 and RMB970,300.

During the reporting period, the fact that the Company has a non-controlling interest in some qualified suppliers effectively guarantees the supply stability of the raw materials. However, given small difference in the quality of products provided by the non-related supplier of the said raw materials, if its raw materials have passed the Company’s test and been accepted by downstream customers, the Company can purchase relevant products from non-related parties. In addition, upon transfer of the

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overseas suppliers in the United States, the said connected purchase between the Company and AXT has been solved.

(2)Equipment purchase

During the reporting period, the proportion of equipment required for the production activities and operations of the Company from related and non-related parties respectively is set out in the table below:

In RMB0’000

Supplier	2021		2020		2019
	Amount	Proportion	Amount	Proportion	Amount	Proportion
Non-related party	6,224.48	91.53%	1,929.59	76.20%	3,271.07	73.83%
Related party	576.05	8.47%	602.54	23.80%	1,159.69	26.17%
Total	6,800.53	100.00%	2,532.13	100.00%	4,430.76	100.00%

Note: The purchases from the said affiliates are those from third parties through AXT.

At the early stage of the Company’s development, the domestic III-V compound semiconductor material industry was just starting, and the number of qualified suppliers (in particular key equipment suppliers) was very small. For the convenience of procurement, and in order to guarantee the production stability of products, the Company purchased single crystal polishing machine, single crystal furnace, vacuum furnace controller and other equipment with daily high energy consumption mainly through AXT. For the convenience of procurement, the Company continued to import the equipment with daily high energy consumption through AXT; in 2021, after AXT implemented the original equipment purchase order, the Company directly purchased equipment from suppliers or through AXT-Tongmei other than AXT.

(3)Process and completion of change of suppliers

During the reporting period, the equipment purchased by the Issuer from AXT is mainly germanium ingots, high-purity arsenic, single crystal polishing machine, single crystal furnace, vacuum furnace controller and other equipment with daily high energy consumption. There is a wide selection of domestic suppliers of germanium ingots, and the Company has completed the transfer with respect to the purchase of high-purity arsenic and single crystal polishing machine, details of which are as follows:

AXT clearly notified its overseas suppliers via email and by telephone in March 2021 that given the fact Beijing Tongmei, the subsidiary in which AXT has a

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controlling interest, seeks to be listed on the STAR Market, the purchase business and purchasing entity will be transferred from AXT to AXT-Tongmei. The Company received the confirmations from the customers via email. In May 2021, the Company acquired AXT-Tongmei, and completed the transfer of the purchase business.

During the process of business transfer, the letter sent by AXT to each supplier states that: 1) AXT will maintain the status as the Issuer’s controlling shareholder; 2) AXT-Tongmei is a company incorporated in Delaware, and will conduct purchase business on behalf of AXT; and 3) since AXT-Tongmei leased the original office space of AXT, and relevant sales personnel were transferred from AXT to AXT-Tongmei, the original address and contact information of the customer will remain unchanged, in order for the parties to maintain communication.

As far, AXT has notified all suppliers of the matters relating to business transfer via email, and details of the transfer of top five (5) suppliers before purchase of raw materials by AXT are set out in the table below:

S/N	Name of major customer	Has the letter of CEO been sent?	Has the order been issued concurrently?	Communication process	Symbol for completion of transfer	Particulars of current transaction with AXT-Tongmei
1	H-SQUARE CORPORATION	√	√	Telephone	Confirmation by the supplier via email	Still consistently placing orders
2	KNF CLEAN ROOM PRODUCTS	√	√	Telephone	Confirmation by the supplier via email	Still consistently placing orders
3	ENTEGRIS, Inc.	√	√	Telephone	Confirmation by the supplier via email	Still consistently placing orders
4	CONAX TECHNOLOGIES LLC	√	√	Telephone	Confirmation by the supplier via email	Still consistently placing orders
5	SAINT-GOBAIN ADVANCED CERAMICS	√	√	Telephone	Confirmation by the supplier via email	Still consistently placing orders

(II) Upon the transfer of business from AXT to AXT-Tongmei, whether the Company is obligated to notify the relevant parties of change of AXT-Tongmei shareholder into the Issuer under such arrangements as original agreements,

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customer certifications and supply arrangements or industry practices; if yes, the impact of the Company’s performance of such obligation or acquisition of confirmation on the conduct of business;

1. The Company has no obligation to notify the relevant parties (other than Osram)

According to Osram’s supplier manual, any supplier that experiences change of control shall notify it thereof; AXT clearly notified Osram via email and by telephone in March 2021, and received the confirmation from Osram via email. Currently, the Issuer and the intermediary have confirmed with Osram the change of the controlling shareholder of AXT-Tongmei into Beijing Tongmei, and Osram procurement manager confirmed as follows through Osram official email:

(1) The change of the controlling shareholder of AXT-Tongmei into Beijing Tongmei does not affect the cooperation between Osram and AXT-Tongmei;

(2) Osram selects suppliers mainly relying on the production environment and other relevant quality and system certificates of suppliers;

(3) With the production sites, production lines, and other factors remaining unchanged, the choice of the selling entity will not affect Osram’s procurement of products produced by Beijing Tongmei; and

(4) Generally, there is only one supplier under one group in Osram’s list of suppliers; by now, Osram has changed AXT to AXT-Tongmei in its supplier system, and will no longer retain AXT.

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In addition, in accordance with the practices of the semiconductor materials industry and the regulations of the Company, in the event of any of the following major changes, the Company needs to re-certify customers, obtain the consent from customers and re-sign the Process Change Notification as the case may be. Details of the changes and processing methods are as follows:

Level of change	Definition	Specific change	Processing method
First level	Key changes in production processes	Change of production site	The Process Change Notification needs to be re-signed and obtain the consent of the customer, and the customer needs to be re-certified.
Change of key raw materials
Second level	Key changes in process or materials	Overall change of cleaning equipment	The Process Change Notification needs to be re-signed and obtain the consent of the customer.
Change of cleaning reagent
Change of polishing solution
Packaging change
Change of testing method
Third level	Change of product information or label	Revision of change level classification or standard format	The Process Change Notification needs to be re-signed.
Change of label information
Fourth level	Minor process changes	Minor adjustment or optimization of process parameters that do not fall in the columns of first, second and third levels of change	The Process Change Notification does not need to be re-signed.

As shown in the above table, the change of controlling shareholder of AXT-Tongmei from AXT to the Issuer does not involve change of production site, change of key raw materials, major changes in process or materials, change of product information or label information and minor changes of processes, and does not fall under any of the above four circumstances.

To sum up, AXT has notified Osram and obtained its confirmation based on the relevant agreements between the Company and customers and suppliers, the agreements on customer certification and supply arrangements; in addition, the

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Company is not obligated to notify the relevant parties of the change of the shareholder of AXT-Tongmei into the Issuer.

2. The Company has performed the obligation of notification

In August 2021, AXT disclosed in the “Basic Information” section in 2021 Semi-Annual Report published on NASDAQ that: “AXT sold AXT-Tongmei to Beijing Tongmei for $1”. Upon the announcement of the Company’s acquisition of AXT-Tongmei, the composition of AXT’s subsidiaries is as follows:

In addition, AXT promptly announced the prospectus reviewed and disclosed on the STAR Market and the reply to questions, and also announced the business transfer.

So far, AXT-Tongmei has maintained a good partnership with overseas customers, and the relevant parties have not raised any objection to the cooperation between the parties in relation to this business transfer and the announcement.

3. Good business conduct upon transfer

In March 2021, AXT-Tongmei completed the business transfer with AXT and started overseas procurement and sales; in May 2021, the Issuer completed the acquisition of AXT-Tongmei.

At the end of June 2021, AXT-Tongmei had the total assets of RMB125.7014 million, mainly including the accounts receivable, monetary funds, and other assets formed after the business transfer is completed in March 2021 and subsequent overseas procurement and sales; from Marth to June 2021, AXT-Tongmei realized the revenue of RMB108.3759 million, with the closing balance

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of RMB114.9253 million in total for accounts receivable, monetary funds, and inventories. While making sales to others, AXT-Tongmei needs to purchase semiconductor substrate materials from a domestic entity of the Issuer; therefore, AXT-Tongmei makes monthly payment to the domestic entity according to the billing cycle. As of December 31, 2021, AXT-Tongmei had the balance of monetary funds in the amount of RMB27.5767 million.

So far, it has been nearly twelve (12) months since the Company’s acquisition of AXT-Tongmei, and the operation of AXT-Tongmei upon business transfer goes well. The changes in the amount of revenue and sales achieved by overseas customers of the Company in 2020 and 2021 are set out in the table below:

In RMB0’000 or 0’000 units

Name of customer	2021		2020
	Amount	Sales	Amount	Sales
Osram	10,668.93	98.35	9,389.14	87.84
LandMark Optoelectronics	2,430.77	9.14	2,804.49	10.71
Mo Sangyo Co, Ltd.	3,626.34	25.62	2,208.70	18.19
IQE	3,973.88	24.81	2,252.91	16.59
VPEC	3,471.19	20.68	1,366.78	3.24
Customer C	1,015.61	3.22	813.45	2.36
Others	8,986.11	181.82	9,383.22	138.93
Total	34,172.83	255.43	28,218.69	220.04

Note: The revenue received in 2021 is estimated based on the sales volume and the average selling price of the products sold in 2020; the sales volume is determined based on 2-inch substrate products.

It can be seen from the above table that, upon business transfer, there was a significant increase in the revenue obtained by major overseas customers, and that the Company can maintain a good partnership with the said customers, and has not experienced a great decline in its business performance due to business transfer.

To sum up, the Company has performed the obligation to notify Osram and obtained Osram’s confirmation in accordance with the relevant agreements signed with its

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customers and suppliers, the agreement on customer certification and supply arrangement, but has no obligation to notify the relevant parties of the change of the shareholder of AXT-Tongmei into the Issuer; in order to avoid the misunderstanding of overseas customers and suppliers, AXT published an announcement on the NASDAQ, so that customers, suppliers and global investors can better understand relevant conditions; upon business transfer, AXT-Tongmei has maintained a good partnership with overseas customers, and the purchase quantity and orders placed by the customers have increased; the Issuer has successfully accepted the relevant overseas customers from AXT.

(III) The role of AXT in maintaining the status as the Company’s controlling shareholder during the process of business transfer, whether AXT’s status as the controlling shareholder of the Company constitutes a precondition or necessary requirement for the business transfer by taking into account the factors that the customer takes into account in establishing cooperation with the Company, and the method of management of its partners and relevant agreement clauses;

AXT’s status as the controlling shareholder of the Company has a positive impact on the successful business transfer, but does not constitute a precondition or necessary requirement for successful business transfer, nor does it constitute a precondition or necessary requirement for continuous cooperation with the Company.

1. Customers

(1) Factors that the customer takes into account in establishing cooperation with the Company

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Based on the practices in the semiconductor substrate industry and the Company’s actual situation, the factors that a downstream customer takes into account in establishing cooperation with the Company mainly include product performance, product stability and ability to continuously supply products, details of which are as follows:

No.	Major factor	Particular case
1	Product performance

The customer will consider whether the size and performance parameters of the products supplied by the Company can meet its requirements in establishing cooperation with the Company, and the size and performance parameters of the products are closely related to the Company’s R&D and technological level.

2	Product stability

The customer elects to focus on the stability of the Company’s products in establishing cooperation with the Company, and product stability is mainly reflected in the continuous production by the downstream customer using the substrates supplied by the Company, and in the stable performance and parameters of epitaxial wafers produced by the customer. There will be no major difference between batches of products.

Product stability is closely associated with production lines and processes. Thus, the customer generally will verify the Company’s production lines and processes in establishing cooperation with the Company. Meanwhile, the customer will also verify with its downstream customer whether the substrate-based epitaxial wafers and chips can meet its final requirements for product performance; only upon verification will the customer place a formal order to the Company.

3	Ability to continuously supply products

Since the Company’s ability to timely deliver a certain quantity of its substrate products will directly affect the customer’s production and operation rhythm, the customer needs to maintain long-term and good partnership with the Company, and to regularly inspect the production capability and level of the Company. The quantity of products supplied by the Company may be reasonably determined only after the parties establish a close and trusted partnership, thus the customer will maintain close communication with the Company’s sales personnel.

Except for the above factors, the customer will also consider the Company’s position in the industry, types of other users of the products and product positioning in the market, and subsequent ability to continuously provide services.

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(2) Method of the customer’s management of suppliers

1) Customer C

According to the interview with Customer C, Customer C adopts dual supplier management of “entity subject to product certification + order placement entity”, details of which are as follows:

① Management of entities subject to product certification

With respect to product certification, only the entity whose products have been certified by Customer C may be included in its list of eligible suppliers. The entity who has passed the product certification needs to complete and maintain the eligible supplier review procedures in accordance with its supplier management rules and regulations. According to the practices in the semiconductor materials industry, generally, the downstream customer will certify the manufacturer’s products, details of which are as follows:

No.	Main process	Particular case
1	Provide relevant materials	Provide the manufacturer’s information (e.g. business license, relevant certificates and supplier questionnaire), and confirm whether such information meets the customer’s requirements.
2	Provide assistance in production line assessment	Assist the customer’s quality, production, procurement and other departments to conduct an audit of the manufacturer’s production lines and processes.
3	Multiple delivery of samples for testing

The manufacturer needs to deliver the products multiple times to the customer for testing purposes. After the samples so delivered pass the test, the customer will purchase a small batch of the Company’s products; after such batch of products pass the test, the Issuer will include the manufacturer in the list of eligible suppliers and officially commence the cooperation with the manufacturer.

4	Assist the customer to identify production problems

The manufacturer needs to promptly respond to the customer if any production problem has been identified, and to assist the customer to determine the root cause of the problem. If the problem lies in the substandard substrate product, the customer will request replacement or return.

5	Assist the customer to pay regular return visits

Due to long certification cycle and high certification costs, once the supplier passes the certification, the downstream customer usually does not easily change the supplier. During years of cooperation, most overseas customers will regularly and irregularly go to China to inspect production lines, so as to confirm whether the production process and quality management system of the Company’s products meet the customer’s standards.

Note: The certification process for different customers may differ. For instance, some customers with small purchases only certify product performance and parameters without assessing production lines.

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② Management of contracted supplier (being seller)

According to the interview with Customer C, the contracted supplier needs to provide Customer C with its name, tax identification number, bank account number and other information, in order for Customer C to enter the same into Customer C’s supplier system. Upon business transfer, Customer C only maintains Beijing Tongmei and AXT-Tongmei (other than AXT) under its dual supplier management system in its supplier system.

In addition, as shown in the monthly statement sent by Osram to the Company upon business transfer, its supplier has also been changed from AXT to AXT-Tongmei, and it has changed the supplier code in its system.

③ Business relationship under the dual supplier management system

Upon business transfer, the business relationship among Beijing Tongmei (entity subject to product certification), AXT-Tongmei (seller) and the customer (for instance, Customer C) is as follows:

2) Osram, IQE, Visual Photonics Epitaxy (VPEC), Landmark Optoelectronics, VISHAY SEMICONDUCTOR GmbH, Mo Sangyo Co, Ltd. and AUK CORPORATION

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According to the interview with Osram, IQE, VPEC, LandMark Optoelectronics, VISHAY SEMICONDUCTOR GmbH, Mo Sangyo Co, Ltd. and AUK CORPORATION, they have a supplier catalog and accept only an individual entity under the control of the same group as its supplier, and upon business transfer, such customers have deleted AXT from its supplier catalog and system, and replaced AXT with AXT-Tongmei, and entered AXT-Tongmei’s enterprise name, tax identification number, bank account number and other information in the system.

(3) Relevant agreement clauses

Osram (the global innovation promoter in the LED field), Customer C, IQE (the world’s leading compound semiconductor epitaxial wafer designer and manufacturer) and VPEC (the world-renowned epitaxial wafer manufacturer) from top ten overseas customers of the Company are selected for analysis. In their supplier management manuals or agreements, specific agreements on process, product quality and changes are as follows:

Customer	Agreed clauses	Agreement on process and product quality	Agreement on changes
Osram	Osram’s purchase rules

1. The supplier agrees not to change any specifications, form, coordination, functions, design, appearance, materials and technologies and manufacturing processes or facilities of deliverables, or to make any other revision to the warranties provided in GPC that affects or is likely to reasonably affect the quality, performance or compliance of the products without the prior written approval of the company;

2. In case of any unreasonable oversupply or shortfall, or any quality deviation, the supplier shall indemnify and hold the Company harmless from all expenses incurred by the Company due to extra inspections, packaging, return or storage. In any case, returns in excess of ordered quantity or unordered quantity shall be at the supplier’s cost and risk.

In case of any change of the control of the supplier, the supplier shall immediately notify Osram. Osram reserves the right to cancel orders for such change of ownership, without bearing further obligations and responsibilities.

Customer C	Customer C’s supplier compliance manual

To ensure compliance with agreement clauses, reduce supply chain risks to the maximum extent, ensure quality and supply or secure the items purchased from or sold by the supplier, the supplier will conduct comprehensive cooperation with Customer C or any third party designated by Customer C, and Customer C or such third party may at any time inspect the supplier’s work, documents, property, assets, records and communication in a reasonable manner. The supplier may, upon Customer C’s written request, carry out in good faith such inspection in accordance with agreement clauses, which inspection shall not cause

N/A

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unreasonable interference with its normal business activities or operations. Within two (2) weeks after receipt of Customer C’s written request for such inspection, the supplier will make commercially reasonable efforts to disclose, provide or obtain the request and give any necessary consent, in order for Customer C, any third party or competent government authority to carry out the inspection. In addition, if any third party discovers upon inspection the supplier’s non-compliance with agreement clauses, the supplier will reimburse Customer C for all expenses in connection with such inspection.

IQE	IQE’s standard supplier terms and conditions

1. The supplier warrants that, within one (1) year following IQE’s acceptance of any goods and/or services, the goods and/or services shall: (i) fit their description and conform to any IQE regulations and applicable specifications determined with the supplier (the “Specifications”); (ii) be of satisfactory quality and fit for any purpose proposed by the supplier or expressly or impliedly notified by the supplier to IQE, and be based on the supplier’s expertise and judgment; (iii) in the case of finished goods, be free from defects in design, material and workmanship; and (iv) comply with all applicable laws, regulations and regulatory requirements;

2.1 IQE may inspect and test any goods at any time before shipment. Despite that IQE has conducted any such inspection or testing, the supplier shall also be held fully liable with respect to any goods, and any such inspection or test shall not diminish or otherwise affect the supplier’s obligations;

2.2 If, upon such inspection or testing, IQE deems that the goods do not conform to or are unlikely to comply with the supplier’s undertakings in Clause 2.1, IQE shall notify the supplier, and the supplier shall immediately take necessary remedial measures to ensure compliance;

2.3 After the supplier takes remedial measures, IQE may conduct further inspections and tests;

The supplier shall not assign or transfer any of its rights or obligations hereunder without the prior written consent of IQE (which shall not be unreasonably withheld or delayed). IQE may assign its rights and delegate its obligations. The supplier shall not subcontract any or all of its rights or obligations hereunder without the prior written consent of IQE;

VPEC	Supplier quality manual

1. The supplier is responsible for implementing all test and inspection requirements provided in the purchase documents. VPEC reserves the right to witness or carry out any such tests and inspections provided in the purchase documents, and to review the data generated during the course of the supplier carrying out such tests and inspections;

2. The supplier may be invited to participate in VPEC’s quality plans, including quality management system, process chart, production part approval process, failure mode and impact analysis, process control plan, rectification measures, failure analysis and continuous improvement plan.

Upon product certification, any change that requires VPEC’s comment is likely to be re-certified. The supplier shall follow the PCN process and provide support data, and shall not make any revision before VPEC’s comment.

The Company needs to maintain regular communication with the customer in terms of production management, product quality, process and relevant changes in

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accordance with the supplier management manuals of Osram, Customer C, IQE, VPEC and other key overseas customers or the provisions of relevant agreements regarding the Company. According to Osram’s supplier manual, any supplier that experiences change of control shall notify it thereof. The Company has notified Osram, and received its confirmation. So far, the Company has maintained good partnership with the above customers, and relevant agreements or orders signed by such parties are in the process of being performed.

(4) The role of AXT in maintaining the status as the Company’s controlling shareholder

1) The role of AXT in maintaining the status as the Company’s controlling shareholder

Through comprehensive analysis, the role of AXT in maintaining the status as the Company’s controlling shareholder is summarized as follows:

Item	Key indicator to be taken into consideration	Core factor	The role of AXT in maintaining the status as the Company’s controlling shareholder during the process of business transfer	Whether or not customer certification is involved
Factors taken into consideration in establishing cooperation	Product performance	Company’s R&D and technological level	No material impact; AXT’s status as the Company’s controlling shareholder is not directly associated with the Company’s R&D and technological level	Yes
	Product stability	Product production process	No material impact; AXT’s status as the Company’s controlling shareholder is not directly associated with the stability of the Company’s production and processes	Yes
	Ability to continuously supply products	Partnership with the Company; cooperation history; the Company’s capability for production

AXT has maintained cooperation with overseas customers for many years, and AXT’s status as the Company’s controlling shareholder is not directly associated with the Company’s production capacity and ability to continuously supply products

No

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and prompt response
Management method	Some customers have a catalog of eligible suppliers	Complete and maintain the customer’s eligibility review procedures in accordance with the customer’s supplier management mode and relevant regulations

No material impact; AXT’s status as the Company’s controlling shareholder is not directly associated with the Company’s ability to complete and maintain the customer’s eligibility review procedures in accordance with the customer’s supplier management rules and relevant regulations

Yes
Relevant agreement clauses	Quality management, process requirements and change notification	Comply with the customer’s supplier management manual or agreement	No material impact; AXT’s status as the Company’s controlling shareholder is not directly associated with whether the Company complies with the customer’s supplier management manual or agreement	Yes

Based on the analysis in the above table, AXT has been maintaining cooperation with key overseas customers for many years, and at the time of business transfer, maintaining its status as the Company’s controlling shareholder has reduced the costs of communication of the Company and the customer, which enables the customer to provide coordination and assistance to a greater extent. However, when it comes to customer certification, AXT’s status as the Company’s controlling shareholder will not directly affect the Company’s actual production lines or the performance and process stability of its products. Thus, despite the change of controlling shareholder, the customer does not need to re-certify the Company’s products. In addition, the Company has not made any covenant to the customer that AXT will maintain the status as its controlling shareholder in any contract or order signed by and between the Company and the customer.

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2) Take Mo Sangyo Co, Ltd. for example

By taking the Company’s customer Mo Sangyo Co, Ltd. for example, according to the statement issued by Mo Sangyo Co, Ltd., as a trader in Japan, it provides semiconductor substrates mainly to Dowa Holdings Co., Ltd. (the world-renowned semiconductor materials enterprise established in 1937), ROHM (the world-renowned semiconductor enterprise established in 1958) and SONY (the world-renowned tech company established in 1946).

Mo Sangyo Co, Ltd. has executed agreements with the said customer, and has purchased relevant products from the Company. The Company does not have any direct business dealing with its downstream customers. The said end customer needs products that meet its performance and parameter requirements, and the relevant delivery obligations, risks and responsibilities are for the account of Mo Sangyo Co, Ltd., the trader in Japan. Based on the above judgment, it has relatively low requirements for sellers.

(5) The Company has not obtained any business by relying on the controlling shareholder

1) AXT-Tongmei is not obligated to notify any customer (other than Osram) of any change of control

Based on the management of the semiconductor substrates industry, the customer’s management of suppliers and the relevant agreements with the customer, AXT-Tongmei is not obligated to notify any customer (other than Osram) of any change of control. According to Osram’s supplier manual, any supplier that experiences change of control shall notify it thereof; AXT clearly notified Osram via email and by telephone in March 2021, and received the confirmation from Osram via email. Currently, the Issuer and the intermediary have confirmed with Osram the change of the controlling shareholder of AXT-Tongmei into Beijing Tongmei, and obtained confirmation from Osram that: the above matter will not affect the cooperation between Osram and AXT-Tongmei.

To sum up, the Company is not required to notify overseas customers (other than

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Osram) of change of control of AXT-Tongmei, and the change of control of its supplier does not affect the normal course of the transaction between the parties. Thus, it can be seen that the choice of the customer to purchase products from the supplier does not depend on the background of the customer, the supplier or the de facto controller, but mainly depends on whether its products can pass customer certification.

2) Confirmation of interviews with key overseas customers

The intermediary interviewed Osram, Customer C, LandMark Optoelectronics, VPEC, VISHAY SEMICONDUCTOR GmbH, Mo Sangyo Co, Ltd., IQE, WIN Semiconductors and AUK CORPORATION (the revenue of such customers in 2020 represents, in aggregate, 76.52% of the sales generated by the Company through AXT) respectively from May 3 to 8, 2022, details of which upon confirmation of such customers are as follows:

① The cooperation between the customer and the Issuer mainly depends on the certification of the Issuer’s products, and the stable performance, good quality and timely supply of the products manufactured by the Issuer.

② If the production site and production line of the Issuer remain unchanged, the selection of any entity to sell the products manufactured by the Issuer does not affect the cooperation between the Issuer and the customer.

③ The Issuer is not required to notify the customer of the change of shareholder of AXT-Tongmei. (Osram has re-confirmed and informed that such matter does not affect its cooperation with AXT-Tongmei)

④ AXT has been replaced by AXT-Tongmei in the customer’s supplier system.

3) Industry particulars

The prospectus of National Silicon Industry Group (“NSIG”) demonstrates that: “Semiconductor silicon wafer is the core material for chip manufacturing, and the chip manufacturer has extremely high requirements in terms of the quality of semiconductor silicon wafers and is very prudent in supplier selection. According to industry practices, a manufacturer may only be included in the supply chain after certification of the semiconductor silicon wafer products. Once the products pass the

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certification, the chip manufacturer will not easily change the supplier.”

The reply to the first-round feedbacks given by SICC shows that: “During the verification of 4-inch semi-insulating silicon carbide substrates, the Company discussed with the customer with respect to specific product parameters, e.g. microtubule, warpage and bending, and used the product parameters to benchmark the testing equipment and testing standards of the parties. After the product and technical parameters of the Company met any key customer’s standards, the Company supplied a small batch of goods to the key customer, and the customer conducted internal certification of such goods, so as to verify whether its epitaxial wafer and chip tape-out meet its product performance requirements. During the certification process, the parties continued to conduct technical communication, and the customer placed orders in batch upon such verification.

Thus, it can be seen that the choice of the customer to purchase products from the supplier mainly depends on whether its products can pass customer certification.

To sum up, AXT’s status as the controlling shareholder of the Company has a positive impact on the successful business transfer, but does not constitute a precondition or necessary requirement for successful business transfer, nor does it constitute a precondition or necessary requirement for continuous cooperation with the Company. The Company has not obtained any business by relying on the controlling shareholder.

2. Supplier

(1) Factors that the supplier takes into account in establishing cooperation with the Company

The factors that the supplier takes into account in establishing cooperation with the Company mainly include purchasing stability, the Company’s market position, purchasing price and payment cycle, details of which are as follows:

No.	Key factor	Particular case
1	Purchasing stability

The supplier will take into account the Company’s purchasing stability in choosing to cooperate with the Company. The purchasing stability involves purchase quantity and amount and is closely associated with

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the Company’s production lines, production capacity and production yield.
2	The Company’s market position

The supplier will take into account the Company’s market position in choosing to cooperate with the Company. Generally, the supplier’s products need to pass the verification and test by the downstream customer or ultimate brand in terms of reliability, function, resistance in harsh environment before inclusion in its supplier catalog. Thus, if the supplier can be included in the supplier catalog of well-known customers, its industry reputation will also be enhanced.

3	Purchasing price and payment cycle

The supplier will consider the purchasing price of the Company in choosing to cooperate with the Company. Generally, the supplier would prefer to cooperate with price-insensitive customers. On the other hand, customers with short payment period are able to alleviate the financial pressure of the supplier to a great extent, thus the supplier will prefer to cooperate with customers with short payment period.

(2) Method of the customer’s management of suppliers

The Company implements management measures with respect to overseas suppliers, and conducts certification of the suppliers’ products. The Company will coordinate global sourcing by taking into account such factors as supplier quotation, supply capacity and product quality.

(3) Relevant agreement clauses

The relevant agreement clauses agreed between the Company and key overseas suppliers and orders signed by and between the parties provide as follows:

Supplier	Management clauses	International trade arrangements	Supply cycle	Quality management	Obligations to be assumed by the Company
TOKO SHOJI&CO,LTD	Supplier Management Regulations and orders signed by the parties

1. Sea transport;

2. Notification before shipment;

3. The supplier shall deliver all products and provide all services in compliance with all applicable national and international export control, customs and foreign trade regulations (the “Foreign Trade Regulations”). The

1. If any order cannot be executed, the supplier shall notify the Company within three (3) days thereof;

2. In case of damaged packaging of, collision against or rain damage to the imported goods and materials during transport, the Company shall

1. The product packing list shall indicate the supplier’s name, material description, specifications, quantity, place of arrival, transportation method and pricing clause;

2. Coordinate with the purchaser and IQC to confirm the quality of the products that have arrived at the place of arrival. IQC shall confirm the quality of Type A and Type B key materials in accordance with the Inspection Procedures for

The Company shall make timely payments as per the relevant order;

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supplier shall obtain all necessary export permits;

coordinate with the carrier to deal with claims. In the event of delayed delivery or other transportation problems, the Company shall pursue a claim in accordance with contractual clauses based on the degree of impact caused thereby to the production schedule of the Company;

Incoming Materials. In case the products supplied by any non-ASL supplier do not meet the quality requirements, the Company may replace or return such products or pursue a claim therefor;
YONEDA CORPORATION	Supplier Management Regulations and orders signed by the parties

1. CIP;

2. The supplier shall deliver all products and provide all services in compliance with all applicable national and international export control, customs and foreign trade regulations (the “Foreign Trade Regulations”). The supplier shall obtain all necessary export permits;

1. If any order cannot be executed, the supplier shall notify the Company within three (3) days thereof;

2. In case of damaged packaging of, collision against or rain damage to the imported goods and materials during transport, the Company shall coordinate with the carrier to deal with claims. In the event of delayed delivery or other transportation problems, the Company shall pursue a claim in accordance with contractual clauses based on the degree of impact caused thereby to the production schedule of the Company;

1. The product packing list shall indicate the supplier’s name, material description, specifications, quantity, date and place of arrival, transportation method and pricing clause;

2. Coordinate with the purchaser and IQC to confirm the quality of the products that have arrived at the place of arrival. IQC shall confirm the quality of Type A and Type B key materials in accordance with the Inspection Procedures for Incoming Materials. In case the products supplied by any non-ASL supplier do not meet the quality requirements, the Company may replace or return such products or pursue a claim therefor;

1. Payment 30 days after arrival; 2. The Company shall make timely payments as per the relevant order;

By taking into account the clauses of relevant agreements executed by and

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between TOKO SHOJI&CO,LTD, YONEDA CORPORATION and other key overseas suppliers and the Company, the cooperation between the Company and the supplier mainly focuses on the Foreign Trade Regulations, price, date of arrival, product quality and payment method, and the Company is not obligated to notify the supplier of the change of shareholder of AXT-Tongmei. Upon completion of the business transfer, the Company still has a global sourcing system and keeps close cooperation with overseas suppliers.

(4) The role of AXT in maintaining the status as the Company’s controlling shareholder

Through comprehensive analysis, the role of AXT in maintaining the status as the Company’s controlling shareholder during the transfer of the supplier’s business is summarized as follows:

Item	Key indicator to be taken into consideration	Core factor	The role of AXT in maintaining the status as the Company’s controlling shareholder during the transfer of the supplier’s business	Whether or not the supplier’s core interests are involved
Factors taken into account in establishing cooperation	Purchasing stability	Production lines, production capacity and production yield	No material impact; AXT’s status as the Company’s controlling shareholder is not directly associated with production lines, production capacity and production yield	Yes
	The Company’s market position	The Customer’s industry reputation	The capacity as a qualified supplier of AXT, a company listed on NASDAQ, can enhance the industry reputation of the supplier.	No
	Purchasing price and payment cycle	The Company’s willingness and ability to make payments	No material impact; AXT’s status as the Company’s controlling shareholder is not directly associated with the Company’s willingness and ability to make payments	Yes
Management method	The supplier does not have any	N/A	No material impact; the Company has coordinated global sourcing and provided alternative solutions	No

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	management requirements for the Company		by taking into account purchasing price, exchange rate impact, supply cycle and other factors, and has cooperated with overseas suppliers in the purchaser’s market
Relevant agreement clauses	Agreement clauses regarding the Company’s management of the supplier	Whether or not the supplier complies with the Company’s supplier management regulations	No material impact; AXT’s status as the Company’s controlling shareholder is not directly associated with whether the supplier complies with the Company’s supplier management regulations	Yes

Based on the analysis in the above table, the status of AXT (a company listed on NASDAQ) as the controlling shareholder of the Company can enhance the supplier’s industry reputation. During the process of business transfer, the supplier will give full consideration to AXT’s market positioning and brand effect, and the costs of communication between the parties will be reduced. In addition, AXT’s status as the controlling shareholder of the Company will not affect the business transfer between the Company and the supplier.

(5) US-based suppliers do not have special requirements for the background of shareholders of their customers

Upon business transfer, the Company arranges for its subsidiary AXT-Tongmei to purchase products in the United States, and domestic purchases and purchases in other overseas regions are for the account of the Company and domestic subsidiaries. The Company’s suppliers in the United States are relatively dispersed. The raw materials supplied by such suppliers are mainly auxiliary materials for production lines, and the suppliers do not have special requirements for the background of shareholders of their customers.

(IV) New customers acquired by the Company and the amount of newly signed orders after the business transfer, and the method of acquiring new customers and newly signed orders, as well as whether the Company’s

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controlling shareholder and relevant personnel have actually provided any support or convenience for the Company to acquire customers;

1. New customers acquired by the Company and the amount of newly signed orders after the business transfer, and the method of acquiring new customers and newly signed orders

After the business transfer, AXT-Tongmei signed new contracts or orders with all overseas customers to continue the cooperative relationships. In 2021, the Company achieved revenues of RMB341.7283 million with its overseas semiconductor substrate material business (calculated based on the current sales volume as well as the annual average export selling price of substrate materials of various sizes in 2020), a YoY growth of 21.10%. The acquisition of new orders came from the continuation of the cooperative relationships.

After the business transfer, the Company also acquired some new customers both at home and abroad. However, as the Company is the world’s mainstream III-V compound semiconductor substrate supplier, most of the downstream manufacturers with a certain scale around the world have become the Company’s customers, details of which are as follows:

Main downstream application sectors	Name of customer	Position in the industry	Some of its major downstream customers
5G, data centers, and optical fiber communications	LandMark Optoelectronics	The world’s largest III-V compound semiconductor epitaxy manufacturer	Lumentum and Apple
	Win Semiconductors	The world’s largest GaAs wafer foundry	Apple, Broadcom
	IQE	A listed British company, and the world’s second largest III-V compound semiconductor epitaxy manufacturer	Apple
	Broadcom	A world-renowned supplier of semiconductor and infrastructure products in the sectors of RF, communications and LED	Apple
	Qorvo	A world-renowned communications and RF chip company	Apple
	Skyworks	A world-renowned communications and RF chip company	Apple, Samsung, Xiaomi, OPPO and

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VIVO
New-generation displays (including Mini LED and Micro LED)	Osram	One of the world’s top two optoelectronic semiconductor manufacturers, with outstanding products in the LED sector	Volkswagen Group, BMW Group, Daimler Group, GM Group and Toyota Group
	Broadcom	A world-renowned supplier of semiconductor and infrastructure products in the sectors of RF, communications and LED	Siemens
	Epistar	A world-renowned LED fab	Apple
	San’an Optoelectronics	A world-renowned LED company	TCL and CSOT
AI and unmanned driving	LandMark Optoelectronics	The world’s largest III-V compound semiconductor epitaxy manufacturer	Apple and Broadcom
	Win Semiconductors	The world’s largest GaAs wafer foundry	Apple and Broadcom
	Visual Photonics Epitaxy	One of the world’s top three GaAs wafer foundries	Broadcom, Qorvo and San’an Optoelectronics
	Meta	Formerly known as Facebook, a world-renowned social media platform company
Wearable devices	Masimo	A world-renowned medical technology company	Philips, Atom, Mindray and GE
	Alta Devices	A world-renowned solar thin film manufacturer	-
Aerospace	SolAero	A world-renowned solar panel manufacturer	-
	Azur Space	A world-renowned solar panel manufacturer	-
	Nanchang Kingsoon	China’s largest germanium epitaxy manufacturer	-
Industrial laser	IPG	A world-renowned fiber laser manufacturer	Han’s Laser
	Trumpf	The world’s largest laser device manufacturer	ASML
	nLight Photonics	A world-renowned fiber laser module manufacturer	Yaskawa

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Excelitas	A world-renowned laser sensor chip company	Tesla
Everbright Photonics	A renowned Chinese semiconductor laser chip, device and module manufacturer	Max Phonics, Feibo Laser and Raycus

Note: Sorted out according to public information

To sum up, the current purchase amount of new customers is still small, details of which are as follows:

In RMB0’000

No.	Customer name	Main sales contents	Country	Starting time of cooperation	Realized revenues since transfer
1	Gusu Lab	InP and GaAs substrates	China	July 21, 2021	188.24
2	Shanghai Advanced Microsemi Co., Ltd.	InP and GaAs substrates	China	July 27, 2021	95.76
3	AREA51-ESG, INC.	GaAs substrates	USA	April 19, 2021	73.21
4	Zhongke Nano Zhangjiagang Institute of Compound Semiconductors	GaAs substrates	China	March 17, 2021	53.32
5	Xiamen AiErFa Technology Co., Ltd.	InP and GaAs substrates	China	June 17, 2021	47.25
6	Suzhou Jiagang Semiconductor CO., LTD.	GaAs substrates	China	March 18, 2021	46.24
7	ASTRUM LT	GaAs substrates	Czech Republic	March 2, 2022	18.22
8	Zhejiang Lab	GaAs and Germanium substrates	China	June 22, 2021	12.63
9	Wuxi Zhongke Dexin Perception Technology Co., Ltd.	InP and GaAs substrates	China	November 14, 2021	11.50

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10	UNIVERSITY OF ADELAIDE	GaAs substrates	Australia	September 9, 2021	10.16
11	Other	-	-	-	82.75
Total					639.29

Up to now, the total amount of backlog orders from the foregoing customers is RMB1.949 million, which is relatively small. The foregoing customer development is mainly for domestic customers. The main reason is that with the rapid development of the domestic compound semiconductor industry in recent years, the Company has gradually shifted its strategic focus of business to China; during the reporting period, the Company’s revenues from domestic business accounted for 39.35%, 42.37% and 51.17% of the business revenue respectively, and the proportion of domestic business has been increasing year by year.

The ways the Company acquires the foregoing new customers include: 1) The Company has a high reputation in the global III-V compound semiconductor sector, and some customers take the initiative to contact the Company to establish cooperative relationships; 2) the Company’s domestic and foreign sales teams have been developing new customers independently by participating in expos, taking initiative to visit new customers and other means.

2. Whether the Company’s controlling shareholder and relevant personnel have actually provided any support or convenience for the Company to acquire customers

After the business transfer, AXT terminated the labor relationships with its purchase, sales, R&D and other relevant personnel, and AXT-Tongmei re-signed labor agreements with the foregoing personnel. Pursuant to the legal opinion on AXT issued by Burks Johansson LLP, a U.S. law firm, and the explanation of AXT, AXT has three employees for the time being. Wherein, MORRIS SHEN-SHIH YOUNG serves as the CEO, Gary L. Fischer serves as the CFO and Secretary, and Alan Chan serves as the Vice President of Finance and Corporate Controller. Except MORRIS SHEN-SHIH YOUNG, the Chairman of AXT, the other two employees are mainly responsible for financial management and information disclosure, and have nothing to do with marketing and sales.

To sum up, after the business transfer, the Company developed some new

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customers. During the process of new customer development, AXT and its relevant personnel did not actually provide any support or convenience for the Company to acquire customers.

(V) Explain the impact of the change of shareholder of AXT-Tongmei on sales and purchases by taking into account the relevant industry practices of the semiconductor industry and international trade policies;

1. Relevant industry practices of the semiconductor industry

(1) Sales business

The prospectus of NSIG demonstrates that: “Semiconductor silicon wafer is the core material for chip manufacturing, and the chip manufacturer has extremely high requirements in terms of the quality of semiconductor silicon wafers and is very prudent in supplier selection. According to industry practices, a manufacturer may only be included in the supply chain after certification of the semiconductor silicon wafer products. Once the products pass the certification, the chip manufacturer will not easily change the supplier.”

The reply to the first-round feedbacks given by SICC shows that: “During the verification of 4-inch semi-insulating silicon carbide substrates, the Company discussed with the customer with respect to specific product parameters, e.g. microtubule, warpage and bending, and used the product parameters to benchmark the testing equipment and testing standards of the parties. After the product and technical parameters of the Company met any key customer’s standards, the Company supplied a small batch of goods to the key customer, and the customer conducted internal certification of such goods, so as to verify whether its epitaxial wafer and chip tape-out meet its product performance requirements. During the certification process, the parties continued to conduct technical communication, and the customer placed orders in batch upon such verification.

It can be seen from the above that in the semiconductor material industry, the certification by customers for semiconductor substrate materials is mainly based on the certification of the performance and parameters of substrate products. It is mainly the production line that needs to be inspected on site, while the change in the shareholder will not affect the effectiveness of customer certification.

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In addition, as shown by the case of the acquisition of companies in the semiconductor industry by Wingtech and Secote, there have been no material adverse impact on the business of their acquisition targets just because the shareholders were changed into Chinese companies. Details are as follows:

1) Wingtech’s acquisition of Nexperia Group

According to an announcement of Wingtech (600745.SH), in July 2020, it completed the acquisition of 100% equity of Nexperia Group. Headquartered in Nijmegen, the Netherlands, Nexperia Group is a world’s leading standard device semiconductor IDM company, focusing on the design, production and sale of discrete devices, logic devices and MOSFET devices, with its products widely used in automobiles, industry and energy, mobile and wearable devices, consumer products, computers and other sectors.

According to public information of Wingtech, from 2019 to 2021, the sales revenue of Nexperia Group was RMB10.307 billion, RMB9.953 billion and RMB13.914 billion respectively, and its customers are distributed all over the world. It can be seen that after it was acquired by the Chinese company Wingtech in July 2020, its sales revenue in 2021 grew significantly, and there was no material adverse impact on its sales revenues just because its shareholder is changed into a Chinese company.

2) Secote’s acquisition of Optima

According to an announcement of Secote (600745.SH), in June 2019, it completed the acquisition of 67.53% equity of Optima, a Japanese company. Optima is mainly engaged in the development, manufacture, sale and service business of semiconductor inspection equipment and exposure equipment.

According to public information of Secote, before the acquisition, from January to March 2019, the unaudited operating revenue of Optima was RMB48.1624 million. After the acquisition, from August to December 2019, Optima achieved an operating revenue of RMB85.8231 million, and there was no material adverse impact on its business and revenue just because its shareholder is changed into a Chinese company.

2. International trade policies

According to the WTO Rules of Origin, before and after the business transfer, regardless of whether the Company’s export products are sold overseas through AXT or through AXT-Tongmei and whether the shareholders of AXT-Tongmei have

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changed, the “origin” of the products sold by the Company remains China, and overseas customers that need to inspect the production line should go to the Chinese factory for field inspection. Similarly, the raw materials purchased by the Company in the United States, whether purchased by AXT or AXT-Tongmei, need to be re-exported to China by it, and the origin of such raw materials is also not affected by the purchaser.

In recent years, as the international trade situation has been complicated, the U.S. government has promulgated a series of import and export control policies against China in the semiconductor sector, mainly including: Investigating China’s trade practices in accordance with Section 301 of the Trade Act of 1974. In terms of import, additional tariffs have been imposed on importing Chinese goods since then, including semiconductors; in terms of export, the U.S. Department of Commerce has included several Chinese companies, on the “Entity List”, to control and restrict the export of relevant semiconductor products to them; the U.S. Department of Commerce has released the latest version of the Export Administration Regulations and revised the direct product rules therein, further restricting the sale of products, equipment, raw materials, etc. produced in the United States or containing U.S. semiconductor technologies to some Chinese semiconductor companies. In terms of import, the Chinese government, as stipulated in the Catalogue of Technologies and Products Whose Import Is Encouraged (2016 Edition), provides that semiconductor-related materials and technologies are categorized as relevant products and technologies that China encourages to import; in terms of export, except for those that are explicitly banned or restricted by laws and regulations as they endanger national security, China has not yet issued any relevant regulations to ban or restrict the export of semiconductor products.

Thus, when the Company exports its products to the United States, except for being subject to additional tariffs imposed by the United States, it is not subject to any other restrictions imposed by either the Chinese government or the US government. Similarly, the Company’s import of relevant equipment and raw materials from the United States is not subject to relevant restrictions by both governments either. In the event that the U.S. government takes any other import control measures against products originating in China in the semiconductor sector in the future, or further restricts the export of relevant equipment and materials required by the Company to

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China, or the Chinese government issues relevant bans or restrictions on the export of semiconductor products to the United States in the future, the Company’s overseas sales and purchase business will be affected.

To sum up, AXT-Tongmei is a company registered in the United States, and the change in its shareholders will neither change the origin of the Company’s products it sells or the raw materials it purchases, nor have any extra impact on the Company’s purchase and sales in terms of international trade policies.

(VI) Whether the Company relies upon AXT, satisfies independence requirements and has taken specified standard measures to guarantee the independence and the effectiveness thereof by taking into account the above questions.

Based on the foregoing arguments:

1. After the business transfer, the Issuer’s production, supply and sales system has become independent and complete.

2. In accordance with industry practices, agreements with customers and suppliers, customer certification procedures and other requirements, regarding the change of the shareholder of AXT-Tongmei into the Issuer, except Osram, the Company is not obliged to notify relevant parties, and the Company has already fulfilled the obligation of notification to Osram and has obtained its reply as confirmation. The change of the shareholder of AXT-Tongmei will not have a substantial impact on agreement clauses, product production, delivery and shipment, products and customer certification, etc.

3. To avoid any misunderstanding of overseas customers and suppliers, AXT has issued an announcement on NASDAQ on the Company’s acquisition of AXT-Tongmei. So far, AXT-Tongmei has maintained a good partnership with overseas customers, and the relevant parties have not raised any objection to the cooperation between the parties in relation to this business transfer and the announcement.

4. Factors taken into account by customers and suppliers in establishing cooperation with the Company are mainly the performance and stability of products produced by the Company, the Company’s ability to continuously supply products, purchasing stability, market position, purchasing price, payment cycle and other factors. AXT’s status as the controlling shareholder of the Company has a positive impact on the business transfer, but does not constitute a precondition or necessary

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requirement for successful business transfer.

5. After the business transfer, the Company developed some new customers on the premise of satisfying the orders and deliveries for the main original customers. In the process of new customer development, AXT and its relevant personnel did not provide any actual support or convenience for the Company to acquire customers.

6. According to industry practices in the sector of semiconductor materials, the certification by customers for semiconductor substrate materials is mainly based on the certification of the performance and parameters of substrate products. It is mainly the production line that needs to be inspected on site, while the change in the shareholder will not affect the effectiveness of customer certification. As long as the other conditions remain unchanged, the change of the shareholder will not have any material adverse impact on the Company’s business.

7. The change of the shareholder of AXT-Tongmei will neither change the origin of the Company’s products it sells, nor change the origin of the goods it purchases in the United States. Thus, it will not have any extra impact on the purchase and sale of the Company.

To sum up, the Company does not rely on AXT and meets the requirements for independence.

AXT has taken the following measures to guarantee the Company’s business independence:

1. Only retained personnel related to the listing status without engaging in any specific business

After the business transfer, AXT terminated the labor relationships with its purchase, sales, R&D and other relevant personnel, and AXT-Tongmei re-signed labor agreements with the foregoing personnel. AXT only retained the necessary personnel to be responsible for information disclosure, investor relations, financial affairs, etc. in the U.S. capital market. And AXT also only retained its listing status on NASDAQ, and no longer engaged in specific business operation.

2. Transferred the overseas sales and purchase business to AXT-Tongmei

After the business transfer, the overseas sales business and purchase business in the United States were undertaken by AXT-Tongmei, who would directly sign orders and cooperate with overseas end customers and suppliers, and the cooperation between AXT and the foregoing customers was also terminated after relevant orders

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were completed. The Issuer has established and improved a complete production, supply and marketing system, operates independently, and has no competition with the controlling shareholder and other peer companies controlled by the controlling shareholder.

3. Granted the Company patents, technologies, trademarks and other intellectual property rights necessary for production and operation

As of May 31, 2022, the Issuer had 60 invention patents in total, including 51 domestic invention patents and 9 overseas invention patents. The Issuer’s relevant core technologies and the foregoing patents were all formed by independent research and development. The granted patents, pending patents and intellectual property rights granted by AXT to the Issuers were mainly formed before 2010, which was quite early and does not have any critical impact on the current production and operation of the Company.

In addition, on April 16, 2020, AXT and M entered into a Cross-licensing and Non-prosecution Agreement, under which: M and AXT grant a cross license to each other and the entities under their respective control for patents filed prior to December 31, 2029 (inclusive). This agreement is intended to avoid patent infringement and litigation, hence preventing lawsuits initiated by the parties. We have not used relevant patents licensed by M in our actual production and operation.

The patented technologies licensed by AXT to the Issuer are mainly related to gallium arsenide substrates and germanium substrates, but are not related to indium phosphide substrates, PBN materials, and other high-purity materials. Armanino LLP valued the fair value of such patents by using the income approach. According to the Intangible Assets Evaluation Report issued by Armanino LLP, in 2021, the technology commission rate is 15% (that is, the proportion of incomes from the patents licensed by AXT in the Issuer’s revenue realized by selling gallium arsenide substrates and germanium substrates), and it is reasonably predicted that this proportion will decrease at an annual rate of 1.5% over the next ten years. Based on the foregoing technology commission rate and the sales revenues from relevant products of the Company, the revenue of the Company from selling products manufactured with the patents granted by AXT accounted for a small proportion of 6.04% in the operating revenue of the Company.

For semiconductor substrate materials, the Issuer uses the AXT’s authorized

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trademarks; for PBN crucibles and relevant materials, high-purity metals and compounds, the Issuer uses its own trademarks. AXT has already granted the Issuer its trademarks permanently; meanwhile, due to the low significance of trademarks in the semiconductor material sector, the type of trademark used does not have a significant impact on the Company’s business. Beijing Tongmei has successively obtained some registered trademarks since November 2021. Subsequently, the Company will also use its own registered trademarks for replacement on semiconductor substrate products.

On November 4, 2021, AXT and the Company signed the Technology License Agreement, stipulating that: AXT shall grant the Issuer and its controlled subsidiaries all the authorized patents and patents in application, intellectual property rights (i.e. technical trade secrets, contracting rights and licensing rights and other existing and/or future technical property rights, as updated and extended) owned by AXT for use; the scope of licensing shall cover the manufacturing, use, sale, display, reproduction and distribution of GaAs, InP and germanium crystals and substrate products worldwide, and the licensing period shall be effective from January 1, 2021 and be valid in perpetuity.

On November 4, 2021, the Company signed the Trademark License Agreement with AXT, stipulating that: AXT shall grant the Company and its subsidiaries the foregoing trademarks for free, as an integral part of the Company’s corporate name, for the production, marketing and sales of products. The licensing period shall be effective from March 1, 2021 and be valid in perpetuity.

At present, AXT uses its trademark mainly in its annual reports and other relevant disclosure documents, but does not use its trademark in specific business operation.

AXT has issued the following Letter of Undertaking concerning patents, trademarks, and other intellectual property rights:

① Except for M, without the consent of the Issuer, we will not use or authorize other third parties to use the relevant patents and other intellectual property rights licensed to the Issuer under the Technology License Agreement.

② Except for using relevant trademarks in external publicity and information disclosure, without the consent of the Issuer, we will not authorize other third parties to use the relevant trademarks licensed to the Issuer under the Trademark License Agreement, and will not use such trademarks for business operation or other operating

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purposes.

③ We will not unilaterally terminate the license of the technologies and trademarks above with the Issuer, so that the Issuer may use such patented technologies and trademarks on a long-lasting and stable basis.

④ We will not use our patents, intellectual property rights, trademarks, or other resources for businesses or activities in competition with the main business of the Issuer, and will not authorize other third parties except for the Issuer and M for operating relevant businesses or activities.

In terms of assets, AXT has already granted the Company and controlled subsidiaries thereof its intellectual properties, authorized patents, pending patents and trademarks permanently. The asset property rights between the Issuer and the controlling shareholder and other companies controlled by it are clearly defined. The Issuer has the legal ownership or use right to the land, buildings, equipment, trademarks, patents and other intellectual property rights related to production and operation, and the Issuer’s assets are independent and complete.

(1) Trademarks used by the Issuer’s products

For semiconductor substrate materials, the Issuer uses AXT’s authorized trademark; for PBN crucibles and relevant materials, high-purity metals and compounds, the Issuer uses its own trademarks.

(2) The specific use of the relevant assets and their significance to the Issuer

1) Patents

To avoid horizontal competition, AXT has granted the Issuer its authorized patents, pending patents and other intellectual property rights under the premise of meeting the requirements of the US government. However, as the foregoing patented technologies were invented early, most of which were invented before 2010, they are no longer the Company’s core patents and technologies now; on the other hand, the foregoing patents mainly involve gallium arsenide and germanium substrate materials, without involving indium phosphide lining substrates.

As of May 31, 2022, the Issuer had 60 invention patents in total, including 51 domestic invention patents and 9 overseas invention patents. The Issuer mainly relies on the technologies formed by its own research and development in production, and applies for relevant patents or forms technical secrets.

2) Trademarks

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On the one hand, Beijing Tongmei’s did not register its trademarks until November 2021 and even later; on the other hand, to ensure the continuity of the use of AXT’s trademarks, as a controlled subsidiary of AXT, the Company uses relevant trademark patterns mainly in daily management, in-factory signs, product packages, label cards, etc.

As of February 28, 2022, the Issuer and its controlled subsidiaries had obtained 23 registered trademarks in China; AXT had obtained 19 registered trademarks, and has granted the Company such registered trademarks for free use.

In the semiconductor material sector, the Company’s customers are all production and manufacturing enterprises, who are mainly concerned about the performance, quality stability, etc. of products when purchasing them. The trademarks used by the Company for sales does not have any significant impact on its business, and the foregoing authorized trademarks are not necessary trademarks for the Company’s production and operation.

For instance, as publicly disclosed by Zecheng Electronics, a company in the semiconductor industry, “The Issuer is located in the middle of the electronic information manufacturing industry chain, and its products are modules and printed circuit boards, both of which are not terminal electronic products. Its downstream customers are mainly concerned about the Issuer’s R&D, design and process capabilities as well as the performance, quality, etc. of its products, while the trademarks and brands of the Issuer’s products are less important.”

In addition, as disclosed by Wafer Works, a company in the semiconductor industry, “This trademark shared with Wafer Works is mainly used for the daily management of the company, in-factory signs, product packaging, etc. The Issuer and its subsidiaries are in the semiconductor material sector, and the Issuer does not reply on trademarks when carrying out its business. It is not a trademark necessary for the Issuer to produce and sell its main products.”

(3) Reasons for not investing in the Issuer

Regarding technology licensing, due to the cross-licensing agreement between AXT and M, there are restrictions on the transfer of patents by AXT. Besides, AXT’s patents cover countries and regions including Europe, the United States, Japan, South Korea, Taiwan, etc. Since 2021, various countries and regions have launched acts to strengthen the support for the semiconductor industry. Under this background, there

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are a lot of restrictions on the cross-border transfer of relevant patents in the semiconductor area and there is great uncertainty in policies. Due to the above reasons, although AXT no longer has any actual business, the Issuer and AXT still undertake the patent use rights related to AXT by means of licensing rather than transfer.

Regarding trademark licensing, since AXT itself is still a NASDAQ-listed company, relevant trademarks will still be used for public relations and information disclosure. To facilitate the integration of the Issuer’s sales business and meet the needs of AXT’s daily publicity and disclosure, AXT will grant the Issuer the trademark for free use. The licensing starts from March 1, 2021 and is permanently valid.

(4) Fairness of lease fee or royalty

1) Patents

The royalty for the technology that AXT grants to the Issuers include the intellectual property rights, authorized patents and pending patents owned by AXT. Such royalty is determined by both parties through negotiation in accordance with the Intangible Assets Appraisal Report issued by Armanino LLP, an overseas appraisal agency, where the appraisal value is USD1,228,000, the appraisal method is the income method, and the appraisal base date is January 1, 2021.

According to an appraisal report issued by Armanino LLP, an American appraisal agency, Armanino LLP has assessed the fair value of the right to use the patented technology by the income method. Main parameters of the fair value appraisal of the right to use the patented technology are as follows:

Main parameters	Note
Purpose of appraisal	Fair value of the right to use granted patents and intellectual property rights
Appraisal base date	January 1, 2021
Operating forecast period	10 years
Appraisal method	Income method
Contribution rate of the right to use the patented technology	In 2021, the technology commission rate is 15%, and it is reasonably predicted that this proportion will decrease at an annual rate of 1.5% over the next ten years.
Discount rate	13%

Armanino LLP has predicted and calculated the Company’s sales revenues of relevant products from 2021 to 2030, and also considered the technical commission

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rate of AXT’s patented technologies during the licensing period. In addition, Armanino LLP has selected the royalty rates of 12 US-listed company for comparative analysis, and concluded that the pricing of AXT’s royalty is reasonable. The present value of each annual technology royalty is determined as USD1,228,000 upon discount based on the foregoing factors.

To sum up, the foregoing technology royalty is based on the appraisal under the Intangible Assets Appraisal Report issued by the overseas appraisal agency Armanino LLP, and as agreed by the Issuer and AXT through negotiation, the pricing of the royalty is fair.

2) Trademark

As AXT is still using the trademarks, it grants the Issuer the trademarks in a permanent and royalty-free manner, and the trademarks are used jointly by both parties.

(5) Whether it can ensure the Issuer’s long-term use and the future plan

In accordance with the Technology License Agreement by and between AXT and the Company, the licensing period of the relevant patents and other intellectual property rights became effective on January 1, 2021 and will remain valid permanently.

In accordance with the Trademark License Agreement by and between AXT and the Company, the licensing period of the trademarks that AXT grants to the Company became effective on March 1, 2021 and will remain valid permanently.

As stated and confirmed by AXT, except the relevant patents granted to M, AXT will not use on its own or authorize any other third parties to use the relevant licensed patents; AXT will not authorize any other third parties to use the relevant registered trademarks except the use by AXT in public relations and information disclosure, etc. In addition, AXT will not unilaterally terminate the foregoing technology and trademark licenses with the Company, so as to ensure that the Company can use such patented technologies and trademarks in a long-term and stable manner.

As of February 28, 2022, the Issuer and its controlled subsidiaries had obtained

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23 registered trademarks in China. In the future, the Company will also continue to use its own registered trademarks on semiconductor substrate products.

4. Ensured the independence of the Company’s management and other personnel

During the reporting period, AXT paid RMB2.4354 million, RMB3.8350 million and RMB0.7361 million respectively to Liu Wensen, general manager of the Company, which were advanced compensation. As stated by AXT, AXT does not require the Company to pay this part of the compensation anymore, and the Company has conducted corresponding accounting treatment. After March 2021, the foregoing issues did not occur again, and there was no other payment in advance except the foregoing issue.

To actively promote the Company’s R&D work, AXT has dispatched its R&D personnel to assist the Company in the R&D work. During the reporting period, the Company paid allowances of RMB1.0705 million, RMB1.0499 million and RMB0.4156 million respectively to the foregoing personnel. All the relevant R&D personnel worked in AXT and did not work in the Company. Thus, there is no cross-service or part-time job in the Company. The Company has paid relevant allowances according to the service hours of the relevant personnel, which should not be recognized as advanced compensation. Since March 2021, the foregoing R&D personnel have already joined AXT-Tongmei and become employees of the Company.

The Company has an independent personnel management system, and its directors, supervisors and senior officers are all elected and appointed in strict accordance with relevant provisions of the Company Law and Articles of Association. The Company’s management personnel and core technical team all work in the Company with full-time jobs and receive compensations from the Company, and do not hold any positions other than directors and supervisors in the controlling shareholder and other companies controlled by it, nor do they hold any positions in any other companies that are engaged in the same or similar businesses as the Company.

5. Issued the Letter of Commitment on Avoiding Horizontal Competition and disclosed it on NASDAQ

To avoid horizontal competition or potential horizontal competition, safeguard interests of the Company, and ensure the normal operation of the Company, AXT, the

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controlling shareholder of the Company, has issued a Letter of Commitment on Avoiding Horizontal Competition, undertaking that:

“1. The Firm (including other companies controlled by the Firm except the Issuer and its holding companies, the same below) is currently not engaged in any form in any business or activity that competes with the main business of the Issuer (including companies directly or indirectly controlled by the Issuer, the same below); the assets of the Issuer are complete, and its assets, businesses, personnel, finance and organization are independent of the Firm, and the Firm will continue to maintain such independence of the Issuer without surpassing the board of directors of the Issuer to exercise the power of operation and management through its management or directly doing so.

2. The Firm has already transferred all its purchase, sales, R&D and other businesses and relevant personnel to AXT-Tongmei, Inc., a subsidiary of the Issuer. Currently, the Firm only retains its listing status on NASDAQ in the United States. It will no longer provide any actual business support and convenience in relation to operating activities for relevant businesses of the Issuer and its subsidiaries in terms of aforesaid businesses.

3. From the date of issuance hereof, the Firm will not engage in any business or activity that competes with the Issuer’s main business in any form, or support any company other than the Issuer for its engagement in any business or activity that competes with the main business of the Issuer in any form.

4. From the date of issuance hereof, if the Firm inevitably engages in any business or activity that competes with the Issuer in the future, the Firm will take the initiative to transfer or terminate or after the Issuer raises the objection, transfer or terminate the foregoing business or activity in a timely manner, and the Issuer shall have the right of first refusal for such business.

5. The foregoing commitments will continue to be valid during the period when the Firm is the controlling shareholder of the Issuer.”

In addition, MORRIS SHEN-SHIH YOUNG, president of the Issuer, who has been engaged in the business of compound semiconductor materials for more than 35 years, is focusing on his work in factories in Beijing, and seldom participates in any social activities, without any improper speech. He issued the Letter of Commitment on

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Avoiding Horizontal Competition as follows:

“I and enterprises under my control are currently not engaged in any form in any business or activity that competes with the main business of the Issuer (including companies directly or indirectly controlled by the Issuer, the same below), and will not support any company other than the Issuer for its engagement in any business or activity that competes with the main business of the Issuer in any form, including but not limited to making investment or holding positions in an enterprise engaging in such business or activity. ”

The relevant commitment of AXT involved in this Offering has gone through the review procedure at AXT’s board of directors. Meanwhile, AXT has released such commitment on Nasdaq in January 2022, and released the whole text of such commitment in its 2021 annual report.

According to the legal opinions issued by Burks Johansson LLP, a US law firm, unless otherwise provided in relevant laws, AXT’s board of directors has all decision-making authorities of AXT, and the board of directors may participate in and determine operating decisions and daily management of AXT. Generally, if a shareholder of AXT is unsatisfied with a decision made by the board of directors in line with governance practices, in practice, the shareholder may seek relief only by selling his/her stocks, or has to prove that there are improper or illegal acts for any other remedies. In addition, since the directors of AXT have the duties of care and fiduciary duties to shareholders, a shareholder may initiate a lawsuit if the shareholder has a reason to hold that the directors have violated the fiduciary duties and caused damages to the shareholder. Therefore, once AXT’s board of directors reviewed and passed the relevant commitment concerning the listing, such commitment is legally binding on AXT.

In the event that AXT violates any of its commitments in the future, on the one hand, domestic investors may freeze the Issuer’s equity held by it through judicial channels for subsequent compensation accordingly; on the other hand, AXT, as a NASDAQ-listed company, is simultaneously subject to the supervision of US investors and regulatory agencies, and investors in NASDAQ can also protect their

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legitimate rights in accordance with relevant laws, regulations and judicial precedents of the United States.

To sum up, AXT has taken relevant measures and made relevant commitments to guarantee the independence of the Issuer. The implementation of relevant regulatory measures is effective, and the relevant commitments have binding force in both China and the United States. In the event that it violates any of the foregoing commitments, the right protection measures taken by investors are feasible.

1.2

According to the reply to the inquiry, (1) In each phase of the reporting period, a greater portion of some of the main raw materials and production equipment of the Issuer were purchased from related parties (including purchases from AXT and its shareholding companies and purchases from third parties through AXT). Wherein, all high-purity arsenic came from related-party purchases, with Dongfang Hi-purity as the largest supplier of high-purity arsenic; and the proportions of metal gallium purchased from related parties were respectively 62.41%, 48.73% and 41.75%; (2) Dongfang Hi-purity has not obtained a safety production license and cannot produce and provide the Company with raw materials.

The Issuer is required to explain: (1) the reason why the high-purity arsenic and metal gallium were mainly purchased from related parties. Analyze the role of related suppliers in the Company’s raw materials supply and its impact on supply stability according to the actual supply of upstream raw materials, the supply capacity and quality of non-related parties and other factors. (2) impact of and alternative measures against the termination of purchases from Dongfang Hi-purity on the Company’s production and operation. (3) specific information about production equipment purchased from related parties, the comparison with non-related purchases, and whether there is dependence on related parties.

Reply:

I. Explanations from the Issuer

(I) The reason why the high-purity arsenic and metal gallium were mainly purchased from related parties. Analyze the role of related suppliers in the

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Company’s raw materials supply and its impact on supply stability according to the actual supply of upstream raw materials, the supply capacity and quality of non-related parties and other factors.

1. The reason why the high-purity arsenic, metal gallium and germanium ingots were mainly purchased from related parties

During the reporting period, the Company’s purchases of high-purity arsenic, metal gallium and germanium ingots from related parties and non-related parties are as follows:

In RMB0’000

Item	Supplier		2021		2020		2019
			Amount	Proportion	Amount	Proportion	Amount	Proportion
High-purity arsenic	Non-related parties		1,112.49	66.41%	-	-	-	-
	Related parties	Purchased via AXT from third-party suppliers	97.03	5.79%	308.07	25.36%	201.75	20.34%
		Purchased from AXT’s shareholding companies	465.66	27.80%	906.54	74.64%	789.97	79.66%
	Total		1,675.17	100.00%	1,214.61	100.00%	991.72	100.00%
Metal gallium	Non-related parties		8,190.77	53.71%	3,274.44	51.57%	367.39	37.59%
	Related parties	Purchased from AXT’s shareholding companies	692.57	4.54%	-	-	-	-
		Purchased from the Issuer’s	6,366.75	41.75%	3,075.53	48.43%	609.98	62.41%

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		shareholding companies
	Total		15,250.09	100.00%	6,349.97	100.00%	977.37	100.00%
Germanium ingots	Non-related parties		4,149.61	89.84%	3,989.59	86.38%	1,943.00	67.48%
	Related parties	Purchased via AXT from third-party suppliers	-	-	628.89	13.62%	171.62	5.96%
		Purchased from AXT’s shareholding companies	469.50	10.16%	-	-	764.57	26.56%
	Total		4,619.11	100.00%	4,618.48	100.00%	2,879.19	100.00%

Note: In the purchase amount from AXT’s shareholding companies, except the purchase of RMB886,500 from Jiamei High-Purity in 2021, all purchases were from Dongfang High-purity during the reporting period. Dongfang High-purity was originally a shareholding company of the Issuer. In November 2021, the Issuer transferred its equity to Chaoyang Limei.

As for the purchases by the Company from third parties via AXT, it has been handed over through AXT-Tongmei, and no such related-party transactions will occur subsequently. For purchases from AXT’s shareholding companies and Issuer’s shareholding companies, the volume supply from non-related parties in the market can also meet the Issuer’s needs.

The reason why high-purity arsenic, metal gallium and germanium ingots of the Company were mainly purchased from related parties:

(1) There are relatively few qualified suppliers for high-purity arsenic, metal gallium and germanium ingots

In terms of high-purity arsenic, it is difficult to obtain arsenic production

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qualifications in China. The manufacturer has to pass the environmental impact assessment first, and then obtain the approval from the competent authorities at the municipal, provincial and other levels. Thus, it will take quite a long time and the manufacturer has to meet strict requirements. As a result, it is difficult to enter the industry. High-purity arsenic suppliers in the domestic market mainly include YONEDA CORPORATION, AMALGAMET CANADA LP, PPM Pure Metals GmbH, Jiamei Hi-purity, Luoning Zhongtianli New Materials Co., Ltd., etc.

In terms of metal gallium, a large number of large and medium-sized aluminum mining companies have not extracted any associated gallium resources under the impact of investment, output and other factors. Main metal gallium manufacturers include Guangxi Tiandong Jinxin Rare Metal Materials Co., Ltd., Aluminum Corporation of China, Xiaoyi Xing’an Gallium Industry Co., Ltd., Beijing Jiya Semiconductor Material Co., Ltd., East Hope Jinzhong Aluminum Co., Ltd., East Hope Mianchi Gallium Industry Co., Ltd. and other professional metal gallium extraction companies affiliated to aluminum plants.

In terms of germanium ingots, there are few manufacturers and suppliers of germanium ingots. On the one hand, the germanium resources are highly concentrated, which builds a strong resource barrier in the industry. Most of the germanium ore resources discovered at present have been owned by the existing germanium manufacturers; on the other hand, to ensure stable quality of germanium ingots and meet the special requirements of different users, germanium ingot manufacturers have to get strong technical R&D, process design, experience accumulation and management capabilities, which can only be formed in a long-term production and operation process. Main germanium ingot suppliers in the domestic market include CNGE, Tongli Germanium, Yunnan Germanium, Shenzhen Zhongjin Lingnan Nonfemet Company Limited, Hengyang Hengrong High Purity Semiconductor Material Co., Ltd., Nanjing Zhemai Metal Trade Co., Ltd. etc.

In order to ensure the stability of products, the Company has high quality requirements for high-purity arsenic, metal gallium, indium phosphide polycrystalline, germanium ingots and other key raw materials, has established strict testing standards, and needs to carry out quality inspection in accordance with the Inspection Procedures for Incoming Materials. Meanwhile, any change involving the main raw material source needs to be reported to the customer in a timely manner, and the

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relevant test report shall be provided.

In terms of high-purity arsenic purchase, YONEDA CORPORATION, AMALGAMET CANADA LP and Jiamei Hi-purity are qualified suppliers of the Company. Wherein, Jiamei Hi-purity is an important supplier of high-purity materials in China, backed by its original shareholder Emei Semiconductor Research Institute. On the other hand, in terms of metal gallium purchase, Guangxi Tiandong Jinxin Rare Metal Materials Co., Ltd., Chinalco Rare EARTH & METALS International Trade Co., Ltd., Xing’an Gallium Industry, Beijing Jiya, East Hope Jinzhong Aluminum Co., Ltd., East Hope Mianchi Gallium Industry Co., Ltd. and some other companies are qualified suppliers of the Company. Wherein, Xing’an Gallium Industry is a sub-subsidiary company held by Coalmine Aluminium (Sanmenxia) Company Limited, which ranks first in metal gallium production capacity in China, while Beijing Jiya’s metal gallium production capacity ranks fifth in China. In terms of germanium ingot purchases, Hengyang Hengrong High Purity Semiconductor Material Co., Ltd., Nanjing Zhemai Metal Trade Co., Ltd., Tongli Germanium, etc. are qualified suppliers of the Company. Wherein, Tongli Germanium is a subsidiary held by Ulan Tug Coal Company; Tongli Germanium has an annual output of 30 tons of zone-melting germanium ingots, and Ulan Tug Coal Company has abundant germanium concentrates.

(2) To deepen the cooperative relationship with suppliers and ensure the supply of raw materials, the Company or AXT has held some shares in some qualified suppliers. Thus, the transactions between the Company and such suppliers have become related-party transactions

As there are relatively few qualified suppliers of high-purity arsenic and metal gallium in China, in order to deepen the cooperative relationship with suppliers and ensure the supply of raw materials, the Company or AXT has successively held shares in a number of suppliers in the past 20 years. Such suppliers have thus become related parties of the Company, and the Company’s purchases of high-purity arsenic, metal gallium, and germanium ingots from such suppliers have thus become related-party transactions.

2. Analyze the role of related suppliers in the Company’s raw materials supply and its impact on supply stability according to the actual supply of upstream raw materials, the supply capacity and quality of non-related parties

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and other factors;

(1) Actual supply of metal gallium, high-purity arsenic and germanium ingots, and supply capacity and quality of non-related parties

1) Overall supply of metal gallium, high-purity arsenic and germanium ingots

① Metal gallium

As disclosed in the Report on Major Assets Replacement, Issuance of Shares to Purchase Assets, Supporting-Fund-Raising and Related-Party Transactions of Fuda Alloy Materials Co., Ltd. (Draft), at present, there are few domestic alumina factories with metal gallium production business, most of which are leading companies. Such domestic companies mainly include Coalmine Aluminium (Sanmenxia) Company Limited, Aluminum Corporation of China, EAST HOPE Group Co., Ltd., etc. According to statistics of Aladdin (Aladdiny.com, Inc., a renowned data research company in the aluminum sector), the gallium production capacity of major domestic manufacturers in 2021 is as follows:

Name of company	Gallium output in 2021 (ton)
Coalmine Aluminium (Sanmenxia) Company Limited	153
Aluminum Corporation of China	132
EAST HOPE Group Co., Ltd.	65
Zhuhai SEZ Fangyuan Inc.	60
Beijing Jiya Semiconductor Materials Co., Ltd.	35
Liulin County Senze Fangyuan Gallium Industry Technology Co., Ltd.	20
Guangxi Debao Gallium Industry Co., Ltd.	16
Zhongjin Lingnan Nonfemet Company Limited Danxia Refinery	16

Xing’an Gallium Industry, a related party of the Company, is a sub-subsidiary held by Coalmine Aluminium (Sanmenxia) Company Limited.

It can be seen from the above table that there are few domestic metal gallium manufacturers. The main ones with certain mass production capacity include Aluminum Corporation of China, Coalmine Aluminium (Sanmenxia) Company Limited, EAST HOPE Group Co., Ltd., Beijing Jiya Semiconductor Materials Co., Ltd., Zhuhai SEZ Fangyuan Inc., etc. Aluminum Corporation of China mainly adopts the resin adsorption acid method, while EAST HOPE Group Co., Ltd., Beijing Jiya

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Semiconductor Materials Co., Ltd. and Zhuhai SEZ Fangyuan Inc. mainly adopt the resin adsorption alkali method. The two technologies have their own advantages. Coalmine Aluminium (Sanmenxia) Company Limited adopts a different metal gallium production technology according to different alumina production process conditions. In addition to the Company’s related parties, i.e. Beijing Jiya Semiconductor Materials Co., Ltd. and Xing’an Gallium Industry, the Company also purchases from Aluminum Corporation of China, EAST HOPE Group Co., Ltd. and other suppliers.

To sum up, the Company may purchase gallium metal of the same or similar quality from non-related parties.

② High-purity arsenic

High-purity arsenic is an important semiconductor material. The main usage of high-purity arsenic with a purity of 99.9999% (6N) and 99.99999% (7N) is to prepare gallium arsenide (GaAs) and other semiconductor materials.

It is difficult to obtain arsenic production qualifications in China. The manufacturer has to pass the environmental impact assessment first, and then obtain the approval from the competent authorities at the municipal, provincial and other levels. Thus, it will take quite a long time and the manufacturer has to meet strict requirements. As a result, it is difficult to enter the industry. High-purity arsenic suppliers in the domestic market mainly include YONEDA CORPORATION, AMALGAMET CANADA LP, PPM Pure Metals GmbH, Emeishan Jiamei High-Purity Materials Co., Ltd., Luoning Zhongtianli New Materials Co., Ltd., etc.

Some other companies have invested in the high-purity arsenic sector. For instance, Guangdong Vital Advanced Materials Co., Ltd., a peer company in the industry, plans to carry out an expansion project with an annual output of 100 tons of high-purity arsenic, and Humon, a listed company, has built a 10-ton/year high-purity arsenic production line. In addition to the Company’s related party Emeishan Jiamei High-Purity Materials Co., Ltd., the Company also purchases high-purity arsenic from YONEDA CORPORATION, AMALGAMET CANADA LP, etc.

To sum up, the Company may purchase high-purity arsenic of the same or similar quality from the above non-related parties. Besides, the Company has also accelerated the investment in and construction of the high-purity arsenic production line of its subsidiary Chaoyang Xinmei, and has already obtained the “Liao (2022)

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Kazuo County Real Estate Property Right No. 20220000228” real estate certificate and the Reply about the Environmental Impact Report of the High-Purity Arsenic Project with An Annual Output of 100 Tons of Chaoyang Xinmei High-Purity Semiconductor Materials Co., Ltd.

③ Germanium ingots

The germanium metal sector is not large and the number of companies is small. After years of development, domestic germanium manufacturers have approached or reached the world’s advanced level in the technology of extracting germanium concentrates from various minerals, the technology of recycling germanium from germanium waste, the wet purification technology, etc. Major domestic germanium manufacturers continue to increase the investment in R&D of germanium deep-processing products, which, however, compared to foreign manufacturers, still have a long way to go in terms of the level of technical equipment and product innovation capabilities.

According to CITIC Securities’Research Report on Upstream Raw Materials in the Electronics and Semiconductor Industry Chain 1 - Germanium: Calmness Before the Next Demand Outlet, the production capacity of the world’s major germanium suppliers is as follows:

Company’s name	Overview
Teck Cominco (a Canadian company)	Germanium concentrate manufacturer with a capacity of 40 tons (metal germanium content)
Fuse (a Russian company)	Germanium concentrate manufacturer with a capacity of 6 tons in 2009 (metal germanium content)
GEAPP (a Russian company)	Germanium concentrate manufacturer with a capacity of 5 tons in 2009 (metal germanium content)
Yunnan Germanium	Zone-melting germanium ingots of 40 tons and, fiber germanium tetrachloride of 30 tons
CNGE	Germanium dioxide of 30 tons
Yunnan Chihong Zn & Ge	Germanium concentrate capacity of 30 tons
Zhongjin Lingnan	Germanium concentrates of 10 tons, and germanium ingots of 10 tons
Ulan Tug Coal Company	Germanium concentrates of 30-50 tons, and high-

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purity germanium ingots of 20 tons
Luoping Zinc & Electricity	Germanium concentrate capacity of 14.5 tons

The Company’s related party, Tongli Germanium, is a subsidiary held by Ulan Tug Coal Company. Tongli Germanium has an annual production capacity of 30 tons of zone-melting germanium ingots. In addition to the Company’s related party Tongli Germanium, the Company also purchases germanium ingots from Hengyang Hengrong High Purity Semiconductor Material Co., Ltd., Nanjing Zhemai Metal Trade Co., Ltd., etc. Thus, the Company may purchase germanium ingots of the same or similar quality from the above non-related parties.

To sum up, it is assumed that if the Company purchased all metal gallium, high-purity arsenic and germanium ingots from non-related parties in 2021, the market supply can also meet the Company’s needs.

2) Supply capacity and quality of non-related parties

① The overall supply and quality of metal gallium, high-purity arsenic and germanium ingots

Assuming that the Company purchased all metal gallium, high-purity arsenic and germanium ingots from non-related parties in 2021, the market supply can also meet the demand of the Company. Details are as follows:

A. Metal gallium

In 2021, the Company purchased 83.65 tons of metal gallium. According to the above table, in 2021, the total shipment of metal gallium of 6 major domestic suppliers, including Aluminum Corporation of China, (excluding Coalmine Aluminium (Sanmenxia) Company Limited and Beijing Jiya Semiconductor Material Co., Ltd.) was 309 tons, which was enough to meet the demand of the Company. Besides, there are other small manufacturers that were also engaged in the production of metal gallium available to the Company.

B. High-purity arsenic

In 2021, the Company purchased 20.05 tons of high-purity arsenic, and the purchase amount was RMB16.7517 million. According to the statement issued by YONEDA CORPORATION and AMALGAMET CANADA LP, the Company’s non-related suppliers, in 2021, their revenues were RMB47.72 million in total. In addition, as shown by public information, Guangdong Vital Advanced Materials Co., Ltd., a peer company in the industry, plans to carry out an expansion project with an

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annual output of 100 tons of high-purity arsenic, and Humon, a listed company, has built a 10-ton/year high-purity arsenic production line. Besides, the Company’s subsidiary Chaoyang Xinmei has also accelerated the investment in and construction of its high-purity arsenic production line.

C. Germanium ingots

In 2021, the Company purchased 6.59 tons of germanium ingots. According to the germanium ingot production capacity of the non-related parties Yunnan Germanium, CNGE, and Zhongjin Lingnan shown in the above table, the total annual supply was 80 tons, which was enough to meet the demand of the Company.

② The Company has a number of non-related suppliers that can ensure stable supply of metal gallium, high-purity arsenic and germanium ingots

During the reporting period, the Company or AXT effectively guaranteed the stability of the supply of raw materials by holding shares in some qualified suppliers. However, there are also other qualified suppliers of the foregoing relevant raw materials, whose quality and supply capacity can also meet the demand of the Company. At present, details of the suppliers of the foregoing three raw materials are as follows:

Item	Qualified supplier		Supply capacity, quality and price
	Relationship	Supplier
High-purity arsenic	Non-related parties	YONEDA CORPORATION and AMALGAMET CANADA LP	Can meet the demand of the Company; the price is basically the same; upon the Company’s testing, there are only minor differences in product quality
	Related parties	Jiamei Hi-purity
Metal gallium	Non-related parties	Guangxi Tiandong Jinxin Rare Metal Materials Co., Ltd., Chinalco Rare EARTH & METALS International Trade Co., Ltd., East Hope Jinzhong Aluminum Co., Ltd., East Hope Mianchi Gallium Co.,	Can meet the demand of the Company; the price is basically the same; upon the Company’s testing, there are only minor differences in product quality

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Ltd., Pinglu Youying Gallium Industry Co., Ltd., etc.
	Related parties	Xing’an Gallium and Beijing Jiya
Germanium ingot	Non-related parties	Hengyang Hengrong High Purity Semiconductor Material Co., Ltd., Nanjing Zhemai Metal Trade Co., Ltd., etc.	Can meet the demand of the Company; the price is basically the same; upon the Company’s testing, there are only minor differences in product quality
	Related parties	Tongli Germanium

In addition, some other companies have invested in the high-purity arsenic sector. For instance, Guangdong Vital Advanced Materials Co., Ltd., a peer company in the industry, plans to carry out an expansion project with an annual output of 100 tons of high-purity arsenic, and Humon, a listed company, has built a 10-ton/year high-purity arsenic production line. Besides, the Company has also accelerated the investment in and construction of the high-purity arsenic production line of its subsidiary Chaoyang Xinmei, and has already obtained the “Liao (2022) Kazuo County Real Estate Property Right No. 20220000228” real estate certificate and the Reply about the Environmental Impact Report of the High-Purity Arsenic Project with An Annual Output of 100 Tons of Chaoyang Xinmei High-Purity Semiconductor Materials Co., Ltd.

(2) The role of related suppliers in the Company’s raw materials supply and its impact on supply stability

As the Company no longer purchases raw materials via AXT, the raw materials purchased by the Company from related parties are mainly metal gallium, high-purity arsenic and germanium ingots. Wherein, related parties Xing’an Gallium Industry and Beijing Jiya supply metal gallium; Jiamei Hi-purity and Dongfang Hi-purity supply high-purity arsenic; and Tongli Germanium supplies germanium ingots. All the foregoing related parties are manufacturers of relevant products.

With the continuous expansion of the Company’s sales scale and the gradual release of its new production capacity, the volume of high-purity arsenic, metal gallium and germanium ingots purchased by the Company during the reporting period

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also showed an increasing trend. In 2021, the volumes of the foregoing raw materials purchased were respectively 20,052.50 kg, 83,652.52 kg and 6,590.89 kg.

The Company has established a global sourcing system, and has been coordinating domestic and overseas purchase according to factors such as the price (considering the exchange rate) and the supply cycle based on the principle of marketization. Besides, in the past 20 years, the Company or AXT has deepened the cooperative relationship with suppliers by investing and holding shares in some qualified suppliers, which has played a supportive role in guaranteeing the Company’s purchase of raw materials, and can also act as a yardstick for comparing quality and price in cooperation with other suppliers.

During the reporting period, although the volume of main raw materials purchased by the Company continued to increase, the Company never experienced a shortage of raw material supply, and its production was conducted smoothly. Thus, the Company has effectively guaranteed a stable supply of raw materials by holding shares in some qualified suppliers.

In addition, during the reporting period, the Company’s purchases from related parties had little impact on its gross profits, gross profit margin and net profits. The specific calculations are as follows:

In RMB0’000

Item		2021	2020	2019
Impact of related-party purchase price differences on gross profits	Gross profits	29,605.26	14,977.61	8,982.29
	Gross profits after price differences are deducted	29,541.41	14,778.07	8,920.62
	Impact degree	0.22%	1.33%	0.69%
Impact of related-party purchase price differences on the gross profit margin	Gross profit margin	34.53%	25.68%	19.43%
	Gross profit margin after price differences are deducted	34.46%	25.34%	19.30%
	Impact degree	0.21%	1.32%	0.67%
Impact of related-party purchase price differences on net profits attributable to	Net profits attributable to shareholders of the parent company	9,458.76	4,822.19	-3,338.90

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shareholders of the parent company
	Net profits attributable to shareholders of the parent company after price differences are deducted	9,394.91	4,622.65	-3,400.57
	Impact degree	0.68%	4.14%	-1.85%

Note: The related purchase price difference is the price difference between related purchases and non-related purchases; the above impact on net profits is calculated without the consideration of the impact of income tax.

(II) Impact of and alternative measures against the termination of purchases from Dongfang Hi-purity on the Company’s production and operation;

As Dongfang Hi-purity’s production qualification has expired and the new certificate is in the process of handling, since June 2021, the Company has not purchased any high-purity arsenic from it. After the Company stopped purchasing from Dongfang Hi-purity, it increased the purchases from YONEDA CORPORATION, AMALGAMET CANADA LP and Jiamei Hi-purity, which had little impact on its production and operation.

The alternative measures after the Company stopped purchasing from Dongfang Hi-purity mainly include:

1. Increased the purchase cooperation with YONEDA CORPORATION and AMALGAMET CANADA LP, and reserved a safety stock.

2. The related party Jiamei Hi-purity resumed production and operation in 2021, with a production capacity of 20 tons/year of high-purity arsenic. Although Jiamei Hi-purity did not have adequate production capacity due to technical reasons and as it was at the initial stage of production resumption, it can well ensure the stability of the supply of high-purity arsenic.

3. Accelerated the investment in and construction of the high-purity arsenic production line of its subsidiary Chaoyang Xinmei, and has already obtained the “Liao (2022) Kazuo County Real Estate Property Right No. 20220000228” real estate certificate and the Reply about the Environmental Impact Report of the High-Purity Arsenic Project with An Annual Output of 100 Tons of Chaoyang Xinmei High-Purity Semiconductor Materials Co., Ltd.

(III) Specific information about production equipment purchased from related parties, the comparison with non-related purchases, and whether there is dependence on related parties.

During the reporting period, the Company purchased professional equipment for

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the production of compound semiconductor substrates from AXT at an amount of RMB11.5969 million, RMB6.0254 million and RMB5.7605 million respectively.

In RMB0’000

Related party	Transaction content	2021	2020	2019
AXT	Special equipment	576.05	602.54	1,159.69

AXT does not produce production equipment such as single crystal furnaces and vacuum furnace controllers. The production equipment purchased by the Company from AXT is what AXT purchases from equipment suppliers. The prices of the equipment purchased by the Company from AXT is the same as those of the equipment purchased by AXT from other equipment suppliers. Thus, there are no unfair prices in related-party transactions.

In 2021, after AXT completed the original equipment purchase orders, the Company no longer purchased any equipment via AXT, and the equipment originally purchased via AXT was purchased directly by the Company or purchased via AXT-Tongmei. Besides, the single crystal furnace equipment will be produced by Beijing Boyu in the future, to achieve localization.

As AXT-Tongmei mainly purchases 6-inch single crystal furnaces and dual-side polishing machines, which are different from the 4-inch single crystal furnaces and single-side polishing machines originally purchased by the Company via AXT, the prices are not comparable. For the same equipment, the prices of the equipment purchased by the Company via AXT are basically the same as those of the equipment purchased directly by AXT-Tongmei from other suppliers. What’s more, AXT-Tongmei has already established good cooperative relationships with the equipment suppliers, and directly signed orders with the suppliers to purchase relevant production equipment. After AXT completed the original equipment purchase orders, it no longer purchased any relevant equipment. In terms of equipment purchase, the Company does not rely on equipment purchases via AXT.

1.3

According to the submissions, the Issuer’s listing is actually the asset division of AXT and all of its businesses so as to list on the STAR Market. For

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the purpose of this listing, the Issuer acquired the 5 companies originally controlled by the Controlling Shareholder AXT in 2020 for asset restructuring. Before and after the asset restructuring, the board directors of the Issuer varied significantly.

The Issuer is required to explain: (1) after the asset restructuring, the setting and operation of the Company’s management, the way in which the Controlling Shareholder participates in the Company’s management, and the existence of institutional confusion with the Controlling Shareholder, and whether the management personnel of the Company work concurrently for or get paid from the Controlling Shareholder, and whether the Controlling Shareholder has exercised the business management right by virtue of the Management or in a direct manner by bypassing the Board of Directors; (2) after the asset restructuring, the way in which the Company controls the holding subsidiaries, the changes of the holding subsidiaries’ privilege on business and financial system, directors and Management before and after asset restructuring, and in the eyes of the Company, on what basis can it control over subsidiaries, and whether the Controlling Shareholder has the critical authority such as retaining capital, human resources; (3) before and after asset restructuring, the reason and influence of the major changes in the board composition of the Company, and whether the leaving directors constituted a major adverse change in the Company’s operation.

Reply:

I. Explanations from the Issuer

(I) After the asset restructuring, the setting and operation of the Company’s management, the way in which the Controlling Shareholder participates in the Company’s management, and the existence of institutional confusion with the Controlling Shareholder, and whether the management personnel of the Company work concurrently for or get paid from the Controlling Shareholder, and whether the Controlling Shareholder has exercised the business

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management right by virtue of the Management or in a direct manner by bypassing the Board of Directors;

1. The setting and operation of the Company’s management after the asset restructuring

The Company was a wholly foreign-owned enterprise before the completion of asset restructuring with AXT as the sole shareholder, and the Board of Directors was taken as the High Authority. Among them, the Company’s Board of Directors had 5 directors, namely MORRIS SHEN-SHIH YOUNG, Liu Wensen, WEI GUO LIU, Gary L. Fischer, and Hao Ze. The Company did not have a supervisor, but had a general manager (Liu Wensen).

In December 2020, the asset restructuring of the Company completed the formalities of industrial and commercial change registration, and the Board of Shareholders was incorporated under law as the high authority. The Board of Shareholders had 8 shareholders, without change in the directors and senior executives, buy a supervisor was added. The setting and operation of the Company’s management after the asset restructuring are shown as below:

High Authority	Director(s)	Supervisor(s)	Management
The Board of Shareholders consisting of eight shareholders	MORRIS SHEN-SHIH YOUNG, Liu Wensen, WEI GUO LIU, Gary L. Fischer, Hao Ze	He Jianwu	Liu Wensen (General Manager)

During the period after asset restructuring to April 2021 when the Company was changed to joint-stock company as a whole, the Company held 3 general meeting of shareholders, as follows:

No.	Major Issues under Deliberation	Meeting Date	Resolutions
1	Capital increase, equity transfer, and additional election of directors	January 21, 2021	All shareholders voted in favor
2	Appointment of an agency for stock reform audit and evaluation	March 3, 2021	All shareholders voted in favor
3	Resolved that the Company could be changed to a joint-stock company as a whole	April 1, 2021	All shareholders voted in favor

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In April 2021, the Company was changed to a joint-stock company as a whole. Pursuant to the Company Law and other relevant laws, regulations, normative documents and the Articles of Association thereof, the Company has established the General Meeting of Shareholders, the Board of Directors, and the Board of Supervisors (BOD). The BOD is composed of a Strategic Committee, an Audit Committee, a Nomination Committee, and a Remuneration and Appraisal Committee. Directors (including independent directors) and supervisor (including employee supervisor) have been elected. Moreover, the Company has engaged General Manager, Deputy General Manager, Financial superintendent, Board Secretary and other senior executives have been appointed as well. It has set corresponding functional departments. In the Company, the General Meeting of Shareholders serves as the High Authority, the Board of Directors is the business decision-making body, the Management is the executive body, and the Board of Supervisors acts as the supervisory body.

Rules of Procedures for Shareholders’ Meetings, Rules of Procedures for Board of Directors, Rules of Procedures for Board of Supervisors, Working Rules for General Manager, Working Rules for Independent Directors, Working Rules for Board Secretary, Administrative Measures for Related-party Transactions, Management Rules for External Guarantees, External Investment Management System, Internal Audit System, etc. have been formulated by the Company, defining the approval procedures and decision-making authority for external investment, related-party transactions, external guarantees and other issues.

In addition, the Company has all kinds of standardized internal functional departments covering business operation, financial management, internal audit and human resource management in combination with its own operating characteristics. All the internal functional departments have clear division of work, responsibilities and authority. Accordingly, these evidenced itself a high-efficient and reliable operating management organization. As a result, the legal operation management and the efficiency of operation of the Company can be guaranteed.

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The settings of specific operation and management organization the Company as a joint-stock company as a whole are as follows:

High Authority	Director(s)	Supervisor(s)	Management
The Board of Shareholders consisting of 22 shareholders	MORRIS SHEN-SHIH YOUNG, Liu Wensen, Wang Yuxin, Guo Tao, Hao Ze, Wang Huan, Zhao Lun, Pang Fengzheng, and Liu Yanfeng	He Jianwu, Chang Xiuxia, and Liu Zhiyang	Liu Wensen (General Manager), Hao Ze (Financial Administrator), Wang Yuxin (Deputy General Manager), Guo Tao (Deputy General Manager), and Song Jing (Board Secretary)

Totally 5 general meetings of shareholders were held by the Company from the date when it was changed to a joint-stock company as a whole until this reply was issued, as follows:

No.	Meeting Name	Meeting Date	Resolutions
1	The Founding Assembly and the First General Meeting of Shareholders	April 16, 2021	All shareholders voted in favor
2	The First Extraordinary General Meeting in 2021	November 1, 2021	All shareholders voted in favor
3	The Second Extraordinary General Meeting in 2021	December 15, 2021	All shareholders voted in favor
4	The First Extraordinary General Meeting in 2022	April 11, 2022	All shareholders voted in favor
5	The Second Extraordinary General Meeting in 2022	May 27, 2022	All shareholders voted in favor

Totally 17 general meetings of shareholders were held by the Company from the date when it was changed to a joint-stock company as a whole until this reply was issued, as follows:

No.	Meeting Name	Meeting Date	Resolutions
1	The First Meeting of the First Board of Directors	April 16, 2021	All directors voted in favor
2	The Second Meeting of the First Board of Directors	May 6, 2021	All directors voted in favor
3	The Third Meeting of the First Board of Directors	September 22, 2021	All directors voted in favor
4	The Fourth Meeting of the First Board of Directors	October 15, 2021	All directors voted in favor

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5	The Fifth Meeting of the First Board of Directors	November 4, 2021	All directors voted in favor
6	The Six Meeting of the First Board of Directors	November 11, 2021	All directors voted in favor
7	The Seventh Meeting of the First Board of Directors	November 29, 2021	All directors voted in favor
8	The Eighth Meeting of the First Board of Directors	December 3, 2021	All directors voted in favor
9	The Ninth Meeting of the First Board of Directors	December 31, 2021	All directors voted in favor
10	The Tenth Meeting of the First Board of Directors	February 28, 2022	All directors voted in favor
11	The Eleventh Meeting of the First Board of Directors	March 15, 2022	All directors voted in favor
12	The Twelfth Meeting of the First Board of Directors	March 24, 2022	All directors voted in favor
13	The Thirteenth Meeting of the First Board of Directors	April 28, 2022	All directors voted in favor
14	The Fourteenth Meeting of the First Board of Directors	May 12, 2022	All directors voted in favor
15	The Fifteenth Meeting of the First Board of Directors	May 23, 2022	All directors voted in favor
16	The Sixteenth Meeting of the First Board of Directors	June 6, 2022	All directors voted in favor
17	The Seventeenth Meeting of the First Board of Directors	June 9, 2022	All directors voted in favor

In summary, the Company has established operation and management organizations in accordance with the law after the asset restructuring, all of which are operating well.

2. The way in which the Controlling Shareholder participates in the Company’s management, and the existence of institutional confusion with the Controlling Shareholder, and whether the management personnel of the Company work concurrently for or get paid from the Controlling Shareholder, and whether the Controlling Shareholder has exercised the business management right by virtue of the Management or in a direct manner by bypassing the Board of Directors

(1) The way in which the Controlling Shareholder participates in the Company’s

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management, and whether the Controlling Shareholder has exercised the business management right by virtue of the Management or in a direct manner by bypassing the Board of Directors

After the asset restructuring, the Controlling Shareholder AXT did not participate in operation and management of the Company. In fact, AXT exercises relevant shareholder rights by exercising voting rights and nominating directors at the shareholder meeting/the General Meeting of Shareholders of the Company, without by virtue of the Management or in a direct manner by bypassing the Board of Directors.

After the asset restructuring, the details of such meetings as the shareholder meeting/the General Meeting of Shareholders of the Company are described hereto, i.e. “1. setting and operation of the Company’s management after the asset restructuring”.

(2) The existence of institutional confusion with the Controlling Shareholder

Pursuant to the legal opinion on AXT issued by Burks Johansson LLP, a US law firm, and the explanation of AXT, AXT has three employees for the time being. Among them, MORRIS SHEN-SHIH YOUNG takes the office of CEO, Gary L. Fischer acts as CFO and Secretary, and Alan Chan serves as Vice President of Finance and Corporate Controller.

Pursuant to the Company Law and laws, regulations, and normative documents, the Company has, in addition to the General Meeting of Shareholders, the Board of Directors, the Board of Supervisors, and the Management and other organizations, all kinds of internal functional departments covering business operation, financial management, internal audit and human resource management in combination with its own operating characteristics. As a result, it does not have institution confusion with the Controlling Shareholder.

(3) Whether the management personnel of the Company work concurrently for or get paid from the Controlling Shareholder

As of the date of this reply, the concurrent positions of the Company’s

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management personnel in the Controlling Shareholder AXT and its subsidiaries, as well as shareholding companies, are as follows:

Name	Position Held in the Company	Concurrent Working Unit	Position Held Concurrent Working Unit	Relationship with AXT	Get Paid?
Hao Ze	Deputy General Manager and Financial Superintendent	Beijing JiYa	Director	AXT’s shareholding company	No
Guo Tao	Deputy General Manager	Jiamei High Purity	Supervisor	AXT’s shareholding company	No

In accordance with the Code of Corporate Governance for Listed Companies in China, “the personnel of a listed company shall be independent from the Controlling Shareholder. The senior executives of a listed company shall not hold other administrative positions other than directors and supervisors in the Controlling Shareholder”. In view of the above, the said concurrent positions do not go against the provisions of relevant laws and regulations.

During the report period, AXT advanced RMB2,435,400, RMB3,835,000 and RMB736,100 of remuneration for Liu Wensen, General Manager of the Company, respectively, which can be defined as advance compensation. As explained by AXT, AXT did not request the Company to provide this part of the payment, and the Company has made corresponding accounting treatment for this purpose. After March 2021, the situation above did not occur again, nor was there other advance payment except for those above.

Except for the circumstances above, the Management does not have any concurrent positions in the Controlling Shareholder AXT and its subsidiaries and holding companies. The Management does not have any economic transactions such as getting paid from the Controlling Shareholder AXT, its subsidiaries and holding companies.

(II) After the asset restructuring, the way in which the Company controls

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over the holding subsidiaries, the changes of the holding subsidiaries’ privilege on business and financial system, directors and Management before and after asset restructuring, and in the eyes of the Company, on what basis can it control over subsidiaries, and whether the Controlling Shareholder has the critical authority such as retaining capital, human resources;

1. After the asset restructuring, the way in which the Company controls over the holding subsidiaries

After the asset restructuring, the subsidiaries have adopted a new Articles of Association and adjusted the setting of the management organization for enhancing the management of holding subsidiaries, as shown in the section that “3. In the eyes of the Company, on what basis can it control over subsidiaries, and whether the Controlling Shareholder has the critical authority such as retaining capital, and human resources”.

The Company has formulated the Subsidiary Management System to protect the legitimate rights and interests of the Company and ensure the standardized, orderly and healthy development of each holding subsidiary. Doing so is to implement internal control and management of holding subsidiaries from business management, human resources and remuneration, financial management, reporting and deliberation of major events, auditing and supervision, etc. The Subsidiary Management System are mainly detailed as follows:

Chapters or Sections	Major Terms
General Provisions

The Company—shareholder of its subsidiaries—shall have the right to asset revenue, to decision-making on major issues, to appoint and remove important personnel (including directors, supervisors, general managers, and financial superintendents), and to audit and supervise the finance of the subsidiary in accordance with the proportion of capital that it has invested in the subsidiary.

The Company adopts the management principle integrating centralization and decentralization of power for its subsidiary. The Company fully exercises management and voting rights over the appointment and removal of important personnel, major investment decisions (including equity investment, investment of creditor’s right, major fixed asset investment,

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and major project investment), annual operating budget and assessment, etc. Moreover, it will also endow the operators of its subsidiaries full autonomy in the daily operation and management, thus ensuring the orderly, standardized and benign development of the subsidiaries.

Operation and Management

The Company guides and procures its subsidiaries to develop annual business plans and budgets based on the overall strategic planning. Any changes and adjustment in annual business plans and budgets of subsidiaries shall be reported to the board of directors and the shareholder meeting (the General Meeting of Shareholders) for approval.

Article 8. In case where a subsidiary needs to increase capital, external investment, investment in self-operated project development, and in major fixed assets for business activities due to the need of business activities, relevant issue shall be reported to the Company for in accordance with Chapter V.

Human Resources and Remuneration Management	The Company delegates a corresponding number of directors and supervisors subject to its shareholding ratio in the subsidiary and pursuant to relevant investment agreements.
Managers and deputy general managers of the subsidiaries are nominated by the Company and submitted to their board of directors (or executive directors) for appointment and dismissal.
The financial superintendents of the subsidiaries are delegated by the Company.

With respect to the managers of subsidiaries, the Company adopts general manager reporting system. The managers of subsidiaries specifically implement the business plans of the Company in subsidiaries respectively.

Financial Management

No subsidiary is permitted to borrow funds from other enterprises and individuals and provide any form of guarantee (including but not limited to mortgages, pledges, guarantees, etc.) without the approval of the Company. The financial staff of subsidiaries shall be entitled to stop the violation, if any, failing which the financial staff can report the same directly to the Company.

Subsidiaries shall prepare accounting statements on a monthly basis, and prepare financial reports (including accounting statements and notes thereto) on a quarterly basis, and then submit the same to Financial Department of the Company.

The Financial Department of the Company is responsible for planning and controlling both capital income and expenditure of the Company. Subsidiaries shall prepare forecasts of capital income and expenditure thereof as required by the Company, which shall be reported to the Financial Department of the Company then. To optimize the efficiency of capital use of the Company, the Financial Department of the Company shall be entitled to allocate and adjust the funds of the subsidiaries, with which the subsidiaries shall cooperate, provided that this shall not go

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against laws and regulations, and nor shall this jeopardize the normal operation of subsidiaries.
Reporting and Deliberation of Major Matters

Subsidiaries shall adopt the major event reporting system, which means that any major business matters and major financial matters shall be reported to the General Manager of the Company without delay; in addition, subsidiaries shall promptly submit resolutions of its BOD (or decisions of executive directors) and its shareholders' meetings and other important documents.

In the case a major event occurs or is about to occur in a subsidiary, it is necessary to complete the feasibility analysis and demonstration in advance, and then report the same to the Company for review after being reviewed by the Management of the Company.

Audit and Supervision	All subsidiaries shall be subject to the supervision of Internal Audit Department of the Company, and actively cooperate it to complete the audit work instructed by the Company.

The Company will comprehensively audit its subsidiaries on a quarterly basis, facilitating that it can make a comprehensive assessment with respect to the operating conditions of the subsidiaries and the performance of the operators.

The Company will, from time to time, arrange temporary special audits with respect to major matters in the operation and management of subsidiaries.
The Company will implement an internal control evaluation on the subsidiaries once a year to monitor and facilitate the effectiveness of both design and execution of their internal control.
Supplementary Provisions

All subsidiaries shall earnestly fulfill the provisions and requirements with respect to relevant matters building on this system and the relevant rules of the Company, improve their operation and management in an effective manner, and be subject to the supervision and inspection of the Company.

In addition, such internal control and management systems of the Company as Management Rules for External Guarantees, External Investment Management System, Measures for Related-party Transactions, Internal Audit System, Management System on Preventing Controlling Shareholders and Related Parties from Occupying the Company’s Funds, and Internal Reporting System on Material Information, are all applicable to holding subsidiaries, and impose strict control and supervision on their business activities such as operating decisions and capital flows.

2. Changes of the holding subsidiaries’ privilege on business and financial system, directors and the Management before and after asset restructuring

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Before the asset restructuring, AXT had the privilege to access to both finance and financial systems of subsidiaries. However, the Company could not access to the same as its brother company. After the asset restructuring, AXT was disentitled to access to relevant business and financial system, while resetting and opening the access right of the parent company, Beijing Tongmei.

Changes of the holding subsidiaries’ directors and the Management before and after asset restructuring are shown as follows:

Subject Name	Organizational Structure before Restructuring			Changes after Restructuring
	Director(s)	Supervisor(s)	Management
Baoding Tongmei	MORRIS SHEN-SHIH YOUNG, Liu Wensen, WEI GUO LI	Hao Ze	Liu Wensen (General Manager), WEIGUO LIU (Deputy General Manager)	No change
Chaoyang Tongmei	MORRIS SHEN-SHIH YOUNG, Liu Wensen, WEI GUO LI	Hao Ze	Liu Wensen (General Manager), WEIGUO LIU (Deputy General Manager)	No change
Nanjing Jinmei	MORRIS SHEN-SHIH YOUNG, Liu Wensen, Gary L.Fischer	Hao Ze	Xing Zhiguo (General Manager)	No change
Chaoyang Jinmei	MORRIS SHEN-SHIH YOUNG, Liu Wensen, Hao Ze	Gary L.Fischer	Guo Tao (General Manager)	General Manager of Chaoyang Jinmei was chagned from Guo Tao to Xing Zhiguo in July 2021 due to the fact that Guo Tao was transferred to act as the deputy general manager of the Issuer.
Beijing Boyu	MORRIS SHEN-SHIH YOUNG, He Junfang, and Gary L.Fischer	Hao Ze	He Junfang (General Manager)	No change

3. In the eyes of the Company, on what basis can it control over the subsidiaries, and whether the Controlling Shareholder has the critical authority

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such as retaining capital, and human resources

(1) In the eyes of the Company, on what basis can it control over the subsidiaries

After the asset restructuring, the five restructured subjects involved in the restructuring were all changed to the wholly-owned subsidiaries of the Issuer, and adopted the new Articles of Association. The specific operation and management organizations are as follows:

Subject Name	High Authority	Board Composition	Supervisor(s)	Management
Baoding Tongmei	Shareholder (Issuer)	3 directors who are appointed or dismissed by shareholders	1 supervisor who is appointed or dismissed by shareholders	1 General Manager and 1 Deputy General Manager, who are appointed or dismissed by the Board of Directors
Chaoyang Tongmei	Shareholder (Issuer)	3 directors who are appointed or dismissed by shareholders	1 supervisor who is appointed or dismissed by shareholders	1 General Manager and 1 Deputy General Manager, who are appointed or dismissed by the Board of Directors
Nanjing Jinmei	Shareholder (Issuer)	3 directors who are appointed or dismissed by shareholders	1 supervisor who is appointed or dismissed by shareholders	1 General Manager, who is appointed or dismissed by the Board of Directors
Chaoyang Jinmei	Shareholder (Issuer)	3 directors who are appointed or dismissed by shareholders	1 supervisor who is appointed or dismissed by shareholders	1 General Manager, who is appointed or dismissed by the Board of Directors
Beijing Boyu	Shareholder (Issuer)	3 directors who are appointed or dismissed by shareholders	1 supervisor who is appointed or dismissed by shareholders	1 General Manager, who is appointed or dismissed by the Board of Directors

It can be seen from the table above that after the asset restructuring, the five restructured subjects involved in the restructuring were changed from foreign-invested companies to domestic companies. Further, their high authorities were changed to shareholder (Issuer), and their director(s) and supervisor(s) were all

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appointed and removed by the shareholders. In terms of authority, the Company, as the authority of its subsidiaries, can make shareholder decisions. With respect to decision-making body, the Company can decide the candidates for directors of the subsidiaries, thereby resolving the resolutions of BOD. As to business and management, the Company can, through the BOD, decide on the manager candidates of its subsidiaries. In respect of supervision, the Company can finalize supervisor candidates of the subsidiaries.

The Company has further formulated the Subsidiary Management System to implement internal control and management of holding subsidiaries from business management, human resources and remuneration, financial management, reporting and deliberation of major events, auditing and supervision, etc. In the process of daily operation and management, the Company has implemented the systems pertaining to the management of subsidiaries in a strict manner. Of these, the Tenth Meeting of the First Board of Directors was held on February 28, 2022, at which the Proposal on the Investment and Expansion of PBN Product Projects by the Holding Subsidiaries was deliberated and passed, and the investment of Chaoyang Boyu in PBN product expansion project was approved. On March 24, 2022, the Twelfth Meeting of the First Board of Directors was held, at which the Proposal on Baoding Tongmei (Wholly-owned Subsidiary) Applying for Counter-guarantee for Beijing Boyu (Wholly-owned Subsidiary) for the Bank Loan was deliberated and passed, and the external guarantee of Baoding Tongmei was approved as well. The subsidiary management system of the Company has been effectively implemented.

To sum up, the Company can control over its subsidiaries with sufficient basis in this respect.

(2) Whether the Controlling Shareholder has the critical authority such as retaining capital, and human resources

In terms of funds, such internal control and management systems of the Company as Management Rules for External Guarantees, External Investment Management System, Measures for Related-party Transactions, and Management

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System on Preventing Controlling Shareholders and Related Parties from Occupying the Company's Funds should be earnestly implemented by the subsidiaries. Also, any major matters shall be subject to the approval of the Company’s BOD. Besides, the Financial Department of the Company shall be entitled to allocate and adjust the funds of the subsidiaries, with which the subsidiaries shall cooperate. The Financial Department also inspects, at regular intervals, the subsidiaries and reports the review of non-operating capital transactions with the Controlling Shareholder and related parties. These systems can completely eradicate the occupation of non-operating capital by the Controlling Shareholder and related parties.

In terms of human resources, the directors, supervisors and financial superintendents of subsidiaries are delegated by the Company; general managers and deputy general managers of the subsidiaries are nominated by the Company and submitted to their board of directors (or executive directors) for appointment and dismissal. With respect to the managers of subsidiaries, the Company adopts general manager reporting system. The managers of subsidiaries specifically implement the business plans of the Company in subsidiaries respectively.

In conclusion, the Controlling Shareholder does not retain any critical authority such as retaining capital, human resources, financial, and institutional authorities of subsidiaries, and these rights are still controlled by the Company.

(3) Before and after asset restructuring, the reason and influence of the major changes in the board composition of the Company, and whether the leaving directors constituted a major adverse change in the Company’s operation.

Before and after asset restructuring, the changes in board composition of the Company and the reasons are as follows:

Board Composition before Change	Changing Date	Board Composition after Change	Change Description	Causes
MORRIS SHEN-SHIH YOUNG, Liu Wensen, WEI GUO LIU, Gary L. Fischer, DAVIS SHANXIANG ZHANG	November 26, 2020	MORRIS SHEN-SHIH YOUNG, Liu Wensen, WEI GUO LIU, Gary L. Fischer, Hao Ze	DAVIS SHANXIANG ZHANG left office	Personal reasons
			Hao Ze newly participated in the BOD	Delegated by shareholder AXT
MORRIS SHEN-SHIH YOUNG, Liu Wensen, WEI GUO LIU, Gary L. Fischer, Hao Ze	January 21, 2021	MORRIS SHEN-SHIH YOUNG, Liu Wensen, WEI GUO LIU, Gary L. Fischer, Hao Ze, and Wang Huan	Wang Huan newly participated in the BOD	Delegated by shareholders Haitong New Energy Sources and Haitong New Energy

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MORRIS SHEN-SHIH YOUNG, Liu Wensen, WEI GUO LIU, Gary L. Fischer, Hao Ze, and Wang Huan	April 16, 2021	MORRIS SHEN-SHIH YOUNG, Liu Wensen, Wang Yuxin, Guo Tao, Hao Ze, Wang Huan, Zhao Lun, Pang Fengzheng, and Liu Yanfeng	WEI GUO LIU left office	Shareholder AXT suspended its delegation
			Gary L. Fischer left office	Personal reasons
			Wang Yuxin and Guo Tao newly participated in the BOD	Delegated by shareholder AXT
			Zhao Lun, Pang Fengzheng, and Liu Yanfeng newly participated in the BOD	Independent Directors were newly added

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Among the directors that have resigned from the Company, DAVIS SHANXIANG ZHANG resigned from the Company due to getting on in years, and had never participated in the operation and management of the Company after leaving office. Gary L. Fischer was the CFO and Secretary of the Controlling Shareholder AXT, and only served as a director in the Issuer, rather than other positions. Gary L. Fischer had never participated in the operation and management of the Company after leaving office. WEI GUO LIU, after leaving office, still serves as Vice President of Crystal Technology in AXT-Tongmei, a holding subsidiary of the Company, and Deputy General Manager of Baoding Tongmei and Chaoyang Tongmei, being engaged in related research and development work of the Company. Accordingly, the resignation of these directors does not constitute a material adverse change.

Among the new directors above, Wang Huan was appointed by shareholders Haitong New Energy Sources and Haitong New Energy of the Company. Hao Ze, Wang Yuxin and Guo Tao, who have worked for the Company for more than 15 years, were generated from the internal training of the Issuer. Zhao Lun, Pang Fengzheng, and Liu Yanfeng are the independent directors newly delegated when the Company was changed to a joint-stock company as a whole. The delegation of new directors do not constitute a material adverse change.

In conclusion, the changes in directors of the Company before and after the asset restructuring can be considered as an addition or adjustment as per the Company Law, the Articles of Association, and the actual demand of perfecting the governance structure of the Company. Those added or adjusted are directors delegated by shareholders, or external independent directors newly added through internal training of the Issuer. The business development goals, operating principles and policies of the Issuer have not undergone major changes therefore. In this sense, the changes in these human resources do not constitute major adverse changes.

After verifying the influence of the issues concerning restructuring of the Issuer on primary business, management team and core technicians, the Sponsor deems that:

The restructuring issues of the Issuer are carried out based on the industrial chain

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related to its semi-conductor substrate materials, supplementing and improving the composition of primary business of the Issuer. After restructuring, no material change happens on the management team of the Issuer, and core technicians have been working in the Issuer without change.

In summary, after this restructuring is completed, the primary business of the Issuer is improved, and no material change happens on the management team and core technicians of the Issuer. In recent two years, no material adverse change happened on the primary business, directors and senior managerial staff of the Issuer.

1.4

The Sponsor and lawyers of the Issuer are advised to propose clear and definite verification opinions on whether the Issuer meets relevant requirements on independence as set out in Article 12 of the Measures for the Administration of the Registration of IPO Stocks on the Science and Technology Innovation Board (for Trial Implementation).

Reply:

I. Basic Information of the Issuer

In accordance with Article 12, Measures for the Administration of the Registration of IPO Stocks on the Science and Technology Innovation Board (for Trial Implementation), requirements for independence to be met by the Issuer shall, specifically, include that “the Issuer has complete assets, independent business and personnel, finance and institution, has no horizontal competition with the controlling shareholder, the actual controller and other enterprises controlled by it, which has material adverse effects on the issuer, and has no affiliated transaction which seriously affects its independence or is evidently unfair.” The Issuer meets these requirements for independence, which specific analysis is shown as follows:

In terms of assets, in November 2021, the Controlling Shareholder license its intellectual property rights, patents and relevant trademarks authorized and in application to the Company and its holding subsidiaries for permanent use. These authorized patented technologies do not have a critical influence on the current

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production and operation of the Company, being that its relevant core technologies and patents were derived from its independent research and development; moreover, the relevant trademarks licensed are not necessary for its production and operation for the time being. As of the date of this reply, the property rights of assets among the Issuer, the Controlling Shareholder and other companies controlled by it are clearly defined. Moreover, the Controlling Shareholder has transferred or licensed patents and technologies that are necessary for both production and operation to the Company. The Issuer legally owns the ownership or right to use of such intellectual property rights as land, houses, equipment, trademarks, and patents pertaining to its production and operation. It is evident that Issuer’s assets are independent and complete.

In terms of business, ATX-Tongmei transformed relevant business with AXT in respect to semiconductor substrates in March 2021. In May 2021, the Issuer completed its M&A of ATX-Tongmei and incorporated relevant business systems such as overseas sales into its own system. Before the business transformation, the overseas sales of the Issuer with respect to semiconductor substrate products were undertaken by its Controlling Shareholder AXT based on the internal arrangement of the group before business transformation between the Issuer and AXT, while the Company purchased some major raw materials overseas through AXT. After the business transformation, AXT-Tongmei, the Company’s subsidiary, was independently responsible for overseas procurement and sales. AXT would no longer engage in specific business after completing subsequent orders. As of the date of this reply, the Issuer carries out business independently according to law. Moreover, all its businesses are independent of its Controlling Shareholder, and other companies it controls. It is evident that the production, supply and sales system of the Issuer is independent and complete with benign business development.

In terms of human resources, AXT only retained some necessary personnel to be responsible for information disclosure, investor relations, and financial affairs in the U.S. capital market after the business transformation; meanwhile, its human resources such as sales, procurement, R&D, as well as part of financial and administrative personnel, have been under the name of AXT-Tongmei. As of December 31, 2021, the Company has a total of 1,396 employees to independently assume all kinds of functions as procurement, sales, R&D, and management. As of the date of this reply, no senior executives of the Issuer such as General Manager, Deputy General Manager,

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Financial Superintendent, and Board Secretary hold any positions other than directors and supervisors in the Controlling Shareholder of the Issuer and other enterprises controlled by it. Nor do they get paid from the Controlling Shareholder of the Issuer and other companies it controls.

In terms of finance, the Issuer has, as of the date of this reply, an independent Financial Department with specialized financial personnel and an independent financial accounting system. Therefore, it can make financial decisions independently. Also, it has a standardized financial accounting system and a financial management system for its subsidiaries. The Issuer does not share bank accounts with the Controlling Shareholder of the Issuer and other companies it controls as it has established independent accounts for this purpose. No financial staff of the Issuer have concurrently hold offices in or get paid from the Controlling Shareholder and other companies it controls.

In terms of organization, the Issuer has, as of the date of this reply, organized the General Meeting of Shareholders, the Board of Directors, the Board of Supervisors and other corporate governance structures in accordance with the Companies Law and the Articles of Association. What’s more, it has sound internal operation and management organizations and independent decision-making and execution organizations, facilitating that it can independently exercise the power of operation and management. In this case, there is no institutional confusion with the Controlling Shareholder of the Issuer and other companies it controls. As mentioned in Question 1.3 of this reply, the Controlling Shareholder did not participate in operation and management of the Company after the asset restructuring. In fact, AXT exercises relevant shareholder rights by exercising voting rights and nominating directors at the shareholder meeting/the General Meeting of Shareholders of the Company, without by virtue of the Management or in a direct manner by bypassing the Board of Directors.

In terms of horizontal competition, AXT increased capital to Beijing Tongmei at the equity of Baoding Tongmei, Chaoyang Tongmei, Nanjing Tongmei, Chaoyang Jinmei, and Beijing Boyu in December 2020; the Issuer acquired AXT-Tongmei in May 2021. Upon such restructuring and business transformation, a complete industrial chain integrating R&D, production and sales of semiconductor substrate materials, consumable PBN crucibles, and high pure metals (a significant raw material) was

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formed. As of the date of this reply, AXT and the companies it controls do not have any substantive business operations, nor do they have any horizontal competition with the Issuer.

In terms of related-party transactions, AXT-Tongmei, subsidiary of the Company, is independently responsible for overseas procurement and sales, while AXT will no longer engage in specific business after completing the follow-up orders. In addition, the related-party transactions during the report period between the Company and related parties have all followed the principles of fairness, voluntariness and reasonableness. All these related-party transactions are at fair price without jeopardizing the benefits of the Company and non-related shareholders. As of the date of this reply, there are no related-party transactions that may seriously affect the Issuer’s independence or lack of fairness.

In conclusion, the Issuer has complete assets, independent business and personnel, finance and institution, has no horizontal competition with the controlling shareholder, the actual controller and other enterprises controlled by it, which has material adverse effects on the issuer, and has no affiliated transaction which seriously affects its independence or is evidently unfair. Therefore, these comply with relevant requirements for independence in Article 12 of the Measures for the Administration of the Registration of IPO Stocks on the Science and Technology Innovation Board (for Trial Implementation).

II. Intermediaries’ Verification

(I) Verification Procedures

The verification procedures performed by the Sponsor and lawyers of the Issuer are as follows:

1. The Issuer provided Audit Report, sales and procurement details, documents of R&D input, equipment procurement details, fixed assets list, procurement contracts and invoices of important fixed assets, real estate certificates, lists and certificates of intellectual property rights, other asset ownership certificates, staff register, remuneration payment records, organizational chart, and responsibilities description, job standards and systems of departments, cash flow in bank accounts. Further, the setting of sales and procurement, finance, R&D, together with staffing, was checked to get hold of asset ownership and usage status. Moreover, the Issuer was inspected

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for any dispute over the ownership of the important assets produced and operated by the Issuer, and whether its assets were occupied or used by related parties;

2. Legal opinions issued by Burks Johansson LLP, a US law firm, on the Controlling Shareholder AXT, AXT’s information disclosure documents, audit reports or financial statements, details and contracts of procurement and sales, list of fixed assets, list of intellectual property rights, staff register, and cash flow in bank accounts were obtained. Further, the development history, industry, main business, products, raw materials, production process, assets, and staffing of AXT and the companies it controls were inspected. AXT and the companies it controls were further investigated for any horizontal competition that may have significant adverse effects on the Issuer, and whether related sales, procurement, assets, personnel, and technologies of the Issuer are confused with those of its Controlling Shareholder and the companies it controls or participates in;

3. During the report period, details of related-party sales and procurement transactions, related-party transaction contracts and transaction vouchers, trademarks and technology licensing contracts of the Issuer were inspected. The explanations of the Issuer’s related parties in terms of the related-party transactions and interview transcripts were obtained. The reasons for purchasing from related parties, the impact of stopping purchasing from Dongfang High Purity Materials on the production and operation of the Company, and alternative measures taken with respect thereto, and the procurement of production equipment from related parties, were investigated. The amount and proportion of related-party transactions between the Issuer and related parties, changing trends, background and authenticity of the related party transactions were further investigated. Also, the Issuer was examined for any related-party transactions that seriously affect its independence;

4. Trademark, technology license agreements, capital lending contract and certificates signed by AXT and the Issuer were obtained. The Issuer was inspected for whether it has obtained necessary authorizations for using the trademarks and technologies of related parties, and whether the Issuer’s production and operation constitute a major reliance on the authorized trademarks and technologies;

5. Real estate, land, patents, trademarks, software copyrights and other assets through public channels, and the inventory of stock, fixed assets, construction in progress and intangible assets at the end of the period, and the accuracy and integrity

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of the assets, of the Issuer, were checked;

6. AXT issued the Letter of Commitment on Avoiding Horizontal Competition;

7. Production sites and R&D sites of the Issuer and its subsidiaries were investigated on the spot. Production process, project initiation of R&D projects, R&D records, of the Issuer were inspected. Interviews were conducted with the superintendents responsible for management, procurement, marketing, finance, and R&D of the Issuer, with a view to determining whether the Company operates independently in terms of production, supply, marketing, finance, and R&D;

8. After the explanations of the Issuer were obtained, interview were conducted with main customers and suppliers during the report period, as well as those after asset restructuring with AXT, for the purpose of confirming the major customers after restructuring with AXT, understanding the transaction contents, terms, and actual implementation with these customers and suppliers, and their cooperation history, customers’ recognition of product quality of the Company, and determining whether there is a related-party relationship with the Issuer and financial disintermediation; doing so is to have a better understanding of the business transformation;

9. Main customers and suppliers, as well as those after asset restructuring with AXT during the report period, of the Issuer were executed the external confirmation procedure;

10. The Issuer, its Controlling Shareholder AXT and its key management personnel, directors, supervisors, senior executives, sales and procurement superintendents, key financial personnel, key sales and procurement personnel, etc. were inspected for the cash flow in bank accounts during the report period, so as to determine whether they have financial disintermediation and advance payment, etc.

11. After the explanations of the Issuer were obtained, the industrial and commercial files of the Issuer and its holding subsidiaries, and its internal governance-related systems were consulted. In addition, interviews were conducted with some resigning directors to get hold of the setting and operation of the management organization, the methods of management and control against its holding subsidiaries, as well as the reasons and effects of changes in directors before and after the asset restructuring.

(II) Verification Opinions

The Sponsor and Issuer’s Attorney believe, upon verification, that the Issuer has

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complete assets, independent business and personnel, finance and institution, has no horizontal competition with the controlling shareholder, the actual controller and other enterprises controlled by it, which has material adverse effects on the issuer, and has no affiliated transaction which seriously affects its independence or is evidently unfair. Therefore, these comply with relevant requirements for independence in Article 12 of the Measures for the Administration of the Registration of IPO Stocks on the Science and Technology Innovation Board.

Q2. Business Reorganization

According to the reply to the inquiry, (1) the Issuer considers that it has completed the asset reorganization on December 9, 2020 on the ground that the original shareholders of the reorganized entities have acquired the newly increased shares (consideration of reorganization) of Tongmei Limited, but the industrial and commercial change registration of Baoding Tongmei, one of the reorganized entities, was completed on January 12, 2021; (2) in May 2021, the Issuer acquired AXT-Tongmei from AXT.

The Issuer is required to explain: (1) the transaction process of the acquisition of Baoding Tongmei, the reasons why the Company considers that it acquired the control over Baoding Tongmei on December 9, 2020; (2) the reasons why the acquisition of AXT-Tongmei is not included in the scope of reorganization and the rationality thereof; (3) recalculation and comparison of indicators such as total assets, operating income and total profit of the reorganizing parties in 2020 after AXT-Tongmei is included in the scope of reorganization; (4) Details and relevant reasons of offsetting transactions among the reorganizing parties in 2019 and 2020.

The Sponsor, the Issuer’s Attorney and the Reporting Accountant are requested to conduct verifications and issue explicit opinions thereon.

Response:

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I. Explanations from the Issuer

(I) Transaction process of the acquisition of Baoding Tongmei, the reasons why the Company considers that it acquired the control over Baoding Tongmei on December 29, 2020

1. Transaction process of the acquisition of Baoding Tongmei

The transaction process of the Issuer’s acquisition of Baoding Tongmei is as follows:

Time	Transaction Process
December 9, 2020

Beijing Zhongfeng Assets Appraisal Co., Ltd. issued the Asset Apprisal Report on the Total Equity Value of Baoding Tongmei Crystal Manufacturing Co., Ltd. involved in the Shareholders’ Proposed Transfer of Equity Interest in Baoding Tongmei Crystal Manufacturing Co., Ltd. (Zhong Feng Ping Bao Zi (2020) No. 01234).

December 25, 2020

The shareholders of Baoding Tongmei made a shareholders’ decision, agreeing that AXT would transfer all its 100% equity interest in Baoding Tongmei to Tongmei Limited; after the equity transfer, Baoding Tongmei would become a wholly owned subsidiary of Tongmei Limited; the nature of the company would be changed from a limited liability company (sole proprietorship by a foreign legal person) to a limited liability company (sole proprietorship by a legal person).

AXT and Tongmei Limited entered into the Equity Transfer Agreement, pursuant to which AXT agreed to transfer its 100% equity interest in Baoding Tongmei and the corresponding shareholder rights and obligations represented by such equity interest to Tongmei Limited, and Tongmei Limited agreed to accept the transfer of AXT’s 100% equity interest in Baoding Tongmei and the corresponding shareholder rights and obligations represented by such equity interest.

Tongmei Limited held a shareholders’ meeting, agreeing that AXT would use its 100% equity interest in Baoding Tongmei as a consideration to subscribe for the newly increased registered capital of the Company; AXT and Tongmei Limited entered into the Capital Increase Agreement, providing that AXT would use its 100% equity interest in Baoding Tongmei as a consideration to subscribe for the newly increased registered capital of the Company.

Tongmei Limited executed the new articles of association of Baoding Tongmei Crystal Manufacturing Co., Ltd.
December 29, 2020	Tongmei Limited completed the industrial and commercial change registration and obtained the business license issued by the Beijing Tongzhou District Administration for Market Regulation. AXT, the

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original shareholder of Baoding Tongmei, obtained the newly increased shares of Tongmei Limited (consideration of reorganization), that is, Tongmei Limited has paid all the consideration of reorganization.

January 12, 2021	Baoding Tongmei completed the industrial and commercial change registration and obtained the business license issued by the Dingxing County Administrative Review and Approval Bureau.

2. Reasons why the Company considers that it acquired the control over Baoding Tongmei on December 29, 2020

In combination with the provisions of the application guide of the Accounting Standards for Business Enterprises No. 20 - Business Mergers, the determination standards and actual circumstances in relation to the Company’s completion of its control over Baoding Tongmei are as follows:

(1) The contract or agreement on the business merger has been approved by the shareholders’ meeting, etc.

On December 25, 2020, AXT and Tongmei Limited entered into the Equity Transfer Agreement which has been deliberated and approved by the shareholders of Baoding Tongmei.

(2) If the business merger is required to be approved by the relevant competent authorities of the state, such approval has been obtained.

Pursuant to applicable laws and regulations, the Company’s acquisition of 100% equity interest in Baoding Tongmei is not required to be approved by the relevant competent authorities of the state.

(3) The parties involved in the merger have gone through such procedures as necessary for the transfer of property rights

On December 25, 2020, AXT and Tongmei Limited entered into the Equity Transfer Agreement, agreeing that AXT would transfer its 100% equity interest in Baoding Tongmei to Tongmei Limited. The Agreement took effect on December 25, 2020, the parties thereto have confirmed that the relevant equity transfer has been completed on the same day, Tongmei Limited has become the sole shareholder of Baoding Tongmei on December 25, 2020.

(4) The merging party or the purchasing party has paid most of the merger price

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(generally more than 50%), and has the ability and plan to pay the remaining amount

According to the Equity Transfer Agreement and the Capital Increase Agreement entered into by and between Tongmei Limited and AXT, the consideration for Tongmei Limited’s acquisition of 100% equity interest in Baoding Tongmei is new shares issued by Tongmei Limited to AXT, and the acquisition of newly increased shares in Tongmei Limited by the original shareholders of Baoding Tongmei is subject to the consummation of the capital increase, the industrial and commercial change registration and the acquisition of the business license.

On December 29, 2020, Tongmei Limited completed the industrial and commercial change registration with respect to the reorganization matters and obtained a new business license, that is, the original shareholders of Baoding Tongmei have obtained the newly increased shares in Tongmei Limited (consideration of reorganization). Accordingly, Tongmei Limited has paid the consideration for the equity transfer as agreed in the Equity Transfer Agreement on December 29, 2020.

(5) The merging party or the purchasing party has controlled the financial and operational policies of the merged party or the purchased party, and owns the corresponding benefits and bears the corresponding risks

According to the articles of association of Baoding Tongmei Crystal Manufacturing Co., Ltd. which was executed and entered into force on December 25, 2020, upon the completion of the reorganization, the body with the highest authority of Baoding Tongmei remains to be shareholders. Therefore, after Tongmei Limited becomes the sole shareholder of Baoding Tongmei, Tongmei Limited shall have the right to exercise relevant authorities as a shareholder in accordance with the Company Law and the articles of association of Baoding Tongmei, appoint and remove members of the board of directors of Baoding Tongmei, and thereby appoint and remove the management of Baoding Tongmei through the board of directors to exercise the control over Baoding Tongmei.

The Issuer, Baoding Tongmei and AXT, the original shareholder of Baoding Tongmei, jointly issued the Confirmation Letter on the Asset Reorganization,

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confirming that the transfer of equity interest in Baoding Tongmei has been completed on the date of signing the Equity Transfer Agreement; as of the date of the completion of such equity transfer, Tongmei Limited holds 100% equity interest in Baoding Tongmei, controls the financial and operational policies of Baoding Tongmei, has the rights and obligations as a shareholder of Baoding Tongmei, and owns corresponding benefits and bears corresponding risks.

In addition, as confirmed through the interviews with the persons of Baoding Tongmei handling the industrial and commercial change registration and the officials of the industrial and commercial authorities, Baoding Tongmei submitted the application materials for the relevant change registration to them at the end of December 2020, but due to the government’s processing time and procedures, the industrial and commercial change registration was completed on January 12, 2021. In consideration of the fact that the Company Law, the Regulations on the Administration of Registration of Market Entities and other laws and regulations have no provision that the industrial and commercial change registration is a condition to the effectiveness of equity transfer, the industrial and commercial change registration of equity interest is only an administrative act, and such change is aimed at making the relevant registration matters of a company public and become effective against a bona fide third party, and the Equity Transfer Agreement does not list the industrial and commercial change registration as a precondition to the equity transfer. Therefore, regardless of whether the industrial and commercial change registration of Baoding Tongmei is completed, the effectiveness of the Equity Transfer Agreement and the equity transfer shall not be affected, nor does the time of completing such industrial and commercial change registration affect the time of completing the equity transfer. Tongmei Limited obtained 100% equity interest in Baoding Tongmei on December 25, 2020, becoming the sole shareholder of Baoding Tongmei, owning relevant rights as a shareholder in accordance with the law, and controlling the financial and operational policies of Baoding Tongmei, it has obtained the control over Baoding Tongmei. The fact that the relevant industrial and commercial change registration of

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Baoding Tongmei was completed on January 12, 2021 has no effect on Tongmei Limited’s control over Baoding Tongmei.

In conclusion, as of December 29, 2020, Tongmei Limited has obtained the control over Baoding Tongmei.

(II) Reasons why the acquisition of AXT-Tongmei is not included in the scope of reorganization and the rationality thereof;

1. The asset reorganization in December 2020 and the acquisition of AXT-Tongmei are two separate reorganizations implemented by the Company

To solve horizontal competition and integrate business resources, the Company implemented the asset reorganization in December 2020, upon the completion of such reorganization, the Company holds 100% equity interest in Beijing Boyu, Baoding Tongmei, Chaoyang Tongmei, Nanjing Jinmei and Chaoyang Jinmei. This reorganization is for production resources; after the completion of the said reorganization, the Company has integrated the supply of PBN crucibles, indium phosphide polycrystalline, high-purity gallium and other raw materials in the upstream of semiconductor substrate materials, and their main business covers the R&D, production and sale of semiconductor substrate materials, PBN materials and other high-purity materials. Before and after the reorganization, the Company fails to achieve the independent sale of overseas substrate materials. In this reorganization, the Company and the original shareholders of the reorganized parties entered into the Equity Transfer Agreement and the Capital Increase Agreement in December 2020, which have gone through the review procedure by the board of directors, the shareholders’ meeting or any other competent authority, and completed the payment of relevant amounts and the closing of assets in the same month.

The Company’s acquisition of AXT-Tongmei is to make the Issuer directly face customers in the overseas substrate material market and further reduce related party transactions and horizontal competition, which is a further extension after the Company’s domestic reorganization, mainly intending to reorganize the channels for overseas procurement and the sales of semiconductor substrate materials.

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After the acquisition of AXT-Tongmei, the Issuer owns a full independent marketing ability in the overseas market. On May 6, 2021, the Company held a board meeting to review and approve the Company’s acquisition of 100% equity interest in AXT-Tongmei from AXT in cash. On the same day, Beijing Tongmei entered into the Share Transfer Agreement with AXT.

As the Company’s overseas investment is subject to the pre-approval procedures such as overseas investment filing, and the time of completion of such procedures is uncertain, the acquisition of AXT-Tongmei was not deliberated by the Company in its board meeting held in December 2020. The acquisition of AXT-Tongmei was deliberated and approved by the Company’s board of directors in May 2021 separately, such acquisition and the reorganization in December 2020 are not conditional on each other.

In addition, the agreements signed by the related parties above did not require that the two organizations shall be preconditioned on each other.

In conclusion, the Company’s asset reorganization in December 2020 and the acquisition of AXT-Tongmei in May 2021 are two separate reorganizations that were implemented in the fiscal year or period immediately before the Issuer submitted its IPO application documents.

2. Non-existence of circumvention of the Opinions on the Application of the Securities and Futures Law No. 3 in relation to the acquisition of AXT-Tongmei being not included in the scope of reorganization

(1) Relevant provisions of the Answers to Certain Questions on the IPO Business (Revised in June 2020)

According to the relevant provisions of “Question 36, Business Reorganization and Major Changes in Main Business” in the Answers to Certain Questions on the IPO Business (Revised in June 2020):

“The business reorganization of an issuer occurred during the reporting period shall be determined separately based on whether the reorganized business and the issuer are under the same control. If the business reorganization is under the same

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control, it shall be determined and handled in accordance with the relevant requirements of the Opinions on the Application of the Securities and Futures Law No. 3; if the business reorganization is not under the same control, it usually includes the acquisition of the equity interest or operating assets of the reorganized party, increasing the capital of the issuer, merging the reorganized party or otherwise with the equity interest or operating assets of the reorganized party. The issuer and intermediaries may pay attention to the following factors:

…

If multiple reorganizations occur within 12 months, the impact of the reorganization on the issuer’s total assets, net assets, operating income or total profit shall be calculated on a cumulative basis.”

Therefore, both the Company’s asset reorganization in December 2020 and the acquisition of AXT-Tongmei in May 2021 are business reorganizations under the same control, they shall be determined and handled in accordance with the relevant requirements of the Opinions on the Application of the Securities and Futures Laws No. 3.

(2) Relevant provisions of the Opinions on the Application of the Securities and Futures Law No. 3

According to the Opinions on the Application of “No Major Change in the Issuer’s Main Business in the Last Three Years” under Article 12 of the Administrative Measures on the Initial Public Offering and Listing of Stocks - the Opinions on the Application of the Securities and Futures Law No. 3 (hereinafter referred to as the “Opinions on the Application of the Securities and Futures Law No. 3”), if an issuer has undergone multiple reorganizations in the fiscal year or period immediately before its submission of the IPO application documents, the impact of such reorganizations on the issuer’s total assets, operating income or total profit shall be calculated on a cumulative basis.

According to the Opinions on the Application of the Securities and Futures Law No. 3, the Issuer submitted its IPO application documents in December 2021, as

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required by the above provisions, the Issuer shall consolidate the reorganization (i.e., the reorganization of five entities, including Beijing Boyu) in the fiscal year immediately before its submission of IPO application documents; and the reorganization in the period immediately before its submission of IPO application documents (i.e., the acquisition of AXT-Tongmei) will be calculated. After separately calculating the impact of the two reorganizations on the Issuer’s total assets, operating income or total profit, and then adding up them. As AXT-Tongmei had not actually operated and did not open any bank account, the amount of paid-in capital and related financial indicators are all zero, and the proportion of the total assets, operating income or total profit of AXT-Tongmei to the relevant financial indicators of the Issuer in 2020 is also zero. Therefore, the acquisition of AXT-Tongmei will not affect the comparison of indicators such as total assets, operating income and total profit of the reorganizing parties in 2020, without circumvention of the Opinions on the Application of the Securities and Futures Law No. 3.

(III) Recalculation and comparison of indicators such as total assets, operating income and total profit of the reorganizing parties in 2020 after AXT-Tongmei is included in the scope of reorganization

1. Calculation based on the indicators of 2019

In December 2020, the Issuer completed the acquisition of 5 entities including Beijing Boyu. The table below shows the comparison of relevant indicators of 2019:

In RMB0’000

Entity/Item	Total assets as at the end of 2019	Operating income in 2019	Total profit in 2019
Beijing Tongmei A	80,072.95	35,728.47	-1,507.98
Baoding Tongmei B	28,635.15	1,953.43	-2,902.24
Chaoyang Tongmei C	24,219.28	2,470.16	-1,457.28
Chaoyang Jinmei D	7,005.23	1,095.62	360.31
Nanjing Jinmei E	9,340.66	5,781.28	942.58
Beijing Boyu F	12,659.92	9,492.30	1,541.82

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Offsetting transactions against the reorganizing parties G	-8,238.45	-8,856.82	-881.63
Total amount of the acquired parties H=B+C+D+E+F+G	73,621.79	11,935.97	-2,396.44
Proportion (H/A)	91.94%	33.41%	158.92%

(1) The reorganization above is intended to integrate the industry chain, and the Company has been in operation for over one complete accounting year after the reorganization

The reorganized party Beijing Boyu is mainly responsible for the production and sales of PBN crucibles and other PBN materials, so as to provide PBN crucible consumables for the Issuer’s semiconductor substrate materials; the reorganized parties Nanjing Jinmei and Chaoyang Jinmei are responsible for the production and sales of high-purity gallium and other high-purity compounds, in which high-purity gallium is one of the main raw materials for the Issuer to produce gallium arsenide substrates; the reorganized parties Chaoyang Tongmei and Baoding Tongmei are mainly responsible for the production and sales of gallium arsenide, and its business and production line come from the Issuer’s production line that has been relocated.

In summary, the reorganization above is integration implemented focusing on the semiconductor substrate material business of the Issuer. The assets reorganization above did not lead to a change in the main business of the Issuer; instead, after the reorganization, related-party transactions are reduced and horizontal competition is avoided, which further enhanced the independence of the Issuer.

(2) Relevant indicators are in compliance with the relevant provisions of the Opinions on the Application of the Securities and Futures Law No. 3

According to the above, neither the total assets as of the end of 2019 nor the indicators related to the operating revenue of the year exceeded 100%, but the calculation result of the total profits exceeded 100% because the profits of both parties are negative. However, with reference to relevant cases and practices on the market at present, such conditions are not included for the scope of indicator

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calculation. For details, refer to the explanation below.

In summary, with December 2020 as the completion time, the relevant indicators of 2019 are not subject to the circumstance provided in the Opinions on the Application of the Securities and Futures Law No. 3 that the offering may be requested only after operation for a complete accounting year. Moreover, by now, the Company has been in operation for over a complete accounting year from the completion time of the reorganization.

(3) Relevant cases on the market

1) Shenzhen Pacific Union Precision Manufacturing Co., Ltd.

During the reporting period, Shenzhen Pacific Union Precision Manufacturing Co., Ltd. established Put Tech (Hong Kong), and Put Tech (Hong Kong) acquired 100% equity interests in Pacific Union (Hong Kong). The total profit of the reorganized party is negative, and the Issuer did not include such total profits into the scope of calculation when explaining whether it was in compliance with the Opinions on the Application of the Securities and Futures Law No. 3.

In RMB0’000

End of 2018/2018	Total assets	Operating revenue	Total profits
Book value of the reorganizing party ①	16,020.73	12,694.33	1,081.66
Book value of the reorganized party ②	3,750.72	7,997.49	-288.53
Proportion=②/①	23.41%	63.00%	-

2) SICC Co., Ltd.

When SICC Co., Ltd. determined whether its acquisition of the equity interests in and assets of Tianyue Crystal in 2020 constituted major assets reorganization, given that the total profits of both the acquired entity and the acquiring entity in the previous year were negative, the impact on the total profits were not calculated. The information disclosed is as follows:

In RMB0’000

End of 2019/2019	Total assets	Operating revenue	Total profits
Book value of the reorganizing party ①	115,032.01	26,567.32	-16,531.68

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Book value of the reorganized party ②	42,413.92	122.56	-2,690.50
Proportion=②/①	36.87%	0.46%	-

3) Beijing Qilin Hesheng Network Technology Co., Ltd.

In 2016, Beijing Qilin Hesheng Network Technology Co., Ltd. acquired the overseas entities APEX and Cybertron under common control with Beijing Qilin Hesheng Network Technology Co., Ltd. Given that the total profits of the reorganizing party and the reorganized parties in the previous year were negative, the Company did not include such total profits in the scope of calculation when explaining whether it is in compliance with the Opinions on the Application of the Securities and Futures Law No. 3. The information disclosed is as follows:

In RMB0’000

End of 2015/2015	Total assets	Operating revenue	Total profits
Book value of the reorganizing party ①	5,366.64	-	-3,341.33
Book value of the reorganized party ②	3,670.03	5,516.54	-13,994.18
Proportion=②/①	68.39%	>100%	-

In summary, given that the total profits of both the Issuer and the reorganized party (excluding the related-party transaction with Tongmei Limited) were negative in 2019, and the loss of the reorganized party was greater than Tongmei Limited, this reorganization did not improve the total profits of Tongmei Limited in 2019; therefore, Tongmei Limited is not subject to the circumstance of making up profits, hence not subject to the circumstance provided in the Opinions on the Application of the Securities and Futures Law No. 3 that the offering may be requested only after operation for a complete accounting year. Moreover, by now, the Company has been in operation for over a complete accounting year from the completion time of the reorganization.

2. Calculation based on the indicators of 2020

If AXT-Tongmei is included in the scope of reorganization, the process of recalculating and comparing indicators such as total assets of the reorganizing parties

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as at the end of 2020, operating income and total profit of the reorganizing parties in 2020 is as follows:

In RMB0’000

Entity/Item	Total assets as at the end of 2020	Operating income in 2020	Total profit in 2020
Beijing Tongmei A	168,634.49	40,800.67	2,149.40
Baoding Tongmei B	32,811.80	7,159.40	-2,383.11
Chaoyang Tongmei C	29,939.56	6,018.06	-522.43
Chaoyang Jinmei D	10,828.24	3,890.71	1,559.89
Nanjing Jinmei E	12,407.95	8,538.73	886.41
Beijing Boyu F	17,030.67	11,149.72	3,361.01
AXT-Tongmei G	-	-	-
Offsetting transactions against the reorganizing parties H	-6,642.24	-8,840.99	-2,064.60
Total amount of the acquired parties I=B+C+D+E+F+G+H	96,375.98	27,915.63	837.18
Offset against the long-term equity investment held by the reorganizing parties in the reorganized parties J	-55,782.07	-	-
Excluding financing amount from an external investment institution of the reorganizing party K	-31,447.38	-	-
Percentage (I/(A+J))	85.40%	68.42%	38.95%
Proportion (I/(A+J+K))	118.39%	68.42%	38.95%

According to the table above, if AXT-Tongmei is included into the scope of reorganization, in 2020, the total assets, operating income, and total profit of the acquired entities excluding related-party transactions did not reach or exceed 100% of the relevant indicators of Tongmei Limited; therefore, it is not subject to the circumstance provided in the Opinions on the Application of the Securities and Futures Law No. 3 that the offering may be requested only after operation for a complete accounting year. The indicator of total assets may exceed 100% only if May 2021 is taken as the completion time of the reorganization, the calculation is

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made based on the relevant indicators of 2020, and the additional capital contribution received by the Issuer from external investment institutions in 2020 are excluded.

From November to December 2020, 10 external institutions including Haitong New Energy entered into capital increase agreements and supplementary agreements with the Company, and such external institutions paid the additional capital contribution to the Issuer successively from November to December 2020 in the total of RMB314 million, including RMB149 million paid in November 2020 and RMB166 million paid in December 2020. The Issuer has made corresponding accounting treatment of the additional capital contributions received in November and December 2020. Such events are external financing acts occurred during the operation of the Issuer according to its needs.

In summary, in 2020, the total assets, operating income, and total profit of the acquired entities excluding related-party transactions did not reach or exceed 100% of the relevant indicators of Tongmei Limited; therefore, it is not subject to the circumstance provided in the Opinions on the Application of the Securities and Futures Law No. 3 that the offering may be requested only after operation for a complete accounting year.

(IV) Details and relevant reasons of offsetting transactions among the reorganizing parties in 2019 and 2020.

Pursuant to the Opinions on the Application of the Securities and Futures Law No. 3, if an issuer reorganizes any identical, similar or related business under the same controller as a company during the reporting period, if the total assets of the reorganized party at the end of the fiscal year immediately before the reorganization or its total operating income or total profit in the last fiscal year reaches or exceeds 100% of the issuer’s corresponding item before the reorganization, in order to facilitate investors’ understanding of the overall operation after the reorganization, the

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issuer shall not apply for offering until it has operated for a full fiscal year. If the reorganized party has any related party transaction with the issuer before the reorganization in the fiscal year immediately before the reorganization, the total assets, operating income or total profit shall be calculated after deducting such transactions.

According to the above provisions, the reorganizing party has deducted the total assets, operating income or total profit of Beijing Tongmei. The details of the offsetting transactions in 2019 and 2020 are as follows:

In RMB0’000

Entity/Item	2020	2019
Total assets
Notes receivable of the reorganized Party to Beijing Tongmei A	303.22	497.05
Accounts receivable of the reorganized party to Beijing Tongmei B	2,430.45	4,070.00
Receivable financing of the reorganized party to Beijing Tongmei C	691.47	594.30
Other receivables of the reorganized party to Beijing Tongmei D	3,217.10	3,077.10
Total amount offset against total assets E=A+B+C+D	6,642.24	8,238.45
Total revenue and profit
Operating income that should be offset by the reorganized party against Beijing Tongmei F	8,840.99	8,856.82
Operating costs of the reorganized party to Beijing Tongmei G	6,756.98	7,975.19
Interest expenses of the reorganized party to Beijing Tongmei H	19.41	-
Total amount offset against total profit I=F-G-H	2,064.60	881.63

II. Intermediaries’ Verification

(I) Verification procedures

The Sponsor, the Issuer’s Attorney and the Reporting Accountant mainly performed the following verification procedures:

1. Inspecting the resolutions of the shareholders’ meeting, the resolutions of the board of directors, the articles of association, the Equity Transfer Agreement, the Capital Increase Agreement, the industrial and commercial registration materials, the new business license issued after the change, and other documents and materials involved in the asset reorganization, and the latest articles of association of Baoding Tongmei after the asset reorganization, the Company’s explanation and confirmation,

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inspecting the relevant provisions of the application guidance of the Accounting Standards for Business Enterprises No. 20 - Business Mergers, and verifying the transaction process of Tongmei Limited’s acquisition of Baoding Tongmei;

2. Inspecting the latest business license obtained by Tongmei Limited after the asset reorganization, the Confirmation Letter on the Asset Reorganization issued by the Issuer, Baoding Tongmei and AXT, interviewing persons of Baoding Tongmei handling the industrial and commercial change registration and officers of the competent industrial and commercial authorities, interviewing MORRIS SHEN-SHIH YOUNG, Chairman of Baoding Tongmei, and LIU Wensen, General Manager of Baoding Tongmei, and verifying the reasons for the Company to have the control over Baoding Tongmei on December 29, 2020;

3. Inspecting the financial statements of the reorganizing party (Tongmei Limited) and the reorganized party (the acquired entity) provided by the Issuer for the reporting period, calculating the total assets at the end of the fiscal year immediately before the reorganization or the percentage of the operating income or total profit in the fiscal year immediately before the reorganization to the corresponding item of the Issuer before the reorganization, and verifying whether it complies with the relevant laws and regulations such as the Opinions on Application No. 3.

(II) Verification opinions

Upon verification, the Sponsor and the Issuer’s Attorney consider that:

1. As of December 29, 2020, Tongmei Limited has obtained the control over Baoding Tongmei, and the relevant reasons therefor are sufficient;

2. The asset reorganization in December 2020 and the acquisition of AXT-Tongmei are two separate reorganizations implemented by the Company, the relevant indicators in relation to the acquisition of AXT-Tongmei will not affect the indicators of the reorganized party in the Issuer’s asset reorganization in December 2020 accounting for the Issuer’s total assets, operating income, or total profit. The fact that the acquisition of AXT-Tongmei is not included in the scope of reorganization does not circumvent the Opinions on the Application of the Securities and Futures Law No.

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3.

3. The total assets of the reorganized party as at the end of 2019 and 2020, and the operating income and total profit of the reorganized party for 2019 and 2020 are lower than the corresponding items of the Issuer, which is not the situation under which an entity shall not apply for offering until it has operated for a full fiscal year in accordance with the Opinions on Application of the Securities and Futures Law No.3.

Upon verification, the Reporting Accountant considers that as of December 29, 2020, Tongmei Limited has obtained the control over Baoding Tongmei, and the relevant reasons therefor are sufficient.

Q3. Fundraising Projects and Relocation and Construction of Production Lines

3.1

According to the reply to the inquiry, (1) the Issuer intends to raise about RMB1.16 billion, of which about RMB360 million will be invested in the gallium arsenide semiconductor materials project and RMB800 million will be used to replenish working capital; (2) the gallium arsenide project will help the Issuer achieve the mass production of 8-inch GaAs substrates and it is expected that about RMB1.12 billion will be invested. Among them, the crystal sub-project intends to use the raised funds in the amount of RMB360 million and the wafer sub-project intends to use the self-owned funds. At the end of the reporting period, the Issuer’s cash and bank balances amounted to RMB170 million; (3) a company’s production capacity of large-size substrates can, to a certain extent, reflect its technical strength. At present, the Issuer’s main products include 3-inch indium phosphide and 6-inch gallium arsenide, and its main competitors have the mass production capacity of 6-inch InP substrates and 8-inch GaAs substrates. The Issuer’s current market shares and ranking are behind its main competitors, and its capacity scale is insufficient.

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The Issuer is required to explain: (1) production line construction status and mass production progress of the large-size InP substrates and GaAs substrates, as well as the capital demands and sources; (2) necessity and scale rationality for using the raised funds to replenish working capital in conjunction with the production line construction demand, cash and bank balances and usage arrangements, as well as the specific arrangements for the investment of the majority of the raised funds in the field of scientific and technological innovation.

Reply:

I. Explanations from the Issuer

(1) Production line construction status and mass production progress of the large-size InP substrates and GaAs substrates, as well as the capital demands and sources;

1. Production line construction status and mass production progress of the large-size InP substrates and GaAs substrates

The Company’s production line construction status and mass production progress of the large-size InP substrates and GaAs substrates are as follows:

Project	Production line construction status	Current mass production progress
Large-size InP substrates	Have not planned to build a separate production line for large-size InP substrates	Have small mass production capacity
Large-size GaAs substrates	Plan to invest in the gallium arsenide semiconductor materials project and build a production line with an annual production capacity of 500,000 pieces of 8-inch GaAs substrates	Have small mass production capacity

At present, the processing technology of 8-inch gallium and 6-inch indium phosphide single-crystal growth and wafer has been developed basically, with small batch production capacity. The construction progress of the special production line for large-size InP substrates and GaAs substrates mainly depends on the demands of downstream markets.

It can be seen from the future development trend of the industry that at present, the diameter of the global GaAs substrates is 4-6 inches generally; with the gradual

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maturity of Mini LED and Micro LED technology, the demand for LED chips registers the geometric growth, and the GaAs substrates have also trended to be 8-inch ones; and from the perspective of competition, Sumitomo and Freiberger, the main global competitors of the Company, have the capacity to produce 8-inch GaAs substrates, so it’s necessary for the Company to speed up the layout and gain market opportunities in the new round of industrial cycle; meanwhile, Osram, a downstream customer, has made the request for purchasing 8-inch GaAs substrates for next three years to the Company and IQE has also purchased 8-inch wafer samples for testing. Therefore, the Company plans to build a production line with an annual production capacity of 500,000 pieces of 8-inch GaAs substrates to meet the demands of downstream customers as soon as possible.

At present, 2-inch and 3-inch InP substrates are mainly used to produce optical modules and are ultimately applied in the data centers, 5G communications and other fields that have begun commercial promotion on a large scale. Due to the large demand in the field of data centers and 5G communications, and the extra demand for 2-inch and 3-inch InP substrates generated by the national computing network approved by the State, the Company is planning to expand the production capacity of 2-inch and 3-inch InP substrates. Further, 4-inch and 6-inch InP substrates of the Company are mainly used in high-end sensors, silicon optical chips and other devices, and at this stage, they are mainly provided to overseas customers to be used in cutting-edge fields such as vehicle lidar, VR/AR glasses, and have not been commercialized on a large scale. Therefore, the Company does not plan to build a separate production line for large-size InP substrates.

2. Capital demands and sources

The production line construction project of large-size GaAs substrates, i.e., the gallium arsenide semiconductor materials project to be invested by the Company using the raised funds, with a total investment amount of RMB1,120,536,300, is divided into two sub-projects including gallium arsenide (crystal) semiconductor materials project and gallium arsenide (wafer) semiconductor materials project. The

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gallium arsenide (crystal) semiconductor materials project, with an investment of RMB366,887,300, intends to use the raised funds in the amount of RMB366,887,300, and the gallium arsenide (wafer) semiconductor materials project intends to use the self-owned funds, with the funds sources being as follows:

(1) Profits over the years

During the reporting period, the Issuer achieved the net profit of RMB-28,063,500, RMB60,274,200 and RMB94,034,500, respectively, with the profitability soaring. As the project construction needs a certain period, the Company will invest in the construction of wafer projects by instalment out of the profit achieved over the past years.

(2) Bank loans

At the end of 2021, the Company’s short-term loans amounted to RMB77,824,700, mainly being mortgage loans and credit loans from banks. The Company’s asset-liability ratio was 27.85%, relatively low as a whole; in 2021, the Company’s interest coverage ratio was 30.18, a good solvency ability.

At the end of 2021, the carrying amount of the Company’s fixed assets was RMB647,253,800 and the carrying amount of accounts receivable was RMB218,634,500. The majority of the Company’s customers are global well-known and have large scale and good reputation, so there is no large risk of receipt of payments. In the future, the Company may apply for loans with banks based on the capital demand and arrangements, or raise funds by pledge of accounts receivable and factoring.

(II) Necessity and scale rationality for using the raised funds to replenish working capital in conjunction with the production line construction demand, cash and bank balances and usage arrangements, as well as the specific arrangements for the investment of the raised funds in the field of scientific and technological innovation.

The Company’s original fundraising projects include the gallium arsenide (crystal) semiconductor materials project and replenishment of working capital, and

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intend to use the raised funds in the amount of RMB1,166,887,300. In order to consolidate the Company’s leading position in the field of InP substrates and further clarify the usage of the funds, the Company plans to add indium phosphide (wafer) semiconductor materials project and semiconductor materials R&D project, without change in the total fundraising amount. The investment directions of the raised funds before and after change are as follows:

In RMB0’000

Before change	Amount of the raised funds to be used	After change	Amount of the raised funds to be used
Gallium arsenide (crystal) semiconductor materials project	36,688.73	Gallium arsenide (crystal) semiconductor materials project	36,688.73
Replenishment of working capital	80,000.00	Indium phosphide (wafer) semiconductor materials project	18,118.98
		Semiconductor materials R&D project	17,560.14
		Replenishment of working capital	44,320.88
Total	116,688.73	Total	116,688.73

The specific information regarding the changed fundraising projects is as follows:

Project	Gallium arsenide (crystal) semiconductor materials project	Indium phosphide (wafer) semiconductor materials project	Semiconductor materials project
Specific product size involved	8-inch GaAs single crystal ingot	2-inch and 3-inch InP substrate	Research of related processes of 8-inch GaAs and 6-inch InP substrates
Production capacity	96.25 tons	810,000 pieces (converted into 2 inches)	Not involved
Corresponding substrate production capacity	500,000 pieces	810,000 pieces (converted into 2 inches)	Not involved
Whether to not apply for	According to the Explanations on GaAs Crystal	Not involve “window guidance”	Non-production projects do not involve

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“window guidance”

Semiconductor Materials Project of Chaoyang Tongmei Xtal Technology Co., Ltd. issued by the Development and Reform Commission of Chaoyang City, Liaoning Province, and according to the query made by the Issuer to the Development and Reform Commission of Chaoyang, it is confirmed that the construction projects such as integrated circuit chips and large silicon wafer production lines need to apply for the national “window guidance”, while the GaAs (crystal) semiconductor materials project does not need to apply for “window guidance” because it does not fall within the scope of “window guidance” in accordance with the requirements of the national and provincial documents on “window guidance”, and it is in compliance with the guidelines of the State Development and Reform Commission and Liaoning Provincial Development and Reform Commission.

“window guidance”
Filing status	Project Filing Certificate on GaAs (Crystal) Semiconductor Materials Project of Chaoyang Tongmei Xtal Technology Co., Ltd. (Chao Ka Kai Shen Fa Gai Bei [2021] No. 22)	Project Filing Certificate on InP (Wafer) Semiconductor Materials Project of Chaoyang Tongmei Xtal Technology Co., Ltd. (Chao Ka Kai Shen Fa Gai Bei [2021] No. 24)	Project Filing Certificate on Semiconductor Substrate Materials R&D Project of Chaoyang Tongmei Xtal Technology Co., Ltd. (Chao Ka Kai Shen Fa Gai Bei [2022] No. 20)

To sum up, except the projects for replenishment of working capital, the

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changed fundraising projects have undergone project filing and obtained certificate on project filing; the above-mentioned fundraising projects do not fall within the scope of “window guidance”, the “window guidance” is not required, but the environmental assessment formalities will be undergone subsequently pursuant to the relevant provisions, and there is no substantive obstacle to undergo the relevant procedures.

Regarding the change of fundraising projects, the Company held the 14th meeting of the first session of the board of directors and the 14th meeting of the first session of board of supervisors for review on May 12, 2022, at which independent directors issued independent opinions. After that, the Company held a general meeting of shareholders for review on May 27, 2022, at which the event was passed. Among the changed fundraising projects, except that the projects for replenishment of working capital do not need to undergo the filing and environmental assessment formalities, other projects have undergone the project filing and obtained the filing certificate, and will undergo the environmental assessment formalities subsequently pursuant to the relevant provisions. Besides, the changed fundraising projects do not go through other approval or review formalities.

1. Production line construction status

(1) Current production line building status

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At the end of 2021, the Company’s main production lines under construction are as follows:

In RMB0’000

Project	Intended purpose	Budget	Amount already invested	Construction progress at the end of 2021
InP crystal growth and wafer processing and production expansion project	Expansion of 2~4-inch InP crystal and substrate production workshop and supporting facilities	6,968.14	5,488.80	78.77%
Single-crystal wafer and related semiconductor materials production project	2~4-inch GaAs substrate production workshop and supporting facilities	24,232.45	17,546.72	72.41%
PBN product project II	Production workshop and supporting facilities of Tianjin Boyu for PBN crucible and other materials	7,233.00	4,835.26	66.85%
GaAs crystal semiconductor materials production project	2~6-inch GaAs crystal production workshop and supporting facilities	19,263.18	15,410.54	80.00%
InP single-crystal wafer production project	2~4-inch InP substrate production workshop and supporting facilities	3,475.71	2,992.93	86.11%
High-purity semiconductor preliminary materials production project	Production workshop and supporting facilities for high-purity gallium and other materials	7,692.70	7,138.06	92.79%
High-purity arsenic project	High-purity arsenic production workshop, supporting facilities and administrative building	9,242.83	5,429.24	58.74%
Total		78,108.01	58,841.55	-
Fund gap				19,266.46

The table above shows that as of the end of 2021, the estimated capital gap for the Company’s main production line construction projects was about RMB192,664,600.

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(2) Future construction status of production lines

In the field of GaAs substrates, the GaAs substrates with a size of 6 inches or below have achieved the mass production around the world, while 8-inch GaAs substrates will become the focus of the market. The Company’s strategic policy is to seize the market share of the large-size GaAs substrates on the basis of consolidating current market position and improving the production capacity of GaAs substrates with a size of 6 inches or below. Therefore, the Company plans to build a production line with an annual production capacity of 500,000 pieces of 8-inch GaAs substrates and with an annual production capacity of 4,000,000 pieces of GaAs substrates (converted into 2 inches), with a total investment of RMB1,120,536,300.

In the field of InP substrates, after many years of operation and development, the Company wins high recognition from customers and the market by capitalizing on its excellent performance and high technical advancement, and enjoys strong industry influence and brand effect. Thus, the Company’s strategic policy is to deepen the development of main business, expand the production and sale scale of InP substrates, with a view to further improving the scale efficiency and cost advantage and boost the leading position in the industry. Therefore, the Company plans to build a production line with an annual output of 810,000 pieces of InP substrates (converted into 2 inches), with a total investment of RMB181,189,800.

To sum up, the Company has planned and will plan to carry out a series of production expansion plans with the focus on the semiconductor substrate materials, which, in turn, needs to raise funds to meet the Company’s needs of rapid growth.

2. Cash and bank balances and usage arrangements

At the end of each period of the reporting period, the Company’s cash and bank balances amounted to RMB107,376,700, RMB388,755,600 and RMB173,268,400, respectively. The sharp decline in 2021 was primarily due to the large increase of inventories and accounts receivable with the growth of business on one hand and the heavy investment by the Company in fixed assets and other long-term assets in that year on the other hand.

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At the end of 2021, the Company’s cash and bank balances amounted to RMB173,268,400, which will continue to be used for procurement of raw materials and personnel expenses related to the Company’s daily operation and will be properly invested in the production line construction.

During the reporting period, the Company mainly introduced external investors to alleviate the growing demand for working capital generated by the expansion of production and operation scale. With the growing demand in the downstream 5G, new generation display, data center and other markets, the Company urgently needs to replenish working capital by implementing this fundraising project, broaden the Company’s external financing channels and guarantee the working capital necessary to conduct the daily business activities of the Company.

3. Necessity and scale rationality for using the raised funds to replenish working capital

(1) Necessity for replenishment of working capital

The Company’s current cash and bank balances are mainly used for daily raw material and equipment procurement, goods preparation, project R&D and other related expenses, project expenses, expenses related to business activities such as receiving labor services and paying employee compensation, taxes and fees, as well as expenses related to long-term development. With the continuous growth of the Company’s production capacity and income scale, the Company’s expenditure on raw material procurement, R&D and employee compensation will further increase, so it is urgent to raise more funds to meet the working capital needs.

In this Offering, RMB442,893,800 will be raised to replenish working capital, mainly because that, on the one hand, with the continuous growth of the Company’s income scale, the Company’s demand for raw material procurement has increased correspondingly, and the expenditure on R&D and investment in projects have also kept increasing, which is expected to produce the demand for working capital investment; on the other hand, the rapid development of the market requires the Company to continue to pay attention to changes in market demand and expand core

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technological advantages, the Company still has the demand for further R&D to launch new products in the future, and it is expected to increase the demand for working capital investment. In addition, with the gradual investment, construction and operation of the Company’s fundraising projects, and with the continuous improvement of the Company’s overall business scale, the demand for working capital is further increasing.

When the working capital is in place, it will provide sufficient working capital for the Company’s project construction, avoid the dilemma of cash flow shortage caused by the increase of capital expenditure, and meet the needs of the Company’s long-term development. At the same time, the increase of working capital is conducive to improving the Company’s anti-risk ability, avoiding serious adverse impact on the Company’s going-concern ability due to price fluctuations of raw materials and finished products and fluctuations in exchange rate, and ensuring the stability of the Company’s main business. In addition, in order to adapt to the trend of rapid development of industry technology and the need for continuous upgrading of product performance, the Company will continue to carry out technological transformation of production lines and new product R&D in the future, which requires the Company to have strong financial strength. The use of the raised funds will help optimize the capital structure of the Company, improve the anti-risk ability, provide financial support for the sustainable development of the Company’s business, and provide a strong guarantee for the implementation of the Company’s future development strategy.

(2) Scale rationality for replenishment of working capital

1) Calculation process and principle

The amount occupied by working capital is mainly affected by the Company’s operating current assets and operating current liabilities. The Company uses the sales percentage method to estimate the changes of relevant current assets and current liabilities caused by the growth of future operating income, and then estimates the working capital gap in the next three years.

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The Company has forecast the operating current assets and operating current liabilities and calculated the amount of working capital to be occupied (i.e., the difference between the operating current assets and operating current liabilities), respectively at the end of 2022, 2023 and 2024. The proportion of operating current assets (accounts receivable, notes receivable, receivables financing, prepayments, and inventory) and operating current liabilities (accounts payable, and contract liabilities) to operating income is determined according to the average of actual indicators in 2019-2021.

The Company’s new working capital gap in the next three years is calculated as per the following formula:

New working capital gap = Amount of working capital occupied at the end of 2024 - amount of working capital occupied at the end of 2021

2) Assumption of income growth rate

The operating income and growth from 2019 to 2021 are as follows:

Item	2021	2020	2019
Operating income (in RMB0’000)	85,734.52	58,317.04	46,222.68
Compound growth rate of income	36.19%

The Company’s compound growth rate of operating income from 2019 to 2021 is 36.19% and based on this, it is assumed that the Company’s growth rate of operating income is 36.19% from 2022 to 2024, and the corresponding expected amount of operating income is RMB1,167,618,400, RMB1,590,179,500 and RMB2,165,665,500, respectively. (This calculation does not represent the Company’s or AXT’s income and profit forecast for the next three years or constitute the Company’s or AXT’s commitment to performance.)

3) Calculation of the Company’s new working capital gap in the future

According to the Company’s audited financial statements for 2021, the proportion of the operating current assets and operating current liabilities for the Company’s main business to the operating income for the current period is as follows:

In RMB0’000

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Item	At the end of 2021	Average proportion for the past three years
Accounts receivable	22,195.99	26.88%
Notes receivable	1,489.15	3.16%
Receivables financing	6,188.39	5.21%
Prepayments	779.51	0.84%
Inventories	40,103.45	52.11%
Total operating current assets	70,756.49	88.20%
Accounts payable	12,251.26	20.92%
Contract liabilities	515.39	0.37%
Total operating current liabilities	12,766.65	21.19%
Amount occupied by working capital	57,989.84	67.01%

By assuming that there is no material change in the Company’s overall operating environment, international trade policies, market demand and external conditions, the calculation process of the Company’s demand for replenishing working capital from 2022 to 2024 is as follows:

In RMB0’000

Item	2022 (Forecast)	2023 (Forecast)	2024 (Forecast)
Operating income	116,761.84	159,017.95	216,566.55
Accounts receivable	31,379.86	42,736.23	58,202.47
Notes receivable	3,690.16	5,025.63	6,844.41
Receivables financing	6,083.56	8,285.20	11,283.62
Prepayments	976.16	1,329.43	1,810.55
Inventories	60,849.06	82,870.33	112,861.11
Total operating current assets	102,978.80	140,246.82	191,002.16
Accounts payable	24,428.44	33,269.09	45,309.18
Contract liabilities	429.42	584.83	796.48
Total operating current liabilities	24,857.86	33,853.92	46,105.66
Amount occupied by working capital	78,120.94	106,392.90	144,896.50
New working capital demand	86,906.66

According to the above calculation, the Company’s new working capital demand

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in the next three years amounts to RMB869,066,600. It is reasonable for the Company to use the raised funds of RMB442,893,800 to replenish the working capital.

To sum up, the Company calculates its working capital gap in the next three years using the sales percentage method based on reasonable assumptions and parameters setting and in accordance with rational calculation process. The amount of RMB442,893,800 to be used by the Company for replenishing working capital is in line with its existing assets and business scale.

4. Specific arrangements for the investment of the raised funds in the field of scientific and technological innovation

According to the Guidelines for the Industry Classification of Listed Companies (2012 Revision) published by the CSRC, the industry of the Company is classified into the “computer, communication and other electronic equipment manufacturing industry (industrial code: C39).” According to the Industrial Classification for National Economic Activities (GB/T4754-2017) published by the National Bureau of Statistics, the industry of the Company is classified into the “manufacturing of electronic components and special-purpose electronic materials” (C3985) under the “computer, communication and other electronic equipment manufacturing industry”. According to the Tentative Provisions for Application for and Recommendation of Listing of Enterprises on the Sci-tech Innovation Board of the Shanghai Stock Exchange, the Company is classified into a new generation of information technology industry in line with the positioning of the STAR Market.

The raised funds will be fully used for the development of the Company’s main business after deducting the issuing fees, including construction of the gallium arsenide semiconductor materials project with an annual production capacity of 500,000 pieces of 8-inch GaAs substrates and 4,000,000 pieces of 2-inch GaAs substrates, and of the indium phosphide semiconductor materials project with an annual production capacity of 810,000 pieces of 2-inch InP substrates, and addition of new production lines to expand production capacity, speed up the response to customers’ orders, improve the supply capacity, consolidate the Company’s

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competitive position in the market, meet customers’ demand for products of larger quantities, faster delivery and higher quality, and lay a solid foundation for the Company’s continuous growth.

The Company will carry out the semiconductor material R&D projects based on its own business layout, the development trend of III-V compound semiconductor material industry and the changes of end-customer demand. The Company plans to conduct the research and development of such technologies as high-quality 8-inch gallium arsenide polishing wafer process, characterization technology of gallium arsenide and indium phosphide semiconductor wafer, high-quality indium phosphide wafer with low surface defects, improvement and upgrading of 6-inch indium phosphide crystal growth process, and 8-inch gallium arsenide crystal growth process. The implementation of the R&D projects of semiconductor materials will help the Company take the initiative in the continuous launch of technologies and products on the market and obtain competitive advantages, and will provide a solid guarantee for the Company’s future profit growth.

With the growth of its business scale, the Company’s demand for equipment and material procurement has increased accordingly, and its R&D expenses and new project investments have also continued to increase. It is expected that there will be a demand for working capital investment. On the other hand, the development of the semiconductor industry is ever changing. The Company needs to continuously pay attention to any change to the market demand and expand its core technology advantages. In the future, the Company will still need to further develop and launch new products, and it is also expected that there will be a demand for working capital investment. The Company intends to make supplementary working capital investment in the field of technological innovation of semiconductor materials, including but not limited to the upgrading and transformation of existing production lines, increasing the investment in R&D of new products and new technologies, and building R&D teams, so as to ensure the smooth operation of its business, and enhance its competitiveness in the compound semiconductor materials market.

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The implementation of the foregoing fundraising projects will further improve the core strength of the Company’s scientific and technological innovation, which will not result in horizontal competition between the Company, on one hand, and the AXT as the controlling shareholders and other enterprises controlled by them, on the other hand, or adversely affect the Company’s asset integrity and independence. The production and R&D field invested with the raised funds belongs to a “new generation of information technology” industry under Paragraph (I), Article 4 of the Tentative Provisions for Application for and Recommendation of Listing of Enterprises on the Sci-tech Innovation Board of the Shanghai Stock Exchange, which has the property of scientific and technological innovation.

3.2

According to the submissions, (1) the Issuer relocated several production lines during the reporting period, for example, the production line for GaAs substrates was relocated from Beijing to Chaoyang City, Liaoning Province and Baoding City, Hebei Province, Nanjing Jinmei relocated its production line to Chaoyang Jinmei, and Beijing Boyu successively relocated its production equipment to Chaoyang Boyu and other factories; (2) according to the industry practice, if material changes happen on the production equipment, production location and production process, product certification is required again, with the cycle taking 3 months to 1 year generally; (3) the fixed assets of the Issuer were comprised, primarily, of production equipment and properties and buildings, and the construction in progress of the Issuer was mainly for production line expansion. At the end of the reporting period, the carrying amount of fixed assets was RMB647,253,800, and the carrying amount of the construction in progress was RMB218,832,100.

The Issuer is required to explain: (1) the reasons for relocation of the Issuer’s production lines and the progress, as well as the effects of relocation on

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the Company’s production and operation; (2) the production capacity of semiconductor substrate products of different categories and sizes, and the main production links, equipment and resources for limiting production capacity; the matching between the capacity growth and the scale of machinery and equipment as fixed assets during the reporting period; (3) whether the progress of the construction in progress is line with the original plan, if no, explain the reasons for delay of construction progress and whether there are any substantial obstacles.

Reply:

I. Explanations from the Issuer

(I) The reasons for relocation of the Issuer’s production lines and the progress, as well as the effects of relocation on the Company’s production and operation;

The Issuer relocated several production lines during the reporting period, for example, the production line for GaAs substrates was relocated from Beijing to Chaoyang City, Liaoning Province and Baoding City, Hebei Province, Nanjing Jinmei relocated its production line to Chaoyang Jinmei, and Beijing Boyu successively relocated its production equipment to Chaoyang Boyu and other factories. The specific information is as follows:

Entity prior to relocation of production line	Entity after relocation of production line	Content of relocation	Time of relocation
Beijing Tongmei	Chaoyang Tongmei	Gallium arsenide production line	2019
	Baoding Tongmei	Gallium arsenide wafer production line
Nanjing Jinmei	Chaoyang Jinmei	High-purity metal and compound production line
Beijing Boyu	Chaoyang Boyu	Main equipment for producing PBN products

The reasons for relocating the production lines above are as follows:

1. Beijing Tongmei is located in Tongzhou District, Beijing, and Tongzhou District has become the sub center of Beijing. The industrial policies have been adjusted greatly and there are major changes in urban planning, so the room for further growth of the manufacturing industry will be limited. Meanwhile, Beijing

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Boyu received a notice from the Housing Expropriation Office of the People’s Government of Tongzhou District, Beijing in the second half of 2018 that the leased plant would be expropriated, so Beijing Boyu can no longer use the relevant leased property.

2. The policies concerning investment promotion in Chaoyang City, Baoding City and other regions, especially in Chaoyang City, Liaoning Province, have advantages. A new semiconductor material industrial park is established in Kazuo Economic Development Zone, Chaoyang City, and Chaoyang City is committed to realizing the industrial chain layout from high-purity materials of compound semiconductor to substrates of compound semiconductor, and strives to build China’s “Northern Silicon Valley”, which has strong policy advantages and industrial agglomeration effect. Further, the costs for land, plant construction, labor services, water and electricity and other fuel expenses are relatively low in Chaoyang City, Baoding City and other regions, which help the Company reduce costs, increase efficiency and further enhance profitability.

3. The Company’s main business focuses on the compound semiconductor substrate materials. Beijing Boyu is mainly engaged in the production and sales of PBN crucibles, and Nanjing Jinmei is mainly engaged in the production and sales of high-purity gallium and other relevant high-purity materials. These products are important consumables and raw materials of the Company’s compound semiconductor substrate materials. Therefore, the relocation of the production lines to Chaoyang City, Liaoning Province is conducive to further improving the geographical closeness of the Company’s upstream and downstream industrial chains, reducing transportation costs, forming industrial agglomeration and enhancing synergy.

Such relocation started in 2019 and basically completed in the same year, and the customer certification and production were conducted anew in Chaoyang City and Baoding City.

The Company achieved the revenue of RMB490,280,000, RMB462,226,800, RMB583,170,400 and RMB857,345,200, respectively in 2018, 2019, 2020 and 2021. In 2019, as affected by the relocation, the Company’s revenue declined slightly, while in 2020 and 2021, the Company’s revenue increased by 26.17% and 47.01% year-on-year, respectively, showing a rapid growth trend.

To sum up, the relocation of production lines by the Company is caused by

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changes in Beijing urban planning policies, enterprise cost reduction and efficiency increase, industry agglomeration and other factors. At present, the relocation has completed basically, and the customer certification for new production lines has also completed basically. The Company operation is in good condition, and the revenue during the reporting period showed a rapid growth trend. There is no material adverse impact of the relocation on the Company’s future production and operation.

(II) The production capacity of semiconductor substrate products of different categories and sizes, and the main production links, equipment and resources for limiting production capacity; the matching between the capacity growth and the scale of machinery and equipment as fixed assets during the reporting period;

1. The production capacity of semiconductor substrate products of different categories and sizes, and the main production links, equipment and resources for limiting production capacity;

The production of compound semiconductor substrates covers processes including, among others, poly-crystal synthesis (indium phosphide and gallium arsenide), single-crystal growth, cutting, edging, grinding, polishing, cleaning and packaging. The main production links and the relevant main equipment required are as follows:

Step	Main production process	Main equipment required
①	Poly-crystal synthesis (indium phosphide and gallium arsenide)	Poly-crystal synthesis furnace
②	Single-crystal growth	Single crystal furnace
③	Cutting	Cutting machine, engraving and milling machine
④	Edging	Edge trimming machine
⑤	Grinding	Grinding machine
⑥	Polishing	Polishing machine and spinning machine
⑦	Cleaning	Cleaner, drying machine and acid mist tower
⑧	Packaging	Packaging machine, detector and marking machine

In the back-end process of single crystal ingots (generated by single crystal production process) as one of the above-mentioned production processes, e.g., cutting, grinding and polishing, the relevant equipment may be commonly used, but it’s

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necessary to replace the corresponding suction cups and other molds for products of different sizes and carry out process commissioning. Therefore, the Company’s production capacity is flexible to a certain degree, which depends on the relevant equipment and processes in the single-crystal growth link of the front-end process.

The main equipment used in the single-crystal growth link is the single crystal furnace. The crystal growth needs a closed environment, and the supporting equipment such as the single crystal furnace and controller needs to occupy relatively large area of production premises, so the category and number of the single crystal furnace are the main factors that determine the bottleneck capacity and thus affect the overall capacity of the Company.

The single crystal furnace of the Company is mainly divided into the small-size single crystal furnace (2, 3 and 4 inches) and the large-size single crystal furnace (6 and 8 inches), both of which have the ability to produce smaller-size single crystals in a compatible manner, but the furnace core needs to be replaced and the relevant process needs to be adjusted. At the end of each of reporting periods, the production capacity of the Company’s semiconductor substrates of different categories and similar sizes is as follows:

Category of semiconductor substrates	Size	Production capacity (10,000 pieces)
		2021	2020	2019
InP substrate (converted into 2 inches)	4 inches or below	40.60	30.70	26.70
	6 inches	0.18	-	-
	Total	40.78	30.70	26.70
GaAs substrate (converted into 2 inches)	4 inches or below	115.00	97.25	82.50
	6 inches or above	198.64	135.00	108.00
	Total	313.64	232.25	190.50
Germanium substrate materials (converted into 2 inches)	4 inches or below	121.70	100.80	113.00
	6 inches	21.60	21.20	9.00
	Total	143.30	122.00	122.00

2. The matching between the capacity growth and the scale of machinery and equipment as fixed assets during the reporting period;

During the reporting period, the production capacity (converted into 2 inches) of the Company’s small-size semiconductor substrates (2, 3 and 4 inches) and large-size semiconductor substrates (6 and 8 inches) for various years, and the specific

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information regarding the size of single crystal furnaces in the machinery and equipment as fixed assets are as follows:

Category	Size	Item	2021	2020	2019
InP substrate	Small size	Production capacity (piece)	406,000	307,000	267,000
		Index of number of single crystal furnaces	1,544	1,160	1,000
		Production capacity index per set of equipment	263	265	267
	Large size	Production capacity (piece)	1,800	-	-
		Index of number of single crystal furnaces	1,000	-	-
		Production capacity index per set of equipment	1.80	-	-
GaAs substrate	Small size	Production capacity (piece)	1,150,000	972,500	825,000
		Index of number of single crystal furnaces	1,444	1,190	1,000
		Production capacity index per set of equipment	796	817	825
	Large size	Production capacity (piece)	1,986,400	1,350,000	1,080,000
		Index of number of single crystal furnaces	1,866	1,255	1,000
		Production capacity index per set of equipment	1,065	1,076	1,080
Germanium substrate	Small size	Production capacity (piece)	1,217,000	1,008,000	1,130,000
		Index of number of single crystal furnaces	1,071	893	1,000
		Production capacity index per set of equipment	1,136	1,129	1,130
	Large size	Production capacity (piece)	216,000	210,000	90,000
		Index of number of single crystal furnaces	2,143	2,143	1,000
		Production capacity index per set of equipment	101	98	90

Note: The index of number of single crystal furnaces is converted based on 2019. Production capacity index per set of equipment = production capacity / index of number of single crystal furnaces.

During the reporting period, the growth in the index of number of single crystal furnaces was basically in line with the growth trend of the Company’s overall production capacity and growth rate. Regarding product category, the substrate products of different categories have a big difference in the production capacity index per set of equipment as affected by production characteristics, differences in single crystal furnaces used, different crystal growth processes and other factors;

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(1) InP substrates

During the reporting period, the production capacity index per set of equipment for small-size InP substrates was relatively stable, and the overall production capacity increased with the rise in the index of number of single crystal furnaces. In 2021, with the advancement of research and development of the Company’s 6-inch indium phosphide products, the Company added 6-inch InP single crystal furnaces. However, the production capacity index was relatively low because large-size single crystal growth had a relatively high difficulty and 6-inch crystal growth process had not yet completely matured.

(2) Gallium arsenide and germanium substrates

During the reporting period, the average production capacity of gallium arsenide and germanium substrates was relatively stable as a whole. Among them, the production capacity index per set of equipment for large-size germanium substrates in 2019 was relatively low. During the reporting period, the Company applied the silicon-boron-gallium co-doping technology to the production of large-size germanium crystals, gradually improving the axial doping uniformity of germanium crystals, increasing the unit production capacity of large-size germanium substrates, and improving the production capacity index per set of equipment year by year.

To sum up, during the reporting period, the increase in the Company’s production capacity of semiconductor substrate materials of various categories was basically in line with the index scale of number of single crystal furnaces.

(III) Whether the progress of the construction in progress is line with the original plan, if no, explain the reasons for delay of construction progress and whether there are any substantial obstacles.

At the end of 2021, the carrying amount of the Company’s construction in progress was RMB218,832,100, and the progress thereof is as follows:

Item	Intended purpose	Budget	Balance at the end of 2021	Amount already invested	Construction cycle	Estimated completion date	Originally planned completion date	Construction progress at the end of 2021
InP crystal growth and wafer	Expansion of 2~4-inch InP crystal and substrate	6,968.14	781.85	5,488.80	51 months	2022.12	2022.12	78.77%

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processing and production expansion project	production workshop and supporting facilities
Single crystal wafer and related semiconductor material production project	2~4-inch GaAs substrate production workshop and supporting facilities	24,232.45	996.97	17,546.72	48 months	2022.5	2021.12	72.41%
PBN product project II	Production workshop and supporting facilities of Tianjin Boyu for PBN crucible and other materials	7,233.00	909.11	4,835.26	48 months	2022.6	2022.5	66.85%
GaAs crystal semiconductor materials production project	2~6-inch GaAs crystal production workshop and supporting facilities	19,263.18	5,023.19	15,410.54	48 months	2022.6	2022.6	80.00%
InP single crystal wafer production project	2~4-inch InP substrate production workshop and supporting facilities	3,475.71	2,264.51	2,992.93	60 months	2022.12	2022.9	86.11%
High-purity semiconductor preliminary materials production project	Production workshop and supporting facilities for high-purity gallium and other materials	7,692.70	3,018.03	7,138.06	36 months	2022.5	2021.9	92.79%
High-purity arsenic project	High-purity arsenic production workshop, supporting facilities and administrative building	9,242.83	5,428.89	5,429.24	15 months	2022.10	2022.10	58.74%
Others	-	-	3,460.66	-	-	-		-
Total	-	-	21,883.21	58,841.55	-	-		-

It can be seen that the overall progress of the construction in progress is basically in line with the original schedule, and the slight delay of some projects is mainly caused by changes in some designs and the COVID-19 epidemic. Specifically:

1. For the single crystal wafer and related semiconductor material production project, it was originally planned that the construction shall be completed in December 2021; it’s expected that this project may be completed in May 2022. The main reason of the delay is that during the preliminary completion inspection and acceptance of this project in 2021 by relevant authorities, the experts raised rectification comments, which lead to certain postponement of subsequent inspection and acceptance. By now, the inspection and acceptance for this project has been completed.

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2. For the InP single crystal wafer production project, it was originally planned that the construction shall be completed in September 2022; it’s expected that this project may be completed in December 2022. The main reasons of the delay are the change in the designing due to adjustment of the construction process, and the delay in the supply of light-gauge steel materials, hydrogen and oxygen manifolds, elevator equipment, etc. by relevant suppliers due to the epidemic.

3. For the high-purity semiconductor preliminary materials production project, it was originally planned that the construction shall be completed in September 2021; it’s expected that this project may be completed in May 2022. The main reason is that, given the many outsourced customized products for this project, relevant manufacturers failed to deliver such products as scheduled due to the epidemic. By now, such equipment has been successively delivered and installed, and the construction of this project is basically completed.

Since the filing and environment assessment formalities for all the projects above have been completed, there is no substantial obstacle to subsequent construction and relevant progress.

Q4. Sales Revenue and Gross Profit Margin

4.1

According to the Prospectus and the replies to the first round of inquiries, (1) the Issuer provided AXT with processing supplied materials, with the revenue recognized using the net method. Since August 2018, the above-mentioned business has changed from entrusted processing to general trade, with the revenue recognized using the gross method; (2) the intermediaries verified the operating revenue during the reporting period by means of seeking confirmation, video or field interview, and sampling inspection, but failed to distinguish the domestic revenue from overseas revenue, and specify the verification procedures and conclusion regarding the sales revenue from AXT and AXT-Tongmei.

The Issuer is required to explain: the changes in business cooperation modes and the specific situations between the Company and AXT around August 2018, the basis for the transfer of the nature of business from entrusted processing to

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general trade, and the matter whether the recognition of revenue by using the gross method during the reporting period complies with the Accounting Standard for Business Enterprises.

The Sponsor and the Reporting Accountant are required to explain: (1) the verification results of seeking confirmation and interview or video inquiry by domestic and overseas sales revenue; (2) the results of interview or video inquiry regarding the overseas sales revenue, the verification of identity of the interviewees during video inquiry, video inquiry contents and confirmation of subsequent alternative procedures, the additional measures taken in view of the limitations of video interview, and whether the relevant external evidence has been obtained; (3) the adequacy of the proportion of verification of substantive procedures such as the test of details; (4) the verification method, proportion and conclusion of terminal sales with sales revenue through AXT, and whether a third-party basis has been obtained; (5) the verification method, proportion and conclusion of terminal sales with sales revenue through AXT-Tongmei, and whether a third-party basis has been obtained.

Reply:

I. Explanations from the Issuer

(I) The changes in business cooperation modes and specific situations between the Company and AXT around August 2018

At the beginning of its establishment, the Company had only a few domestic qualified suppliers, and mainly focused on overseas customers. Therefore, for a long period of time, the Company had mainly provided its controlling shareholder AXT with the processing and production services of crystals and wafers, and also signed the Sales Contract for Processing with Supplied Materials with AXT. With the development of domestic semiconductor industry, the Company has attracted more domestic customers, and with the gradual improvement of the production level of domestic raw material suppliers, the proportion of domestic procurement of raw materials has been increasing. Since August 2018, the Company has adjusted the

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trading mode with AXT, and turned it into the general trade mode so that the processing with supplied materials had been basically stopped, and signed a General Trade Sales Contract with AXT. The changes in the cooperation modes and specific situations between the Company and AXT around August 2018 are shown below:

Item	Before August 2018	After August 2018
Type of sales	Processing with supplied materials	General trade
Business mode

AXT, as the entity making sales and purchasing raw materials overseas, provided the Company with main raw materials for the production of crystals and wafers, took delivery of semiconductor substrate products from the Company after processing by the Company, and sold them to overseas customers.

The Issuer is required to purchase the main raw materials and auxiliary materials for production from the suppliers such as AXT and other third-party suppliers, determines the quality, specifications and other items of the raw materials, and then sells the products to AXT. Specifically, the Company independently arranges the purchase of raw materials from AXT, without a physical correspondence with product sales; price of raw materials purchased by the Company from AXT refers to the price of materials purchased by AXT from its suppliers, without an unfair transaction price.

Sources of main raw materials	Raw materials are mainly supplied by AXT or purchased from suppliers designated by AXT, and the entrusted processing technical standards and quality requirements are formulated by AXT.

According to the agreement on the product quantity and standard between the Issuer and AXT, the suppliers of raw materials, and their specifications are independently determined by the Issuer; AXT does not specify the specific suppliers, nor restrict the price, quantity or production of the raw materials purchased by the Issuer from the suppliers.

Whether the the Issuer bears inventory risks in relation to the goods before or after the transfer thereof

For the raw materials supplied by AXT, the ownership and control of their inventories remain with AXT, with the Issuer only bearing the risk of damage to and loss of such inventories caused by improper storage.

For the purchased raw materials, the ownership and control of their inventories remain with the Issuer bearing the risk of damage to and loss of such inventories and price fluctuation. In addition, the Issuer should track the whole process of product quality control, and take charge of the arrangement of shipment and export of products.

Whether the the Issuer has the right to independently	The price of the products does not include the cost of the raw materials supplied by AXT, but includes the	With the independent pricing power, covering self-purchased main and auxiliary materials, labor, depreciation, amortization, etc. The purchase price of raw materials and the sales

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decide on the price of the traded goods

processing cost and other costs (the costs of self-purchased main and auxiliary materials, labor, depreciation, amortization, etc.); the the Issuer has no full right to decide on the sales price of the final products.

price of finished products are negotiated by the Issuer with the suppliers and AXT respectively in accordance with the market business principles; the Issuer has the right to independently decide on the sales price of the final products.

(II) The basis for the transfer of the nature of business from entrusted processing to general trade, and the matter whether the recognition of revenue by using the gross method during the reporting period complies with the Accounting Standard for Business Enterprises

1. The basis for the transfer of the nature of business from entrusted processing to general trade

The basis for the transfer of the nature of business from entrusted processing to general trade is that when the Company sells GaAs substrate, InP substrate, and germanium substrate to AXT, such goods are controlled by the Company prior to the transfer to AXT, and the Company dominates the use of the goods and gains almost all economic benefits therefrom, assumes the primary responsibility for customers, bears the inventory risks and has the pricing power.

In addition, under the mode of processing trade, the Company shall handle the Manual for Supplied Material Processing with the Customs for the quantity of imported materials and corresponding exported finished products. The Company shall submit the case closing application to the customs and after verification and review, write off the Customs Manual and issues the Case Closing Notice after executing the Manual. The Company shall no longer apply for the new Customs Manual for Supplied Material Processing after the business mode is changed to general trade.

2. Whether the recognition of revenue by using the gross method during the reporting period complies with the Accounting Standard for Business Enterprises

During the reporting period, the Company implemented the Accounting Standard for Business Enterprises No. 14 - Revenue (Cai Kuai [2006] No. 3) issued by the Ministry of Finance in 2006 from January 1, 2019 to December 31, 2019, and Accounting Standard for Business Enterprises No. 14 - Revenue (Cai Kuai [2017] No. 22) revised by the Ministry of Finance in 2017 after January 1, 2020. According to the

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provisions in the old and new revenue standards and combining with the trade between the Company and AXT, the Company was the principal responsible person for the trade with AXT during the reporting period, therefore the operating revenue was calculated by the gross method, which complies with the Accounting Standard for Business Enterprises. Relevant standards and specific analysis are shown below:

(1) Relevant standards

1) Pursuant to Article 34 of the Accounting Standards for Business Enterprises No. 14 - Revenue (2017 Revision), an enterprise shall judge whether it acts as the principal responsible person or an agent when conducting transactions based on the fact whether it has the right to control the goods before transferring them to the customer. If the enterprise is able to control the goods before transferring them to the customer, the enterprise acts as the principal responsible person and shall recognize revenue according to the total consideration received or receivable; otherwise, the enterprise acts as an agent and shall recognize revenue according to the amount of expected commission or handling charge to which the enterprise is entitled, and such an amount shall be determined according to the total consideration received or receivable deducted by the price to be paid to other parties, or according to a specified commission amount or proportion, among others.

The cases that the enterprise is able to control the goods before transferring them to the customer include: ① the enterprise transfers the control of commodities or other assets to the customer after obtaining the control right from a third party; ② the enterprise can guide a third party to provide services for customers on behalf of the enterprise; ③ after obtaining the control over commodities from a third party, the enterprise integrates such commodities with other products into a portfolio and transfers it to the customer by providing significant services.

For determining whether it has the right to control the goods before transferring them to the customer, the enterprise should not limit itself to the legal form under the contract, but take into account all the relevant facts and circumstances, including: ① the enterprise bears the main responsibility for transferring goods to the customers; ② the enterprise bears the inventory risk before or after the transfer; ③ the enterprise has the right to independently determine the price of the goods; ④ other relevant facts and circumstances.

2) The principles of judgment of the principal responsible person or agent in the

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Accounting Standards for Business Enterprises No. 14 - Revenue (Application Guide 2018)

When determining the principal responsible person or agent, the enterprise shall determine its role of a principal responsible person or agent in a certain transaction according to the nature of its undertaking, namely the nature of performance obligation. If the enterprise undertakes to provide specific goods to the customer by itself, it is a principal responsible person; and if it undertakes to arrange others to provide such goods, namely it provides assistance for others, the enterprise can be deemed as an agent.

The enterprise shall first identify the specific goods provided for the customers, and then evaluate whether it controls the goods prior to the transfer to the customer. If the enterprise is able to control the goods prior to the transfer, it is a principal responsible person; on the contrary, if it fails to control prior to the transfer, it is an agent.

3) Guidance on recognition of revenue according to gross or net value in the Guidelines for the Application of Regulatory Rules - Accounting No. 1

According to the relevant provisions in the revenue standard, when the sales of goods or the rendering of services involves other parties, the enterprise shall determine whether it is a principal responsible person or an agent according to the terms of the contract and the nature of transaction. If an enterprise controls the specific goods or service before transferring the same to the customer, namely, the enterprise is able to dominate the use of such goods or service, and obtain almost all the economic benefits therefrom, it is the principal responsible person; otherwise it is an agent. When determining whether it is a principal responsible person, the enterprise shall comprehensively consider whether it bears the main liability to the customer, whether it bears the inventory risk, whether it has the pricing power, and other relevant facts and circumstances. The enterprise shall determine the transaction price according to the amount of consideration collected from its customer, and measure the revenue. The principal responsible person shall recognize the revenue according to the total consideration received or receivable and the agent shall do so according to the commission or handling charge (net) that is expected to be collected.

(2) Specific analysis

According to the above accounting standard, when the Company purchases raw

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materials from AXT and sells the products such as GaAs substrate, InP substrate, and germanium substrate to AXT, such products are controlled by the Company prior to the transfer to AXT, therefore the Company is the principal responsible person, which complies with the requirements for the recognition of revenue by using the gross method; the specific analysis is shown below:

1) The Company is able to control the goods prior to the transfer to the customer

① The Company has obtained the right to control the raw materials purchased from AXT

When the Company purchases the relevant raw materials from AXT, it can arrange the production of GaAs substrate, InP substrate, and germanium substrate for other customers according to the order, and they can also be used for producing AXT-related products, rather than products specifically sold to AXT.

Therefore, the Company can guide the use of raw materials purchased from AXT, and obtain the economic benefits from the sales of the products manufactured from the above raw materials, namely, the Company has obtained the right to control the above raw materials.

② The Company produces substrate products with the raw materials purchased from AXT and the main raw materials, for selling to AXT

The raw materials purchased from AXT mainly include high-purity arsenic, crucible materials, germanium ingot, cutting, grinding and polishing materials, and packaging materials; the products sold to AXT mainly include GaAs substrate, InP substrate, and germanium substrate. After purchasing raw materials from AXT, the Company shall match them with other main raw materials, to produce GaAs substrate, InP substrate, and germanium substrate through complex production processes including poly-crystal synthesis, crystal growth, cutting, grinding, polishing, cleaning and testing, and finally sell such products to AXT. Therefore, the element composition of relevant materials and the use of products have significantly changed after production.

In summary, after obtaining the right to control the raw materials purchased from AXT, the Company produces GaAs substrate, InP substrate, and germanium substrate combined with other main raw materials, for selling to AXT. Therefore, the Company is able to control the goods prior to the transfer to AXT.

2) The Company is primarily responsible for transferring goods to the customer

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The products provided by the Company shall comply with the agreed quality standard. If the customer finds that any product is unqualified in the production process, the Company shall replace or replenish the product and bear the expenses incurred; the Company shall also provide quality assurance and after-sales service. Therefore, the Company serves as the principal responsible person in the transaction with AXT, and assumes the primary responsibility for the transfer of goods to AXT.

3) The Company bears the risks of inventory

The risks of inventory mainly include the risk of fair value change, the risk of sluggish overstock, and the risk of damage and loss. The Company undertakes such risks of inventory, and the specific analysis is shown below:

① The relevant risks after delivery of the raw materials/products are transferred to the Company/AXT;

② When the Company and AXT sign a purchase order of raw materials, it is uncertain whether the products manufactured from the raw materials are sold for getting return; the Company bears the risk of sluggish overstock of the raw materials;

③ The price of the raw materials purchased by the Company from AXT is determined based on the price of the purchase by AXT from its suppliers; the Company bears the risk of change in the fair value of raw materials;

④ The Company arranges the use of raw materials purchased from AXT, and there is no physical correspondence with the sales of the products; the Company bears the risk of change in the fair value of the finished products;

Therefore, the Company bears the risks of inventory caused by the purchase of raw materials from AXT and the sales of the products to AXT.

4) The Company has the right to determine the sales price

The Company sells products to AXT on the price determined by the cost-plus method. The discrepancy between the sales price of the products sold to AXT and the average sales price is mainly reflected in the different performance requirements for substrate products, and it is determined by the product dimensions, technical parameters, thickness and angle of the edge. In general, the prices of GaAs substrate, InP substrate, and germanium substrate sold by the Company to AXT are reasonable.

Therefore, the Company has the full right to determine the sales price.

5) The Company undertakes the credit risk of payment regarding the sales to AXT

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① There is a certain credit period for settlement between the Company and AXT.

② The procurement and sales between the Company and AXT are separately settled, without the case of discrepancy settlement.

Therefore, the Company undertakes the credit risk of payment regarding the sales to AXT.

In summary, as for the sales of GaAs substrate, InP substrate, and germanium substrate from the Company to AXT in the mode of general trade, the goods are controlled by the Company prior to the transfer to AXT, and the Company dominates the use of the goods and gains almost all economic benefits therefrom, assumes the primary responsibility for customers, bears the inventory risks and has the pricing power, which complies with the relevant provisions on the principal responsible person. According to the accounting standard mentioned above, the principal responsible person shall recognize the revenue based on the total consideration received or receivable during the reporting period, which is consistent with the sales revenue of GaAs substrate, InP substrate, and germanium substrate through general trade recognized by the Company by using the gross method.

(III) Concerning sales mode of the Company

The Company sells products mainly by way of direct sale; of which, its domestic sale mainly adopts direct sale mode, and overseas sale mainly adopts the modes of direct sale, agents, traders and consignment. The specific circumstances of overseasl sale are as follows:

In RMB0’000

Sales mode	2021		2020		2019
	Amount	Proportion	Amount	Proportion	Amount	Proportion
Direct sale	16,193.18	38.68%	30,474.37	90.67%	24,050.97	85.79%
Agents	14,563.58	34.79%	3,135.30	9.33%	3,983.49	14.21%
Consignment	7,219.57	17.25%	-	-	-	-
Trader	3,884.27	9.28%	-	-	-	-
Total	41,860.60	100.00%	33,609.67	100.00%	28,034.46	100.00%

1. Aforesaid sales modes comply with industrial common practice

According to information disclosed by listed companies in the semiconductor industry, the industry usually adopts similar sales mode; the

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specific circumstances are as follows:

Company	Sales mode	Introduction
Grinm Advanced Materials	1. Direct sale 2. Agency

Its subsidiary Grirem Optoelectronics adopts direct sale and agency: domestic sale adopts direct sale channels, and overseas sale adopts agency mode.

Its subsidiary Grirem Advanced Materials adopts direct sale for its domestic sale: rare earth and alloy products, accounting for about 90% of its domestic sales amount, adopt direct sale, and phosphor products, accounting for about 10% of its domestic sales amount, adopt agency sale. Its overseas sale mainly adopts agency sale.

Its subsidiary GRIKIN adopts direct sale or agency based on different products and customers. Direct sale is usually adopted for domestic sale, and agency mode is usually adopted for international market, exploiting market through agents.

KFMI	1. Direct sale 2. Agency

Its sales modes include direct sale and agency by trading firm. Under direct sale, after the company and its products passing customer certification, customers will issue monthly or quarterly orders to the company, and the company will deliver goods to the customers according to agreed time limit. Agency by trading firm means the Japanese end customers of the company purchase products from the company through famous trading firms such as comprehensive trading firm under Mitsubishi Chemical.

Nata Opto-electronic	1. Direct sale 2. Consignment 3. Distribution

Its sales modes include direct sale and distribution. For domestic customers, the company mainly adopts direct sale mode, that is, products are sold to end customers directly, including partial sale made by consignment. Its overseas sale usually adopts distribution mode based on the agency (distribution) agreements signed with customers and common practices.

Thinkon Semiconductor	1. Direct sale 2. Agency

Its main sales mode is direct sale; its main customers include Mitsubishi Materials, SK Chemicals, CoorsTek, Hana, Silfex, Trinity, Wakatec and WDX; except for Trinity, which is the agent designated by Mitsubishi Materials, Mitsubishi Materials, SK Chemicals, Hana, CoorsTek, Silfex, Wakatec and WDX are direct downstream customers of the company, and all products of the company realize final sale.

MTCN	1. Direct sale 2. Distribution

It adopts the sales mode of “focusing on direct sale and supplemented by distribution”. Products are included in qualified supplier systems of customers after sending samples for trial use, small batch stability argumentation, production site assessment and enlarged purchase from qualified suppliers. Afterwards, mass production starts and products are sold to customers.

Yoke	1. Direct sale	It adopts direct sale and distribution, and certain subsidiaries may sell

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Technology	2. Distribution 3. Agency

by agency occasionally. After customers issuing orders or purchase contracts, the company will arrange procurement, production and delivery based on customers’ requirements, and customers will pay after receiving and inspecting goods. Its subsidiary Chengdu Kemeite also sells by agency, that is, products are firstly sold to agents, which sell to end customers in the brand of Kemeite.

GrandiT	1. Direct sale 2. Consignment 3. Distribution

It mainly adopts the direct sale mode (selling to customers directly), and sells through distributors occasionally. The direct sale mode can be further divided into consignment mode and non-consignment mode; the latter includes common direct sale and agency.

National Silicon Industry Group	1. Direct sale 2. Agency

All its products are sold through direct sale. Since high barrier exists in semiconductor wafer industry, with concentrated manufacturers and downstream customers, the company usually acquires orders through actively searching potential customers and negotiating with customers directly. In addition, the company also contacts small and medium-size customers through some agents.

Note: the company data in the industry originate from annual reports or prospectus.

The sales mode of the Issuer is adopted based on its business characteristics, customers’ needs and regional trade custom, similar with other listed companies in the semiconductor industry. The aforesaid sales mode comply with industrial common practice and are commercially reasonable.

2. Main customers

(1) Domestic direct sale

During the reporting period, the type and sales amounts of products sold to top five customers of the Company under domestic direct sale are as follows:

In RMB0’000

Year	No.	Customer	Revenue	Main products sold
2021	1	Nanchang Kingsoon	3,487.18	germanium substrate
	2	Epi Solution Technology Co., Ltd.	3,137.32	Indium Phosphide, GaAs substrate
	3	Everbright Photonics	2,789.80	Indium Phosphide, GaAs substrate
	4	Customer A	2,751.24	Indium Phosphide substrate
	5	Customer B	2,663.40	Indium Phosphide, gallium arsenide, germanium substrate; High Purity Gallium

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	Total		14,828.94	-
2020	1	Nanchang Kingsoon	3,027.45	germanium substrate
	2	Customer B	2,938.71	Indium Phosphide, gallium arsenide, germanium substrate
	3	Epi Solution Technology Co., Ltd.	1,981.64	Indium Phosphide, GaAs substrate
	4	Everbright Photonics	1,620.88	Indium Phosphide, GaAs substrate
	5	Customer A	1,308.82	Indium Phosphide substrate
	Total		10,877.50	-
2019	1	Customer A	4,755.70	Indium Phosphide, GaAs substrate
	2	Nanchang Kingsoon	2,280.93	germanium substrate
	3	Epi Solution Technology Co., Ltd.	1,825.25	Indium Phosphide, GaAs substrate
	4	Customer B	1,681.73	Indium Phosphide, gallium arsenide, germanium substrate；High Purity Gallium
	5	Yunnan Germanium	1,258.46	Indium Phosphide polycrystal; PBN crucible; High Purity Gallium
	Total		11,802.07	-

The basic information of aforesaid customers is as follows:

No.	Customer	Time of incorporation	Registered capitals	Introduction to the enterprise and its status in the industry	Controlling shareholder /Actual controller	Affiliated with the Issuer?
1	Nanchang Kingsoon	2015	RMB 114,015,000

It is engaged in R&D, production and sale of quaternary LED epitaxial wafers, chips and high-efficiency gallium arsenide solar cell epitaxial wafers. The germanium substrates purchased by Nanchang Kingsoon from the Company are processed into epitaxial wafers, which are applied to solar cells used in more than 50% of satellite

					Xiangwu Wang	No

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				spacecrafts in China, and relevant products have been used in aerospace equipment such as Chang'e 4 and Tianwen-1.
2	Epi Solution Technology Co., Ltd.	2011	RMB 60,000,000	As a leading enterprise in the gallium arsenide MBE epitaxy field in China, EPI supplies high-quality epitaxial wafers with MBE to global markets of compound semiconductor.	Dima Technology	No
3	Everbright Photonics	2012	RMB 101,700,000

As a manufacturer of core components in laser industry in China such as semiconductor laser chips, devices and modules, Everbright Photonics has the largest market share in China in the field of high power semiconductor laser chip.

					No	No
4	Yunnan Germanium	1998	RMB 653,120,000

Germanium products and other metallurgy products; production, smelting and marketing of mineral products. As a famous company listed in China, it has a complete industrial chain in the germanium industry, and rich and excellent germanium ore resources, ranking No. 1 in China in terms of sales volume of germanium products; it is the largest manufacturer and supplier of germanium products in China.

					Kaihui Wu, Wendong Bao	No

(2) Overseas direct sale (excluding traders and consignment customers)

During the reporting period, the type and sales amounts of products sold to top five customers of the Company under overseas direct sale are as follows:

In RMB0’000

Year	No.	Customer	Revenue	Main products sold
2021	1	AXT	5,979.70	Indium Phosphide, gallium arsenide, germanium

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				substrate
	2	IQE	3,060.02	Indium Phosphide, GaAs substrate
	3	Customer C	1,921.83	Indium Phosphide substrate
	4	PROWTECH, INC.	863.84	GaAs substrate, polycrystal and crystal bar
	5	SUMIDEN SHOJI CO.,LTD	853.94	PBN crucible
	Total		12,679.33	-
2020	1	AXT	28,196.51	Indium Phosphide, gallium arsenide, germanium substrate
	2	SUMIDEN SHOJI CO.,LTD	1,233.81	PBN crucible
	3	Freiberger	415.87	PBN crucible
	4	CVT GMBH & CO. KG	214.22	PBN crucible, PBN plate
	5	Veeco Instruments Inc.	188.70	PBN crucible, PBN plate
	Total		30,249.11	-
2019	1	AXT	22,144.98	Indium Phosphide, gallium arsenide, germanium substrate
	2	SUMIDEN SHOJI CO.,LTD	1,304.47	PBN crucible
	3	Freiberger	241.32	PBN crucible
	4	Veeco Instruments Inc.	171.91	PBN crucible, PBN plate
	5	CVT GMBH & CO. KG	102.76	PBN plate
	Total		23,965.44	-

Prior to March 2021, as arranged by the Group, AXT had been selling semiconductor substrate materials to overseas customers as the principal part of overseas sale. Therefore, in years of 2019 and 2020, except for AXT, other major customers of the Company under overseas direct sale purchased PBN crucible, PBN plate and other products from Beijing Boyu.

After looking through AXT, during the reporting period, the type and sales amounts of products sold to top five customers of the Company under overseas direct sale are as follows:

In RMB0’000

Year	No.	Customer	Revenue	Main products sold

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2021	1	IQE	3,751.44	Indium Phosphide, GaAs substrate
	2	Customer C	2,281.34	Indium Phosphide substrate
	3	PROWTECH, INC.	863.84	GaAs substrate, polycrystal and crystal bar
	4	SUMIDEN SHOJI CO.,LTD	853.94	PBN crucible
	5	VISHAY SEMICONDUCTOR GmbH	771.44	GaAs substrate
	Total		8,522.00	-
2020	1	IQE	1,634.70	Indium Phosphide, GaAs substrate
	2	SUMIDEN SHOJI CO.,LTD	1,233.81	PBN crucible
	3	Customer C	813.45	Indium Phosphide substrate
	4	AZUR SPACE SOLAR POWER GMBH	687.65	germanium substrate
	5	Freiberger	415.87	PBN crucible
	Total		4,785.48	-
2019	1	IQE	1,678.48	Indium Phosphide, GaAs substrate
	2	AZUR SPACE SOLAR POWER GMBH	1,471.69	germanium substrate
	3	SUMIDEN SHOJI CO.,LTD	1,304.47	PBN crucible
	4	VISHAY SEMICONDUCTOR GmbH	385.58	GaAs substrate
	5	SHIN-ETSU HANDOUTAI CO., LTD.	289.11	GaAs substrate
	Total		5,129.33	-

The basic information of aforesaid customers is as follows:

No.	Customer	Time of incorporation	Registered capitals	Introduction to the enterprise and its status in the industry	Controlling shareholder /Actual controller	Affiliated with the Issuer?
1	AXT	1986	USD 42,700	Listed in NASDAQ (AXTI), controlling shareholder of the Issuer, not dealing in specific business.	No	Yes
2	Mo Sangyo Co, Ltd.	1998	JPY 10 million	Japan trader of semiconductor materials, downstream customers are famous enterprises such as	Yukitoshi Ozaki	No

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				Sony. Renowned trader in Japan, serving as trader for several semiconductor enterprises.
3	IQE	1988	Not disclosed

Listed in  London Stock Exchange (IQE.L),  III-V epitaxy manufacturer, leading compound semiconductor wafer designer and manufacturer in the world. The second largest III-V compound semiconductor epitaxy manufacturer in the world.

					Invesco	No
4	PROWTECH, INC.	2004	-	A South Korea manufacturer dealing in gallium arsenide materials and infrared LED epitaxial wafer	-	No
5	SUMIDEN SHOJI CO.,LTD	1936	JPY 930 million	A company under Sumitomo (listed in Japan Exchange Group (5802.T)), which is famous communication provider and manufacturer in the world.	Sumitomo Electric Industries, Ltd	No
6	Freiberger	1949	EUR 512,000	One of major competitors of the Issuer, dealing in GaAs substrate. Renowned material enterprise in Germany, with largest market share of GaAs substrate in the world in 2019	Federmann Enterprises Ltd	No
7	CVT GMBH & CO. KG	1980	EUR 140,000	High performance ceramics manufacturer in Germany	CVT Verwaltungs GmbH	No
8	Veeco Instruments Inc.	1945	Not disclosed	Listed in NASDAQ (VECO), leading precision measuring instruments and process equipment manufacturer in the world, and globally leading MOCVD enterprise	No	No
9	VISHAY SEMICONDUCTOR	1998	EUR 7.15 million	Vishay offers a variety of products, from discrete	Vishay Intertechnology,	No

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	GmbH			semiconductors to passive components, from the smallest diodes to the most powerful capacitors, which serve as the basis of modern technology and life of the people.	Inc
10	AZUR SPACE SOLAR POWER GMBH	1964	EUR 100,000	A German enterprise, developing and producing solar cells applied to space PV and ground CPV.	-	No
11	SHIN-ETSU HANDOUTAI CO., LTD.	1967	-	A branch of ShinEtsu Group (Japan), engaged in production and sale of semiconductor wafers, with the largest market share of semiconductor wafer in the world.	Shin-Etsu Group	No

(3) Overseas agency

During the reporting period, the type and sales amounts of products sold to top five customers of the Company under overseas agency are as follows:

In RMB0’000

Year	No.	Customer	Revenue	Main products sold
2021	1	LandMark Optoelectronics	4,731.71	Indium Phosphide substrate
	2	VPEC	3,100.29	Indium Phosphide, GaAs substrate
	3	LOUWERSHANIQUE	1,775.26	PBN plate
	4	WIN Semiconductors	1,090.65	Indium Phosphide, GaAs substrate
	5	PROWTECH, INC.	863.84	GaAs substrate, gallium arsenide polycrystal, gallium arsenide crystal bar
	Total		11,561.75	-
2020	1	LOUWERSHANIQUE	1,758.69	PBN plate
	2	ALPHA PLUS	1,294.25	PBN crucible, PBN plate
	3	SFA ENGINEERING CORPORATION	33.73	PBN crucible
	4	SVMTECH CO., LTD.	13.97	PBN plate
	5	ZENITH TECH	12.07	PBN plate

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	Total		3,112.71	-
2019	1	ALPHA PLUS	2,277.28	PBN crucible, PBN plate
	2	LOUWERSHANIQUE	1,445.72	PBN PLATE
	3	SVMTECH CO., LTD.	114.79	PBN PLATE
	4	SFA ENGINEERING CORPORATION	93.56	PBN crucible, PBN plate
	5	KPM	10.39	PBN crucible, PBN plate
	Total		3,941.74	-

Prior to March 2021, as arranged by the Group, AXT had been selling semiconductor substrate materials to overseas customers as the principal part of overseas sale. Since March 2021, the Issuer has been selling products to customers in Taiwan and South Korea such as LandMark Optoelectronics, and has signed agency agreements with agents. Information about aforesaid customers is as follows:

No.	Customer	Time of incorporation	Registered capitals	Profile	Controlling shareholder /Actual controller	Whether affiliated with the Issuer
1	LandMark Optoelectronics	1997	NTD 913,692,000	Listed in Taiwan, China (3081.TWO), a global III-V semiconductor material epitaxy enterprise, and the largest III-V compound semiconductor epitaxy manufacturer in the world	Jingyi Zhang	No
2	VPEC	1996	NTD 2600 million	Listed in Taiwan, China (2455.TW), a global III-V semiconductor material epitaxy enterprise, Top 3 gallium arsenide foundry in the world	Chen	No
3	LOUWERSHANIQUE	2012	Not disclosed

Formed after combination of Louwers Glastechniek (established in 1961) and Pulles & Hanique (established in 1950) in 2012, headquartered in Netherlands, it is a precision glass and ceramic producer, supplying parts

					Muon. B.V.	No

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				and components of Mask Aligner to ASML
4	WIN Semiconductors	1999	NTD 1,000,000	An OEM of global III-V semiconductor material, listed in Taiwan, China (3105.TWO), the largest gallium arsenide foundry in the world	Tien Ho Industrial Co., Ltd.	No
5	PROWTECH, INC.	2004	Not disclosed	A South Korea manufacturer dealing in gallium arsenide materials and infrared LED epitaxial wafer	-	No
5	ALPHA PLUS	2000	WON 10,000 million	Manufacturer of vacuum accessories and vacuum evaporation equipment, supplying products to major OLED manufacturers in South Korea	CEP ATHENS HOLDINGS LIMITED	No
6	SFA ENGINEERING CORPORATION	1998	WON 75,000 million

An automation and logistics system manufacturer listed in South Korea (056190); its products include manufacturing system used to produce kinescope, and it also produces stacker, sorter, conveyor and loader systems for automated distribution center.

					DY Holdings Co., Ltd.	No
7	SVMTECH CO., LTD.	2006	WON 4,000 million

A professional company with welding technologies and equipment in semiconductors, displays, aerospace, defense industry, nuclear energy and other application fields on the basis of design and manufacturing technologies in special bonding field.

					KIM, KI-SOO	No
8	ZENITH TECH	2014	WON 50 million	Manufacturing electronic information products and optical products, diodes, transistors and similar	-	No

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semiconductor devices
9	KPM	2010	WON 200 million	Manufacture and sale of electronic tubes, interface cards and other electronic components	-	No

Since overseas semiconductor industry developed earlier, overseas customers have huge demands for III-V compound semiconductor materials. In order to understand specific needs of overseas customers, get in on the ground floor of market, and respect usages of trade and operation of different regions, the Company also sells products through agents in Europe, America, South Korea, Taiwan (China) and other regions according to business practice. Under the circumstance of entrusting agents to promote, the Company concludes sales agency agreements with agents, which are responsible for promotion of relevant products in specific regions; the Company will conclude sale contracts with relevant customers and deliver goods to customers directly, and pay commissions to the agents according to type of products sold on commission and agreed commission percentage.

Sale by agent is common in semiconductor industry; listed companies such as ACM Shanghai, National Silicon Industry and Montage Technology have entrusted agents to sell.

In summary, using agency mode for sale by the Company in foreign countries is based on actual conditions of the Company and the common practice of semiconductor industry; the agents are not affiliated with the Company or relevant parties, and there is no commercial bribe or tunneling.

(4) Trader

During the reporting period, Mo Sangyo Co, Ltd. is the sole trader customer before and after business switch of the Company and AXT; the Company and AXT have no other trader customer.

In the course of development, Japanese IC enterprises form the industrial tradition of purchasing raw materials through agents. Based on the commercial custom of Japanese enterprises, the semiconductor enterprises in Japan usually

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purchase products from foreign enterprises through traders or agents.

In order to understand specific needs of Japanese customers, get in on the ground floor of market, and respect local usages of trade and operation, the Company has entrusted Mo Sangyo Co, Ltd as the trader in Japan to exploit Japanese market since 2005. Mo Sangyo Co, Ltd is not engaged in any production; it is responsible for sale of products in Japan as the trader.

Prior to March 2021, the Issuer’s overseas sale of semiconductor substrate materials was carried out by AXT according to the arrangement of the Group; therefore, in 2019 and 2020, the Company had no trader customers; except for Mo Sangyo Co, Ltd., AXT had no other trader customers. In 2021, the Company sold to Japan trader customer Mo Sangyo Co, Ltd. directly after completing business switch.

Mo Sangyo Co, Ltd is mainly responsible for promoting and selling the Company’s products to customers in Japan, settles with the Company monthly based on the sale to end customers, and pay for corresponding goods.

The cooperation agreements between Mo Sangyo Co, Ltd and the Company stipulate the rights and obligations of both parties, and have following main terms:

Items	Specific provisions
Sales region

Mo Sangyo Co, Ltd is only responsible for promoting and selling products of AXT-Tongmei in Japan; customers in Japan shall own business sites and place orders in the territory, and deliver products to the sites within the territory.

Price and settlement

Mo Sangyo Co, Ltd can obtain corresponding profits based on the product sale services offered by it according to provisions hereof, and specific amount of profits is subject to separate agreement.

Based on the fact and circumstance of license from AXT-Tongmei, Mo Sangyo Co, Ltd shall purchase products and sell them to end customers. Based on the business mode of “purchase-resale”, AXT-Tongmei issues invoices to Mo Sangyo Co, Ltd. Mo Sangyo Co, Ltd issues invoices to end customers and pays to AXT-Tongmei for relevant goods according to agreement.

Responsibility of performance

AXT-Tongmei is solely responsible for product design, development, supply, production and performance. AXT-Tongmei shall indemnify and defend Mo Sangyo Co, Ltd against any losses and claims incurred by it arising from any patent infringement of the products of AXT-Tongmei.

Product standard

Mo Sangyo Co, Ltd does not have any express or implicit rights of making any direct or indirect modification, supplement or limitation on updated written warranty of corresponding products offered by AXT-Tongmei or warranties or

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representations expressly included in product specifications. AXT-Tongmei may, at its own discretion, revise product warranty or specifications from time to time, and the revised product warranty or specifications only become effective when Mo Sangyo Co, Ltd receives information on revision.

Pursuant to agreements between Mo Sangyo Co, Ltd and AXT-Tongmei, Mo Sangyo Co, Ltd is responsible for the sale of products of AXT-Tongmei in Japan, and shall use its utmost efforts to promote and sell products of AXT-Tongmei to customers in Japan, provided that Mo Sangyo Co, Ltd is not entitled to confirm, revise or guarantee the product standards, parameters such as quality or normative documents of AXT-Tongmei to its customers. Therefore, Mo Sangyo Co, Ltd only assists the Company in exploiting Japan market as the trader of the Company in Japan, and does not play a role in key information involving production line certification such as place of origin, production standard and selection of raw materials.

Mo Sangyo Co, Ltd. began to cooperate with AXT since 2005; in 2021, the Company generated revenue of RMB38,842,700 from Mo Sangyo Co, Ltd., which mainly purchases Indium Phosphide and GaAs substrates from the Company.

Based on the explanations given by Mo Sangyo Co, Ltd., during the reporting period, its top 5 downstream customers are Dowa Holdings Co., Ltd., ROHM, SONY, SCIOCS, SHOWA DENKO, NEOPHOTONICS SEMICONDUCTOR GK and SEI YOKOHAMA RESEARCH LAB; the aforesaid customers are famous semiconductor enterprises in Japan.

Based on the explanations given by Mo Sangyo Co, Ltd., it has been purchasing semiconductor products from suppliers such as Epi Solution Technology, Opto Solution Technology, MONOCRYSTAL PLC and Silicon Technology since 2003, except for Beijing Tongmei.

(5) Consignment

Prior to business switch, Osram, Broadcom and Sumika Electronic Materials, Inc were consignment customers of AXT and had cooperated with AXT for many years; in March 2021, due to switch of sales business and customers to AXT-Tongmei, the

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Issuer obtained aforesaid three consignment customers. In 2021, its subsidiary Beijing Boyu changed the sales mode into the mode of consignment after negotiating with customer Freiberger in consideration of its needs.

In 2021, the type and sales amounts of products sold to top five customers of the Company under the mode of consignment are as follows:

In RMB0’000

Year	No.	Customer	Revenue	Main products sold
2021	1	Osram	5,506.52	Indium Phosphide, gallium arsenide, germanium substrate
	2	Sumika Electronic Materials, Inc	572.38	GaAs substrate
	3	Broadcom	571.43	GaAs substrate
	4	Freiberger	569.24	PBN crucible, other PBN materials
	Total		7,219.57	-

The basic information of aforesaid customers is as follows:

No.	Customer	Time of incorporation	Registered capitals	Profile	Controlling shareholder /Actual controller	Affiliated with the Issuer?
1	Osram	1906	EUR 5 million	Listed in Frankfurt Stock Exchange (OSR.DF), dealing in optical semiconductors, auto parts and digital technology. Top 2 Opto Semiconductor manufacturer, especially in the field of LED.	Osram GmbH	No
2	Sumika Electronic Materials, Inc	2003	-	It mainly products and sells optical film, projector optical accessories, etc.	Sumitomo	No
3	Broadcom	1961	USD 289 million	Broadcom (NASDAQ: AVGO), a leading semiconductor enterprise in the world, acquired Avago Technologies in 2016, designing, developing and manufacturing wide range of semiconductor and facility software products.	-	No

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4	Freiberger	1949	EUR 512,000	One of major competitors of the Issuer, dealing in GaAs substrate. Renowned material enterprise in Germany, with largest market share of GaAs substrate in the world in 2019	Federmann Enterprises Ltd	No

In summary, the main customers of the Company under modes of direct sale, agency and consignment are renowned customers with high fame, influence and status in the industry; under the mode of trader, the Company only has one customer, i.e., Mo Sangyo Co, Ltd., whose downstream customers are renowned enterprises in Japan, such as Dowa Holdings Co., Ltd., ROHM and SONY; it is commercially reasonable to sell products through it since it complies with the common practice in the semiconductor industry in Japan.

(IV) Increase of incomes during reporting period

During reporting period, the incomes of the Company from its primary business are as follows (based on product category):

In RMB0’000

Item	2021		2020		2019
	Amount	Proportion	Amount	Proportion	Amount	Proportion
Semiconductor substrate materials	62,675.18	73.39%	44,346.06	76.05%	35,771.29	77.39%
PBN crucible	5,502.47	6.44%	5,186.24	8.89%	4,729.22	10.23%
High-purity metals and compounds	12,201.00	14.29%	5,501.42	9.43%	2,531.92	5.48%
Other	5,025.79	5.88%	3,275.00	5.62%	3,188.36	6.90%
Total	85,404.44	100.00%	58,308.72	100.00%	46,220.79	100.00%

The income increase during reporting period was realized due to following factors:

1. Switch of business between the Company and AXT

In March 2021, AXT-Tongmei assumed overseas sale business and relevant customers of AXT; in May 2021, the Company acquired AXT-Tongmei. From 2019 to

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March 2021, overseas sale of semiconductor substrate materials of the Company were completed through AXT, which assumed overseas sale and personnel costs, and obtained certain profits; after business switch is completed, the Company assumed original overseas sales team of AXT and directly sold products to overseas end customers; the incomes from Indium Phosphide substrates increased fast due to increase of product prices, driving the increase of overall incomes for 2021.

2. Obvious increase of market demand

Among main products of the Company, Indium Phosphide substrate is mainly used in fields of optical communication and data center, GaAs substrate is mainly used in fields of radio frequency devices and new generation display, and germanium substrate is mainly used in the field of solar cells. During the reporting period, the aforesaid markets developed fast, and the demands increased rapidly, with details as follows:

(1) The fields of optical communication and data center

In the field of optical communication, the usage of optical modules in 5G base stations is significantly higher than that in 4G base station, and large-scale deployment of 5G base stations will greatly drive the increase of the demands for optical modules. According to Yole statistics, global sales volume of the optical module Indium Phosphide substrates (converted into 2 inches) is expected to exceed one million by 2026, with a compound growth rate of 13.94% from 2019 to 2026.

In the field of data center, along with the popularity of mobile Internet in recent years, data traffic increases fast, driving the fast development of cloud computing industry, stimulating the demands for construction of data centers, and also bringing more demands for optical modules of data centers. According to Yole statistics, global market size of optical modules of data center will increase from USD 4 billion in 2019 to USD 12.1 billion in 2025, with a compound growth rate of 20% from 2019 to 2025.

(2) The fields of radio frequency devices and LED display

In the field of RF, 5G smartphone PA (power amplifier) market will still be

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dominated by gallium arsenide. According to Yole statistics, in 2021, the market of RF devices accounted for 30.15% of the market of gallium arsenide semiconductor and contributed 32.50% of the output value. According to statistics of Orient Securities Research Institute, in the era of 4G, each mobile phone used 7 PA on average. Since 5G increases the frequency, and will increase high frequency in future, and for purpose of being compatible with 4G, 3G and 2G standards, so 5G smartphone requires more PA, with maximum of 16, or 10 on average; the RF devices made on basis of gallium arsenide are expected to have higher rate of penetrating mobile terminals in the era of 5G.

In the field of LED display, the new generation of displays adopt Mini LED and Micro LED chips of sub-millimeter and micron scale, raising high technical requirements on GaAs substrate; therefore, the popularity of Mini LED and Micro LED will bring new opportunity for the application of gallium arsenide. As forecasted by Yole, the demands for GaAs substrates in Mini LED and Micro LED increase fast; global sales volume of GaAs substrates (converted into 2 inches) in Mini LED and Micro LED is expected to increase from 2,079,000 pieces in 2019 to 6,138,000 pieces in 2025, with an annual compound growth rate of 19.77%.

(3) Field of solar cells

As disclosed by 2020 Blue Book of China Aerospace Science and Technology Activities, in 2020, launch vehicles were launched 114 times around the world, and 1,260 satellites were launched. According to SIA statistics, the size of market of global satellite industry reached USD 371 billion in 2020, and the number of satellites in orbit increased from 958 in 2010 to 3,371 in 2020. In recent years, China and USA accelerated the frequency of launching satellites; in 2020, the two countries totally launched 1,101 communication satellites, remote sensing satellites and navigation satellites. The competition among countries in the aerospace field focus on communication satellites and remote sensing satellites, and low earth orbit can contain about 60,000 satellites. In current phase, the solar cells used in the satellites launched by China are produced by Chinese enterprises and scientific research institutions. In

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future, it is expected that enterprises will have access to the market of space solar cells, driving the increase of demands for germanium substrates in relevant fields.

3. Policies greatly support development of the industry

In recent years, relevant authorities of China promulgated a series of policies to encourage the development of compound semiconductor substrate materials. For example, The 14th Five-Year Plan for National Informatization issued by The Central Commission for Cybersecurity and Informatization in Dec. 2021 encourages strategic research layout and technology accommodation & innovation in key frontier fields such as Non-Silicon-Based Semiconductors; In Catalog of Key New Materials for First Application Demonstration and Guidance (Version 2021), MIIT lists low dislocation germanium single crystals of 4-6 inches in Catalog of Advanced Semiconductor Materials and New Display Materials; In Catalog for Industrial Structure Adjustment Guidance (Version 2019) issued by NDRC, Czochralski compound semiconductor materials with diameters more than 125mm (5-inch), materials for electronic products such as semiconductors, semiconductor lighting materials and semiconductor lighting substrates are listed as encouraged categories.

On Feb. 17, 2022 NDRC, The Central Commission for Cybersecurity and Informatization, MIIT and National Energy Administration jointly issued a circular, agreeing to construct national computing hub nodes in eight regions such as Jingjinji, Yangtze River Delta, the Greater Bay Area, Chengyu, Inner Mongolia, Guizhou, Gansu and Ningxia, and planning ten national data center clusters; overall layout design was completed for national integrated big data center system, indicating a strategy is in full swing to channel more computing resources from the eastern areas to the less developed western regions. As the basic raw material of such infrastructure project, Indium Phosphide will usher in new space of market growth.

4. New demands produced by new applications, bringing new opportunities

III-V compound semiconductor substrate material has excellent performance, but its market scale is far less than that of silicon substrate due to small market of

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downstream application field and high cost. However, in recent years, several new application fields occur in III-V compound semiconductor, bringing incremental market for substrate enterprises, such as Mini LED, Micro LED, Wearable Device Sensor, Vehicle LiDAR and Biometric Laser. Such demands are in the process of industrialization; due to low scale base of III-V compound substrate market, scaling up of each aforesaid market will significantly improve the overall III-V semiconductor substrate market. In addition, in the inherent application fields of III-V compound semiconductor, such as optical modules for base stations and data centers, smartphones and base station RF devices, the fast development of 5G Communication, Big Data and Cloud Computing brings the opportunities of construction of 5G base stations and data centers as well as 5G smartphone replacement, indicating large growth potential in the III-V semiconductor substrate market.

5. Substrate products drive relevant raw materials and consumables

Along with the increased demand for semiconductor substrate products in the world, relevant factories enlarged the production lines of III-V compound semiconductor substrate materials, increasing the demands for PBN crucible (as the consumables in the growth sector of semiconductor substrate monocrystal) and High Purity Gallium (as raw material of GaAs substrate); in addition, the prices of gallium metal (as the raw material of High Purity Gallium and gallium compound) have been increasing due to domestic economic environment and influence of COVID-19 epidemic, and the purchase unit price of gallium metal surged during the reporting period, improving the pricing of the Company and driving the fast increase of incomes from high-purity metals and compound products.

After verifying the product substitution risk and market prospect of the Issuer, the Sponsor deems that:

1. Product substitution risk

Different semiconductor materials have different characteristics of materials. Currently, the downstream application fields of silicon, germanium, gallium arsenide, Indium Phosphide, Silicon Carbide and Gallium Nitride do not overlap to a high

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degree, therefore, there is no iteration relationship among different semiconductor materials. III-V compound semiconductor materials are mainly applied to 5G, next-generation displays, data centers, driverless and wearables, and there is no risk of being replaced by other semiconductor material; in future, along with occurrence of new materials, new products and new applications, there may be risk that III-V compound semiconductor materials will be replaced by other materials, but such risk is low.

2. Market prospect

Currently, the direct downstream markets of products of the Company, such as optical communications, data centers, RF devices and LED, have high degree of prosperity; continuous promulgation of industry supporting policies, constant emerging of new products and applications, and prosperous market will greatly enhance the demands in relevant fields for semiconductor substrate materials of the Company. In addition, the Company has rich experience in the field of III-V compound semiconductor substrate, has completed integration of assets under AXT and accumulated lots of technologies, achieving leading status in global market through competition; the rising demand for substrate products will drive fast increase of the Company’s incomes from PBN products, high-purity metals and compound products. In future, the Company will increase its efforts in R&D, enlarge production scale, strengthen development of products, customers and market, and improve its market share based on its current technologies, product advantages and market status. As a whole, the Company’s market presents brighter prospects.

(V) Pricing fairness for transactions between the Issuer and AXT

During the reporting period, the Company sold GaAs substrate, InP substrate, germanium substrate, and other products to AXT with the amounts of RMB 221.4498 million, RMB 281.9651 million, and RMB 59.7970 million, respectively. During the reporting period, the products sold by the Company to AXT were mainly sold to Osram, Landmark Optoelectronics, Win Semiconductor, and other overseas customers.

1. Pricing mechanism for main products

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The selling prices at which the Company sold compound semiconductor substrates to AXT were determined according to the production costs of the Issuer with the addition at a certain profit margin. The profit margin is corresponding to the positions of the Company and AXT in the transaction chain and the roles played by the Company and AXT. Given the status of the Company as a wholly-owned subsidiary of AXT and the weak industry chain in China at the early stage, previous transactions between the Company and AXT were completed in the manner of services for processing materials supplied by AXT; from August 2018, the Company basically no longer provided such services for processing materials supplied by AXT, transferring the transactions to general trading. In 2019, 2020, and 2021, the transactions between the Company and AXT were priced with reference to the profit margin of the previous mode of processing materials supplied by customers in combination with the range of profit margins of comparable companies engaging in similar businesses in the Analysis Report for Transfer Price issued by a transfer price consulting institution. The details are as follows:

(1) In 2019 and 2020, the Issuer adopted the pricing method of full production markup

In transactions with AXT, the Company carried out production tasks according to overseas orders placed by AXT, mainly including the implementation of routine functions such as procurement, production, quality control, sales, and after-sales services; moreover, the Company assumed quality warranty and product liability risks but no overseas market risks.

AXT, as the entity for overseas sales, assumed the functions of developing overseas customers and providing research on the performance matching for epitaxy processing. For selling compound semiconductor substrates, especially InP substrates, to overseas customers, AXT had to communicate closely with overseas customers about the downstream production process, and provide reasonable suggestions for epitaxy production for overseas customers. In 2019 and 2020, AXT made investment in sales and R&D in the amount of USD 4.5084 million and USD 4.9676 million,

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respectively, and invested much expenses for the overseas sales, customer maintenance, and performance matching of compound semiconductor substrates, especially InP substrates.

Article 39 in the Notice of the State Administration of Taxation Concerning Issuing the “Implementation Measures for Special Tax Adjustment (For Trial Implementation)” provided that “Enterprises that engage in processing and manufacturing according to orders of an affiliate without assuming functions of operation decision-making, product research and development, sales, etc., hence not assuming the risks and losses from errors in decision-making, insufficient production, unmarketable products, etc., generally shall maintain a certain profit margin”.

The Company adopted the method of full production markup to determine the selling prices of products sold to AXT. That is, all the compound semiconductor substrates sold were taken into consideration together to determine a rate for markup on the basis of costs, so as to implement markup based on the overall costs of compound semiconductor substrates.

(2) In 2021, transactions were priced according to the fixed operating profit margin of AXT

On November 4, 2021, AXT and the Company entered into a Technology License Agreement, under which: AXT licenses its intellectual property rights, granted patents, and pending patents to the Company and the Company’s controlled subsidiaries, where the intellectual property rights are licensed on an exclusive, non-transferrable, royalty, and irrevocable basis; the patents are granted on a non-exclusive, non-transferrable, royalty, and irrevocable basis; AXT undertakes that, except for M, AXT will not license the patents under the agreement to other third parties without the consent of the Company; the license covers the manufacturing, use, sales, presentation, duplicate, and distribution of gallium arsenide, indium phosphide, germanium crystals and substrate products; the term of license is perpetual from January 1, 2021;

In other words, from January 1, 2021, having acquired the license for intellectual property rights, patents, etc., the Company is capable of using such intellectual

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property rights, patents, etc. for production and sales at its own discretion. As a result, in 2021, AXT no longer assumed core R&D risks and market risks, and the intangible assets owned by AXT have been licensed to the Issuer, so that AXT assumed limited risks and functions in related-party transactions; therefore, AXT shall maintain a certain profit margin. On the other hand, given the significant activities and risks assumed by the Issuer in such related-party transactions, the Issuer was entitled to all the remaining profits after deducting profits at a certain rate for AXT. Therefore, the Issuer determined the selling price for AXT according to market prices and the operating profit margin of AXT.

The table below lists the gross profit and gross profit margin for sales made by the domestic entity to AXT-Tongmei in 2021:

Item	2021
	Gross profit	Proportion	Gross profit margin
Semiconductor substrate	5,511.94	99.95%	20.22%
Others	2.55	0.05%	36.01%
Total	5,514.49	100.00%	20.22%

Given that the intellectual property rights were created from the sales and R&D functions of AXT, after acquiring the license of such intellectual property rights, the Issuer realized the gross profit margin of 22.24% for sales to AXT in 2021, which is basically equivalent to the gross profit margin for sales made by domestic entities to AXT-Tongmei in 2021.

In summary, generally speaking, the pricing mechanism for substrate products sold by the Company to AXT is in compliance with the actual conditions of the Company.

2. Determination of the range of gross profit margins and reasons for changes in the actual gross profit margins

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During the reporting period, the gross profit margin for transactions between the Company and AXT were -5.67%, 6.59%, and 22.24%, respectively. The table below lists specific changes:

In RMB 0’000

Item	2021		2020		2019
	Revenue	Gross profit margin	Revenue	Gross profit margin	Revenue	Gross profit margin
InP substrate	1,960.76	8.85%	7,166.79	13.59%	4,815.89	-1.63%
GaAs substrate	3,501.74	32.87%	17,621.86	2.52%	14,008.88	-14.76%
Germanium substrate	500.79	0.37%	3,389.34	12.63%	3,320.21	26.82%
Others	16.14	19.15%	18.52	55.78%	-	-
Total	5,979.43	22.24%	28,196.51	6.59%	22,144.98	-5.67%

During the reporting period, the gross profit margin at which the Company sold GaAs substrate, InP substrate, germanium substrate, and other products to AXT changed mainly due to changes in the demands for products of various specifications by Osram, Landmark Optoelectronics, Win Semiconductor, and other customers, changes in the prices of raw materials, factory relocation, and decrease in production costs.

(1) From 2019 to 2020

From 2019 to 2020, when determining the rate of full cost markup, the Company referred to the range of profit margins of uncontrolled comparable companies engaging in similar businesses, which were 1.36% to 7.85% in 2019, and 0.52% to 7.45% in 2020. The Company determined the unit selling prices of products to maintain the full cost markup rate of the Company with respect to AXT close to such ranges.

According to historical experience of the Company, in the full cost markup rate, except for the gross profit, other operating expenses accounted for about 10% of the operating revenue. Therefore, the Company determined the range of gross profit

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margin from 11.36% to 17.45% for 2019, and from 10.52% to 17.45% for 2020. (The data is taken from the Analysis Report for Transfer Price issued by a transfer price consulting institution)

In 2019 and 2020, the gross profit margins for sales made by the Issuer to AXT were -5.67% and 6.59%, respectively, which were lower than the ranges of gross profit margins above mainly because:

① The Company relocated the GaAs substrate production line from Beijing to Chaoyang, Liaoning and Baoding, Hebei, and recruited new production staff; since the production line was in the process of commissioning and the production staff were in the process of getting familiar with the production, there were much loss of raw materials, resulting in a low yield rate of GaAs substrates and higher operating costs; In 2020 and 2021, the improvement in the operation proficiency of employees and the optimization of machine and equipment processes lead to improvement in productivity and reduction in operating costs; therefore, the gross profit margin at which the Company made sales to AXT improved. Because the factory relocation and trial production are production and operation arrangement made by the Company, which are not related to AXT, such factors were not considered for determining the unit prices for sales to AXT.

② For a long period of time, the InP substrate products of the Company were mainly marketed and sold by AXT on overseas markets. In 2019, the quantity of overseas sales accounted for 79.88%. The large-scale production of the Company’s InP substrates are still greatly dependent on overseas orders. Given the small domestic market size for InP substrates, and in consideration of the significant role played and the high costs and expenses paid by AXT in market development, customer maintenance, and application R&D for InP substrates, the Company discounted the prices of InP substrates sold to AXT to a certain extent, which resulted in the negative gross profit margin of InP substrates in 2019. Given the small sales amount, the InP substrates sold by the Company to AXT has little impact on the gross profit margin of the products sold by the Company to AXT.

On the background of the development of optical modules and other industries in

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China, the domestic sales team of the Company made great achievements in market development, and the proportion of domestic sales of InP substrate products has been increasing rapidly. Therefore, the Company gradually resumed the prices of InP substrates sold to AXT, which improved the gross profit margin of InP substrates.

In addition, the gross profit margin at which the Company sold germanium substrates to AXT decreased year on year mainly because Yunnan Germanium and other competitors have started the production and sales of germanium substrates, and the more intense market competition resulted in obvious decrease in the average unit prices of germanium substrates. Moreover, the rapid increase in demands for device products, such as solar cells and high-performance light emitting diodes in the aerospace field lead to rapid increase of orders from downstream customers, so that the Company offered certain discount in product pricing. Despite the foregoing, generally speaking, there is little variation between the prices at which the Company sold germanium substrates to AXT and the average selling prices for photovoltaic germanium products charged by Yunnan Lincang Xinyuan Germanium Industry Co., Ltd. (002428.SZ). The prices at which the Company sold germanium substrates to AXT were reasonable.

(2) 2021

In 2021, when determining the unit prices for sales to AXT, the Issuer referred to the range of operating profit margins from 2.88% to 5.20% of the IT and technology industry in North America (the data is taken from the Analysis Report for Transfer Price issued by a transfer price consulting institution), and determined the prices so that the operating profit margin of AXT was maintained close to such range of operating profit margins.

The process of verifying the range of gross profit margins is as follows:

Let the unit price of the final product sold be R0, the unit price of sales made by the Company to AXT be R1, the unit production cost of the Company be C, and the operating profit margin of AXT be A. According to historical experience of the Company, other operating expenses accounted for about 10% of the operating revenue.

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The gross profit margin of 34.93% of semiconductor substrates of the Issuer in 2021 is taken as the gross profit margin of the final product.

The simultaneous equations are as follows:

① (R0-C)/R0=34.93%

② (R0-R1-10%*R0)/R0=A

③ 2.88%<=A<=5.20%

The range of the calculated gross profit margin (R1-C)/R1 at which the Company made sales to AXT is from 23.27% to 25.31%, which is close to the gross profit margin of 22.24% at which the Issuer made sales to AXT in 2021.

3. The transactions between the Company and AXT are reasonable without obviously unfair related-party transactions

During the reporting period, the products sold by the Company to AXT were mainly sold to Osram, Landmark Optoelectronics, Win Semiconductor, and other overseas customers. The Company sold products to AXT by pricing in the manner of cost markup. The table below lists the prices at which the Company sold products to AXT and the comparison of average selling prices:

In RMB/piece

Item	2021			2020			2019
	Price for sales to AXT	Average selling price	Variation	Price for sales to AXT	Average selling price	Variation	Price for sales to AXT	Average selling price	Variation
GaAs substrate	347.36	431.1	-19.42%	439.92	466.33	-5.66%	352.88	378.5	-6.77%
InP substrate	662.39	964.88	-31.35%	500.58	683.54	-26.77%	415.8	751.87	-44.70%
Germanium substrate	389.15	300.6	29.46%	438.06	336.81	30.06%	427.3	351.05	21.72%

Note: Since the Company made sales to AXT from January to June 2021, the average selling prices of the Company for January to June 2021 are compared for analysis.

(1) From the perspective of products, the variation between the prices at which the Company sold products to AXT and the average selling prices is mainly caused by different performance requirements of customers for substrate products; the variation in product prices is dependent on product sizes, technical parameters, thicknesses, and edges.

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(2) From the perspective of the pricing mechanism of the Issuer for sales to AXT, in 2019 and 2020, the Company carried out production tasks according to overseas orders placed by AXT, mainly including the implementation of routine functions such as procurement, production, quality control, sales, and after-sales services; moreover, the Company assumed quality warranty and product liability risks but no overseas market risks. Therefore, the Company adopted the pricing method of full production markup to maintain a certain space of gross profit margin. In 2021, AXT no longer assumed core R&D risks and market risks, and the non-common intangible assets owned by AXT have been licensed to the Issuer, so that AXT assumed limited risks and functions in related-party transactions; therefore, AXT shall maintain a certain profit margin. Therefore, the transactions were priced according to the fixed operating profit margin of AXT.

(3) Analysis of specific products:

1) During the reporting period, the average unit prices at which the Company made sales to AXT are lower than the average selling prices mainly because: ① some GaAs substrates purchased by overseas customers are used in common LEDs, and the prices of such GaAs substrates are lower than the prices of GaAs substrates intended for radio frequency devices and lasers; ② given the lower ranking of the Company for GaAs substrates compared with Freiberger and Sumitomo, and the intense competition on the international market, in order to develop the international market for GaAs substrates, the Company adopted a more radical market policy, which resulted in the lower prices of sales to AXT; ③ the GaAs substrate products purchased by domestic customers from the Company are mostly used for smartphones, artificial intelligence, unmanned driving, and other fields with higher technical requirements on GaAs substrates, which leads to higher added value, hence higher selling prices for products sold by the Company on the domestic market.

2) The average unit prices at which the Company sold InP substrates to AXT are lower than the average selling prices mainly because: ① Since AXT played a significant role and paid high costs and expenses in market development, customer maintenance, and application R&D for InP substrates, AXT made high markup on the

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basis of the selling prices of Beijing Tongmei; ② the Company made sales at average selling prices higher than AXT for customers developed by the domestic sales team of the Company; except for the market development and R&D expenses borne by the Company, the InP substrates sold by the Company to Customer A and Customer B are subject to extremely high requirements on performance parameters because such customers are purchasing InP substrates for cutting-edge fields, hence having higher requirements on the dopant concentration, conductivity performance, dislocation density, and other performance indicators than overseas customers.

3) The Company sold germanium substrates to AXT at prices higher than the average selling prices, mainly because the place of raw materials for germanium substrates are mainly located in China and there are less overseas manufacturers of germanium substrates; germanium substrates purchased by overseas customers are mostly used for high-end solar cells, which lead to higher prices of sales to AXT; and the intense competition on the domestic market leads to relatively low selling prices on the domestic market.

There is little variation between the prices at which the Company sold germanium substrates to AXT and the average selling prices for photovoltaic germanium products charged by Yunnan Lincang Xinyuan Germanium Industry Co., Ltd. (002428.SZ). The details are as follows:

In RMB/piece

Item	2021			2020			2019
	Price for sales to AXT	Selling price of Yunnan Germanium	Variation	Price for sales to AXT	Selling price of Yunnan Germanium	Variation	Price for sales to AXT	Selling price of Yunnan Germanium	Variation
Germanium substrate (converted into 2 inch)	337.96	283.70	19%	346.64	390.06	-11%	392.78	380.07	3%

Generally, the prices at which the Company sold germanium substrates to AXT were reasonable.

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In summary, the transactions between the Company and AXT are reasonable without obviously unfair related-party transactions.

4. Transfer pricing and tax risk

The gross profit margin of AXT semiconductor substrates for the Issuer in 2019 and 2020 was lower than the above range of gross profit margin, which was mainly caused by the relocation of the plants in Chaoyang, Liaoning and Baoding, Hebei, as well as the trial production.

The cost of sales under normal operation and production conditions was simulated and calculated based on the average unit cost of the less affected gallium arsenide substrates in 2018 and the sales volume of gallium arsenide substrates in 2019 and 2020. In the case of the simulation, the gross profit and gross profit margin of the semiconductor substrates sold to AXT were:

In RMB0,000

Item	2020			2019
	Gross profit	Proportion	Gross profit margin	Gross profit	Proportion	Gross profit margin
Compound semiconductor substrate	5,179.33	99.80%	18.38%	2,282.26	100.00%	10.31%
Others	10.33	0.20%	55.78%	-	-	-
Total	5,189.66	100.00%	18.41%	2,282.26	100.00%	10.31%

After removing the impact of plant relocation and trial production, the simulated gross margin of the compound semiconductor substrates was 10.31% and 18.41% in 2019 and 2020, being close to the range of gross margin. Therefore, there was no problem of transfer pricing. In 2021, the gross margin of the compound semiconductor substrates sold by the Company to AXT was close to the above range of gross margin, indicating the absence of transfer pricing.

In addition, the average unit price of the indium phosphide substrates sold to AXT was lower than the average selling price, for AXT was considered to play an important role in the market development, customer maintenance and application

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research and development of indium phosphide substrates, and also bear high costs and expenses, with the rationality of operation and without the problem of transfer pricing for evading tax.

The transaction mode and transaction price between the Company and AXT were determined by AXT’s organizational structure and long-term business development model. AXT, founded in California, USA in December 1986, initially had a complete R&D and production system, and directly performed market exploitation. In 1998, AXT determined to start business in Mainland China; later, it gradually transferred its R&D and production system to Mainland China, and established AXT-Tongmei. AXT terminated its manufacturing operations in the United States and only retained overseas sales, overseas procurement and part of application research and development. The products sold by the company to AXT were priced by a cost plus manner, which fixed the sales price; while AXT may enjoy certain price difference through selling the products to overseas customers, so as to ensure the normal operation of AXT and support its application development.

(1) The Company was originally a wholly owned subsidiary of AXT. For a long time, due to the weak foundation of the domestic compound semiconductor industry, and the location of the main customers and suppliers in foreign countries, AXT and the Company have engaged in transactions in a pattern of processing on giving materials;

(2) With the rapid development of the semiconductor industry in China, the proportion of domestic sales and procurement has been increasing. In August 2018, the transaction between AXT and the Company was turned to general trade, but the cost-plus method was continued for pricing, which was also determined according to the requirements of the tax authorities of China and the United States;

(3) In March 2021, the conversion was completed. AXT in the United States undertook the overseas sales business of AXT. After the execution of the existing orders, the Company would not engage in any new transaction with AXT, but the pricing would remain the original mode, which means that it would be implemented

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according to the requirements of the tax authorities of China and the United States. Considering the role of AXT as a wholly owned subsidiary of the Company, the original pricing mode with AXT would not have a lasting impact on the gross margin as stated in the Consolidated Financial Statement of the Company.

Local tax authorities of the Company and its domestic subsidiaries have issued the “Compliance Certificate” or “Notification of Tax-related Information Inquiry Results”, which proved that “the Company declared and paid taxes in accordance with the relevant tax laws, regulations and normative documents during the reporting period; and there were no tax arrears or administrative penalties due to tax violations”.

The Sponsor examined the related transactions between the Company and AXT, and believed that such related transactions were determined by AXT’s organizational structure and its long-term business development mode, and they were reasonable, without unfair transaction pricing. There was neither benefit transfer involved in the transactions between the Company and AXT nor the adjustment of the Issuer’s profit through the above related transactions. In March 2021, the Company started selling products to overseas customers through AXT, which, after completing the sales contract signed before March 2021, would not engage in the sales business; the related sales between the Company and AXT have been completely terminated.

II. Explanations from the Sponsor and the Reporting Accountant

(I) The verification results of seeking confirmation and interview or video inquiry by domestic and overseas sales revenue;

1. Results of seeking confirmation

The Sponsor and the Reporting Accountant perform the procedures of seeking confirmation for the Issuer’s customers, and the verification results obtained by domestic and overseas sales revenue are shown below:

In RMB0’000

Item	2021			2020			2019
	Domestic	Overseas	Total	Domestic	Overseas	Total	Domestic	Overseas	Total
Operating revenue①	43,873.92	41,860.60	85,734.52	24,707.37	33,609.67	58,317.04	18,183.98	28,038.70	46,222.68

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Amount covered by confirmation request letter②	39,861.55	37,573.88	77,435.43	21,876.09	30,358.48	52,234.57	16,677.38	26,836.65	43,514.03
Proportion covered by confirmation request letter③=②/①	90.85%	89.76%	90.32%	88.54%	90.33%	89.57%	91.71%	95.71%	94.14%
Amount corresponding to the reply and after discrepancy adjustment④	32,500.45	30,392.60	62,893.05	21,643.88	30,181.22	51,825.10	16,158.50	26,745.26	42,903.76
Proportion of amount corresponding to the reply⑤=④/②	81.53%	80.89%	81.22%	98.94%	99.42%	99.22%	96.89%	99.66%	98.60%
Amount for implementing the alternative procedures⑥	7,361.10	7,181.28	14,542.38	232.21	177.26	409.47	518.88	91.39	610.27
Proportion of implementing the alternative procedures⑦=⑥/②	18.47%	19.11%	18.78%	1.06%	0.58%	0.78%	3.11%	0.34%	1.40%
Confirmable amount⑧=④+⑥	39,861.55	37,573.88	77,435.43	21,876.09	30,358.48	52,234.57	16,677.38	26,836.65	43,514.03
Proportion of identifiable amount⑨=⑧/②	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%

2. Results of interview or video inquiry

The Sponsor and the Reporting Accountant perform the procedures of interview or video inquiry for the Issuer’s customers, and the verification results obtained by domestic and overseas sales revenue are shown below:

In RMB0’000

Item	2021			2020			2019
	Domestic	Overseas	Total	Domestic	Overseas	Total	Domestic	Overseas	Total
Revenue of the interviewed customers	32,646.14	32,770.75	65,416.89	18,135.01	32,703.81	50,838.82	11,141.48	27,280.03	38,421.51
Operating revenue	43,873.92	41,860.60	85,734.52	24,707.37	33,609.67	58,317.04	18,183.98	28,038.70	46,222.68
Proportion of revenue of the interviewed customers	74.41%	78.29%	76.30%	73.40%	97.30%	87.18%	61.27%	97.29%	83.12%

(II) The results of interview or video inquiry regarding the overseas sales revenue, the verification of identity of the interviewees during video inquiry, video inquiry contents and confirmation of subsequent alternative procedures, the additional measures taken in view of the limitations of video interview, and whether the relevant external evidence has been obtained;

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1. The results of field and video interview

As affected by the epidemic overseas, the intermediary conducted video interviews with 15 overseas customers. For the controlling shareholder AXT, the intermediary performed field interview in Beijing; for the overseas customer SUMIDEN SHOJI CO., LTD, the intermediary went to its office in Shanghai for interview, as detailed below:

No.	Customer name	Interview method	Interviewee
1	AXT	Field	CEO
2	SUMIDEN SHOJI CO.,LTD	Field	Procurement Manager
3	ALPHA PLUS	Video	Procurement Manager
4	Landmark Optoelectronics	Video	Director of Production Management Purchasing Department
5	Visual Photonics Epitaxy	Video	Procurement Manager
6	Osram	Video	Procurement Manager
7	IQE	Video	Global Procurement Manager
8	CVT GMBH & CO. KG	Video	CEO
9	Sumika Electronic Materials, Inc	Video	Procurement Manager
10	WAFER TECHNOLOGY LIMITED	Video	Chief Financial Officer
11	VISHAY SEMICONDUCTOR GmbH	Video	Supplier Quality Manager
12	AUK CORPORATION	Video	Procurement Manager
13	Customer C	Video	Procurement Manager
14	Mo Sangyo Co, Ltd.	Video	CEO
15	Alta Devices	Video	CFO
16	II-VI	Video	Advanced Procurement Manager
17	LOUWERSHANIQUE	Video	Procurement Manager

2. The verification of identity of the interviewees during video inquiry, video inquiry contents and confirmation of subsequent alternative procedures

(1) Verification of identity of the interviewees

During video inquiry and verification, the intermediary mainly verifies the

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identity of the interviewee in the following procedures:

1) Prior to video inquiry, obtain the basic identity information of the interviewee, including the name and position;

2) The Issuer’s business personnel invite the customers for video inquiry and make an appointment for inquiry through daily contact methods, such as email, phone and WeChat. As for email, it shall be copied to the address of the interview personnel, who shall verify whether the email used by the customer is the one for daily business communication; at the same time, check the emails of daily communication between the Company’s business personnel and the interviewee, to confirm whether the interviewee is an employee of the customer;

3) Implement video connection with the interviewees through Tencent conference or Zoom, and start video recording;

4) Take screenshots and videos of the video inquiry process, and save the pictures and videos;

5) Prior to inquiry, ask the interviewee to present the identification documents such as the business card or work card, to verify the identity and position of the interviewee; and compare such information with what collected before the inquiry;

6) Through asking the information such as the basic information of the customer, and the contents of transaction with the Issuer and the development status of the industry, check whether the interviewee knows the transaction between his/her employer with the Issuer, to further verify the identity of the interviewee;

7) After the inquiry, the interview record made by the intermediary shall be directly sent to the enterprise mailbox of the interviewee for confirming by signing or sealing, and then the interview record, business card or other identification documents shall be directly sent to the intermediary by mail, email or other means;

8) After receiving the relevant documents, the intermediary shall check the name, email information, business card information and mailing address of the interviewee again; at the same time, the signature or seal of the interview record shall be checked, to determine whether it is consistent with the customer’s signature or seal on the

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documents regarding daily transactions.

(2) Video inquiry contents

The video interview mainly involves the customer’s basic information, the transactions between the Company and the customer, product quality, compliance and correlation, as detailed below:

No.	Item	Relevant content
1	Customer’s basic information	Confirm the interviewee’s name and position;
2	Company-customer transaction

1. Cooperation between the Company and its customers: Confirm the time, content and method of the cooperation between the Company and its customers;

2. Pricing for the transaction between the Company and its customers: Confirm the pricing mechanism for transaction;

3. Settlement between the Company and its customers: Confirm the transaction settlement method, whether there is cash settlement, and whether there is agent payment by a third party;

4. Transaction fluctuation between the Company and its customers: Confirm the trend and reasons of transaction fluctuation, and whether the transaction is seasonal;

5. Nature of the customer and destination of the final products: Confirm whether the customer is a trader or manufacturer, and confirm the final users and sales areas of the products;

6. Customers’ requirements for the origin of products: Confirm whether the customers have such requirements, and confirm the origin of products purchased from the Company;

7. Channel inventory of the customers: Confirm the on hand inventory of the customers at the end of the year, and confirm whether the Company has conducted sudden sales or intentional extension of the term of payment at the end of the year;

8. Certification of new suppliers or new products of customers: Confirm certification process and cycle of new suppliers or new products of customers, and certification of their downstream customers;

9. Competitive advantages of the Company: Confirm the reason for the customer to select the Company as the supplier and the competitive advantages of the products.

3	Product quality and compliance

1. Product quality: Confirm the return and exchange of goods, and confirm whether there are disputes or potential disputes due to quality problems;

2. Contract performance: Confirm whether the Company can abide by the contract;

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3. Benefit transfer, commercial bribery, and unfair competition: Confirm whether there is private interest exchange between the customers and the Company, and whether there is benefit transfer, commercial bribery or unfair competition;

4. Litigation: Confirm whether there is litigation between the customers and the Company.

4	Correlation

Confirm whether there is any correlation between the Company and its customers, as well as their major shareholders, actual controllers, directors, supervisors and executives in terms of equity, investment, special interest arrangement, etc.

(3) Confirmation of subsequent alternative procedures

Subsequent alternative procedures taken by the intermediaries include:

1) Obtain the relevant system documents of the Company with respect to the management of the customers, and check the sound and effective implementation of internal controls, including customer selection criteria, daily management, pricing mechanism, logistics, return and exchange mechanism, sales inventory information system;

2) Interview with the Company’s management layer, sales personnel and financial personnel, to understand the credit policies and rationality of various customers, and the sales accounting process;

3) Implement substantive analysis for foreign sales revenue by regions, products, and customers, etc., identify significant or unusual fluctuations, and their causes; view the publicly available information of comparable companies in the industry, to understand the information of sales model and proportion, sales regions, and gross profit, etc.;

4) Obtain the revenue cost schedule of the Issuer during the reporting period, and analyze the changes and rationality of sales revenue of the Company;

5) Understand the sales process of the overseas business, specify the time when the customers obtain the control of goods under various modes, to confirm whether the revenue recognition method is accurate, and whether it complies with the provisions in the accounting standards for business enterprises; and perform the revenue cycle test, to check the supporting documents of major overseas customers,

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such as the sales contracts, outbound delivery orders, customs declaration forms, packing lists, bills of lading, and invoices;

6) Conduct a test of details on the sales of major overseas customers, and check the original contracts, invoices, customs declaration forms, and logistics records, as detailed below:

In RMB0’000

Item	2021	2020	2019
Revenue covered by sampling	20,194.11	19,589.41	15,424.88
Overseas operating revenue	41,860.60	33,609.67	28,038.70
Coverage ratio	48.24%	58.29%	55.01%

7) Conduct a cut-off test on the sales situation before and after the balance sheet date, check the outbound delivery orders, customs declaration forms, packing lists, bills of lading, invoices and other documents, and check whether the revenue is intertemporal;

8) Implement analytical procedures, check the fluctuations of major overseas customers during the reporting period, and learn from the Issuer about the business cooperation background of new major overseas customers and the main reasons for revenue fluctuations;

9) Obtain the bank statements and collection details of the Company during the reporting period, check the account statement corresponding to the sales receipts, and inspect the authenticity of sales receipts. As for overseas bank accounts, due to the impact of COVID-19, the staff cannot go to the overseas bank, but supervise the process of handling by the Company’s staff from logging in the official website of the bank to download electronic version of the statement during the reporting period, to the sending of it to the intermediary; the comparison between the foreign sales revenue and actual collection of the Company during the reporting period is shown below:

In RMB0’000

Period	Foreign sales revenue	Actual amount collected	Proportion of actual amount collected in foreign sales revenue
2021	41,860.60	37,097.36	88.62%

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2020	33,609.67	34,369.20	102.26%
2019	28,038.70	28,679.29	102.28%
Total	103,508.97	100,145.85	96.75%

During the reporting period, the proportion of actual amount collected in foreign sales revenue is 96.75%, indicating the satisfactory collection of funds; and the foreign sales revenue basically matches with the actual amount collected.

10) Obtain the Issuer’s E-port data, check the electronic port data with the Company’s book export revenue, and analyze the reasons for the discrepancy. The specific results of verification of foreign sales revenue are shown below:

In RMB0’000

Item	2021	2020	2019
E-port data①	11,805.39	33,536.69	27,965.77
The Issuer’s overseas sales revenue②	10,506.71	33,609.67	28,038.70
Discrepancy③=②-①	-1,298.68	72.98	72.93
Effect on consignment customers④	1,298.68	-	-
Discrepancy ratio⑤=(③+④)/②	-	0.22%	0.26%

Note: Since the Company’s sales of semiconductor substrate materials overseas have been carried out through AXT-Tongmei since March 2021, the E-port data and the Issuer’s overseas sales revenue in 2021 are only based on the overseas sales directly carried out by the Issuer’s domestic entities in China.

It can be seen from the above table that in 2019 and 2020, the Issuer’s E-port data was basically consistent with the foreign revenue data; the relatively large discrepancy in 2021 arose mainly from the new consignment customers of the Company due to the business handover between AXT and AXT-Tongmei in March 2021. For details, please refer to “Section VII, X.(II).6.(5) Collection of price for goods and adjustments to sales during the period for which ATX’s business was transferred to the Company’s subsidiary in the US” of the Prospectus. After excluding the above factors, there was no discrepancy between the Company’s E-port data and foreign revenue data in 2021.

11) Obtain the list of the Issuer’s export tax rebate declaration, and compare with the foreign sales revenue of the Company during the reporting period, as detailed

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below:

In RMB0’000

Item	2021	2020	2019
Sales revenue for declaration of export tax rebate①	38,161.80	33,038.74	27,930.28
Declaration of the current period after the expiration②	2,047.01	3,198.87	2,617.83
Declaration of the previous period in the current period③	3,198.87	2,617.83	2,583.10
Amount of overseas sales revenue④	41,860.60	33,609.67	28,038.70
Sales revenue that may declare export tax rebate⑤=①+②-③	37,009.94	33,619.79	27,965.01
Discrepancy⑥=④-⑤	4,850.67	-10.12	73.69
Where:
Discrepancy between the revenue of domestic entities from ATX-Tongmei and foreign sales revenue of ATX-Tongmei⑦	2,789.27	-	-
Revenue without declaring tax rebates after the expiration⑧	1,607.57	-	-
Non-refundable revenue⑨	409.09	54.49	24.17
Others⑩=⑥-⑦-⑧-⑨	44.73	-64.61	49.52

Note 1: According to the Announcement of the State Administration of Taxation on Issuing Administrative Measures for Value-added Tax and Consumption Tax on Export Goods and Labor Services (Announcement of the State Administration of Taxation No. 24, 2012), enterprises shall collect all relevant receipts within the VAT declaration periods between the next month after the goods departs upon customs declaration (depending on the date of export indicated on the declaration form (used for export tax rebate only) for export goods, the same below) and April 30 of the next year, and apply to the competent tax authorities for the exemption, offset or rebate of VAT on export goods. The amount of VAT export tax qualifying for rebate of the Company shall be limited to the VAT retained at the end of each month; the applicant shall declare the VAT export tax rebate based on the VAT retained at the end of each month, and complete the declaration before April 30 of the following year;

Note 2: The amount of export tax rebate that can be declared is the amount after adjusting the time discrepancy.

As shown in the table above, during the reporting period, the difference between the export tax rebate after adjusting the time discrepancy and foreign sales revenue is mainly caused by the difference between the Company’s revenue from AXT-Tongmei and foreign sales revenue of AXT-Tongmei, the revenue without declaring tax rebate after the expiration and the non-refundable revenue from the overseas sales of single

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crystal bars.

12) Send letters to overseas customers for the revenues during the reporting period, to confirm the authenticity and accuracy of the overseas revenue amount, as detailed below:

In RMB0’000

Item	2021	2020	2019
Overseas operating revenue covered by confirmation request letter①	37,573.88	30,358.48	26,836.65
Revenue corresponding to the reply and after discrepancy adjustment②	30,392.60	30,181.22	26,745.26
Overseas operating revenue③	41,860.60	33,609.67	28,038.70
Coverage ratio of overseas operating revenue covered by confirmation request letter ④=①/③	89.76%	90.33%	95.71%
Proportion of revenue corresponding to the reply and after discrepancy adjustment⑤=②/①	80.89%	99.42%	99.66%
Revenue of alternative testing⑥	7,181.28	177.26	91.39
Proportion of alternative testing⑦=⑥/①	19.11%	0.58%	0.34%
Identifiable proportion⑧=⑤+⑦	100.00%	100.00%	100.00%

13) Check the credit reports and publicly available information of major overseas customers, verify their business scale and shareholder composition, check the questionnaire filled in by the Issuer, directors, supervisors and senior managers, and confirm whether there is any correlation between overseas customers and the Company and related parties;

14) Obtain the account statements of the controlling shareholders, directors, supervisors, senior managers, important financial personnel and other interested parties during the reporting period to confirm whether the Company has external collection.

3. The additional measures taken in view of the limitations of video interview, and whether the relevant external evidence has been obtained

Compared with field interview, the main limitation of video inquiry is that the staff cannot check the business premises of the customers, affecting the intuitive judgment of the authenticity of their existence and the rationality of procurement.

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In view of the limitations of video inquiry, the intermediaries improve the reliability of video inquiry by verifying the identity information of the interviewees, and saving the video materials. The following external supporting materials are collected for verification:

(1) Ask the interviewee to present the identification documents such as the passport, business card or work card, to verify the identity and position of the interviewee, to verify the authenticity of the identity of the interviewee.

(2) Extract the email address of the interviewee from the reply, pay attention to the correlation between the suffix of the email and the customer’s name, and compare the address for returning the inquiry materials with the reply address and address inquired on the Internet.

(3) Obtain the transaction details between the Company and the interviewees, and collect original contracts, invoices, customs declaration forms, and logistics records, to verify the consistency between the transaction and inquiry contents.

(4) Analyze the annual purchase amount of the customer, to understand the changing trend and rationality of purchase.

(5) Obtain credit reports and other public available information of major overseas customers, and conduct background investigation on the customers, to verify the accuracy of the related information.

(III) The adequacy of the proportion of verification of substantive procedures such as the test of details;

When the Sponsor and the Reporting Accountant conduct verification regarding the Issuer’s sales revenue, the following verification procedures shall be implemented: test of details, seeking confirmation and interview/video interview; as for overseas sales, the Issuer’s E-port data shall be obtained and checked; as for domestic sales, the data of the VAT system shall be obtained and checked, to verify the Issuer’s sales revenue by various substantive procedures.

During the reporting period, on the basis of ensuring the coverage rate of confirmation request letter of over 90% (the proportion of the reply amount in

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operating revenue of over 75%), and the coverage rate of interview/video interview of over 75%, the Sponsor and the Reporting Accountant adopt large-scale and random sampling methods to select samples and implement relevant procedures according to the relevant provisions of the Sponsor Due Diligence Guidelines, Auditing Standards for Chinese Certified Public Accountants No. 1314 - Audit Sampling, and the application guide. In view of the selected samples, check the supporting documents related to the transaction.

1. Overall distribution of the customers

During the reporting period, the Issuer’s customers are divided by the revenue of RMB1 million, RMB5 million and RMB10 million and the number of transactions verified by the intermediary is determined:

In RMB0’000

Item	Over RMB10 million	RMB5-10 million	RMB1-5 million	Below RMB1 million	Total
2021
Revenue amount	59,022.63	9,488.87	11,301.61	5,921.41	85,734.52
Revenue proportion	68.84%	11.07%	13.18%	6.91%	100.00%
Number of customers	23	14	58	369	464
Quantity proportion	4.96%	3.02%	12.50%	79.52%	100.00%
Number of verified transactions	583	113	185	223	1,104
2020
Revenue amount	46,832.74	3,490.31	4,973.45	3,020.55	58,317.04
Revenue proportion	80.31%	5.99%	8.53%	5.18%	100.00%
Number of customers	12	5	26	201	244
Quantity proportion	4.92%	2.05%	10.66%	82.38%	100.00%
Number of verified	484	44	141	114	783

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transactions
2019
Revenue amount	39,753.04	1,799.94	2,889.80	1,779.89	46,222.68
Revenue proportion	86.00%	3.89%	6.25%	3.85%	100.00%
Number of customers	10	3	22	181	216
Quantity proportion	4.63%	1.39%	10.19%	83.80%	100.00%
Number of verified transactions	434	18	121	99	672

As shown in the table above, based on the features of the Issuer’s samples that there are a large number of customers and a high degree of concentration, but the transaction volume per customer is large with a large number of transactions, the intermediary performs test of details by stratified sampling. For the test of details, all transaction records are taken as the totality of samples; while for seeking confirmation and interview/video interview, all the customers are taken as the totality of samples for sampling and verification. In view of large-scale samples, all shall be checked; and in view of remaining samples, random sampling shall be performed with the statistical method, to meet the requirement for the overall verification proportion. The specific results show that the sampling can realize full coverage of samples in multiple dimensions.

(1) Division of test of details by amount of a single transaction

According to the transaction records, the tests of details are divided by the amount of a single transaction (RMB100,000, RMB500,000 and RMB1 million) during the reporting period, as shown below:

In RMB0’000

Item	2021		2020		2019
	Amount	Proportion	Amount	Proportion	Amount	Proportion
Over RMB1 million	15,660.53	90.94%	11,757.90	100.00%	7,875.32	100.00%

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RMB500,000-1 million	9,814.59	42.60%	10,120.55	99.33%	9,806.95	100.00%
RMB100,000-500,000	11,701.92	34.02%	7,371.95	28.63%	8,110.54	38.27%
Below RMB100,000	1,775.37	16.02%	920.15	8.66%	657.76	8.95%
Total	38,952.41	45.43%	30,170.55	51.74%	26,450.57	55.80%

(2) Test of details by customers

During the reporting period, the number of customers covered by the test of details is divided by revenue (RMB1 million, RMB5 million and RMB10 million), as shown below:

In RMB0’000

Item	Over RMB10 million	RMB5-10 million	RMB1-5 million	Below RMB1 million	Total
2021
Number of tests	23	14	46	130	213
Number of customers	23	14	58	369	464
Proportion	100.00%	100.00%	79.31%	35.23%	45.91%
2020
Number of tests	12	5	24	67	108
Quantity	12	5	26	201	244
Proportion	100.00%	100.00%	92.31%	33.33%	44.26%
2019
Number of tests	10	3	15	63	91
Number of customers	10	3	22	181	216
Proportion	100.00%	100.00%	68.18%	34.81%	42.13%

(3) Seeking confirmation and interview

During the reporting period, the seeking confirmation and interview procedures are divided by the revenue of a single customer (RMB1 million, RMB5 million and RMB10 million), as shown below:

In RMB0’000

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Item	Seeking confirmation procedure		Interview procedure
	Amount	Proportion	Amount	Proportion
2021
Over RMB10 million	49,803.73	84.38%	56,349.14	95.47%
RMB5-10 million	6,350.17	66.92%	6,720.32	70.82%
RMB1-5 million	6,635.88	58.72%	2,172.43	19.22%
Below RMB1 million	103.27	1.74%	175.00	2.96%
Total	62,893.05	73.36%	65,416.89	76.30%
2020
Over RMB10 million	46,832.74	100.00%	45,462.67	97.07%
RMB5-10 million	3,490.31	100.00%	3,490.31	100.00%
RMB1-5 million	739.27	14.86%	1,749.98	35.19%
Below RMB1 million	762.78	25.25%	135.86	4.50%
Total	51,825.10	88.87%	50,838.82	87.18%
2019
Over RMB10 million	39,088.16	98.33%	35,189.29	88.52%
RMB5-10 million	1,799.94	100.00%	634.40	35.25%
RMB1-5 million	1,845.73	63.87%	2,448.56	84.73%
Below RMB1 million	169.92	9.55%	149.26	8.39%
Total	42,903.75	92.82%	38,421.51	83.12%

2. Verification by product structure

Verification by major products of the Issuer during the reporting period is shown below:

In RMB0’000

Item	Test of details		Seeking confirmation procedure		Interview procedure
	Amount	Proportion	Amount	Proportion	Amount	Proportion
2021
Semiconductor substrate material	26,549.50	42.36%	47,592.26	75.93%	50,505.74	80.58%
PBN crucible and the related products	4,350.88	45.44%	7,287.42	76.10%	6,455.08	67.41%

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High-purity metals and compounds	8,052.03	65.99%	8,013.37	65.68%	8,456.07	69.31%
Total	38,952.41	45.43%	62,893.05	73.36%	65,416.89	76.30%
2020
Semiconductor substrate material	19,484.63	43.94%	41,832.39	94.33%	41,977.24	94.66%
PBN crucible and the related products	7,305.25	97.06%	5,937.36	78.88%	5,801.63	77.08%
High-purity metals and compounds	3,380.67	61.45%	3,507.78	63.76%	3,059.95	55.62%
Others	-	-	547.57	58.08%	-	-
Total	30,170.55	51.74%	51,825.10	88.87%	50,838.82	87.18%
2019
Semiconductor substrate material	16,576.38	46.34%	33,884.67	94.73%	30,619.88	85.60%
PBN crucible and the related products	6,487.74	86.89%	6,698.19	89.70%	6,066.36	81.24%
High-purity metals and compounds	2,531.92	100.00%	2,320.88	91.67%	1,735.26	68.54%
Others	196.76	43.48%	-	-	-	-
Total	25,792.80	55.80%	42,903.75	92.82%	38,421.50	83.12%

3. Verification divided by regions of the Issuer’s customers

Verification divided by regions of the Issuer’s customers during the reporting period is shown below:

In RMB0’000

Item	Test of details		Seeking confirmation procedure		Interview procedure
	Amount	Proportion	Amount	Proportion	Amount	Proportion
2021
Mainland China	18,758.31	42.76%	32,500.47	74.08%	32,646.15	74.41%
United States	6,846.67	58.60%	7,719.04	66.06%	11,684.09	100.00%
Europe	5,609.10	49.05%	8,999.67	78.71%	8,008.09	70.03%
Taiwan, China	4,363.02	46.60%	5,829.37	62.26%	7,832.00	83.64%
Japan	1,957.33	43.71%	4,370.91	97.60%	3,884.27	86.73%
South Korea	555.99	22.54%	1,276.01	51.73%	1,362.29	55.23%
Others	862.00	35.43%	2,197.58	90.32%	-	-

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Total	38,952.42	45.43%	62,893.05	73.36%	65,416.89	76.30%
2020
Mainland China	10,581.13	42.83%	21,643.88	87.60%	18,135.01	73.40%
United States	14,538.99	51.19%	25,398.26	89.43%	28,202.84	99.30%
Europe	2,520.65	99.07%	2,284.76	89.80%	1,972.90	77.54%
Japan	1,204.70	95.64%	1,175.56	93.33%	1,233.81	97.96%
South Korea	1,325.07	95.33%	1,322.64	95.16%	1,294.25	93.11%
Total	30,170.54	51.74%	51,825.10	88.87%	50,838.81	87.18%
2019
Mainland China	10,367.93	57.02%	16,158.50	88.86%	11,141.48	61.27%
United States	10,022.36	44.87%	21,360.28	95.62%	22,144.98	99.14%
Europe	1,783.04	97.43%	1,830.06	100.00%	1,548.48	84.61%
Japan	1,273.58	95.82%	1,304.47	98.14%	1,309.28	98.50%
South Korea	2,345.90	92.60%	2,250.45	88.83%	2,277.29	89.89%
Total	25,792.81	55.80%	42,903.75	92.82%	38,421.51	83.12%

Prior to verification, the Sponsor and the Reporting Accountant understand internal control related to the Issuer’s sales revenue, and implement the walk-through procedure and control test procedure for the key internal control points; and no abnormality is found in the test results. Therefore, while relying on the internal control of the Issuer, the Sponsor and the Reporting Accountant conduct tests of details for the customers and transactions based on audit sampling according to the relevant provisions of the Sponsor Due Diligence Guidelines, Auditing Standards for Chinese Certified Public Accountants No. 1314 - Audit Sampling, and the application guide, following the principle of risk-oriented verification, and combining with the evidence obtained through verification of seeking confirmation, field interview and video interview, E-port data, VAT system data, post-period collection and bank statements, to ensure that customers of different transaction sizes in different regions and industries can be selected.

4. Verification of accounts receivable

The Sponsor and the Reporting Accountant implemented the following

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verification procedures for the accounts receivable of the Issuer at the end of each phase of the reporting period:

(1) The reason and rationality of the change in the balance of accounts receivable at the end of each phase of the reporting period in combination with the operating income was analyzed; the sales contracts signed between the Issuer and major customers were obtained, the credit policies agreed in the contracts, were viewed and analyzed whether there were changes in the credit policies of major customers during the reporting period;

(2) The financial principal of the Issuer was interviewed, the design effectiveness of the Company's internal control over the recognition of accounts receivable was understood and evaluated, and the operation effectiveness of key controls was tested;

(3) The balance of accounts receivable at the end of each phase of the reporting period of the Issuer was confirmed by letter, and alternative procedures were implemented for letters that were not replied, as follows:

In RMB0’000

Item	End of 2021	End of 2020	End of 2020
Original Value of accounts receivable	22,195.99	15,376.06	13,113.26
Amount on the external confirmations	20,669.33	14,232.03	12,685.87
Proportion by confirmation request letter ③=②/①	93.12%	92.56%	96.74%
Amount corresponding to the reply and after discrepancy adjustment	17,920.31	14,055.55	12,586.92
Ratio of consistency with the reply	86.70%	98.76%	99.22%
Amount for implementing the alternative procedures	2,749.02	176.48	98.95
Proportion of implementing the alternative procedures	13.30%	1.24%	0.78%
Confirmable amount	20,669.33	14,232.03	12,685.87
Proportion of identifiable amount	100.00%	100.00%	100.00%

(4) The aging statement of the accounts receivable of the Issuer was obtained during the reporting period and the subsequent payment collection statement, and the subsequent payment collection was checked,

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As of May 31,2022, the post period collection of receivables at the end of each phase of the reporting period is as follows:

In RMB0’000

Item	End of 2021	End of 2020	End of 2019
Balance of accounts receivable	22,195.99	15,376.06	13,113.26
Amount subject to the post-period collected	19,914.05	15,128.70	13,034.47
Proportion of amount subject to the post-period collected	89.72%	98.39%	99.40%

(5) The risk of accounts receivable recovery was analyzed whether the provision for bad debts was sufficient in combination with the collection after the reporting period, and the uncollected exposure after the reporting period was compared with the provision for bad debts to determine whether there was insufficient provision for bad debts.

(6) The details of the Issuer's single provision for bad debt reserves were obtained during the reporting period, and the reasons and rationality of the single provision were analyzed.

(7) The bad debt accrual policies of accounts receivable of comparable companies in the same industry were inquired, compared and analyzed whether there were significant differences between the Issuer's bad debt accrual policies of accounts receivable and the bad debt accrual ratio and comparable companies in the same industry, and the reasons and rationality of the difference were analyzed according to the situation of each entity;

(8) The internal valuation experts of the Reporting Accountant were introduced to review the rationality of the Issuer's expected credit loss model, and the results were recalculated and compared with the Issuer according to the model;

(9) The main customers of the Issuer were interviewed during the reporting period, the credit reports of the main overseas customers, the basic information of the domestic customers and the relevant public information were obtained through public

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channels, the transactions between both parties were confirmed, and the industry status, credit status, and business status, etc. of the customers were attended and analyzed.

After verification, the Sponsor believe that: the amount of the accounts receivable of the Issuer is true, accurate and complete, the bad debt accrual policy of accounts receivable is reasonable, and the bad debt accrual is sufficient at the end of each phase of the reporting period.

The Reporting Accountant believes that: the Issuer’s explanations with respect to that the amount of the accounts receivable is true, accurate and complete, the bad debt accrual policy of accounts receivable is reasonable, and the bad debt accrual is sufficient are in conformity with our understanding.

In conclusion, the Sponsor and the Reporting Accountant carry out sufficient verification of substantive procedures such as the test of details, and the relevant verification matches with the stratified and regional characteristics of the Issuer’s customers.

(IV) The verification method, proportion and conclusion of terminal sales with sales revenue through AXT, and whether a third-party basis has been obtained;

For determining the authenticity of terminal sales with sales revenue through AXT, the Sponsor and the Reporting Accountant conduct the following verification procedures:

1. Check the sales contracts between AXT and major end customers, identify the terms related to the main risks of commodity ownership and remuneration/control transfer, and evaluate whether the revenue confirmation policy complies with the provisions of the Accounting Standards for Business Enterprises;

2. Perform sampling inspection on the sales revenue through AXT, and check the original documents such as production orders and customs declaration forms, as detailed below:

In RMB0’000

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Item	2021	2020	2019
Revenue covered by sampling	5,421.02	14,459.44	9,988.47
Revenue of sales through AXT	5,979.70	28,196.51	22,144.98
Coverage ratio	90.66%	51.28%	45.10%

AXT will not engage in the sales business after executing the sales contract signed before March 2021. In 2021, the period of sales from the Company to AXT was from January to June.

3. Implement analytical procedures, check the fluctuations of major customers through AXT during the reporting period, and learn from the Issuer about the business cooperation background of new major end customers and the main reasons for revenue fluctuations;

4. Perform seeking confirmation for the products sold by major end customers during the reporting period after looking through AXT, as detailed below:

In RMB0’000

Item	2021	2020	2019
Proportion of amount from major customers covered by confirmation request letter in AXT’s operating revenue	68.50%	75.51%	68.63%
Proportion of reply (calculated by the reply amount of operating revenue)	77.41%	62.84%	53.43%

5. Obtain the sales details of AXT during the reporting period, and check through comparison whether there is a significant difference between its revenue and the revenue of the Issuer during the reporting period. Meanwhile, perform a closed-loop analysis through combining the sales volume of the Issuer to AXT, the sales volume of AXT to its end customers and AXT’s inventory of finished products at the end of the period, to confirm whether the closed-loop discrepancy is reasonable;

In each phase of the reporting period, the quantity of semiconductor substrate materials sold by the Issuer to AXT and by foreign sales of AXT in the current period is shown below:

Year	Quantity sold by the Company to AXT (pieces)①	Quantity of foreign sales by AXT (pieces)②	Discrepancy (pieces) ③=①-②

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2021	143,730.00	168,938.00	-25,208.00
2020	624,454.00	621,608.00	2,846.00
2019	596,976.00	576,488.00	20,488.00

As shown in the table above, the quantity of semiconductor substrate materials sold by the Company to AXT during the reporting period is basically consistent with the quantity of foreign sales.

6. Interview with end customers after looking through AXT, to see whether the products sold by the Company through AXT have been finally sold; during the reporting period, the amount covered by the interview and its proportion in revenue from sales of AXT are as follows:

In RMB0’000

Period	Amount covered by the interview	Revenue of sales through AXT	Proportion
2021	4,377.73	5,979.70	73.21%
2020	21,230.96	28,196.51	75.30%
2019	16,226.69	22,144.98	73.27%

7. Compare AXT’s receivables at the end of 2019 and 2020 with the Issuer’s receivables from AXT, as detailed below:

In RMB0’000

Time point	The Issuer’s receivables from AXT	AXT’s receivables	Discrepancy ratio
12/31/2020	5,376.26	6,267.96	-14.23%
12/31/2019	6,367.90	6,484.32	-1.80%

AXT’s receivables are slightly different from the Issuer’s receivables from AXT at the end of 2019 and 2020.

8. Check the flow of AXT during the Reporting Period to determine whether all its receipts come from its final customers and whether there are large and abnormal non-operating capital transactions between AXT and the issuer and related parties;

9. Check the credit reports and other publicly available information of major overseas end customers, verify their business scale and shareholder composition, check the questionnaire filled in by the Issuer, directors, supervisors and senior

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managers, and confirm whether there is any correlation between overseas end customers and the Company and related parties;

10. Check the account statements of the Issuer, directors, supervisors, senior managers, important financial personnel and other interested parties during the reporting period to confirm whether the Company has external collection.

After verification, the Sponsor and the Reporting Accountant believe that the revenue of the Company from the sales with AXT is authentic, accurate and complete during the reporting period.

(V) The verification method, proportion and conclusion of terminal sales with sales revenue through AXT-Tongmei, and whether a third-party basis has been obtained.

For determining the authenticity of the sales revenue realized through AXT-Tongmei, the Sponsor and the Reporting Accountant conduct the following verification procedures:

1. Understand the key internal control related to revenue through AXT-Tongmei, evaluate the internal control design, determine whether it has been implemented, and test the operation effectiveness of relevant internal control;

2. Check the main sales contracts, identify the terms related to the main risks of commodity ownership and remuneration/control transfer, and evaluate whether the revenue confirmation policy complies with the provisions of the Accounting Standards for Business Enterprises;

3. AXT-Tongmei is responsible for the sales of semiconductor substrate materials in overseas regions, and in most cases, the products are directly declared at the customs and delivered by the domestic entity to the sites designated by the customers; the intermediary performs sampling inspection of sales revenue realized through AXT-Tongmei, and checks the original contracts, invoices, customs declaration forms, logistics records, as detailed below:

In RMB0’000

Item	2021
Revenue covered by sampling	13,753.64

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Revenue of sales through AXT-Tongmei	31,353.89
Coverage ratio	43.87%

4. Conduct a cut-off test on the sales situation before and after the balance sheet date, check the outbound delivery orders, customs declaration forms, packing lists, bills of lading, logistics forms, invoices and other documents, and check whether the revenue is intertemporal;

5. Implement analytical procedures, combine the revenue recognized through AXT-Tongmei with that recognized through AXT in 2021, and analyze the revenue recognized through AXT after looking through the end customers together with the same; check the fluctuations of revenue of end customers during the reporting period, and learn from the Issuer about the business cooperation background of new major end customers and the main reasons for revenue fluctuations;

6. Implement seeking confirmation for sales through AXT-Tongmei, as detailed below:

In RMB0’000

Item	2021
Amount covered by confirmation request letter①	29,235.75
Amount covered by reply②	20,618.08
Revenue of sales through AXT-Tongmei③	31,353.89
Proportion of amount covered by confirmation request letter in the revenue of sales through AXT-Tongmei④=①/③	93.24%
Proportion of revenue corresponding to the reply and after discrepancy adjustment⑤=②/①	70.52%
Revenue of alternative testing⑥	8,617.67
Proportion of alternative testing⑦=⑥/①	29.48%
Identifiable proportion⑧=⑤+⑦	100.00%

7. Obtain the sales details of domestic companies with AXT-Tongmei, obtain the Issuer’s E-port data, the declaration form of tax exemption, offset or rebate and approval notice, to confirm the accuracy and completeness of such sales details. Later, perform a closed-loop analysis through combining the sales volume of domestic companies to AXT-Tongmei, the sales volume of AXT-Tongmei to its end customers

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and AXT-Tongmei’s inventory of finished products at the end of the period, to confirm whether the closed-loop discrepancy is reasonable;

8. Interview with AXT-Tongmei’s customers, to see whether the products sold by the Company through AXT-Tongmei have been finally sold; during the reporting period, the amount covered by the interview and its proportion in revenue from sales of AXT-Tongmei are as follows:

In RMB0’000

Period	Amount covered by the interview	Revenue of sales through AXT-Tongmei	Proportion
2021	23,977.02	31,353.89	76.47%

9. Obtain the flow of AXT-Tongmei in 2021, and check whether all its receipts come from the end customer, and whether there are large and abnormal non-operating capital transactions with the issuer and related parties; in 2021, the income and corresponding payment collection of US Stock AXT-Tongmei are as follows:

In RMB0’000

Items	Amount
Sales revenue of AXT-Tongmei	31,353.89
Collected amount in 2021	19,863.84
Collected amount in January -April of 2022	7,986.06
Total collected amount	27,849.90
Proportion of Collected amount	88.82%

10. Check the credit reports and other publicly available information of AXT-Tongmei’s customers, verify their business scale and shareholder composition, check the questionnaire filled in by the Issuer, directors, supervisors and senior managers, and confirm whether there is any correlation between overseas end customers and the Company and related parties;

11. Check the account statements of the Issuer, directors, supervisors, senior managers, important financial personnel and other interested parties during the reporting period to confirm whether the Company has external collection;

After verification, the Sponsor and the Reporting Accountant believe that the

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revenue of the Company from the sales with AXT-Tongmei is authentic, accurate and complete during the reporting period.

In conclusion, the Sponsor and the Reporting Accountant believe that the domestic and overseas revenue of the Company is true, accurate and complete during the reporting period.

4.2

According to the Prospectus and the replies to the first round of inquiries, (1) the gross profit margin of the Issuer’s subdivided product categories fluctuated greatly during the reporting period, which is mainly due to: business handover, production line relocation, changes in upstream raw material prices, etc.; (2) the overseas sales and procurement businesses of the Issuer have been handed over from AXT to AXT-Tongmei since March 2021, resulting in relatively large changes in the sales and purchase prices; (3) the changes in the sales prices of the Issuer’s semiconductor substrate products were inconsistent with the changes in the purchase prices of raw materials, specifically, the purchase unit price of indium phosphide polycrystalline decreased, the sales unit price of InP substrates increased by 74.98% in 2021, the purchase unit price of gallium increased by 80.45%, and the sales unit price of GaAs substrates decreased by 6.14% in 2021.

The Issuer is required to explain: (1) excluding the impact of business handover, specifically analyze the changes in the gross profit margin of various products during the reporting period; (2) the comparison between the purchase unit prices and the market prices of the main raw materials in each phase of the reporting period, and the reason for and rationality of the inconsistent changing trends between the sales prices of semiconductor substrates and the purchase prices of raw materials, and the impact on the gross profit margin of the corresponding products.

Reply:

I. Explanations from the Issuer

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(i) Fluctuation of gross profit margin during the reporting period

The Issuer's gross profit margin was 19.43%, 25.68% and 34.53% respectively during the reporting period. The factors affecting the Issuer's gross profit margin are analyzed as follows in combination with different products:

Type of product	Change of revenue share ①	Change of gross profit margin ②	Change of gross profit margin due to the variation of unit price ③	Change of gross profit margin due to the variation of the cost per unit ④=②-③	Change of exchange rate ⑤	Total impact ⑥=①+②+⑤
Comparison between 2021 and 2020
InP substrate	4.25%	6.83%	10.29%	-3.48%	-1.64%	9.42%
GaAs substrate	-0.91%	6.60%	-0.23%	6.83%	-1.55%	4.14%
Germanium substrate	-0.62%	-1.71%	-1.26%	-0.45%	-0.20%	-2.53%
PBN crucible	-1.35%	0.02%	0.00%	0.02%	-0.18%	-1.51%
High-purity metal and compound	0.82%	-0.97%	4.24%	-5.21%	-0.01%	-0.16%
Other products	0.21%	-0.55%	-1.37%	0.82%	-0.12%	-0.46%
Subtotal of main business revenue	2.40%	10.22%	11.67%	-1.45%	-3.69%	8.92%
Other business revenue	-0.40%	0.33%	0.34%	-0.01%	0.00%	-0.07%
Total	2.00%	10.55%	12.01%	-1.46%	-3.69%	8.85%
Comparison between 2020 and 2019
InP substrate	-0.76%	-0.46%	-1.32%	0.86%	0.02%	-1.20%
GaAs substrate	-0.13%	7.09%	8.21%	-1.12%	0.08%	7.04%
Germanium substrate	-0.19%	-0.34%	-0.51%	0.17%	0.04%	-0.49%

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PBN crucible	-0.66%	0.49%	0.51%	-0.02%	0.00%	-0.17%
High-purity metal and compound	0.42%	0.62%	1.27%	-0.65%	0.00%	1.04%
Other products	-0.87%	0.80%	0.54%	0.26%	0.12%	0.05%
Subtotal of main business revenue	-2.19%	8.20%	8.69%	-0.50%	0.26%	6.27%
Other business revenue	0.01%	-0.03%	0.00%	-0.03%	0.00%	-0.02%
Total	-2.18%	8.17%	8.69%	-0.53%	0.26%	6.25%

①=The revenue share of the year-the revenue share of last year)×the gross profit margin of last year

②=(The gross profit margin of the year-the gross profit margin of last year)×the revenue share of the year

③=The revenue share of the year×[(the unit price of the year-the impact of the fluctuation of exchange rate to the unit price-the cost of last year)/the unit price of the year-the gross profit margin of last year]

⑤=The revenue share of the year×the impact of the fluctuation of exchange rate to the unit price/the unit price of the year

Generally, the rapid rise of overall gross profit margin of the Companyduring the reporting period was mainly due to the following factors:

1. Increase in gross profit margin in 2020

In 2020, the gross profit margin increased from 19.43% to 25.68%, mainly because: (1) the Company adjusted its external pricing mechanism according to the price rise of raw materials; (2) The demand for large-size substrate materials in the industry increased; (3) The production cost optimization caused by the relocation of production line is specifically reflected as follows:

(1) The Company adjusted the external pricing mechanism according to the price rise of raw materials

The price of industrial raw materials is rose generally with the influence of the domestic economic environment and the new coronal pneumonia epidemic. As one of

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the main raw materials of the gallium arsenide substrate and high-purity metal and compound products of the Company, the average purchase unit price of gallium arsenide substrate and high-purity gallium increased by 12.69% in 2020. The Company promptly adjusted the price of external gallium arsenide substrate and high-purity gallium products according to the relevant raw material market, reflected by its high-purity gallium products, the external sales price of high-purity gallium of the Company increased by 16.28% year-on-year in 2020.

(2) Industry demand for large-size substrate materials increased

Similar to silicon substrates, III-V compound semiconductor substrates are also evolving to larger sizes. The larger the diameter of the compound semiconductor substrate, the more chips could be fabricated on a single substrate, and the lower the cost of manufacturing a unit chip. Meanwhile, manufacturing rectangular chips on a circular substrate made some areas at the edge of the substrate unusable. The larger the diameter of the substrate, the smaller the loss of the edge of the substrate, which was conducive to further reducing the cost of the chip.

In 2020, the sales of 6-inch GaAs substrate materials of the Company increased from 23.04% to 26.56%. As the area of 6-inch is 9 times that of 2-inch, its unit price was much higher than that of small-size products, driving the average sales unit price of GaAs substrate materials to rise from RMB 378.50 per piece to  RMB 466.33 per piece in 2020.

(3) Production cost optimization caused by production line relocation

Since 2019, the GaAs production line has been relocated to Chaoyang, Liaoning and Baoding of Hebei. The personnel proficiency has been improved with the completion of the relocation, and its labor cost and fuel cost were relatively low. Under the condition of further increase in large-scale sales, the unit cost remained relatively stable. In 2020, the unit cost of GaAs substrate only increased by 3.13% year-on-year.

Generally, the above three reasons were comprehensively reflected in the increase in the gross profit margin of gallium arsenide substrate and high-purity metal

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and compound products, thus increasing the overall gross profit margin of the Company in 2020.

2. Increase in gross profit margin in 2021

In 2021, the gross profit margin increased from 25.68% to 34.53%, mainly due to: (1) business switching between AXT and the Company; (2) Changes in revenue structure of the product; (3) The embodiment of scale effect is as follows:

(1) Business switching between AXT and the Company

In March, 2021, America Tongmei undertook the overseas sales business and related customers of AXT. In May, 2021, the Company completed the acquisition of America Tongmei. From 2019 to March 2021, the overseas semiconductor substrate materials of the Company had been sold through AXT, which maintained a certain profit margin; after the completion of business switching, the Company directly faced to the end customers of AXT and significantly improved the pricing of indium phosphide substrate products, which led to a rapid increase in the revenue of Indium Phosphide Substrates and led to an increase in the gross profit margin of the product in 2021.

(2) Changes in product revenue structure

Customers’ orders have also increased with the increase of global downstream demand for optical chips, optical module epitaxy and devices. In 2021, the sales of indium phosphide products of the Company increased by 26.26%; meanwhile, the revenue share of indium phosphide substrate increased rapidly with the influence of the rapid rise in unit price after business switching. The product increased the overall gross profit margin of the Company to 9.42% due to the relatively high gross profit margin of the product itself.

(3) Embodiment of scale effect

The labor and fuel costs were relatively lower than those in Beijing before the relocation with the operation of Baoding Plant and Chaoyang Plant; meanwhile, the sales volume of gallium arsenide substrate increased by 15.65% compared with that in 2020, which improved the production efficiency and scale effect, and reduced the unit

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cost of gallium arsenide substrate products by 23.56% compared with that in 2020.

Generally, the above three reasons were comprehensively reflected in the increase in the gross profit margin of indium phosphide substrate and gallium arsenide substrate products, thus increasing the overall gross profit margin of the Company in 2021.

The Sponsor has checked the changes of revenue and costs and the fluctuation of the gross profit margin of the Issuer during the reporting period. After verification, the Sponsor believed that the recognition of the Company’s revenue is accurate; collection, distribution and carryforward of costs is accurate, the purchase-sale-stock system is complete, and the cost composition and accounting as well as the fluctuation of gross profit margins are true, accurate and in consistent with the Company’s actual operation; the fluctuation of the comprehensive gross profit margin of the Issuer during the reporting period was mainly caused by the changes in product structure, the embodiment of scale effect and the optimization of production costs caused by the relocation of production lines, which is in line with the actual business development and market changes of the Company.

(II) Excluding the impact of business handover, specifically analyze the changes in the gross profit margin of various products during the reporting period;

After the business handover is completed, AXT-Tongmei has taken over the overseas sales business of AXT. Excluding the impact of business handover, the simulation calculation can be performed with the inclusion of AXT-Tongmei into the scope of consolidation. The details are as follows:

In RMB0’000

Product name	2021			2020			2019
	Revenue	Cost	Gross profit margin	Revenue	Cost	Gross profit margin	Revenue	Cost	Gross profit margin
Semiconductor substrate	65,799.30	41,982.70	36.20%	52,336.49	36,490.05	30.28%	46,557.51	31,242.42	32.89%

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Including: InP substrate	30,306.42	12,889.65	57.47%	23,077.47	7,841.58	66.02%	20,838.99	6,509.89	68.76%
GaAs substrate	26,368.74	20,076.37	23.86%	21,000.07	21,704.95	-3.36%	18,984.55	19,562.17	-3.04%
Germanium substrate	9,124.14	9,016.68	1.18%	8,258.96	6,943.53	15.93%	6,733.96	5,170.36	23.22%
PBN crucible	5,508.30	2,633.87	52.18%	5,192.77	2,347.76	54.79%	4,729.22	2,401.20	49.23%
High-purity metal and compound	12,201.00	10,948.64	10.26%	5,501.42	4,558.49	17.14%	2,531.92	2,263.49	10.60%
Others	5,025.78	1,367.19	72.80%	3,274.99	519.17	84.15%	3,188.36	1,025.72	67.83%
Subtotal of main business revenue	88,534.39	56,932.40	35.69%	66,305.68	43,915.48	33.77%	57,007.00	36,932.83	35.21%
Other business revenue	330.09	396.81	-20.21%	8.32	17.21	-106.74%	1.89	0.08	95.78%
Total	88,864.47	57,329.21	35.49%	66,314.00	43,932.69	33.75%	57,008.89	36,932.91	35.22%

Excluding the impact of the business handover, during the reporting period, the gross profit margin of the Company are 35.22%, 33.75%, and 35.49%, respectively, which are relatively stable.

1. Comparison between 2020 and 2019

The following analyzes the comparison between the gross profit margin between 2020 and 2019 due to the impact of the business handover:

Type of product	Change of revenue share ①	Change of gross profit margin ②	Change of gross profit margin due to the variation of unit price ③	Change of gross profit margin due to the variation of the cost per unit ④=②-③	Change of exchange rate ⑤	Total impact ⑥=①+②+⑤
InP substrate	-1.21%	-0.98%	-1.69%	0.71%	0.03%	-2.16%
GaAs substrate	0.05%	-0.13%	1.43%	-1.56%	0.03%	-0.05%

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Germanium substrate	0.15%	-0.93%	-0.34%	-0.59%	0.01%	-0.77%
PBN crucible	-0.23%	0.44%	0.45%	-0.01%	0.00%	0.21%
High-purity metal and compound	0.41%	0.54%	1.11%	-0.57%	0.00%	0.95%
Other products	-0.44%	0.81%	0.59%	0.22%	0.00%	0.37%
Subtotal of main business revenue	-1.27%	-0.25%	1.55%	-1.80%	0.07%	-1.45%
Other business revenue	0.01%	-0.03%	-0.01%	-0.02%	0.00%	-0.02%
Total	-1.26%	-0.28%	1.54%	-1.82%	0.07%	-1.47%

①=The revenue share of the year-the revenue share of last year)×the gross profit margin of last year

②=(The gross profit margin of the year-the gross profit margin of last year)×the revenue share of the year

③=The revenue share of the year×[(the unit price of the year-the impact of the fluctuation of exchange rate to the unit price-the cost of last year)/the unit price of the year-the gross profit margin of last year]

⑤=The revenue share of the year×the impact of the fluctuation of exchange rate to the unit price/the unit price of the year

Excluding business handover factor, the Company’s overall gross profit margin in 2020 decreased by 1.47% compared with 2019, mainly influenced by the structural change of the products and the change of order quantity of individual customers, with the specific conditions as follows:

1. InP substrate: Due to the impact of the procurement policy of downstream customers, the sales of InP substrates to customer A, the biggest customer of 3-inch InP substrate materials, decreased greatly in 2020. Given the high requirements of such customer on the product performance and parameters, the products were sold at a relatively higher price and gross profit margin. The decrease in the sales volume resulted in the reduction in the overall average unit price in 2020, hence reducing the gross profit margin of InP substrates from 68.76% to 66.02%, and reducing the overall gross profit margin by 0.95%; Moreover, the price increase of metal gallium led to the rapid increase in the revenue from high-purity metals and compounds, so that the growth rate of the revenue from InP substrates was slightly lower than the overall sales growth of the Company, reducing the proportion of the revenues from InP

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substrates from 36.55% to 34.80%, and reducing the overall gross profit margin by 1.21%. Due to the impact of the factors above, InP substrate products reduced the overall gross profit margin of the Company by 2.16% in 2020.

2. Germanium substrate: Given the intense competition on the domestic market, the overall gross profit margin reduced by 0.93% due to the decrease by 3.34% of the average selling price of germanium substrates compared with 2019, and the increase of the cost per unit. Meanwhile, the proportion of germanium substrates in the sales revenues increased from 11.81% in 2019 to 12.45%, increasing the overall gross profit margin by 0.15%. Due to the impact of the factors above, germanium substrate products reduced the overall gross profit margin of the Company by 0.77% in 2020.

3. High-purity metal and compound: The productivity of the production line was reduced due to the relocation from Nanjing Jinmei to Chaoyang Jinmei in 2019, and resumed to a certain extent after the relocation was completed in 2020. Meanwhile, the selling price of high-purity gallium increased due to the increase in the market price of metal gallium, increasing the average unit selling price of high-purity metals and compounds by 14.99%, and increasing the overall gross profit margin by 0.54%. Moreover, given the resumption of the production capacities and increase of orders after the relocation is completed, the sales revenues from high-purity metals and compounds increased rapidly, and the proportion in the sales revenues increased from 4.44% in 2019 to 8.30%, increasing the overall gross profit margin by 0.41%. Due to the impact of the factors above, germanium substrate products increased the overall gross profit margin of the Company by 0.95% in 2020.

2. Comparison between 2021 and 2020

The following analyzes the comparison between the gross profit margin between 2021 and 2020 due to the impact of the business handover:

Type of product	Change of revenue share ①	Change of gross profit margin ②	Change of gross profit margin due to the variation of unit price ③	Change of gross profit margin due to the variation of the cost per unit ④=②-③	Change of exchange rate ⑤	Total impact ⑥=①+②+⑤

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InP substrate	-0.46%	-1.25%	2.05%	-3.30%	-1.67%	-3.38%
GaAs substrate	0.07%	9.52%	2.17%	7.35%	-1.44%	8.15%
Germanium substrate	-0.35%	-1.33%	-1.13%	-0.20%	-0.19%	-1.87%
PBN crucible	-0.89%	-0.01%	-0.02%	0.01%	-0.16%	-1.06%
High-purity metal and compound	0.93%	-0.93%	4.09%	-5.02%	-0.01%	-0.01%
Other products	0.60%	-0.53%	-1.33%	0.80%	-0.10%	-0.03%
Subtotal of main business revenue	-0.10%	5.47%	5.83%	-0.36%	-3.57%	1.80%
Other business revenue	-0.38%	0.32%	0.33%	-0.01%	0.00%	-0.06%
Total	-0.48%	5.79%	6.16%	-0.37%	-3.57%	1.74%

①=The revenue share of the year-the revenue share of last year)×the gross profit margin of last year

②=(The gross profit margin of the year-the gross profit margin of last year)×the revenue share of the year

③=The revenue share of the year×[(the unit price of the year-the impact of the fluctuation of exchange rate to the unit price-the cost of last year)/the unit price of the year-the gross profit margin of last year]

⑤=The revenue share of the year×the impact of the fluctuation of exchange rate to the unit price/the unit price of the year

Excluding business handover factor, the Company’s overall gross profit margin in 2021 increased by 1.47% compared with the previous year, mainly influenced by the improvement of the production scale effect after the removal of the GaAs production line, with the specific conditions as follows:

1. InP substrate: The Company, as the world’s second largest InP substrate supplier, increased the sales price given the relatively tight product supply with the increase of global demand for downstream optical chips, optical module epilayer and devices, which made the average sales unit price of InP substrate increase by 3.42%. However, after the GaAs substrate business was transferred from Beijing Tongmei to Baoding Tongmei and Chaoyang Tongmei in 2021, the idle production capacities have not been fully transferred to the production capacities of InP substrates and germanium substrates, which increased the unit prices allocated to InP substrates and germanium substrates, hence jointly increasing the overall gross profit margin by

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1.25%. At the same time, the revenue of high-purity metals and compounds increased fast with the influence of the increase of metal gallium, which caused the growth rate of the income of InP substrate is relatively lower than the growth rate of the overall sales of the Group, causing the revenue proportion to be decreased to 34.10% from 34.80%, the overall gross profit margin decreased by 0.46%. Due to the impact of the factors above, InP substrate products reduced the overall gross profit margin of the Company by 3.38% in 2021.

2. GaAs substrate: On the one hand, with the increase of the order quantity of GaAs substrate, the production efficiency and scale of factories in Baoding and Chaoyang should continue to improve; on the other hand, the labor costs, gas power costs and other prices in Baoding and Chaoyang were relatively lower those in Beijing, and the operating rate increased, further reducing the comprehensive cost; besides, there were some GaAs production lines in Beijing Tongmei in 2020, which would allocate the fixed costs of the Beijing plant, while in 2021, the GaAs substrate was no longer subject to such allocation, further increasing the gross profit margin of GaAs substrate to 23.86%; in 2021, GaAs substrate products boosted the Company’s overall gross profit margin by 8.15%.

3. Germanium substrate: Due to the difference of epitaxial process in different regions, most of the manufacturers abroad have their own method to process the large-size epilayer. Therefore, the 6-inch germanium substrate products are mainly exported; while most of 4-inch germanium products were sold domestically. In 2021, due to the impact of the domestic and overseas market, the sales volume of 4-inch germanium products increased by 39.75%, while that of 6-inch germanium products decreased by 58.95%; at the same time, affected by the fierce competition pattern in China, the unit price of 4-inch products, which had a revenue accounting for about 80% and an average price 237.47% different from that of 6-inch products, continued to decline by 9.30%, resulting in a significant decrease in the comprehensive average unit price and a decrease in the gross profit margin from 15.93% to 1.18%. Due to the

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impact of the factors above, germanium substrate products reduced the overall gross profit margin of the Company by 1.87% in 2021.

4. PBN crucible: The sales of PBN crucibles increased at a lower rate compared with the overall sales in 2021, reducing the proportion in the revenues from 7.83% in 2020 to 6.20%. Due to the impact of the factors above, PBN crucible products reduced the overall gross profit margin of the Company by 1.06% in 2021.

Except as mentioned above, the changes in the gross profit margins of other products, and the fluctuations in the revenue share also have a small impact on the Company’s overall gross profit margin; and various analysis indicators will also be affected by exchange rate fluctuations.

(III) The comparison between the purchase unit prices and the market prices of the main raw materials in each phase of the reporting period, and the reason for and rationality of the inconsistent changing trends between the sales prices of semiconductor substrates and the purchase prices of raw materials, and the impact on the gross profit margin of the corresponding products.

1. The comparison between the purchase unit prices and the market prices of the main raw materials

During the reporting period, the changes in the average purchase unit prices of the Company’s main raw materials are as follows:

Item	2021		2020		2019
	Unit price	Rate of change	Unit price	Rate of change	Unit price
Gallium (RMB/kg)	1,823.03	80.45%	1,010.25	12.69%	896.50
Germanium ingot (RMB/kg)	7,008.32	12.42%	6,234.17	-3.31%	6,447.44
Quartz material (RMB/kg)	443.95	-4.38%	464.29	-4.74%	487.41
High-purity arsenic (RMB/kg)	835.39	-0.17%	836.79	0.21%	835.06
Boron trichloride (RMB/kg)	136.24	13.17%	120.39	-14.71%	141.14
Indium phosphide polycrystalline (RMB/kg)	6,837.00	-6.37%	7,301.99	-8.58%	7,987.13

The comparative analysis of the unit price and the market price of the

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Company’s main raw materials is as follows:

(1) Gallium

According to the statistics of ASIAN METAL, the average ex-factory price of gallium during the reporting period is as follows:

In RMB/kg

During the reporting period, the comparison of Company’s average purchase unit price of gallium and the market price is as follows:

In RMB/kg

Item	2021	2020	2019
Average price of gallium purchased by the Issuer①	1,823.03	1,010.25	896.50
Average unit price (tax-exclusive) on ASIAN METAL②	1,890.76	1,039.50	894.81
Difference rate ③=(②-①)/①	3.72%	2.90%	-0.19%

During the reporting period, the Company’s purchase price of gallium was generally consistent with the changing trend of price on ASIAN METAL; since the price provided by ASIAN METAL is for reference only, which is not consistent with the settlement price in the market, the Company’s purchase price of gallium is slightly different from that on ASIAN METAL.

In addition, according to the Major Asset Replacement and Issuance of Shares to Purchase Assets and Raise Supporting Funds and Related Party Transactions of Fuda Alloy Materials Co., Ltd. (Draft) (Revised) (Fuda Alloy: 603045), “From 2018 to July 2020, the market price of gallium in China had been fluctuating around RMB1,000,000/ton. In August 2020, the price rose sharply. After the price increase in

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2021, it continues to fluctuate around RMB2,000,000/ton.” The above situation also shows that the Company’s purchase price of gallium was basically consistent with the market price.

(2) Germanium ingot

According to the statistics of ASIAN METAL, the average ex-factory price of germanium ingot during the reporting period is as follows:

In RMB/kg

During the reporting period, the comparison of the Company’s average purchase unit price of germanium ingot and the market price is as follows:

In RMB/kg

Item	2021	2020	2019
Average price of germanium ingot purchased by the Issuer①	7,008.32	6,234.17	6,447.44
Average unit price (tax-exclusive) on ASIA METAL②	7,091.63	6,143.81	6,754.86
Difference rate ③=(②-①)/①	1.19%	-1.45%	4.77%

During the reporting period, the Company’s purchase price of germanium ingot was generally consistent with the changing trend of price on ASIAN METAL; since the price provided by ASIAN METAL is for reference only, which is not consistent with the settlement price in the market, the Company’s purchase price of germanium ingot is slightly different from that on ASIAN METAL. In general, the Company’s purchase price of germanium ingot was generally consistent with the market price.

(3) Quartz material

The quartz materials purchased by the Company include quartz tubes, quartz

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caps and other products of different varieties. According to the Prospectus of Kaide Quartz (835179, Beijing Stock Exchange), “Quartz products are mostly produced in customized manner, with the characteristics of small batches and multiple varieties. However, quartz products are widely used in many key processes of semiconductor integrated circuits, and photovoltaic solar energy fields. Therefore, although the customer demand for the product of each specification and model is not high, the overall demands of large semiconductor integrated circuits and photovoltaic solar energy manufacturers will be relatively high throughout the year. The Issuer has signed framework agreements with some customers with long cooperation time, stable cooperation, and large annual demand, such as NAURA and Tongmei Xtal. Due to frequent changes in products and specifications required by the corresponding customers, the specific products are still confirmed by contracts or orders.” “The Issuer sets prices according to the product (specification). The Issuer has produced and sold products of nearly 6,000 specifications during the reporting period. Some of the products are the old product specifications accumulated by the Issuer during the operation process, and some are new specifications during the reporting period; during product quotation, the Issuer will refer to historical pricing conditions, make quotations based on relevant factors such as the current internal and external environment, and negotiate with customers to determine the prices.” “Quartz products and their raw materials are not bulk commodities, and there is no public market price, so the fluctuation of the raw material market is relatively small in the short term. The items of labor and manufacturing costs, etc. as the main costs of quartz products wave relatively with a small extent in a short term.”

To sum up, there is no publicly comparable unit price of quartz materials in the market. The Company purchases quartz materials according to the quotations of the suppliers.

(4) High-purity arsenic

Since high-purity arsenic is not a bulk commodity, there is no publicly comparable purchase unit price of high-purity arsenic in the market. In terms of high-

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purity arsenic procurement, YONEDA CORPORATION, AMALGAMET CANADA LP, and Jiamei Hi-purity are the qualified suppliers of the Company. The prices of high-purity arsenic purchased by the Company from the above-mentioned suppliers during the same period are basically the same; For example, in 2021, the average unit price of the Company's purchase from YONEDA CORPORATION was RMB953.11/kg, the average unit price of the Company's purchase from Jiamei Hi-purity was RMB929.20/kg, which was close, while the average unit price of the company’s purchase from AMALGAMET CANADA LP was RMB842.15/kg, which was relatively low, mainly due to its relatively large purchase volume and favorable price.

The Company purchases high-purity arsenic at market price. For information on relevant suppliers, please refer to Q9. Procurement mode and major suppliers of the Reply to Audit Inquiry Letter on Application for Initial Public Offering and STAR Market Listing of Shares by Beijing Tongmei Xtal Technology Co., Ltd.

(5) Boron trichloride

Since boron trichloride is not a bulk commodity, there is no publicly comparable purchase unit price of boron trichloride in the market. In terms of boron trichloride procurement, Jiangxi Hongqiang Technology Co., Ltd. and Dalian F.T.Z. Credit Chemical Technology Development Co., Ltd. are the qualified suppliers of the Company. The prices of boron trichloride purchased by the Company from the above suppliers in the same period are basically the same. For example, in 2021, the average unit price of Jiangxi Hongqiang Technology Co., Ltd. was RMB116.96/kg, and the average unit price of Dalian F.T.Z. Credit Chemical Technology Development Co., Ltd. was RMB123.28/kg.

The Company purchases boron trichloride at market price. For information on relevant suppliers, please refer to Q9. Procurement mode and major suppliers of the Reply to Audit Inquiry Letter on Application for Initial Public Offering and STAR Market Listing of Shares by Beijing Tongmei Xtal Technology Co., Ltd.

(6) Indium phosphide polycrystalline

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Since indium phosphide polycrystalline is not a bulk commodity, there is no publicly comparable unit price of indium phosphide polycrystalline in the market. The Company purchases indium phosphide polycrystalline according to the quotations from the suppliers.

2. The reason for and rationality of the inconsistent changing trends between the sales prices of semiconductor substrates and the purchase prices of raw materials, and the impact on the gross profit margin of the corresponding products

The changes in the sales price of semiconductor substrates and the purchase price of main raw materials are as follows:

Item		2021		2020		2019
		Price	Rate of change	Price	Rate of change	Price
InP substrate and main raw materials	InP substrate (RMB/piece)	1,196.06	74.98%	683.54	-9.09%	751.87
	Indium phosphide polycrystalline (RMB/kg)	6,837.00	-6.37%	7,301.99	-8.58%	7,987.13
GaAs substrate and main raw materials	GaAs substrate (RMB/piece)	437.68	-6.14%	466.33	23.20%	378.50
	Gallium (RMB/kg)	1,823.03	80.45%	1,010.25	12.69%	896.50
	High-purity arsenic (RMB/kg)	835.39	-0.17%	836.79	0.21%	835.06
Germanium substrate and main raw materials	Germanium substrate (RMB/piece)	287.74	-14.57%	336.81	-4.06%	351.05
	Germanium ingot (RMB/kg)	7,008.32	12.42%	6,234.17	-3.31%	6,447.44

The inconsistency between the change in the sales price of semiconductor substrate products and the change in the purchase price of raw materials is mainly reflected in the cases: in 2021, the purchase unit price of indium phosphide polycrystalline decreased by 6.37%, while the sales unit price of InP substrate increased by 74.98%; the purchase unit price of gallium increased by 80.45%, while the sales unit price of GaAs substrate decreased by 6.14%; the purchase unit price of germanium ingot increased by 12.42%, while the sales unit price of germanium substrate decreased by 14.57%.

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(1) InP substrate

The purchase unit price of indium phosphide polycrystalline in 2021 decreased by 6.37% compared with that in 2020, while the sales unit price of InP substrate increased by 74.98%. After excluding the impact of the handover of the Issuer’s overseas sales and procurement business from AXT to AXT-Tongmei in March 2021, the sales unit price of InP substrate increased by 34.97%. The reason for this inconsistent changing trend is that the intrinsic factors that drive changes in purchase prices of raw materials and sales prices of substrates are different:

1) The increase in the sales unit price of InP substrate is due to that, on the one hand, the product supply is relatively tight with the increase in the global demand for downstream optical chips, optical module epitaxy and devices, and the overall market demand for InP substrate increases; on the other hand, the proportion of 2-inch product sales in 2021 decreased by 3% year-on-year, while the sales of 3-inch and 4-inch products increased, driving the increase in average unit price;

2) In the production process of InP substrate, the cost of indium phosphide polycrystalline materials does not account for a high proportion, so the increase in the price of InP substrate does not significantly impact indium phosphide polycrystalline materials. All indium phosphide polycrystalline materials are purchased from overseas supplier WAFER TECHNOLOGY LIMITED. From 2020 to 2021, the Company’s purchase unit price was USD1,060.00/kg, which did not change. The decrease in the purchase unit price of indium phosphide polycrystalline is due to the impact of the depreciation of USD against RMB.

From the perspective of raw materials, the production of InP substrate mainly consumes indium phosphide polycrystalline, quartz materials, crucibles for crystal growth (mainly produced from boron trichloride and liquid nitrogen), chemical reagents, packaging materials and other materials. Among them, indium phosphide polycrystalline is obtained from outsourcing or produced by the Company with red phosphorus, high-purity indium and other raw materials. Taking 2021 as an example, under the condition that other conditions remain unchanged, the sensitivity analysis of

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the 10% and 20% increase (decrease) in the purchase unit price of indium phosphide to the InP substrate and the Company’s overall cost and gross profit margin in 2021 is as follows:

In RMB0’000

Item	Unit price of indium phosphide polycrystalline
	+20%	+10%	0	-10%	-20%
Revenue of InP substrate	28,179.15	28,179.15	28,179.15	28,179.15	28,179.15
Cost of InP substrate	13,067.89	12,955.98	12,844.08	12,732.18	12,620.27
Gross profit margin of InP substrate	53.63%	53.98%	54.42%	54.86%	55.29%
Overall revenue of the Company	85,734.52	85,734.52	85,734.52	85,734.52	85,734.52
Overall cost of the Company	56,353.07	56,241.16	56,129.26	56,017.36	55,905.45
Overall gross profit margin of the Company	34.27%	34.40%	34.53%	34.66%	34.79%

The above table indicates that while keeping other conditions unchanged, the fluctuation of the purchase unit price of indium phosphide polycrystalline has little impact on the InP substrate and the Company’s overall cost and gross profit margin.

(2) GaAs substrate

The purchase unit price of gallium in 2021 increased by 80.45% compared with that in 2020, while the sales unit price of GaAs substrate decreased by 6.14%. After excluding the impact of the handover of the Issuer’s overseas sales business from AXT to AXT-Tongmei in March 2021, the sales unit price of GaAs substrate increased by 1.61%. The main reasons for this inconsistent trend are:

1) The material cost of gallium does not account for a high proportion in the overall production cost of GaAs substrate, so the price increase of gallium substrate does not significantly impact GaAs substrate;

2) The Company’s pricing for GaAs substrate depends on market demand, competition level and business strategy needs, and the unit price of gallium raw materials has little impact.

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From the perspective of raw materials, the production of GaAs substrate mainly consumes gallium, high-purity arsenic, quartz materials, crucibles for crystal growth (mainly produced from boron trichloride and liquid nitrogen), chemical reagents, packaging materials and other materials. Taking 2021 as an example, under the condition that other conditions remain unchanged, the sensitivity analysis of the 10% and 20% increase (decrease) in the purchase unit price of gallium to the GaAs substrate and the Company’s overall cost and gross profit margin in 2021 as follows:

In RMB0’000

Item	Unit price of gallium
	+20%	+10%	0	-10%	-20%
Revenue of GaAs substrate	25,547.46	25,547.46	25,547.46	25,547.46	25,547.46
Cost of GaAs substrate	19,955.94	19,482.36	19,008.77	18,535.18	18,061.60
Gross profit margin of GaAs substrate	21.89%	23.74%	25.59%	27.45%	29.30%
Overall revenue of the Company	85,734.52	85,734.52	85,734.52	85,734.52	85,734.52
Overall cost of the Company	57,076.43	56,602.85	56,129.26	55,655.67	55,182.09
Overall gross profit margin of the Company	33.43%	33.98%	34.53%	35.08%	35.64%

The above table indicates that while keeping other conditions unchanged, the fluctuation of the purchase unit price of gallium has little impact on the GaAs substrate and the Company’s overall cost and gross profit margin.

(3) Germanium substrate

The purchase unit price of germanium ingot in 2021 increased by 12.42% compared with that in 2020, while the sales unit price of germanium substrate decreased by 14.57% in 2021. After excluding the impact of the handover of the Issuer’s overseas sales business from AXT to AXT-Tongmei in March 2021, the sales unit price of germanium substrate decreased by 11.59%. The main reasons for this inconsistent trend are:

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1) The increase in the unit price of raw material germanium ingots is mainly affected by the domestic economic environment and the COVID-19 epidemic, the prices of related industrial raw materials are in a generally upward trend, and the Company’s purchase prices are consistent with the fluctuation trend of market prices.

2) Despite of the increase in the price of germanium ingots, the sales unit price of germanium substrate decreases, which is mainly due to the intensified domestic competition in 2021, and Yunnan Germanium and other manufacturers have also increased the production and sales of germanium substrate; at the same time, with the rapid increase in the demands for solar photovoltaic cells and high-performance light-emitting diodes and other device products in the aerospace field, the orders of downstream customers are also rising rapidly year by year. In order to maintain the market size and cope with domestic competition, the Issuer has adopted the price reduction and promotion methods, which allows the Company to give a certain concession in the product pricing. As a result, the sales volume of germanium substrates in 2021 was 311,000 pieces, increasing by 30.02% over 2020.

In addition, according to the 2021 Annual Report disclosed by Yunnan Germanium, the sales unit price of its germanium substrate products decreased from RMB390.06/piece in 2020 to RMB283.70/piece, decreasing by 27.27%, which is consistent with the downtrend of sales price of the Company.

Q5. Inventory

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According to the reply to the first inquiry letter, (1) the book balance of the Issuer’s inventories increased significantly to RMB401,034,500 as at the end of 2021, which was partly because the Company has increased the procurement of raw materials due to the rising price of metal gallium and the short supply of germanium ingots in the market; (2) at the end of each period of the reporting period, the proportion of the Issuer’s provision for inventory depreciation to the inventory book balance was 8.76%, 4.87% and 4.92%, respectively.

The Issuer is required to further disclose: the accounting policy and specific method for the provision for inventory depreciation, the method and basis for determining the net realizable value of inventories.

The Issuer is required to explain: (1) the specific composition, amount and provision for depreciation of the Company’s inventories as at the end of 2021; (2) whether the provision for inventory depreciation is adequate in light of the changes in market prices of the Company’s main raw materials and whether there are any adverse factors that will affect the net realizable value of inventories subsequent to the period.

The Sponsor and the Reporting Accountant are required to explain: (1) the plan on the supervision of the domestic and overseas inventory counts, including the time and place, the personnel involved and the way of supervision; (2) the supervised amount and proportion for different types of inventories deposited in the domestic and overseas areas; (3) the method, proportion and conclusion of verification for the inventories deposited in the customers’ premises; (4) the procedures, proportion and conclusion of verification performed for the accuracy and basis of the valuation of different types of inventories.

Reply:

I. Further Disclosure by the Issuer

The Issuer has further disclosed the following information in “VI.(V).Inventories”

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in “Section VIII Financial Information and Management Analysis” of the Prospectus:

At the balance sheet date, inventories are measured at the lower of cost and net realizable value. If the cost of inventories is higher than the net realizable value, a provision for decline in value of inventories is recognized in the profit or loss for the current period. If factors that previously resulted in the provision for decline in value of inventories no longer exist so that the net realizable value of inventories is higher than their carrying amounts, the amount of the write-down is reversed. The reversal is limited to the amount originally provided for the provision for the decline in value of inventories, and is recognized in the profit or loss for the current period. Provision for decline in value of inventories is made for auxiliary materials, semi-finished products and finished products aged more than one year, while a separate provision is made for separately identified deteriorated, damaged or unusable inventories.

Net realizable value refers to the estimated selling price in the ordinary course of business deducted by the estimated costs to completion, the estimated selling expenses and the related taxes. Provision for decline in values of inventories is made on the basis of individual inventory items/categories for raw materials and finished products.

1. Specific method for the provision for inventory depreciation:

The Issuer made a full provision for inventory depreciation on auxiliary materials aged more than one year, a net realizable value test for semi-finished and finished products aged more than one year if they have been purchased by other internal companies for use as the main material for production, and a full provision for inventory depreciation if they have not been purchased by other internal companies for use as the main material for production, according to the respective inventory categories in the accounts. In addition, the Issuer and its subsidiaries made a provision for inventory depreciation on other inventories based on the net realizable value test.

2. Method and basis for determining the net realizable value:

(1) Since the Issuer has made a full provision for inventory depreciation for auxiliary materials aged more than one year as well as semi-finished and finished products aged more than one year that have not been purchased by other

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internal companies for use as the main material for production, no further net realizable value test shall be performed for these inventories.

(2) The specific methods for determining the net realizable value of GaAs, InP, germanium polycrystals, single crystal and substrates classified as semi-finished products and unfinished products are as follows: for single crystals, the proportion of the current production input amount to the total substrate cost is used to determine the proportion of single crystal stage completion, and then the amount is recognized based on the ex-tax selling price of the substrate around the balance sheet date, less the estimated costs to be incurred from single crystal processing to the substrate, the possible selling expenses and related taxes. For polycrystals, the proportion of the current production input amount to the total single crystal cost is used to determine the proportion of polycrystalline stage completion, and then the proportion of single crystal stage completion is determined based on the aforementioned method, and then the amount is recognized based on the ex-tax selling price of the substrate around the balance sheet date, less the estimated costs to be incurred from polycrystalline to single crystal and from single crystal to substrate, possible selling expenses and related taxes.

(3) For GaAs, InP and germanium substrates classified as unfinished products, the cost to be incurred to completion is estimated based on the approximate production volume of the processes in which they are used. The amount is recognized based on the ex-tax selling price around the balance sheet date, less the estimated costs to be incurred to completion, possible selling expenses and related taxes.

(4) For GaAs, InP and germanium substrates classified as finished products, the amount is recognized based on the ex-tax selling prices around the balance sheet date, less possible selling expenses and related taxes.

(5) Please refer to the above method for PBN-related products and high-purity metals and compounds, etc.

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II. Explanations from the Issuer

(I) Specific composition, amount and provision for depreciation of the Company’s inventories as at the end of 2021

At the end of 2021, the Company’s inventory mainly consisted of semiconductor substrate materials, PBN crucibles, high-purity metals and compounds, as well as raw materials, semi-finished products and unfinished products used in various production processes, details of which are as follows:

In RMB0’000

Inventory category	Inventory breakdown	Book balance	Provision for impairment	Book value
Main materials of raw materials	Germanium ingots	1,329.18	-	1,329.18
	Red phosphorus	238.33	-	238.33
	Others	210.78	-	210.78
Auxiliary materials of raw materials	Packaging materials	1,152.72	85.17	1,067.55
	Cutting, grinding and polishing materials	886.31	74.75	811.56
	Quartz materials	580.80	4.39	576.41
	Chemical reagents	286.24	19.13	267.11
	Others	1,971.25	172.42	1,798.83
Total raw materials		6,655.61	355.86	6,299.75
Semi-finished products	GaAs polycrystal	3,237.52	0.94	3,236.58
	GaAs single crystal	2,663.58	57.02	2,606.56
	InP single crystal	2,150.32	185.45	1,964.87
	InP polycrystal	1,861.76	-	1,861.76
	Germanium wafers	1,466.14	265.97	1,200.17
	GaAs wafers	553.71	95.00	458.71
	Others	671.32	106.35	564.97
	Total semi-finished products	12,052.81	616.29	11,436.52
Unfinished products	GaAs single crystal	4,059.51	-	4,059.51
	High-purity metals and compounds	2,652.53	-	2,652.53
	InP single crystal	2,568.12	-	2,568.12

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	Germanium single crystal	1,057.19	-	1,057.19
	GaAs wafers	994.92	32.81	962.11
	InP wafers	850.81	-	850.81
	Others	579.93	-	579.93
	Total unfinished products	12,763.01	32.81	12,730.20
Goods in stock	PBN crucibles	2,455.07	370.12	2,084.95
	InP substrates	1,745.68	-	1,745.68
	GaAs substrates	1,246.80	313.41	933.39
	Germanium substrates	767.47	-	767.47
	Others	406.47	33.17	373.30
	Total goods in stock	6,621.49	716.70	5,904.80
Goods upon delivery	GaAs substrates	1,577.13	-	1,577.13
	Germanium substrates	266.88	-	266.88
	InP substrates	90.88	-	90.88
	PBN crucibles	75.63	-	75.63
	Total goods upon delivery	2,010.52	-	2,010.52
Total		40,103.45	1,721.66	38,381.78

1. As for the composition of inventories, at the end of 2021, the amount and proportion of semi-finished products and unfinished products were relatively high, with the total book value accounting for 62.97% of the book value of inventory, mainly due to the combined effects of the following: on one hand, affected by the rapid increase in the demand of the downstream application market, in 2021, the sales of various major products of the Company all showed a certain increase, further improving the Company’s operating rate and accelerating its production progress; on the other hand, the depletion of raw materials increased.

2. In terms of inventory age composition, at the end of 2021, the balance of inventory within one year was RMB376,140,000, accounting for 93.79%, which was relatively high, mainly due to the relatively high proportion of the Company’s products manufactured in a customized manner and the relatively fast rate of inventory depletion. During the reporting period, the inventory turnover ratio of the

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Company was 1.36, 1.52 and 1.60, respectively, which increased year by year. In addition, at the end of each reporting period, the finished products coverage for orders on hand was 501.33%, 731.11% and 452.44%, respectively, which were high and reflected adequate orders.

3. Regarding the provision for inventory depreciation, at the end of 2021, the amount of provision for depreciation of inventory aged more than one year was RMB13,754,300, accounting for 79.89% of the overall provision for inventory depreciation and 55.25% of the balance of inventory aged more than one year, which was a relatively high proportion of provision.

(II) Provision for inventory depreciation

1. Basis for the full provision of auxiliary materials aged more than 1 year

Among the inventories held by the Issuer, the auxiliary materials are mainly packaging materials, cutting, grinding, and polishing materials, quartz materials, chemical reagents and other auxiliary materials. The Issuer’s full provision for inventory depreciation for auxiliary materials aged more than 1 year is mainly determined by the nature of the auxiliary materials.

Due to the high cleanliness requirements for the Issuer’s semiconductor substrate material products, the Issuer’s products also have high cleanliness requirements for auxiliary materials during the production and packaging processes, and the auxiliary materials are subject to dust and other possible contaminations under the impact of the storage environment during the long-term storage. The longer the storage time, the greater the possibility of contamination. Thus, the Issuer believes that the possibility of contamination is extremely high for auxiliary materials that have not been used for over 1 year. Upon the occurrence of the contamination, the Issuer needs to clean the auxiliary materials, and the unit value of this part of the auxiliary materials is low. During the cleaning process, materials such as high-purity reagents with a high unit value need to be used; as a result, the cleaning cost may be higher than that of the direct replacement of materials.

In addition, compared with main materials during the production process, cutting,

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grinding, and polishing materials and chemical reagents are not chemically stable enough, and are subject to possible corrosion, deterioration and purity reduction, resulting in the failure to meet production needs. Therefore, for the long-term storage of cutting, grinding and polishing materials and chemical reagents, the Issuer believes that their quality has significantly declined compared to that at the time of purchase, and thus the quality requirements for production can hardly be met.

To sum up, it is reasonable for the Issuer to make full provision for inventory depreciation for auxiliary materials aged more than 1 year.

2. Basis for the full provision for semi-finished products and inventories aged more than 1 year that have not been claimed

For semi-finished products and inventories held by the Issuer aged more than 1 year, the Issuer arranges the production schedule based on its orders in hand but there are uncontrollable damage and other conventional damages during the production process; as a result, the Issuer will arrange more raw materials than those required by the orders. If the customer does not purchase products with the same parameters subsequently, as the product parameters are fixed and different customers have different requirements for product parameters, products of the corresponding models are hard to sell, resulting in poor sales.

The Issuer believes that as the Company’s products are mainly customized products, different customers have different requirements for product parameters, and due to the characteristics of semiconductor companies and the iteration risk in their products, products that have already been manufactured yet without any sales orders for a long time are unlikely to be sold in the future.

In summary, it is reasonable for the Issuer to make full provision for inventory depreciation for semi-finished products and inventories aged more than 1 year.

3. Other inventories

Except the foregoing inventories, for other inventories, the Company recognizes the net realizable value and make provision for depreciation based on the tax-exclusive selling price of relevant finished products before and after the balance sheet

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date, less the estimated costs to be incurred, possible sales expenses and relevant taxes.

4. About comparable companies in the same industry

From the perspective of product composition, NSIG’s products are silicon substrate materials, SICC’s products are silicon carbide substrates, and the Company’s products are III-VI compound substrate materials. Their products are different, but the Company’s policy for the provision for inventory depreciation are not significantly different from that of NSIG and SICC. The specific comparison is as follows:

Item	Issuer	SICC	NSIG
Method for the provision of Inventory depreciation

On the balance sheet date, inventories are measured at the cost or the net realizable value, whichever is lower. If the cost is higher than the net realizable value, the provision for inventory depreciation will be accrued to the current profits and losses. If the influencing factors of the previous provision for inventory depreciation have disappeared, so that the net realizable value of the inventory is higher than its book value, the previously written down amount will be recovered within the originally amount of provision of inventory depreciation, and the amount reversed will be accrued to the current profits and losses.

The Company evaluates the inventories at the end of the reporting period based on the market demand, product technical indicators and estimated selling prices

Inventories are evaluated, and a provision for inventory depreciation is made if the inventory is lower than the net realizable value.

During the reporting period, the balance of inventories on the balance sheet date is measured at the cost or the net realizable value, whichever is lower. If the cost is higher than the net realizable value on the balance sheet date, the provision for inventory depreciation will be accrued to the current profits and losses.

Provision by inventory age	For auxiliary materials aged more than 1 year, a full provision for inventory depreciation will made. If the semi-finished products	For finished products aged more than 2 years, due to the characteristics of semiconductor companies and the iteration risk in	N/A

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and finished products aged more than 1 year have been purchased by other companies within the group as main materials for production, net realizable value testing will be conducted. For those that have not been purchased by other companies within the group as main materials for production, a full provision for inventory depreciation will be made.

their products, the Company prudently determines that its net realizable value is 0, and makes a full provision for depreciation for relevant products.
Separate provision	Separate provision for separately identified deteriorated, damaged or unusable inventories	N/A

Carry out inventory check to confirm whether there are any damaged, unsalable and other inventories that cannot be sold or used. If there are any, the net realizable value of the inventories will be recognized as zero

Method for the recognition of net realizable value

(1) As the Issuer has made a full provision for inventory depreciation for auxiliary materials aged more than 1 year, semi-finished products and finished products aged more than 1 year that have not been purchased by other companies within the group as main materials for production, these inventories are no longer subject to net realizable value testing.

(2) The specific method for the determination of the net realizable value of GaAs, InP, germanium polycrystals, single crystals

For finished products, materials for sale and other inventories directly for sale, during the normal production and operation processes, the net realizable value of inventories is the estimated selling price of the inventory less the estimated selling expenses and the relevant taxes; for material inventories that need to be processed, in the normal production and operation processes, the net realizable value is the estimated selling price of the finished product produced less the estimated

The net realizable value of inventories is the estimated selling prices of the inventories less the cost to be incurred upon completion, the selling expenses and the relevant taxes.

(1) Carry out inventory check to confirm whether there are any damaged, unsalable and other inventories that cannot be sold or used. If there are any, the net realizable value of the inventories will be recognized as zero.

(2) For finished products and other inventories that are directly for sale, during

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and substrates classified as semi-finished products and goods in process in the account book is as follows: For single crystals, the completion proportion at the single crystal stage is determined according to the proportion of the current production cost to the total cost of the substrates, and the estimated cost for processing the single crystals to substrates, the possible selling expenses to be incurred and the relevant taxes are deducted from the tax-exclusive selling price of the substrates before and after the balance sheet date; for polycrystals, the completion proportion at the polycrystalline stage is determined according to the proportion of the current production cost to the total cost of the single crystals, the completion proportion at the single crystal stage is determined by the foregoing method, and finally the estimated costs for processing the polycrystals to single crystals and processing the single crystals to substrates, the possible selling expenses to be incurred and the relevant taxes are deducted from the tax-exclusive selling price cost to be incurred upon completion, the estimated sales expenses and the relevant taxes; for inventories held for the performance of sales contracts or labor contracts, the net realizable value is based on the contract prices, and if the quantity of the inventories held is more than the that ordered under the sales contracts, the net realizable value of the excess inventories is calculated on the basis of the general sales prices.

the normal production and operation processes, the net realizable value is the estimated market prices of the inventories less the estimated sales expenses and the relevant taxes.

(3) For materials and raw materials for commissioned processing that need to be processed, during the normal production and operation processes, the net realizable value is the estimated market price of the finished products that are manufactured less the estimated costs to be incurred upon completion, the estimated sales expenses and the relevant taxes.

(4) For finished products held and commodities delivered for the performance of signed sales orders, the net realizable value is calculated on the basis of the order prices.

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of the substrates before and after the balance sheet date.

(3) For GaAs, InP, germanium substrates, etc. that are classified as goods in process in the account book, the cost to be incurred upon completion is estimated based on the approximate output of the process where they are involved. It is recognized on the basis of the tax-exclusive selling price before and after the balance sheet date less the estimated cost upon completion, the possible sales expenses to be incurred and the relevant taxes.

(4) For GaAs, InP, germanium substrates, etc. classified as finished products in the account book, it is recognized according to the tax-exclusive selling price before and after the balance sheet date less the possible sales expenses to be incurred and the relevant taxes.

(5) For PBN-related products and products such as high-purity metals and compounds, the above methods should be referred to.

In terms of the inventory depreciation provision policy, there are no significant differences  between the Company and comparable companies in the same industry,

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which is demonstrated by: compared to SICC, there is a circumstance where deprecation for long-aged inventories is prudently accrued, while the Company makes a full provision for inventory depreciation for relevant inventories aged more than 1 year according to the characteristics of its own products, while SICC chooses inventories aged more than 2 years; compared to NSIG, for deteriorated, damaged or unusable inventories after individual identification, both the Issuer and NSIG make a full provision. In addition, there are no significant differences between amongst the subjects in the method for determining the net realizable value.

To sum up, the Company has formulated a reasonable inventory depreciation policy in accordance with the Accounting Standards for Business Enterprises as well as characteristics of its own products and conditions of the industry, which is reasonable and is not significantly different from that of comparable companies in the same industry.

(III) About the post-period depletion of inventories

As of May 31, 2022, the depletion of the Company’s inventories at the end of each reporting period is as follows:

In RMB0’000

Item	End of 2021	End of 2020	End of 2019
Book balance of inventory	40,103.45	29,919.80	26,929.21
Post-period carried-forward amount	33,366.36	28,737.71	26,013.41
Post-period carry-forward rate	83.20%	96.05%	96.60%

(IV) Whether the provision for inventory depreciation is adequate in light of the changes in market prices of the Company’s main raw materials and whether there are any adverse factors that will affect the net realizable value of inventories subsequent to the period.

The main raw materials required for the Company’s production include gallium, germanium ingots, quartz materials, high-purity arsenic, InP polycrystals, boron trichloride, etc. The changes in the purchase prices of the above raw materials during

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the reporting period are as follows:

In RMB/kg

Item	January - April 2022		2021		2020		2019
	Unit price	Change	Unit price	Change	Unit price	Change	Unit price
Gallium	2,266.37	24.32%	1,823.03	80.45%	1,010.25	12.69%	896.50
Germanium ingots	7,601.22	8.46%	7,008.32	12.42%	6,234.17	-3.31%	6,447.44
Quartz materials	457.55	3.06%	443.95	-4.38%	464.29	-4.74%	487.41
High-purity arsenic	958.70	14.76%	835.39	-0.17%	836.79	0.21%	835.06
Boron trichloride	123.85	-9.09%	136.24	13.17%	120.39	-14.71%	141.14
InP polycrystals	6,764.56	-1.06%	6,837.00	-6.37%	7,301.99	-8.58%	7,987.13

Note: Data for January-April 2022 are unaudited.

It can be seen from the aforesaid table that the purchase unit price of gallium showed a significant increase as a whole during and after the reporting period; the price of germanium ingot has increased since 2021; the price of high-purity arsenic has been basically the same in the past three years, and has increased after the period; the prices of quartz materials and boron trichloride have fluctuated, while that of InP polycrystals has declined slightly year by year. The main production uses of each main raw material are as follows:

Main raw material	Main corresponding products
Gallium	GaAs substrates, high-purity gallium, gallium compounds
Germanium ingots	Germanium substrates
Quartz materials	InP substrates, GaAs substrates, germanium substrates
High-purity arsenic	GaAs substrates
Boron trichloride	PBN crucibles
InP polycrystals	InP substrates

1. Whether the provision for inventory depreciation is adequate in light of the changes in market prices of the Company’s main raw materials

(1) The impact of the increase in the price of gallium on the cost and selling

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price of GaAs substrates

The increase in the price of gallium has less impact on the cost and selling price of GaAs substrates, which was mainly due to:

1) Low proportion of gallium in the cost composition

In terms of cost composition, the proportion of semiconductor substrate materials in the direct materials is relatively low. In 2021, the Company’s GaAs substrates accounted for 43.88% of direct materials, while the direct material proportion in the cost composition of NSIG was 44.25% and that of SICC was 35.46%, according to the 2021 annual reports of comparable listed companies in the same industry.

As for the composition of direct materials, the main direct materials consumed in the production of GaAs substrates include gallium, high-purity arsenic, quartz materials, crucibles for crystal growth (mainly produced from boron trichloride and liquid nitrogen), chemical reagents, packaging materials and other materials. The proportion of gallium in the direct materials is also not high.

In the case that the price of gallium was relatively high in 2021, taking 2021 as an example, subject to other conditions remaining unchanged, the sensitive impact of the purchase unit price of gallium increasing/decreasing by 10% and 20% on GaAs substrates and the Company’s total costs and gross margin in 2021 is analyzed as follows:

Item in 2021	Unit price of gallium
	+20%	+10%	0	-10%	-20%
Revenue of GaAs substrates	25,547.46	25,547.46	25,547.46	25,547.46	25,547.46
Cost of GaAs substrates	19,955.94	19,482.36	19,008.77	18,535.18	18,061.60
Gross margin of GaAs substrates	21.89%	23.74%	25.59%	27.45%	29.30%

It can be seen from the aforesaid table that the fluctuation of the purchase unit price of gallium has little impact on the GaAs substrates’ cost and gross margin if other conditions remain unchanged. Similarly, the offer price of GaAs substrates will not fluctuate significantly due to the price fluctuation of gallium.

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2) Lagging impact of the increase in the price of raw materials

According to the market law, the price of raw materials will cause the price change of end products to a certain extent, but such impact takes some time, so the price increase of end products often lags behind; in addition, the selling price of GaAs substrates will be locked in advance according to the orders between the Company and customers. In 2021, with a significant increase in the price of gallium, due to the relatively low labor costs and gas power costs and other prices in Baoding, Hebei and Chaoyang, Liaoning, coupled with the increasing operating rate, the gross profit margin of our GaAs substrate products maintained at 25.59%. There is still certain room for the gross margin to increase in the future as the price gradually affects the end products.

(2) The impact of the increase in the price of gallium on the cost and selling price of high-purity gallium and gallium compounds

High-purity gallium is mainly obtained by purification of gallium, while gallium compounds are produced from chemical reaction of high-purity gallium with other elements, and gallium is the main material required for the production of the above products.

Concerning cost composition, with the significant increase in the purchase price of gallium in 2021, the proportion of direct materials in the cost composition of high-purity gallium and gallium compounds rose to 96.38%. Therefore, the increase in the price of gallium has a greater impact on the cost and selling price of high-purity gallium and gallium compounds.

With the price increase of gallium, the unit price of high-purity metal and compounds increased by 17.62% and 55.91%, respectively during the reporting period. The overall rising trend is consistent with that of gallium, but the rate of increase is different. Due to the price impact on end products and locked order price in advance, the unit price of high-purity metal and compounds increased less than the price increase of gallium in 2021, and its gross margin decreased to 10.26% from 17.14% in 2020, but it still saw a certain profitability prospect. And in the future, as

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the price impact is further transmitted to the end products, its gross margin still has some room for recovery.

(3) The impact of the increase in the price of germanium ingots on the cost and selling price of germanium substrates

From January to March 2022, the average unit price of germanium substrates decreased by 3.12% (unaudited) compared to 2021, while the raw material germanium ingots remained on an upward price trend. Based on the above, the Company conducted a net realizable value test of the germanium substrates at the end of 2021 in conjunction with the prices around the balance sheet date at the end of 2021, details of which are as follows:

In RMB0’000

Item	At the end of 2021
Book amount of finished products	767.47
Expected sales revenue	784.72
Estimated selling expenses and taxes	12.71
Net realizable value	772.01
Relation	Book value < Net realizable value
Impaired or not	No

Upon test, the net realizable value of germanium substrates was greater than the book value at the end of 2021, and no impairment occurred. Therefore, the net realizable value of raw materials, unfinished products and semi-finished products held for production, and finished products used for production were greater than their book value, and there was no obvious indication of impairment.

(4) Adequate provision for inventory depreciation

In conclusion, the price fluctuation of gallium has a small impact on the cost and selling price of GaAs substrates; in the event of a significant price increase of gallium in 2021, the Company’s GaAs substrates, high-purity metal and compound products still have a certain profitability prospect in the current period, and there is no significant increase in the price of related raw materials after the period. Therefore, the Company has made adequate provision for inventory depreciation on the above

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products and related semi-finished products, unfinished products and raw materials.

In 2021, influenced by the short supply of germanium ingots and other factors, the Company also increased the purchase of germanium ingots on this basis, resulting in a relatively high amount of germanium ingots at the end of 2021, but the purchase cost did not show any significant and substantial increase, and after testing, there was no indication of impairment for germanium substrate products at the end of the period. In addition, the main raw materials such as quartz materials, high-purity arsenic, boron trichloride and InP polycrystals have not experienced significant price increases during and after the reporting period, and the impact on the end products is relatively small.

In summary, fluctuations in the market prices of main raw materials will not significantly increase the corresponding costs of finished products of the Company, and the Company will also adjust the prices negotiated with customers for end products in accordance with the fluctuations in raw material prices. The prices and costs of the Company’s products of the same type have not been inverted around the balance sheet dates during the reporting period, and the Company has made adequate provision for the depreciation of goods in stock and other types of inventories.

2. Whether there are any adverse factors that will affect the net realizable value of inventories subsequent to the period

The main products of the Company include semiconductor substrate materials, PBN crucibles and high-purity metals and compounds. Inventories are mainly composed of the above finished products as well as semi-finished products, unfinished products and raw materials related to the production of the above products. Therefore, the net realizable value of inventory at the end of the period is determined mainly based on the selling prices of the above-mentioned end products.

As of the date of this reply, there are no adverse factors that significantly affect the net realizable value of inventories, details of which are as follows:

(1) Sound market development and stable cooperation with customers

Up to now, the market demand for the Company’s main products is on the rise,

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and the Company has maintained good cooperation with its major customers, with sales of most products further improving year-on-year, details of which are as follows:

In RMB0’000

Item	January - March 2022	January - March 2021	Increase
InP substrates	9,823.95	4,788.77	105.15%
GaAs substrates	7,491.52	5,599.62	33.79%
Germanium substrates	2,697.56	2,159.04	24.94%
PBN crucibles	1,920.27	1,199.56	60.08%
High-purity metals and compounds	2,477.58	2,871.51	-13.72%
Others	853.56	1,165.41	-26.76%
Total revenue from main business	25,264.44	17,783.91	42.06%

Note: The above data is unaudited

In 2022, the Company further expanded the production of GaAs substrates, resulting in increasing internal procurement of high-purity metals and compounds. As there is no significant change in the year-over-year production capacity of high-purity metals and compounds, the Company will give priority to meet internal use. Considering the internal procurement, the sales revenue of high-purity metals and compounds from January to March 2022 was RMB43,054,300 (unaudited), which is basically consistent with the revenue of RMB43,772,400 (unaudited) from January to March 2021, and the overall sales in the market is stable.

(2) Stable selling prices of main products and increasing prices of some products

Due to market supply and demand, raw material price transmission and business negotiations with customers, the selling prices of the Company’s main products have maintained stability with a rising momentum, details of which are as follows:

Item	January - March 2022	2021	Change
InP substrates (RMB/piece)	1,459.75	1,196.23	22.03%
GaAs substrates (RMB/piece)	439.50	437.66	0.42%

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Germanium substrates (RMB/piece)	278.76	287.74	-3.12%
PBN crucibles (RMB/piece)	4,775.32	5,318.45	-10.21%
High-purity metals and compounds (RMB0’000/ton)	194.41	148.07	31.30%

Note: Data for January-March 2022 are unaudited

From January to March 2022, the average selling price of PBN crucibles decreased, mainly due to the increase in the proportion of sales of small-sized PBN crucibles and the relative decrease in the overall unit price as a result of orders from downstream customers.

(3) No significant increase in labor costs and gas power costs

According to the Company’s labor costs after the reporting period and the prices of water, electricity and gas in each production area, there was no significant increase in the above related costs after the reporting period.

To sum up, as of the date of this reply, there are no adverse factors that significantly affect the net realizable value of inventories.

(V) Completeness of purchase, sales and inventory of raw materials

The main raw materials of InP substrates are InP polycrystals synthesized by red phosphorus and high-purity indium, of which some InP polycrystals are purchased by the Company and meanwhile some are synthesized by itself using purchased red phosphorus and high-purity indium. The main raw materials of GaAs substrates are GaAs polycrystals synthesized by high-purity arsenic and high-purity gallium, of which high-purity arsenic is obtained through purchase, and high-purity gallium is obtained through self purification of metal gallium. The main raw materials of GaAs substrates are purchased germanium ingot. At the same time, the high-purity gallium purified by the Company is also sold externally.

The current consumption is calculated according to the opening quantity, purchase quantity and closing quantity of relevant raw materials, and the unit consumption is calculated by dividing the consumption by the output of finished or semi-finished products. The results are as follows:

1. InP substrate

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(1) The unit consumption of red phosphorus for producing each kilogram of InP polycrystal is 0.30kg, 0.30kg and 0.29kg respectively, which is relatively stable. The unit consumption of high-purity indium for producing each kilogram of InP polycrystal is 0.87 kg, 0.83 kg and 0.86 kg respectively. The unit consumption of high-purity indium in 2021 was relatively low mainly because the fact that some InP polycrystals were still in production in 2019 and 2021, after considering the factor of which, such figure in 2019 and 2021 will be 0.85 kg. The above indicators are slightly higher than the molar mass ratio of phosphorus atom and indium atom in the indium phosphide molecular formula, which is mainly due to the large actual loss caused by production residues and subsequent grinding, etc.. The actual unit consumption is basically consistent with that described in the paper titled Synthesis, Growth and Characteristics of InP Crystals (a doctoral dissertation written by SUN Niefeng of Tianjin University).

(2) The mass of InP polycrystals required for producing each 10,000 pieces of InP substrates (converted into 2 inches) is 175.85kg, 174.83kg and 175.62kg respectively, which is relatively stable, and is basically consistent with the theoretical consumption of InP polycrystals i.e. 173.23kg per 10,000 pieces of InP substrates calculated by the Company taking into account of each procedure according to the standard product parameters of each product and under the general stable production process.

2. GaAs substrate and high-purity gallium

(1) The unit consumption of metal gallium for producing each kilogram of high-purity gallium is 1.22kg, 1.30kg and 1.21kg respectively. The level in 2020 was higher, mainly because on the one hand, Nanjing Jinmei relocated its production line to Chaoyang Jinmei in 2019, and the production process was gradually debugged and restored in 2020, and on the other hand, high-purity gallium with higher purity at 7N level produced in 2020 accounted for a relatively high proportion, resulting in a comparatively large consumption.

(2) For producing each kilogram of GaAs polycrystal, the unit consumption of

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high-purity arsenic is 0.52kg, 0.55kg and 0.54kg, and the unit consumption of high-purity gallium is 0.48kg, 0.51kg and 0.50kg, respectively, which are relatively stable. The above indicators are basically consistent with the molar mass ratios of arsenic atom and gallium atom in gallium arsenide molecular formula.

(3) The mass of GaAs polycrystals required for producing each 10,000 pieces of GaAs substrates (converted into 2 inches) is 148.06kg, 146.74kg and 159.92kg respectively. The higher mass in 2021 is mainly due to the effect by the increase in the proportion of large-size (thicker) substrates and the decline in personnel proficiency after relocation of the production line. If based on the output of GaAs substrate of various sizes after they are converted into 2 inches during the reporting period, and in light of the theoretical consumption, the unit consumption of GaAs polycrystals required for the production of each 10,000 pieces of 2-inch GaAs substrate will arrive at 146.93kg, with less discrepancy from the actual unit consumption.

3. GaAs substrate

The mass of germanium ingots required for producing each 10,000 pieces of Germanium substrates (converted into 2 inches) is 55.35 kg, 60.47kg and 57.09kg respectively. The level in 2020 is relatively high, mainly because the Company’s downstream customers put forward higher requirements for the dislocation density of products that year, resulting in an increase in the loss of germanium ingots during the production in order to ensure the low dislocation density requirements of substrate products. If based on the output of germanium substrate of various sizes after they are converted into 2 inches during the reporting period, and in light of the theoretical consumption, the unit consumption of germanium ingots required for the production of each 10,000 pieces of 2-inch germanium substrate will arrive at 61.83kg, with less discrepancy from the actual unit consumption.

To sum up, the consumption of raw materials for the production of each unit of substrates is relatively stable. In light of the Issuer’s inventory count at the end of the reporting period, the procurement of each period in the reporting period, the collection, sales and closing balance of finished products, and the carry-forward cost, the Issuer’s

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raw materials purchase, sales, and inventory during the reporting period are complete.

(VI) Related-party purchases

During the reporting period, related-party purchases are as follows:

In RMB0’000

Related party	Transaction	2021		2020		2019
		Amount	Proportion in operating cost	Amount	Proportion in operating cost	Amount	Proportion in operating cost
AXT	High-purity arsenic and other raw materials	779.53	1.39%	2,178.75	5.03%	1,020.97	2.74%
Xing’an Gallium	Metal gallium	6,366.75	11.34%	3,075.53	7.10%	609.98	1.64%
Dongfang Hi-purity	High-purity arsenic, etc	380.63	0.68%	906.54	2.09%	789.97	2.12%
Tongli Germanium	Germanium ingot	469.50	0.84%	-	-	764.57	2.05%
Beijing Jiya	Metal gallium	692.57	1.23%	-	-	-	-
Jiamei Hi-purity	High-purity arsenic	88.65	0.16%	-	-	-	-
Total		8,777.63	15.64%	6,160.82	14.22%	3,185.49	8.55%

Note: The amount on purchase from Dongfang Hi-purity includes the amount on purchase from Donghai Juqing Trading Co., Ltd. controlled by LI Bo, the actual controller of Dongfang Hi-purity.

During the reporting period, the Company purchased raw materials from related parties such as AXT, Xing’an Gallium, Dongfang Hi-purity, Tongli Germanium and Beijing Jiya. The comparison of the price of raw materials purchased from related parties and non-related parties is as follows:

In RMB/kg

Item		2021	2020	2019
Metal gallium	Price of metal gallium purchased from	1,800	965.1	870.4

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	Xing’an Gallium	.50	4	1
	Discrepancy of purchase price from non-related parties	-2.20%	-8.66%	-7.74%
	Price of metal gallium purchased from geeya	1,822.54	-	-
	Discrepancy of purchase price from non-related parties	-1.00%	-	-
	Price of metal gallium purchased from non-related parties	1,840.95	1,056.65	943.48
High-purity arsenic	Purchase price of high-purity arsenic from Dongfang Hi-purity	755.92	788.28	801.92
	Discrepancy of purchase price from non-related parties	-11.89%	-22.85%	-19.51%
	Purchase price of high-purity arsenic from Jiamei Hi-purity	929.20	-	-
	Discrepancy of purchase price from non-related parties	8.31%	-	-
	Purchase price of high-purity arsenic from non-related parties	857.94	1,021.79	996.30
Germanium ingot	Purchase price of germanium ingots from Tongli Germanium	8,015.33	-	6,358.11
	Price of germanium ingots purchased from non-related parties	6,910.10	-	6,480.62
	Discrepancy of purchase price from non-related parties	15.99%	-	-1.89%

1. During the reporting period, the Company purchased high-purity arsenic and other raw materials through AXT, with the transaction amount of RMB10.2097 million, RMB21.7875 million and RMB7.7953 million respectively. The main reason why the Company purchased raw materials through AXT lies in that AXT is a U.S. enterprise which is more convenient to purchase products from suppliers in the U.S. and Japan.

The Company purchased raw materials from AXT at the price which is the same as that for AXT to purchase them from its suppliers, without involving any obvious unfairness in price in related-party transactions.

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Since March 2021, AXT-Tongmei has been the main entity for overseas procurement, and the Company has no longer purchased raw materials through AXT.

2. During the reporting period, the Company purchased metal gallium from its invested company Xing’an Gallium, with the amount of RMB6.0998 million, RMB30.7553 million and RMB63.6675 million respectively. A stable supply of metal gallium can be guaranteed given Metal gallium is extracted from bauxite and Xing’an Gallium is located in Xiaoyi City, Shanxi Province which is close to alumina enterprises.

The Company purchased metal gallium from Xing’an Gallium based on a market-oriented price without significant discrepancy from the purchase price of non-related parties, so there is no obvious unfairness in price in related-party transactions.

3. During the reporting period, the Company purchased high-purity arsenic from Dongfang Hi-purity, an invested company of it, with the transaction amount of RMB7.8997 million, RMB9.0654 million and RMB3.7701 million respectively. Dongfang Hi-purity has a mature technology for arsenic production, with stable product quality. However, the Company has no longer purchased high-purity arsenic from Dongfang Hi-purity since June 2021 because the latter’s production permit has expired and the new permit is still pending. In the second half of 2021, the Company purchased a small volume of welding rods from Dongfang Hi-purity.

The Company mainly purchased high-purity arsenic from Dongfang Hi-purity and Jiamei Hi-purity, as well as from overseas supplier YONEDA CORPORATION through AXT. The high-purity arsenic imported has a slightly higher quality than  that from domestic enterprises, whose price (including customs duties, customs declaration fees, logistics, inspection, storage and other expenses) is higher than the domestic purchase price as a whole. A market-oriented price was adopted by the Company for the purchase of arsenic from Dongfang Hi-purity, without obviously unfair price in the related-party transactions.

4. In 2019 and 2021, the Company purchased germanium ingots from Tongli Germanium, an invested company of AXT, with the amount of RMB7.6457 million

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and RMB4.695 million respectively. Germanium usually exists in silicate mines, sulfide mines and various types of coal mines of various metals in a dispersed state. Tongli Germanium, located in Xilingol, Inner Mongolia Autonomous Region, was once an important domestic enterprise for smelting and purifying germanium containing lignite. Since 2020, Tongli Germanium has not carried out production due to environmental problems, and the Company has not purchased products from Tongli Germanium in 2020.

The price of germanium ingots purchased by the Company from Tongli Germanium was market-oriented. In 2021, such price had a discrepancy from the purchase price of the non-related parties principally because the purchase from Tongli Germanium in 2021 was mainly concentrated in December when the germanium ingots had a highest price throughout the year, which, nevertheless, was basically consistent with the average unit price of germanium ingots, i.e. RMB8,091.58/kg, in December indicated by ASIAN METAL. As such, there is no obvious unfairness in the price of germanium ingots purchased by the Company from Tongli Germanium in the related-party transactions.

5. In 2021, the Company purchased gallium from Beijing Jiya, an invested company of AXT, for an amount of RMB6.9257 million. Beijing Jiya extracts metal gallium from the Alumina Bayer Process Solution using advanced ion exchange technology, with a high product quality. Since 2021, the Company has purchased some metal gallium from Beijing Jiya.

The price of metal gallium purchased by the Company from Beijing Jiya was market-oriented, which has no significant discrepancy from the purchase price of the non-related parties, without involving any obviously unfair price in the related-party transactions.

6. In 2021, the Company purchased arsenic and other raw materials from Jiamei Hi-purity, an invested company of AXT, for an amount of RMB886,500. Jiamei Hi-purity is primarily engaged in the production and sales of high-purity arsenic, resuming its production and operation in 2021.

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The price of high-purity arsenic purchased by the Company from Jiamei Hi-purity was market-oriented, which had no significant discrepancy from the purchase price of non-related parties, without involving any obviously unfair price in the related-party transactions.

During the reporting period, the related-party purchases between the Company and the related parties occurred on a necessary and reasonable basis, at a fair transaction price having no significant discrepancy from the market price for the corresponding period, without any tunneling or adjustment of profits through related-party transactions, which have no material effect on the Company’s financial status and operating results.

III. Explanations from the Sponsor and the Reporting Accountant

The Sponsor and the Reporting Accountant have verified the Issuer’s inventory at the end of 2020 and 2021, and the distribution of the Company’s inventory at the end of each of the reporting periods is as follows:

In RMB0’000

Item	End of 2021		End of 2020		End of 2019
	Onshore	Offshore	Onshore	Offshore	Onshore	Offshore
Original value of inventories at the end of the period	37,309.05	2,794.40	29,906.65	13.15	26,929.21	-
Including: offshore inventories of the Issuer	37,255.92	783.88	29,792.14	-	26,821.40	-
Goods upon delivery	-	2,010.52	64.85	13.15	-	-
Inventories deposited in third-party warehouses	53.13	-	49.66	-	107.81	-

1. Onshore inventories of the Issuer

Our inventories mainly are those stored at our own plants. At the end of each of the reporting periods, the balance of this type of inventory was RMB 269,292,100, RMB297,921,400, and RMB372,559,200, respectively, accounting for 99.60%, 99.57%, and 92.90% of the total inventory, respectively. The Sponsor and the Reporting Accountant have supervised the counts of this type of inventory at the end

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of 2020 and 2021.

At the end of 2021, the amount of inventory deposited in AXT-Tongmei, a subsidiary of the Company, was RMB7,838,800, accounting for 1.95% of the inventory balance at the end of 2021, with a relatively low percentage. The Sponsor and the Reporting Accountant have verified the inventory by adopting post-period test.

2. Goods upon delivery

At the end of each of reporting periods, the total amount of goods upon delivery of the Company was RMB0, RMB780,000, and RMB20,105,200, accounting for 0%, 0.04%, and 5.01% of the inventory balance at the end of each period, respectively. The goods upon delivery were mainly inventories on consignment at customers. The Sponsor and the Reporting Accountant have verified the inventories by adopting post-period test upon issuing letters to the customers related to the goods upon delivery at the end of 2020 and 2021.

3. Inventories deposited in third-party warehouses

At the end of each phase of the reporting period, the balance of the Company’s inventories deposited in third-party warehouses was RMB1,078,100, RMB496,600 and RMB531,300, respectively, accounting for 0.40%, 0.317% and 0.13% of the inventory balance at the end of each period. The Sponsor and the Reporting Accountant have verified the inventories by issuing verification letters to the third-party warehouses.

(I) Plan on the supervision of the domestic and overseas inventory counts, including the time and place, the personnel involved and the way of supervision;

The Issuer conducted inventory counts for the year 2020 and the year 2021 from January 1 to 3, 2021, and December 25 to 31, 2021, respectively, covering raw materials, unfinished products, semi-finished products and goods in stock deposited in the Issuer’s warehouse, and confirmed the quantity of goods upon delivery deposited with customers through reconciliation with consignment customers.

1. Domestic inventory

The Sponsor and the Reporting Accountant executed supervision procedures for

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the Issuer’s inventory counts at the end of 2020 and 2021. The intermediary obtained the inventory counts plan of the Issuer before the supervision, and the Company processed all the outgoing and incoming orders one day before the inventory count, and stopped the inventory movement during the inventory count. If the unfinished products complete the production step during the inventory count, the transfer to the next production step is suspended. The specific supervision plan is as follows:

Item	Raw materials	Semi-finished products	Finished products	unfinished products
Time	End of 2020: January 1 to 3, 2021; End of 2021: December 25 to 31, 2021
Place

Beijing Tongzhou Warehouse of Beijing Tongmei, Hebei Dingxing Warehouse of Baoding Tongmei, Liaoning Kazuo Warehouse of Chaoyang Tongmei, Liaoning Kazuo Warehouse of Chaoyang Jinmei, and Beijing Tongzhou Warehouse, Tianjin Baodi Warehouse and Liaoning Kazuo Warehouse of Beijing Boyu

Personnel involved	The Sponsor, the Reporting Accountant, warehouse personnel, finance personnel and other supporting persons
Way

When supervising the inventory counts, we observe the execution of the Issuer’s inventory counts plan, and randomly select samples based on the warehouse number during the supervision process to conduct two-way inventory counts of raw materials, semi-finished products and finished products from accounts to physical and from physical to accounts. We also pay attention to the status of inventory, whether there is any inventory breakage, backlog, etc., and register the inventory in abnormal status.

When supervising the inventory counts, we observe the execution of the Issuer’s inventory counts plan and randomly select samples during the supervision process to conduct two-way inventory counts from account to physical and from physical to account based on the work order number of unfinished products.

Procedures

(1) Before the supervision, obtain information about inventory counts, prepare the inventory counts plan, observe the site before inventory counts, and observe whether there is a separation between the scope of inventory counts and the scope of non-inventory counts; (2) During the supervision, implement observation and other procedures to verify that all warehouses of the Company have been included in the scope of inventory counts; for warehouses that are not included in the scope of inventory counts, identify the reasons for non-inclusion, and observe whether inventory personnel are performing their duties during the inventory counts and whether they have

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accurately recorded the inventory counts results; (3) Test the accuracy of the inventory records by selecting items from the inventory records and tracing them to the physical inventory. Select items from the physical inventory and trace them to the inventory records to test the completeness of the inventory count. For unfinished products, check the production records of each in-process item and check the production status in the field; (4) Check the incoming and outgoing documents before and after the inventory count date to check the inventory cut-off.

Supervision of inventory counts

The percentage of supervision of domestic inventory counts was 81.34%, and 75.25% at the end of 2020 and 2021, respectively, and external confirmation procedures have been implemented for inventories deposited in third-party warehouses.

Conclusion

1. The instructions used by the management to control inventory counts have been consistently carried out, and the inventory count procedures established by the management have been effectively implemented;

2. The small discrepancy between the inventory accounts and the actual condition is due to the sporadic production for temporary use. The results of the Company’s inventory counts can accurately reflect the actual inventory balance.

2. Overseas inventory

At the end of 2020 and 2021, the balance of the Company’s overseas inventory was RMB131,500 and RMB27,944,000, respectively, which mainly consisted of goods upon delivery from consignment customers and goods in stock deposited in AXT-Tongmei. The Sponsor and the Reporting Accountant have verified the inventories by issuing confirmation letters to the customers related to the goods upon delivery in the overseas inventories at the end of 2021, and in conjunction with post-period test, details of which are as follows:

Item	At the end of 2021
	Amount (In RMB0’000)	Proportion
Amount of goods upon delivery on the confirmation letters	1,651.70	59.11%
Amount subject to the post-period test	2,794.40	100.00%
Total	2,794.40	100.00%

Note: The total amount and proportion have excluded the effect of duplicated parts of different verification procedures.

(II) The supervised amount and proportion for different types of inventories deposited in the domestic and overseas areas;

As for the overseas inventories, since they are mainly goods upon delivery from

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consignment customers, the amount and proportion of the inventory deposited in AXT-Tongmei is relatively low, coupled with the pandemic and other factors, the Sponsor and the Reporting Accountant did not perform the supervision procedure, but used the post-period test to verify the inventories. For details, please refer to “(1). 2. Overseas Inventories” in the reply to this question.

The domestic inventories consist of inventories at our own plants and inventories deposited in third-party warehouses. The supervised amount and proportion for different types of inventories by the Sponsor and the Reporting Accountant are as follows:

In RMB0’000

Inventory counts supervision and external confirmation	At the end of 2021		At the end of 2020
	Amount	Proportion	Amount	Proportion
Inventory counts supervision at our own plants	28,073.61	75.25%	24,325.62	81.34%
External confirmation from third-party warehouses	53.13	100.00%	49.66	100.00%
Total	28,126.74	75.39%	24,375.28	81.50%

(III) The way, proportion and conclusion of verification for the inventories deposited in the customers’ premises;

In March 2021, the switch of sales operations and customers to AXT-Tongmei resulted in three new consignment customers of the Issuer, namely Osram, Broadcom and Sumika Electronic Materials, Inc.

In 2021, in response to the demand of our customer Freiberger, our subsidiary Beijing Boyu adjusted its sales model to a consignment model in consensus with it.

As a result, starting in 2021, the Issuer began to have inventories on deposit with customers.

The Sponsor and the Reporting Accountant performed video interviews and external confirmation procedures for the inventories deposited with customers to ensure that the Issuer’s inventories deposited with customers are real, accurate in quantity and commercially rational.

The Sponsor and the Reporting Accountant confirmed through video interviews

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that the transaction method and settlement method between the Issuer and the consignment customer are consistent with the sales contract, and confirmed that the transaction method between the Issuer and the consignment customer has reasonable commercial reasons. The verification ratios conducted by the Sponsor and the Reporting Accountant through video interviews are as follows:

In RMB0’000

Item	At the end of 2021
Amount of inventories on consignment	1,771.39
Amount of inventories through video interviews	1,634.71
Ratio of inventories through video interviews	92.28%

The Sponsor and the Reporting Accountant confirmed the transaction amount and other information between the Issuer and the consignment customers by sending external confirmations, and the closing consignment inventory details as of December 31, 2021, and confirmed that the varieties and quantities are consistent with the Issuer’s data. The verification ratios conducted by the Sponsor and the Reporting Accountant through external confirmations are as follows:

Item	At the end of 2021
Amount of inventories on consignment	1,771.39
Amount on the external confirmations	1,708.29
Amount consistent with the reply	1,651.70
Ratio of consistency with the reply	93.24%

In addition, the Sponsor and the Reporting Accountant performed post-period test procedures for all closing consignment inventories, and the proportion for test was 100%.

After verification, the Sponsor and the Reporting Accountant are of the opinion that the Issuer’s inventories deposited with customers are real and accurate in quantity.

(IV) The procedures, proportion and conclusion of verification performed for the accuracy and basis of the valuation of different types of inventories.

For the accuracy of the valuation of different types of inventories of the Issuer, the Sponsor and the Reporting Accountant performed the following verification

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procedures:

1. Understand the key internal controls related to procurement payment and evaluate whether the relevant internal controls are operating effectively. For the Issuer’s procurement-related internal control processes, the Sponsor and the Reporting Accountant performed pass-through tests to obtain and verify procurement-related departmental systems, purchase orders, incoming orders, accounting vouchers, invoices, payment approval documents, bank slips and other information;

2. Obtain a list of the Company’s suppliers, review the terms of contracts with suppliers on a sample basis, analyze and evaluate the Issuer’s credit period, terms of receipt, and other policies, and check the contract amount and quantity against the procurement amount and quantity to confirm that the procurement have reasonable commercial arrangements and are authentic and accurate.

The specific verification of suppliers during the reporting period was as follows:

In RMB0’000

Item	2021	2020	2019
Procurement amounts from verified suppliers	23,746.72	20,552.31	13,451.05
Procurement amounts	40,542.39	26,762.39	17,231.96
Verification ratio	58.57%	76.80%	78.06%

3. For the procurement made by the Company from domestic suppliers, data from the Company’s VAT system was obtained and the relevant VAT input tax data was checked against the Company’s domestic procurement amounts. No abnormalities were found. The details of the verified procurement amounts are as follows:

In RMB0’000

Item	2021	2020	2019
Procurement amounts from verified suppliers	30,232.44	16,709.66	8,763.69
Domestic procurement amounts	33,950.71	21,634.18	13,115.20
Verification ratio	89.05%	77.24%	66.82%

4. External confirmation was made on the transaction amounts and accounts

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payable balances of major suppliers during the reporting period, details of which are as follows:

In RMB0’000

Item	2021	2020	2019
Procurement amounts A	40,542.39	26,762.39	17,231.96
Procurement amounts for external confirmation B	37,964.59	22,959.40	14,316.44
Procurement external confirmation ratio C=B/A	93.64%	85.79%	83.08%
Amount consistent with the reply D	36,066.10	22,167.67	13,938.90
Amount after reconciliation of differences E	254.52	-	-
Total amount consistent with the reply F=D+E	36,320.62	22,167.67	13,938.90
Ratio of consistency with the reply G=F/B	95.67%	96.55%	97.36%

5. Interview with the main suppliers of the Issuer to understand the basic information of the suppliers, their main business, the business background with the Company, the settlement cycle of the goods payments, the payment of goods, the signing of relevant contracts, the amount of transactions and the relationship with the Issuer and intermediaries, and obtain the business license, articles of association, industry and commerce brief file and the statement letter for no affiliation of the suppliers, details of which are as follows:

In RMB0’000

Item	2021	2020	2019
Procurement amounts for interviewed suppliers	30,469.60	18,844.47	12,099.21
Total procurement amounts	40,542.39	26,762.39	17,231.96
Interview ratio	75.15%	70.41%	70.21%

6. Access the corporate credit information registration information of the Issuer’s major domestic suppliers by obtaining credit reports of major overseas suppliers and logging into the National Enterprise Credit Information Publicity System and www.tianyancha.com; obtain the Questionnaire filled out by the Issuer’s directors, supervisors, senior management and controlling shareholders; inquire through

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www.tianyancha.com and www.qcc.com whether there is any direct relationship between the major suppliers and their shareholders and the Issuer and its directors, supervisors, senior management and controlling shareholders;

7. The Issuer adopted the weighted average method for valuation of all inventories. The Sponsor and the Reporting Accountant performed the valuation test and reviewed whether the incoming quantity, outgoing quantity, incoming unit price and outgoing unit price for the sample months were correct, and no abnormality was found after the test;

8. Review the accuracy of the enterprise’s cost calculation and check the material cost and the amount of outgoing raw materials, with no difference; review the Issuer’s method of allocating manufacturing and labor costs, review whether the amount of products into the warehouse is correct, and analyze the changes in the input-output ratio for each period of the reporting period. No abnormality was found;

9. Understand the Issuer’s provision policy for inventory depreciation and evaluate its reasonableness based on the status of inventory at the end of the period, sales and the age of the inventory;

10. Obtain a breakdown of the Company’s inventory depreciation tests and review the management’s methodology and related parameters for estimating the net realizable value of inventories, including primarily the recent selling price, expected selling expenses to be incurred and related taxes;

11. Check the public disclosure information of comparable listed companies in the same industry to obtain the method for determining their net realizable value of inventories, compare and analyze the provision for inventory depreciation with that of the Issuer, and check whether there are material differences between the method for determining the net realizable value of the Issuer and that of comparable companies in the same industry, and whether there are significant differences in the method and results of provision for inventory depreciation;

After verification, the Sponsor and the Reporting Accountant are of the opinion that the Issuer’s inventory has been accurately valued.

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Q6. R&D Personnel and R&D Expenses

According to the submissions, (1) the Issuer had 187 “technical R&D personnel” at the end of 2021, accounting for 13.40% of the total number of employees; (2) at the end of each reporting period, the number of contract employees of the Issuer was 196, 202, 208 and 102 respectively; (3) The Issuer’s R&D expenses in 2021 were RMB90,166,400. The R&D expenses were mainly composed of employee compensation, raw materials and finished products consumed, which increased significantly compared with 2020.

The Issuer is required to explain: (1) the distinction and specific composition of technicians and R&D personnel; (2) the reasons for the significant reduction in the number of contract employees in 2021, the replacement method of the original position functions, whether there is external undertaking of cost expenses, the detailed whereabouts of reduced contract employees, whether labor contract is signed for those becoming regular employees, and their continuous employment condition after the reporting period; (3) Combining with the aforesaid conditions, what is the impact of the Company’s calculation and classification accuracy of employees on calculation accuracy of proportion of R&D personnel. Whether proportion of R&D personnel conforms to relevant requirements for science and technology innovation evaluation indicators; (4) The reason for the large increase in employee compensation, raw materials and finished products consumed in the composition of R&D expenses in 2021.

The Sponsor and the Issuer’s Attorney are required to explain the verification procedures, verification proportion and verification conclusion regarding the whereabouts of reduced contract employees in 2021 and the signing of labor contracts with the Company for the employees who have become regular employees, etc.

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Reply:

I. Explanations from the Issuer

(I) The distinction and specific composition of technicians and R&D personnel;

1. Management and composition of R&D personnel

The Company’s R&D personnel belong to the R&D Department and are full-time employees directly engaged in the Company’s R&D activities, and they will not engage in non-R&D activity as a part-time job. The Company manages R&D personnel in accordance with relevant systems, and has formulated the Measures for the Administration of R&D Projects and the Regulations on the Management of R&D personnel for the purpose of achieving effective management of R&D personnel, which cover, among other things, the rights and obligations of R&D personnel, the management of R&D tasks of R&D personnel, the management of R&D results of R&D personnel and the confidentiality obligations of R&D personnel.

According to the relevant systems, the Company’s R&D personnel will be directly engaged in the following R&D activities, including but not limited to: (1) the development of new technologies and new products to meet the market and customer demand for new products or new specifications; (2) continuous improvement and optimization of the existing process to improve the stability of the product processing process and production efficiency, reduce the costs and improve the production environment, etc.; (3) processing operation and process confirmation of R&D products, quality data collection and processing of R&D product processing process, and maintenance of R&D product processing equipment; (4) the provision of back-end technical support for downstream customers.

The composition of the R&D personnel of the Company is as follows:

R&D Process	Main R&D Duties	Number of personnel at the end of

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		2021
R&D and process improvement of substrate material crystal	Research on polycrystalline synthesis: be responsible for research on precise control of polycrystalline synthesis temperature gradient and related technology; Research on single crystal growth technology: be responsible for the research on internal stress, dislocation density, slip line defects, twin control, radial doping, doping concentration control and other technologies of single crystal growth; VGF method long crystal furnace manufacturing technology: be responsible for the R&D of single crystal furnace required for crystal growth under VGF method;	68
R&D and process improvement of substrate material wafer

Cutting technology research: responsible for the research of diamond wire cutting technology, low stress cutting technology, automatic cutting and other technologies;

Research on grinding technology: be responsible for the research on technologies, such as impression control, damage control and automatic grinding;

Research on cleaning technology: be responsible for the research on contamination and impurity control and automatic cleaning technology;

Research on polishing technology: be responsible for the control of scratches, orange peel, drug marks and other defects, and research on automatic polishing technology;

Research on other wafer technology: research on heat treatment oxygen content control, epitaxial open box technology;

		79
R&D of high purity materials	Research on extraction technology: be responsible for the research on liquid extraction technology; Research on electrolytic purification technology: be responsible for the research on technologies, such as refining of high-efficiency electrolytic and improvement of electrolytic cell; Research on gallium crystallization technology: be responsible for the research on longitudinal temperature gradient solidification method and partial crystallization method;	14
R&D of PBN material	Research on chemical vapor deposition technology: be responsible for the improvement of chemical vapor deposition furnace, as well as the experimental research on temperature, pressure and mold; Research on heating preparation technology: research on temperature control, resistivity control and stability control of specific materials based on chemical vapor deposition technology;	26
Total		187

2. Management and composition of other personnel who are not R&D

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personnel but have professional knowledge

The production and sales of the Company’s products require a high level of professionalism. Therefore, the Company’s Quality Department, Sales Department and some other non-R&D departments also reserve professionals who have professional knowledge and understand the production and technical characteristics of the Company’s products. The above-mentioned personnel with professional knowledge are required for the Company to improve the product production quality and enhance the sales and after-sales capabilities.

For example, the Company has formulated the Product Monitoring and Measurement Procedures and other systems to manage the product quality of all products in process and finished products, and personnel from the Quality Department, Production Department and other departments participate in product quality monitoring activities; the Company has formulated the Customer Complaint Handling Procedures to handle and improve the technical or non-technical problems reported by customers during the actual use of the Company’s products, and improve customer satisfaction. The problems reported by customers are usually received by the Sales Department or the Quality Department, the Quality Department will transfer the relevant problems to the corresponding responsible department for investigation, and the Quality Department, Production Department and Sales Department will jointly ensure the production quality of the products or collect customer feedback on the Company’s product quality and solve the problems properly.

As mentioned above, other non-R&D employees with professional knowledge do not participate in the Company’s R&D activities, and are not included in the R&D personnel management scope and R&D system of the Company. In addition, the Company does not manage such personnel independently, who are under the direct management of their own departments and participate in the production and operation activities of the Company.

3. Composition of R&D personnel or technicians of comparable companies in the same industry

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According to the prospectus of SICC and National Silicon Industry, which are comparable companies in the same industry, the disclosure of R&D personnel or technicians is as follows:

Companies in the same industry	Disclosure of R&D personnel or technicians	Comparison with the Company
SICC	The conditions of the technicians are not mentioned	Unable to compare
National Silicon Industry

The personnel involved in the R&D expenses include the Company’s R&D engineers and technicians. The Company collects and calculates the remunerations of the personnel included in the R&D expenses according to the specific R&D projects carried out. The remunerations of the technical R&D personnel not included in the specific R&D projects are not included in the R&D expenses; the specific conditions of the technicians are not disclosed.

The Company’s R&D personnel are full-time employees directly engaged in the Company’s R&D activities, and the other non-full-time employees with technical capabilities are not managed or calculated separately.

(II) The reasons for the significant reduction in the number of contract employees in 2021, the replacement method of the original position functions, whether there is external undertaking of cost expenses, the detailed whereabouts of reduced contract employees, whether labor contract is signed for those becoming regular employees, and their continuous employment condition after the reporting period;

1. The reasons for the significant reduction in the number of contract employees in 2021, and the replacement method of the original position functions

During the reporting period, the Company’s contract employees were mainly engaged in cleaning, catering and production assistance, which belonged to auxiliary and alternative work. The number of the Company’s contract employees and its proportion in the total number of employees at the end of 2020 and 2021 are shown in the table below:

Deadline	Number of contract employees (Persons)	Number of regular employees (Persons)	Total number of employees (Persons)	Proportion of the number of contract employees to the

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				total number of employees
December 31, 2020	208	1,055	1,263	16.47%
December 31, 2021	81	1,396	1,477	5.48%

According to the Interim Provisions on Labor Dispatching, the employers shall strictly control the number of contract employees, which shall not exceed 10% of the total number of employees. During the Reporting Period, the Issuer’s labor dispatch proportion exceeded the upper limit of 10% stipulated in the Interim Regulations on Labor Dispatching. In order to ensure that the Company’s contract employees conditions comply with the requirements of relevant laws and regulations, combined with past work performance and other relevant factors, the Company began to gradually negotiate and sign labor contracts with some contract employees, and hire them as regular employees of the Company. The details are as follows:

2021	Number of employees at the beginning of the period	Number of new employees in the current period	Number of dimission employees in the current period	Number of employees who become regular employees in the current period	Number of employees at the end of the period
Contract employees	208	162	64	225	81

The above table indicates that the number of contract employees of the Company substantially decreased from 208 at the end of 2020 to 81 at the end of 2021. The main reason is that the relevant personnel have been converted into regular employees of the Company, and they are still engaged in the relevant work of their original positions after becoming regular employees, the original position functions do not change significantly.

2. Whether there is external undertaking of cost expenses

According to relevant materials such as the Labor Dispatch Agreement signed by

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the Company, relevant transaction vouchers and qualification certificates of the labor dispatch company, for contract personnel that haven’t become regular employees by 2021, their labor remuneration, social insurance and housing provident fund shall be paid by the labor dispatch unit first, and then the Company will verify the number of contract personnel and corresponding expenses with the labor dispatch company every month, and make payment and settlement according to verified amount, therefore, there is no external undertaking of cost expenses.

In accordance with relevant payment vouchers of labor contract, detailed payroll list, social insurance and housing provident fund, etc. of relevant personnel of the Company, for contract personnel that have become regular employees by 2021, their labor remuneration, social insurance and housing provident fund shall be paid by the Company, without major abnormal circumstance or external undertaking of cost expenses.

3. Detailed whereabouts of reduced contract employees, whether labor contract is signed for those becoming regular employees, and their continuous employment condition after the reporting period

The whereabouts of the reduced contract workers in 2021 (including the contract workers at the beginning of the Period and the newly added contract workers in the current period) include two aspects: some of the employees terminated the labor dispatch relationship with the Company and no longer provide relevant services for the Company, and the other employees directly sign labor contracts with the Company and become regular employees of the Company. Among the above-mentioned regular employees, except for leaving for personal reasons, relevant personnel are currently in continuous employment after the Reporting Period.

(III) Combining with the aforesaid conditions, what is the impact of the Company’s calculation and classification accuracy of employees on calculation accuracy of proportion of R&D personnel. Whether proportion of R&D personnel conforms to relevant requirements for science and technology innovation indicator;

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Based on Regulations on the Management of R&D personnel and other relevant systems, the Company executes strict management of R&D personnel, and the Company’s R&D personnel participated in R&D activities directly, without the circumstance of undertaking non-R&D responsibilities.

The Company’s contract employees were reduced, and except some employees made resignation for personal reasons, the remaining employees have all become regular employees, and are currently under continuous employment. There is no change in work contents of the contract employees before and after becoming regular employees, therefore, there is not the circumstance of turning into R&D personnel.

To sum up, the Company has reasonable classification basis and correct accounting classification toward R&D personnel and non-R&D personnel, without inflated R&D personnel or improper collection of R&D personnel, and the Company makes accurate accounting of R&D personnel. At the end of 2021, the Company had 187 R&D personnel, accounting for 13.40% of total employees at the end of 2021, which conformed to requirements in Article 1 (2) of Guidelines for Evaluation of Science and Technology Attributes (For Trial Implementation).

(IV) The reason for the great increase in employee compensation, raw materials and finished products consumed in the composition of R&D expenses in 2021.

During the reporting period, the Company’s amount of employee compensation, raw materials and finished products consumed for research and development is as follows:

In RMB0,000

Item	2021	2020	2019
Employee compensation	4,809.18	2,068.61	1,039.83
Raw materials and finished products consumed	2,894.58	1,773.22	1,213.60

1. Employee compensation

During the reporting period, employee compensation in the Company’s R&D expenses was RMB10,398,300, RMB20,686,100 and RMB48,091,800, respectively.

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In 2019, influenced by relocation matters of Beijing Tongmei and Nanjing Jinmei, some of the Company’s R&D activities and arrangement were relatively lagged behind, and the employee investment was also reduced relatively. In 2020, on one hand, the R&D activities were recovered relatively with gradual implementation of the relocation matters; on the other hand, the Company’s 8-inch GaAs substrates and 6-inch InP substrates began to enter R&D milestone node, and the Company enhanced R&D input in the above large-size substrate materials as well as in research on process of semiconductor substrate in chip processing link, thus having enhanced employee investment; furthermore, the remuneration of the personnel increased to some extent.

In 2021, employee compensation in R&D expenses was further increased, which was mainly because: (1) the Company continued to enhance R&D investment in process development and optimization of 8-inch GaAs substrates and 6-inch InP substrates, etc., the relevant R&D projects covered 8-inch GaAs and 6-inch InP crystal growth link and cutting, polishing, cleaning, packaging and other back-end procedures, and R&D personnel continued to increase; (2) with the increase in labor cost, the employee compensation also increased; (3) the branch AXT-Tongmei increased some overseas R&D personnel in 2021, with relatively high compensation; (4) in 2020, the social security relief policy was no longer executed.

The Company’s R&D personnel was all engaged in R&D work, without the condition that the R&D personnel was engaged in non-R&D activities or non-R&D personnel participated in R&D, and compensations of the R&D personnel were all included in R&D expenses.

2. Raw materials and finished products consumed

During the reporting period, the amount of raw materials and finished products consumed by the Company was RMB12,136,000, RMB17,732,200 and RMB28,945,800, respectively, showing a trend of increase year by year.

The raw materials and finished products consumed in 2020 showed year-on-year growth compared with that in 2019. On one hand, the R&D activities were recovered

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relatively with gradual implementation of the relocation matters, while on the other hand, the Company’s 8-inch GaAs substrates and 6-inch InP substrates began to enter R&D milestone node, and the company increased many R&D projects such as research on 6-inch InP crystal process, development of new superfine wire cutting process, development of 4-inch InP double-sided high flatness chips, and development of new double-sided polishing process, etc., which has increased R&D material requisition.

In 2021, the raw materials and finished products consumed by the Company’s R&D activities increased continuously, mainly because the R&D projects of 8-inch GaAs and 6-inch InP substrate materials entered the intensive implementation stage. The Company increased the R&D investment continuously in the process development and optimization projects of large-size compound substrate. In the R&D process of crystal growth, R&D materials for long crystal testing were added in the R&D of 8-inch GaAs single crystal growth process and 6-inch InP crystal process; in the wafer sector, the Company has added new wafer cutting, grinding, cleaning and polishing process R&D projects, covering the whole process of large-size compound substrate production. The R&D and material requisition of the above-mentioned new projects increased in 2021.

3. About R&D projects

The Company attaches much importance to the upgrading of its own technologies and products, always pays attention to the development of industry technologies and maintains exchanges with existing and potential end customers. Globally, the mass production of GaAs substrates of 6 inches and below has been realized, and the new production lines in downstream 5G RF devices, Mini LED devices, Micro LED devices, automotive LiDAR and other fields are also developing towards the 8-inch scale. 8-inch GaAs substrates have already become a focus of market attention, with a broad market space. Meanwhile, InP substrates are mainly applied to downstream devices including optical module devices, sensor devices, RF devices, and the corresponding downstream terminal fields include 5G communications, data centers,

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AI, unmanned driving, wearable devices and other fields, which also have huge demands and a large space for growth. As a result, the Company’s InP substrate business has grown dramatically fast, while there is also a demand for 6-inch InP products in the downstream market.

Based on the development trend of the industry, the Company has combined product R&D with the future development direction and demand of the downstream sector, and carried out R&D activities on 6-inch InP and 8-inch GaAs during the reporting period. In 2020, the Company’s 8-inch GaAs substrates and 6-inch InP substrates started  entering an R&D milestone node, and the Company continued to invest in the 6-inch InP R&D project; meanwhile, the Company carried out more R&D activities in crystal growth of substrate materials, wafer processing and other parts, with an increasing R&D investment. In 2021, the Company further increased the R&D investment in the process development and optimization projects for 8-inch GaAs substrates, 6-inch InP substrates, etc., and the relevant R&D projects cover the 8-inch GaAs and 6-inch InP crystal growth process as well as subsequent procedures such as cutting, polishing, cleaning and packaging, mainly involving the increasing R&D investment in the research on the 8-inch GaAs single crystal growth process, the research on the 6-inch InP crystal process and other projects, as well as the establishment of and investment in the development of the automatic polishing process for InP wafers, the development of the automatic single-wafer cleaning process for InP wafers, the evaluation of the new grinding equipment and process optimization for InP, the development of 6-inch germanium wafers and the automatic cleaning process and other new projects. The above reasons lead to a large increase in the current R&D expenses.

II. The intermediaries’ verification condition

(I) Verification procedures

Regarding whereabouts of the reduced contract employees in 2021, and signing condition of labor contract by those becoming regular employees with the Company,

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the Sponsor and the Issuer’s Attorney have executed the following verification procedures:

1. Inquired the Company’s 2021 monthly name list of contract employees, employee roster at the end of 2020 and 2021, all labor dispatch agreements, all relevant qualification of labor dispatch company, labor contract of each employee becoming full member, dismission document of the personnel who has terminated the dispatching relationship and will no longer provide services, indication issued by the labor dispatch company on the condition of labor dispatching, the explanation and confirmation issued by the Company, and made interview and confirmation with Head of Human Resources of the Company and the holding subsidiary, and verified the whereabouts conditions of reduced contract employees in 2021;

2. Inquire labor contract of between each contract employee becoming full member and the Company, 6 months of payroll before and after each personnel becoming full member, the Company’s explanation and confirmation, and made interview and confirmation with Head of Human Resources of the Company and the holding subsidiary, and verified signing condition of labor contract by those becoming regular employees with the Company.

For the Issuer’s R&D expenses, the Sponsor and the Reporting accountant have carried out the following verification procedures:

(1) Check the Issuer’s internal control documents for R&D expenses and evaluate the effectiveness of the implementation;

(2) check various rules on the Issuer’s R&D management, obtain and check the project approval forms, project conclusion reports, patent certificates, R&D project management measures and other documents for the Issuer’s major R&D projects during the reporting period;

(3) interview the person in charge of the R&D division and the head of finance to understand the process of R&D material requisition, the final destination of R&D material requisition, and the handling of R&D surplus materials, scraps and samples, and check whether the relevant accounting treatment complies with the Accounting

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Standards for Business Enterprises;

(4) obtain and check the project approval forms, project conclusion reports, patent certificates, R&D project management measures and other documents for the Issuer’s major R&D projects during the reporting period;

(5) refer to the detailed account of R&D expenses to check the raw materials and finished products consumed by R&D as well as the water and electricity expenses, depreciation costs, wages for employees, share-based payments and other expenses arising from R&D; understand the composition and changes of the R&D personnel, as well as their average wages and distribution status; obtain and review the depreciation and amortization calculation table for fixed assets, machineries and equipment for laboratories, office equipment and software for R&D as well as the share-based payment calculation table, and do the calculation again; run a spot check on material requisition forms, expenditure application forms and approval documents, invoices and payment slips, and verify the authenticity of the expenses and the accuracy of the collection of expenses. The details are as follows:

In RMB0’000

Item	2021	2020	2019
Amount of verification	6,924.82	3,887.82	2,463.61
Amount of R&D expenses	9,016.64	4,510.84	2,682.64
Verification proportion	76.80%	86.19%	91.84%

(6) compare and analyze the R&D expenses for each phase, and analyze the rationality of the R&D expenses according to the progress of the R&D projects;

(7) obtain the Issuer’s income tax final settlement and payment report during the reporting period, check the regulations on the super deduction of R&D expenditures, the scope of the allowable pre-tax super deduction for R&D expenditures, and match the R&D expenses.

(II) Verification opinions

Upon verification, the Sponsor and the Issuer’s Attorney believe that:

Among the Company’s reduced contract employees in 2021, except some

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employees terminated the dispatching relationship with the Company and will no longer provide relevant services, the remaining employees have all become regular employees, and have signed written labor contract with the Company.

Upon verification, the Sponsor and the Reporting accountant believe that during the reporting period, the Issuer’s R&D expenses are true, accurate and complete.

Q7. Legality and Compliance of Source of Core Technologies

According to submissions, the main products of the Issuer include indium phosphide substrate, gallium arsenide substrate, germanium substrate, PBN material and other high-purity materials; based on technical R&D in past years, the Issuer has mastered core technologies in the fields of aforesaid products.

The Issuer is required to explain the source of its core technologies, whether or not originated from the research contents and results of relevant personnel in their former employers, whether or not infringing upon trade secrets, patents or other intellectual properties of other entities and relevant proofs, and whether or not there is any dispute or potential dispute with relevant entity; if any dispute exists, please specify its progress and its influence on R&D, production and operation of the Company.

The Sponsor and the Issuer’s Attorney are required to offer express verification opinions on the legality and compliance of source of core technologies of the Company.

Replies:

I. Explanations from the Issuer

(I) The source of its core technologies, whether or not originated from the research contents and results of relevant personnel in their former employers

1. The source of its core technologies

The Company’s core technologies include polycrystal synthesis technology, single crystal growth furnace manufacturing technology, single crystal growth technology, cutting technology, grinding technology, cleaning technology,

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measurement technology, polishing technology, sealing packaging technology, material purification technology, pyrolytic boron nitride chemical vapor deposition technology, chemical vapor deposition reactor manufacturing technology.

The sources of the said core technologies and key research and development personnel are as follows:

Name of core technology		Source of technology	Key research and development personnel
Polycrystal synthesis technology	High-efficiency gallium arsenide polycrystal synthesis technology	Independent research and development	MORRIS SHEN-SHIH YOUNG
	High-efficiency indium phosphide polycrystal synthesis technology	Independent research and development	MORRIS SHEN-SHIH YOUNG
Single crystal growth furnace manufacturing technology	VGF crystal growth furnace manufacturing technology	Independent research and development	VINCENT WENSEN LIU
Single crystal growth technology	Semi-insulating gallium arsenide single crystal growth by vertical gradient condensation method and carbon doping control technology	Independent research and development	MORRIS SHEN-SHIH YOUNG
	Semi-conductive gallium arsenide single crystal growth by vertical gradient condensation method and uniform doping control technology	Independent research and development	MORRIS SHEN-SHIH YOUNG
	High-quality germanium single crystal growth by vertical gradient condensation method and doping control technology	Independent research and development	MORRIS SHEN-SHIH YOUNG
	High-quality indium phosphide single crystal growth by vertical gradient condensation method and doping control technology	Independent research and development	MORRIS SHEN-SHIH YOUNG

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	Control technology of oxygen concentration in gallium arsenide single crystal substrate	Independent research and development	MORRIS SHEN-SHIH YOUNG
	Automatic grinding process of crystal rod	Independent research and development	MORRIS SHEN-SHIH YOUNG
	Automatic corrosion process of crystal rod	Independent research and development	MORRIS SHEN-SHIH YOUNG
Cutting technology	Ultra-fine diamond wire cutting technology	Independent research and development	WANG Yuanli
	High-efficiency and low-stress fully automatic wafer cutting technology	Independent research and development	WANG Yuanli
Grinding technology	Fully automatic wafer thinning process	Independent research and development	WANG Yuanli
Cleaning technology	Fully automatic wafer cleaning process by wet method	Independent research and development	REN Diansheng
Measurement technology	Crystal inspection technology	Independent research and development	REN Diansheng
	Wafer inspection technology	Independent research and development	REN Diansheng
Polishing technology	Fully automatic wafer chemical mechanical polishing process	Independent research and development	WANG Yuanli
Sealing packaging technology	Preparation technology of epi-ready gallium arsenide wafer	Independent research and development	MORRIS SHEN-SHIH YOUNG
	Preparation technology of epi-ready indium phosphide wafer	Independent research and development	MORRIS SHEN-SHIH YOUNG
	Preparation technology of epi-ready germanium sheet	Independent research and development	MORRIS SHEN-SHIH YOUNG
Material purification	Large density difference liquid-liquid extraction	Independent research and	MORRIS SHEN-SHIH YOUNG

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technology	technology	development
	High-efficiency electrolytic refining technology	Independent research and development	MORRIS SHEN-SHIH YOUNG
	Longitudinal temperature gradient partial crystallization technology	Independent research and development	MORRIS SHEN-SHIH YOUNG
	Preparation of high temperature sealant boron trioxide by atmospheric-vacuum two-step dehydration	Independent research and development	MORRIS SHEN-SHIH YOUNG
Pyrolytic boron nitride chemical vapor deposition technology	Pyrolytic boron nitride chemical vapor deposition technology	Independent research and development	HE Junfang
	Preparation technology of boron nitride-boron carbide-graphite composite heating body for high temperature electric heating	Independent research and development	HE Junfang
Chemical vapor deposition reactor manufacturing technology	Design technology of vapor deposition furnace for preparation of ultra-high purity pyrolytic boron nitride products	Independent research and development	HE Junfang

2. Core technicians of the Company

The employment of the Company’s core technicians before joining the Issuer is as follows:

Core technicians	Employment before joining the Issuer
MORRIS SHEN-SHIH YOUNG	He founded AXT in the United States in 1986, and served as Chairman of the Company from October 2009 till now.
VINCENT WENSEN LIU

From 1983 to 1990, he served as the chief engineer of Beijing Automation Instrumentation Seventh Factory; from March 1993 to December 1998, he served as an engineer and production manager of AXT; since 1998, he has served as a deputy general manager, director and the general manager of the Company.

REN Diansheng

From April 1990 to February 2005, he served successively as an engineer, senior engineer, project leader, and head of technology department of the quality inspection center of the 46th Research Institute of China Electronics Technology Group. Since March 2005, he has served as a senior engineer of research and development department, senior manager of research and development department, and senior manager of wafer technology department of the Company. He currently serves as the technical director of the Company.

WANG Yuanli	From July 2003 to July 2005, he served as a postdoctoral fellow in the

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Key Laboratory of Semiconductor Materials Science of the Chinese Academy of Sciences; from July 2005 to the present, he has served as a senior engineer of research and development department, manager of research and development department, and deputy technical director of research and development department of the Company.

As stated in aforesaid form, the Company’s core technicians joined the Company more than ten years ago and mainly engage in research and development work according to the Company’s work arrangements. The Company’s patents and core technologies are developed by the main research and development personnel of related technologies after joining the Company, using the Company’s equipment, resources, personal knowledge, and technical reserves in their respective work and business positions, and do not involve the service inventions or other on-duty achievements of relevant technicians in the original employer.

As a whole, the Company’s core technologies originate from its independent research and development, other than from the research contents and results of relevant personnel in their former employers.

(II) Whether or not infringing upon trade secrets, patents or other intellectual properties of other entities and relevant proofs, and whether or not there is any dispute or potential dispute with relevant entity

The Company insists on the technology development mode of independent R&D; its core technologies are obtained through independent R&D and do not infringe upon trade secrets, patents or other intellectual properties of other entities, and there is no dispute or potential dispute with relevant entity.

Through inquiring at websites of CREDITCHINA, National Enterprise Credit Information Publicity System, China Execution Information Disclosure Network, China Judgements Online, the People’s Court Announcement and 12309 China Procuratorate Network, the Company is not involved in any lawsuit or arbitration concerning core technologies.

Based on relevant Trademark Registration Certificate, Patent Certificate and Computer Software Copyright Certificate and the trademark file and certification issued by the State Intellectual Property Office, and the query results of computer

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software registration profile issued by the Software Copyright Department of Copyright Protection Center of China, and through the inquiry on China Trademark Network (Website: http://sbj.cnipa.gov.cn/sbj/sbcx/), China and Global Patent Examination Information Inquiry System (Website: http://cpquery.cnipa.gov.cn/) and China Copyright Registration Query Service Platform (Website: https://register.ccopyright.com.cn/query.html, as at Feb. 28, 2022, the Company owns 23 registered trademarks, 118 granted patents and 7 registered computer software copyrights in the territory of China. Based on results of public online enquiry, as at the date of issuing this Reply, such intellectual properties have not been pledged or otherwise encumbered, nor are they involved in any ownership dispute or potential dispute.

As a whole, the core technologies of the Company do not infringe upon trade secrets, patents or other intellectual properties of other entities, and there is no dispute or potential dispute between the Company and relevant entity.

(III) Explanation about the suspected infringement of trade secret by the Company

The Company received a relevant Report Letter, alleging that: an involved employee of the Company participated in the research and development of PBN-PG composite heaters, PG process products, PBN clamping rods, and other core products during his employment at the reporting party, hence acquired core technologies of the reporting party, while such technology information was trade secret of the reporting party. At present, the involved employee is working for the Issuer and has acquired shares in the Issuer. The reporting party held that the Issuer and the involved employee were suspected of infringing the trade secret of the reporting party.

After self investigation by the Company into the reported matter above, the Company considers that all the core technologies above are developed independently with clear source, and therefore there is no infringement of the trade secret or other intellectual property rights of the reporting party. The details are as follows:

1. Relevant technologies and products involved in the reported matter

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According to the interviews with the Attorney of the involved employee, the trade secrets involved in this case were related to the trade secrets of “the tooling of a PBN-PG composite heater PBN coating” and “a kind of PG coating preparation method of PBN-PG composite heater” asserted to be held by the reporting party. The above technology is related to the PBN field, but its corresponding products account for a relatively low percentage of revenue, so this technology is not one of the Company’s core technologies.

Pyrolytic graphite (PG), PBN-PG composite heater and PBN clamping rod described in the Report Letter belong to the products of Beijing Boyu, a controlled subsidiary of the Company, and do not involve technologies and products in the field of semiconductor substrates and high-purity materials, nor are they the main products in the field of PBN such as PBN crucibles.

The Company’s main PBN products are closely related to semiconductors, OLEDs and other fields, and the production of III-V family and wide band-gap compound semiconductor substrates and crucibles for OLED evaporation sources requires the use of PBN materials produced by the Company. The PBN clamping rod, PBN-PG composite heater and PG coating are used for traveling wave tube for communication, CIGS evaporation and coating crucible respectively, and are not strongly related to the Company’s products which are mainly involved in the downstream field.

During the reporting period, the revenues from semiconductor substrate materials, high-purity metals and compounds, and other products are the main source of revenues of primary business of the Company; in 2021, the revenues from PBN materials only account for 9.05% of revenues from primary business, a relatively low percentage. The total revenues generated by PG related products and relevant products of PBN-PG composite heaters are RMB38,200, RMB336,900 and RMB483,200 respectively, accounting for 0.01%, 0.06% and 0.06% of business incomes of the Company respectively, and no PBN clamping rod is sold; the revenues from aforesaid products have little influence on the production and operation of the Company.

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2. Basis of determining that the relevant core technologies of the Company did not infringe the trade secret of the reporting party

(1) The Company has the technical capability to independently develop these products

1) The Company has developed its own chemical vapor deposition (CVD) technology and related equipment and processes, and has technical reserves for the development of related application products

The specific process route of CVD technology is as follows: high temperature CVD furnace is adopted and the required reaction raw material gas is introduced into the furnace cavity for thermal decomposition under high temperature and a certain vacuum environment, and then the required materials are generated and deposited on the substrate surface such as graphite mold to form the final product.

By changing different raw material gases, different CVD products, such as PBN or PG, can be prepared. Among them, PBN uses both boron halide (BCl3 or BF3) and ammonia gas (NH3) as the reaction gas source; PG is a single hydrocarbon (CH4, or C3H6, or C3H8, etc.) as the reaction gas source. PBN-PG composite heater is made of PBN material as the main body, PG coated as heating wire, and PBN layer encapsulated. Since PBN requires a variety of reaction raw material gases to be introduced at the same time to decompose and synthesize boron nitride, the control difficulty is relatively high, while since PG only needs a single gas to decompose into carbon, the technical difficulty is relatively low. The shape and size of the product are determined by the mold. If different mold shapes are designed, products with different sizes and specifications can be made, such as PBN crucible, PBN boat, PBN plate, PBN clamping rod, PG crucible, PG plate, PBN coating, PG coating, PBN-PG composite heater, etc.

In terms of technology, the Company’s core technology in the CVD field is mainly reflected in the development of equipment and processes. The chemical vapor deposition reactor designed and manufactured by the Company has a unique structure. Not only one furnace can hold multiple samples, but also each mold substrate in the

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same furnace can both revolve and rotate at a high temperature of nearly 2,000 degrees, and the speed can be adjusted freely as needed, to ensure the thickness uniformity, component consistency and interlayer adhesion of each product. The Company has applied for a number of patent protections for technologies in the CVD field, and has designed and developed unique production processes and process parameters.

In terms of talents, the Company’s key research and development team in the CVD field is composed of a number of senior personnel with many years of research and development in the industry, which guarantees the necessary human resources for the Company to maintain constant technological innovation and continuous expansion. Mr. HE Junfang, one of the founders of Beijing Boyu, a controlled subsidiary of the Company, was graduated from School of Materials Science and Engineering of Harbin Institute of Technology and engaged in research efforts at Shenyang Institute of Metal Research, Chinese Academy of Sciences, studying CVD process and materials as the responsible person of the laboratory. The large-size high-purity PBN crucible and high-density, high-precision, low-loss PBN clamping rod developed by him have successively won the second and third prize of National S&T Progress Award in Shenyang and Liaoning. He also published many academic papers.

2) The Company has many years of production experience in PBN materials and related fields, and has a rich product line

The Company’s main products in the PBN field are PBN materials and products, which are prepared using the above CVD technology. The Company is one of the earliest enterprises researching and developing, producing and selling PBN related products on a large scale in China. Since its establishment in 2002, it has been engaged in the research and development, production and sales of PBN related products for more than 20 years. Using self-developed chemical vapor deposition equipment, unique process technology and rich semiconductor material experience, and the Company constantly and iteratively optimizes the preparation process to produce PBN crucibles featured by high-purity, high-density, longer service life and

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high crystal formation rate, which has been highly praised by users at home and abroad. At present, the Company has developed and produced hundreds of PBN products with different varieties and specifications, with a rich range of products.

3) The Company has basic conditions such as off-the-shelf CVD equipment and underlying technology and experienced technical team for development of PG, PBN-PG composite heater and PBN clamping rod

Same as other PBN products, PG, PBN-PG composite heater and PBN clamping rod are all prepared using CVD process as the underlying technology, and the products are also prepared using the same CVD furnace as PBN, and the difference is mainly reflected in the different gas raw materials. Unlike the preparation of PBN, PG only needs a single gas to decompose into carbon, and the technical difficulty is relatively low. With years of research and development and product experience and leading advantages in CVD and PBN fields, the Company has created feasibility for the rapid and independent development of products with the same underlying technology such as PG, PBN-PG composite heater and PBN clamping rod. Therefore, after downstream customers issue procurement requirements, the Company has accumulated sufficient technologies, equipment and talents to respond to such requirements and research and develop and prepare the above products in a relatively short period of time.

(2) The technologies corresponding to relevant products of the Company are independently researched and developed by the Company itself, so the source of technologies is clear

1) Research and development process of the Company’s PG preparation technology

PG is a subdivision of graphite. Its performance is similar to PBN. It has the advantages of high purity, good compactness, and high temperature resistance; PBN is an insulator while PG is a conductor. Like PBN, PG is also prepared by CVD technology. In the high-temperature CVD furnace cavity, hydrocarbons (such as CH4, C3H6, C3H8) are introduced as reaction gases, decomposed into carbon under the set

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high temperature and vacuum, and grown on the surface of matrix such as graphite mold. After cooling, PG products of various shapes are formed. PG coatings, PBN-PG composite heaters and other products of different shapes and sizes can be made.

PG preparation technology began to be mass applied in the 1940s and 1950s. In 1962, the Institute of Metal Research, Chinese Academy of Sciences began the research and development of PG, and successively established production bases in Lanzhou Carbon Plant, Shanghai Carbon Plant, and Fushun Carbon Plant for mass production. Therefore, there is a long history for research of PG, accumulating abundant public knowledge in the public domain. With the development of the business, the Company relies on public knowledge and self-research technology, and is guided by the customization requirements proposed by customers to conduct further research on the technical difficulties involved in the customization requirements, and form PG deposition technology.

The Company’s PG preparation technology relies on the public knowledge as follows:

Technology	Papers/basis involving publicly announced knowledge
PG preparation technology

1. Pyrolytic Graphite - Carbon Process and Equipment, Volume 9, Lanzhou, 2002, pp. 91-106

2. Morphology, Structure and Defects of Pyrolytic Graphite - Carbon, 2002

3. Analysis of the Manufacture and Application of Pyrolytic Graphite - Carbon, March 21, 1995

4. Research and Application of Pyrolytic Graphite Grid Blank Deposition Process - University of Electronic Science and Technology, September 1, 2005

5. Development of Fu-108 Pyrolytic Graphite Grid Blank - Carbon, December 31, 1993

6. Coating Pyrolytic Graphite to Improve the Properties of Carbon and Ceramic Materials - Carbon Technology, August 29, 1989

7. Analysis of the Causes of Cracking of Ultra-Large Pyrolytic Graphite Grid Blank - Carbon, July 2, 1989

8. Process and Performance of Pyrolytic Graphite Coated Epitaxial Base - Carbon, April 2, 1987

9. Research, Development and Application of Pyrolytic Graphite - New Carbon Materials, October 1, 1986

10. Model Experiment and Production Application of Gas Flow in Pyrolytic

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Graphite Electric Furnace - Carbon Technology, August 29, 1986

11. Preparation of Pyrolytic Graphite - Instrument Technology and Sensors, December 27, 1982

12. Pyrolytic Graphite Coating Used as Epitaxial Base Material - Instrument Technology and Sensors, March 1, 1980

13. Preparation Method of a Long-Life Pyrolytic Boron Nitride Crucible (Invalid Patent), April 13, 2016

14. Preparation Method of a Hot Bending Mold for the Oxidation-Resistant Pyrolytic Graphite Coating (Invalid Patent), September 11, 2018

15. New Composite Materials - Metal - Pyrolytic Graphite - Functional Materials, August 29, 1973

16. Study on Graphitization of Boron-Containing Isotropic Pyrolytic Carbon Materials - 22nd Carbon-Graphite Materials Academic Conference, October 1, 2010

17. Preparation of Boron-doped Carbon Films by Low Pressure Chemical Vapor Deposition and Their Characteristics - Journal of Silicate, May 15, 2007

18. Effect of Temperature on BCl3-CH4-H2 Chemical Vapor Deposition Boron-doped Carbon Deposition - Materials Guide, July 25, 2010

19. JP3813381B2 (Multilayer Composite Ceramic Heater), Shin-Etsu, January 12, 2001

20. JP3869160B2 (Multilayer Composite Ceramic Heater and Its Production Method), Shin-Etsu, January 19, 2001

PG materials are mainly used as protective coatings. Mr. HE Junfang, one of the founders of Beijing Boyu, a controlled subsidiary of the Company, proposed in his paper “Application of PBN in the Preparation of Semiconductor Materials” in 1999: “PG deposited on a PBN substrate can be processed into a resistance heater. The output power of this heater can exceed 45 W/cm2, and it has excellent resistance to fast and frequent thermal cycles.” PG materials were also explicitly mentioned by the Company in the patent awarded in 2013, i.e. Vapor Deposition Furnace with Multi-Directional Air Inlet for Preparation of Pyrolytic Boron Nitride Products (patent number: CN201220429023.0), which shows that the Company has long known knowledge and research in the field of PG materials.

From the beginning of research in June 2018 to the completion of research and development in March 2019, the specific research and development process chart for the Company’s PG preparation technology is as follows:

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The specific research and development progress is as follows:

Milestone	Progress
June 2018	Conducted preliminary data research
January 2019	Summarized the preliminary research data to create a preliminary research and development plan, and started research and development.
February 2019	Purchased raw materials and accessories to prepare for experiments, and implemented equipment transformation and jig preparation
March 2019	Started deposition test and completed PG process development

2) The Company’s research and development process of PBN-PG composite heater

The PBN-PG composite heater uses CVD deposition technology to deposit PBN, PG and PBN materials successively to obtain a three-layer composite structure of PBN/PG/PBN. According to specific requirements, it is processed into different shapes and sizes and used as a heater. The PBN-PG composite heater is organically combined by using the conductivity of PG as a heating wire and the insulation of PBN as a protective layer.

For the PBN-PG composite heater preparation technology, mature products were sold in Japan as early as the 1990s, and a large number of related technologies were publicized to form public knowledge.

The Company’s PBN-PG composite heater preparation technology relies on the public knowledge as follows:

Technology	Papers/basis involving publicly announced knowledge
PBN-PG composite heater preparation technology

1. Effect of Cutting Parameters on the Cutting Force of Isotropic Pyrolytic Graphite - Mechanical Design and Manufacturing, August 8, 2016

2. Research on the Wear Mechanism of Isotropic Pyrolytic Graphite Precision Cutting Tools - Shenyang University of Aeronautics and Astronautics, January 15, 2016

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3. Research on Spraying Sand Beam Etching Trajectory of Pyrolytic Graphite Grid - Vacuum Electronic Technology, March 2, 1993

4. Processing Method of Porous Electrode Made of Pyrolytic Graphite - Vacuum Electronic Technology, February 15, 1976

5. Composite Ceramic Heater, Shin-Etsu, December 26, 2012

6. Electrode Adjustment Method and Equipment for Layered Heater Structure, Shin-Etsu, May 11, 2011

7. JP3367995B2 (Multilayer Composite Ceramic Heater), Shin-Etsu, June 25, 1993

8. JP3497969B2 (Multilayer Composite Ceramic Heater), Shin-Etsu, June 23, 1997

9. JP3813381B2 (Multilayer Composite Ceramic Heater), Shin-Etsu, January 12, 2001

10. JP3869160B2 (Multilayer Composite Ceramic Heater and Its Production Method), Shin-Etsu, January 19, 2001

11. JP1992116397U (Multilayer Composite Ceramic Heater), Shin-Etsu, March 28, 1991

12. JPA1999354260 (Multilayer Composite Ceramic Heater), Shin-Etsu, June 11, 1998

13. JP1999016666A (Multilayer Composite Ceramic Heater), Shin-Etsu, June 23, 1997

On the basis of public technology, the Company conducts further research on the technical difficulties involved in customized products based on the customized product requirements proposed by customers. The Company used CVD technology in 2012 and also used C3H6and other hydrocarbons as raw materials to develop boron nitride-boron carbide-graphite (PBN-BC-C) composite heaters. In 2014, the Company was awarded the invention patent “A Boron Nitride-Boron Carbide-Graphite Composite Heating Element for High-Temperature Electric Heating” (patent number: ZL201210287536.7). It can be seen that the Company has long had research and layout in the field of PBN-related composite heaters.

From the beginning of research in June 2018 to the completion of research and development in May 2019, the specific research and development process chart of the Company’s PBN-PG composite heater preparation technology is as follows:

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The specific research and development progress is as follows:

Milestone	Progress
June 2018	Conducted preliminary data research
January 2019	Summarized the preliminary research data and started research and development
March 2019	1. Carried out PG test and determined PG process 2. Tested the graphic processing method
April 2019	Produced PBN base and PBN-PG composit and completed the graphics processing
May 2019	Performed PBN outer coating and completed composite heater products and delivered samples to customers
July 2019	Verification passed

3) Research and development process of the Company’s PBN clamping rod preparation technology

PBN clamping rod is a ceramic rod used to clamp the spiral wire in an electronic tube, which plays a role of fixing, insulation and heat dissipation. The preparation method is as follows: the high-performance PBN plate is prepared by high-temperature CVD technology, and then cut and finely processed into a high-precision PBN rod with certain length, width and thickness.

HE Junfang, one of the founders of Beijing Boyu, successfully developed the PBN clamping rod in 1998, and applied for the invention patent titled “A Clamping Rod for Electronic Tubes” (CN1093685C) as the first inventor and was authorized.

The public knowledge of the Company’s PBN clamping rod preparation technology is as follows:

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Technology	Papers/basis involving publicly announced knowledge
PBN clamping rod technology

1. GAO Longqiao, Bonding Technology of Boron Nitride Ceramics and Metals [J]. Electronic Components and Materials, 1995, 14(5):5

2. HE Junfang, CHEN Hongliang, LIU Tongshun, LI Wei. “A Clamping Rod for Electronic Tubes”, 2002

3. GAO Longqiao,  Practical Sealing Technology of Ceramic-Metal Materials [M].  Chemical Industry Press, 2005

4. TANG Huidong, XU Jie, QIU Tai, et al. Research on Energy Transmission Window and Clamping Rod of TWT [J], Jiangsu Ceramics, 2002, 35(2):3

PBN has the characteristics of high precision, high thermal conductivity, low dielectric loss and easy processing. It is studied and applied as a new type of clamping material. Although the Company’s PBN clamping rod preparation technology has been successfully developed in 2005, due to the low demand in the downstream market, the Company has not carried out sales of PBN clamping rods.

(3) The Company has been engaged in research and development of CVD technology and PBN materials for more than 20 years

Beijing Boyu was founded in 2002 while the reporting party was founded in 2011. Comparatively speaking, Beijing Boyu is one of the earliest enterprises in China to carry out PBN material industrialization and use CVD technology, and has a complete independent intellectual property system related to production and operation.

Beijing Boyu has been engaged in research and development of PBN materials according to CVD technology for more than 20 years. Its products are sold well in Europe, the United States, Japan, South Korea, Singapore, Taiwan and other countries and regions. It has successfully become a qualified supplier of many globally well-known enterprises. It further enriches the Company’s product line and expands the market area covered by the products.

(4) The involved employee is not a core technician of the Company, nor is he a core technician in PBN and related fields, and his contribution to the research and development of the Company’s products is limited

The involved employee, joining the Company in May 2019, is not a core

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technician of the Company, and has not formed any patent in the Company. The reasons why he is not a core technician of the Company, nor a core technician of Beijing Boyu are as follows:

1) The involved area by the employee is less relevant to the semiconductor industry

The Company is a world-renowned technology enterprise in semiconductor materials, mainly engaging in research and development, production and sales of  indium phosphide substrate, gallium arsenide substrate, germanium substrate, PBN material and other high-purity materials. The Company's research and development, production and sales are all centering the semiconductor industry, while the involved employee is mainly responsible for the research and development and production of distillation of metal heaters (OLED evaporation point source), as well as auxiliary research and development of PG and PBN-PG composite heater products after joining the company. The involved employee mainly participated in the areas of OLED and solar heaters, which are less relevant to the semiconductor industry, thus the involved employee is not a core technician of the company.

2) The involved employee has been engaging in the material industry for a short time, and has relatively shallow knowledge reserves and experience accumulation

In the field of materials science, engineers need to have rich practical experience in all aspects of material production and find the best material preparation scheme  through complex theoretical calculation, on the basis of balancing the differences between the theory and actual conditions, relying on long-term research accumulation in production process, and taking the different working conditions and application scenarios into account. The involved employee graduated from the School of Modern Science and Technology of Taiyuan University of Technology in 2016 with a bachelor's degree in mechanical design and manufacturing and its automation, having a relatively short working experience and enrollment phase in Beijing Boyu, and relatively shallow knowledge reserves and experience accumulation. Thus the involved employee is not a core technician of Beijing Boyu.

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3) The remuneration of the involved employee has not been significantly improved after joining the company, and the company has not identified him as a core technician

According to the explanation of the involved employee and the bank statements provided by him, his remuneration packages in the accuser, a company based in Shanghai and Tianjin Boyu are as follows:

Company	Salary per month	Including meals/accommodation or not
The accuser	Around RMB 5,000(before tax)	Including accommodation
A company based in Shanghai	Around RMB 6,000(before tax)	Including meals&accommodation
Tianjin Boyu	RMB10,000(before tax)	Excluding meals &accommodation

The above table shows that the salary of the involved employee increased by about RMB4,000 per month compared with when he was working in a company based in Shanghai after joining Tianjin Boyu. While his remuneration package in a company based in Shanghai included meals and accommodation, his salary in Tianjin Boyu excluded meals and accommodation. Thus his remuneration package after joining Tianjin Boyu has not been improved significantly after deducting the cost of living in the working place.

In addition, when the involved employee joined the Company in May 2019, the company had no A-share listing plan (the A-share listing plan has been launched in the second half of 2020 after Shengmei Shanghai passed review by the Listing Review Committee of the Shanghai Stock Exchange), or any equity incentive plan and employee stock ownership plans at that time. Thus the company could not promise any equity or option incentive clauses when he joined the company, and did not grant him AXT shares and options after his enrollment. The Company does not treat him as a core technician in terms of remuneration.

When the involved employee joined the Company, the Company has basically completed the research and development of the PG preparation technology, PBN-PG

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composite heater preparation technology, and PBN clamping rod preparation technology. The main tasks left is only the change, designing, and continuous optimization of composite heaters with different structures and sizes for customers. Therefore, the Company’s PG preparation technology, PBN-PG composite heater preparation technology, and PBN clamping rod preparation technology are developed independently, for which this employee made limited contribution for the research and development of the Company’s relevant products.

(5) The Company has long had a layout for related products and technologies, and has been granted the relevant patents before the involved employee’s enrollment

Based on many years of R&D and product experience and advantages in the field of CVD and PBN, the Company has formed and obtained a number of related technology patents before the involved employee’s enrollment, including 2 technical patents related to the protective layer and 2 technical patents related to composite heaters. The details are as follows:

Technical direction	Patentee	Patent name	Patent type	Patent number	Date of application	Date of authorization proclamation	Mode of acquisition
Technologies related to pyrolytic graphite coating	Beijing Boyu	Evaporation crucible with silicon carbide protective layer	Utility model	2012204290118	2012/8/27	2013/3/13	Original acquisition
	Beijing Boyu	Evaporation crucible with pyrolytic boron nitride protective layer	Utility model	2012204290122	2012/8/27	2013/3/13	Original acquisition
Technologies related to composite heater44	Beijing Boyu	Heater with pyrolytic boron nitride protective coating	Utility model	2012204284780	2012/8/27	2013/4/10	Original acquisition

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Beijing Boyu	a boron nitride - boron carbide - graphite composite heater for high temperature electric heating	Patent for innovation	2012102875367	2012/8/13	2014/6/4	Original acquisition

Note: The PG material in the relevant technologies of pyrolytic graphite coating mainly plays a protective role, so the patent formed by the related technologies of pyrolytic graphite coating is mainly related to the protective layer technology, and the material can be replaced.

(6) The production of the involved products differs significantly with the production of the Company's core products.

Compared with the PBN preparation method, PG preparation is based on a single hydrocarbon (CH4 or C3H6 or C3H8, etc.) as the reaction gas source, while PBN is simultaneously based on the halide of boron (BCl3 or BF3) and ammonia (NH3) as the reaction gas source. PBN-PG composite heater adopts PBN material as the main body, coated with PG as the heating wire, and then encapsulated with a PBN layer. PBN clamping rod is one of the PBN materials, and the production flow charts for the core PBN products of the company and the involved products with PG materials, the PBN composite heater are as follows:

1) Production flow chart of PBN

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2）Production flow chart for PG coating products

3）Production flow chart of PBN-PG composite heater

The production differences between PBN materials and PG materials in the core products of the Company are summarized as follows:

Items	PBN	PG	The same or not	Detailed description
Principle of technology	Chemical vapor deposition (CVD)		the same	thermal decomposition reaction under high temperature
Reaction equation	BCl3+NH3→BN+3HCl	CH4→C+2H2	different	PBN involves multi-phase chemical combination, more complex;

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Items		PBN	PG	The same or not	Detailed description
PG includes single phase decomposition, relatively simple
Preparation technology	Types of gases	"Boron halide + ammonia"	Hydrocarbons only	different	PBN requires a variety of reaction gases; PG requires only a single reaction gas
	State of substrates	Complicated	Single	different	The production process of PBN is more complicated

Liu Rongjun, a composite material expert at the National University of Defense Technology, mentioned in the invention patent "Preparation Method of Pyrolytic Boron Nitride Material" (CN107265416A[P].2017.) that the BCl3 and NH3 two-component raw material systems are commonly used to prepare PBN..., while the flow and proportion of BCl3 and NH3 need to be strictly controlled, the process stability requirements are high, and the process control is difficult. In addition, the laminar crystallinity of pyrolytic boron nitride is very sensitive to changes in process parameters including temperature, pressure, gas flow, and feed gas concentration, while the deposition process of pyrolytic boron nitride materials generally takes as long as tens of hours, and minor fluctuations in process parameters often lead to cracking, delamination and other defects in the final pyrolytic boron nitride material.

It can be seen that there are many differences in the production process of PBN and PG. The production process of PBN is more complicated and difficult to produce. Therefore, the products and technologies involved in PG this time will not affect the production of PBN materials, the Company’s core product. The grasping of two technologies at the same time by the Company is a requisite for production of PBN-PG composite heater. Therefore, the production technology of PBN-PG composite heater does not affect the production of PBN material, the Company’s core

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production.

In summary, the Company, the involved employee, and his Attorney believe that the relevant core technologies do not infringe the intellectual property rights such as the trade secrets of the reporting party.

II. Verification conducted by intermediary

(I) Verification procedure

The Sponsor and the Issuer’s Attorney have implemented following verification procedure:

1. Checking the list of core technologies of the Company and relevant documents, and its explanations and confirmation, questionnaire filled in by core technicians, interviewing relevant technical principals, investigating the specific R&D work engaged by core technicians in the Company, and checking the source of relevant core technologies of the Company;

2. Checking the regulations and flows in relation to R&D and production of the Company, obtaining explanations and confirmation from the core technicians and R&D principals of the Company, and checking whether or not core technologies of the Company originated from the research contents and results of relevant personnel in their former employers;

3. Inquiring at websites of CREDITCHINA, National Enterprise Credit Information Publicity System, China Execution Information Disclosure Network, China Judgements Online, the People’s Court Announcement and 12309 China Procuratorate Network, to verify whether or not the Company is involved in any lawsuit or arbitration concerning core technologies;

4. Checking relevant Trademark Registration Certificate, Patent Certificate and Computer Software Copyright Certificate provided by the Issuer and the trademark file and certification issued by the State Intellectual Property Office, and the query results of computer software registration profile issued by the Software Copyright Department of Copyright Protection Center of China, and through the inquiry on China Trademark Network (website: http://sbj.cnipa.gov.cn/sbj/sbcx/), China and

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Global Patent Examination Information Inquiry System (Website: http://cpquery.cnipa.gov.cn/) and China Copyright Registration Query Service Platform (Website: https://register.ccopyright.com.cn/query.html), checking intellectual properties of the Issuer, whether there is encumbrance such as pledge, and whether there is ownership dispute or potential dispute;

5. Checking the list of core technologies of the Company and relevant documents, obtaining explanations and confirmation from the core technicians and R&D principals of the Company, and logging on public website to search and check whether or not core technologies of the Company infringe upon trade secrets, patents or other intellectual properties of other entities, and whether or not there is any dispute or potential dispute between the Company and relevant entity;

6. Inspected the employment contract entered into by the involved employee with the Company, the interview and employment form, identity card, personal resume, the partnership agreement and certificate of capital contribution in relation to his acquisition of shares in Boyu Hengye, and checked the time and background ofhis  employment with the Company and his acquisition of shares in the Company, and his working experience prior to his employment with the Company;

7. Inspected the samples of the Employment Contract and the Contract for Confidentiality and Use and Protection of Intangible Assets of Guojing provided by the involved employee, inspected the materials in relation to his departure from the Guojing and his bank statement for 12 months after his departure from Guojing; and obtained communication materials between the involved employee and the relevant responsible person of the reporting party, bank certificates in relation to relevant payments made by Guojing, the statement on relevant circumstances issued by the involved employee and the legal opinion issued by the attorney, and checked whether the involved employee breaches any non-competition and confidentiality agreement;

8. Inspected the Audit Report, relevant sales contracts and detailed income statement, obtained the statement and confirmation letter issued by the Company, interviewed the relevant responsible persons of the Company and his Attorney, and checked the impact on the

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Company’s R&D, production and operation;

9. Inspected the Audit Report, relevant sales contracts and detailed income statement, interviewed core technicians and R&D leaders of the Company in the field of PBN, obtained the information on technical sources of technologies and products, such as the PBN-PG composite heater, PG process products and PBN clamping rod, and their income percentage in the Issuer’s actual business, the information on the extent of their impact on the Issuer’s production and R&D; interviewed the responsible persons of Beijing Boyu, and obtained the information on the income distribution and sources of core technologies of the Company’s products in the field of PBN.

(II) Verification opinions

Through verification, the Sponsor and the Issuer’s Attorney deem that as at the date of issuing this Reply:

1. The source of core technologies of the Company complies with laws and regulations, not originating from the research contents and results of relevant personnel in their former employers;

2. The core technologies of the Company do not infringe upon trade secrets, patents or other intellectual properties of other entities, and there is no dispute or potential dispute between the Company and relevant entity.

Q8. Disclosure of Industry Related Information and Risks

8.1

According to the submissions, in each period of reporting period, the Issuer’s operating income from germanium substrate accounted for more than 10%, and the Prospectus (draft for declaration) briefly disclosed the business of germanium substrate.

The Issuer is required to supplement following information: main downstream products corresponding to germanium substrate, the application or development trend of other materials with the same or similar functions with germanium substrate, and influence on competitiveness and future development space of germanium substrate; the competitive landscape and changing trend of

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the germanium substrate market, and whether or not the Issuer has competitive edge.

Reply:

I. The information supplemented by the Issuer

The Issuer has supplemented following information in “II. (III). 5. General Information about the Industry of Germanium Substrate” in “Section VI Business and Technology” of the Prospectus:

(3) Main downstream products corresponding to germanium substrate

The germanium substrate is mainly applied to fields of solar cells and semiconductor devices, as showed in following table:

From 1950 to 1970, germanium was mainly manufactured into germanium transistor, and was gradually replaced due to development of purification technology and massive use of silicon. However, germanium semiconductor devices are still applied to specific scenarios in special fields by virtue of such advantages as very low saturation resistance, barely no heat radiation and little power consumption. At present, there are only a few scenarios for the application of germanium substrates in semiconductor devices.

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Germanium substrate GaAs solar cells  are widely applied to space power supply on the strength of its high conversion efficiency, radiation resistance and high voltage, with strong advantages in the application fields of artificial satellite, space station, space probe and landing probe, effectively extending life of solar cell, and further extending the service life of artificial satellite. Under such background, the massive launching of artificial satellites and space vehicles in the world offers wide market space for the development of space solar cells.

More than 95% of space power supply in the world adopts germanium substrate gallium arsenide solar cell, which will be the mainstream choice for space power supply in a very long period. In addition, germanium substrate is still applied to certain application scenarios, such as radar stations and microwave communication stations in remote mountains, in which germanium substrate GaAs cells are still in use on the market.

(4) The application or development trend of other materials with the same or similar functions with germanium substrate, and influence on competitiveness and future development space of germanium substrate

At present, germanium substrate is mainly applied to the scenario of solar cells. The development history of solar cell is as follows:

1) The first generation of crystalline silicon solar cell was successfully developed in 1960s, and its photoelectric conversion rate reached 17%-19% after constant improvement. Although the photoelectric conversion rate of crystalline silicon solar cell is low, its production cost is not high.

2) Since 1980s, thin-film solar cells such as the second generation of gallium arsenide, CuInSe2 and CdTe have made certain breakthroughs in conversion efficiency, with lab efficiencies reaching 25%, 16.5% and 18.5% respectively, but the equipment costs are high and commercial conversion rates are still low.

3) Since 1990s, compound semiconductor tandem battery (mainly gallium arsenide on germanium substrate) has realized photoelectric conversion rate of 28%-32% and could reach 42.8% after concentrating due to its characteristics of

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high efficiency, high voltage and high temperature, and is applied to special applications such as solar cells for space satellites, radar stations in remote mountainous areas and microwave communication stations. However, the high cost hinders large-scale application of germanium substrate GaAs solar cells in general application scenarios.

The comparison of aforesaid three kinds of solar cells is as follows:

Items	Crystalline silicon solar cells		Thin film solar cells				Concentrated PV solar cells
Material	Monocrystalline silicon	Polycrystal silicon	Amorphous silicon	CdTe	Copper Indium Gallium	Organic film	gallium arsenide on germanium substrate
Light conversion rate	17%-19%		6%-13%				40% or so
Advantage	Low cost, suitable for production and marketing		Large space for improving cell efficiency, simple production procedure, suitable for large-scale production				Highest cell conversion rate
Disadvantage	Cell conversion rate is low, and space for improvement is limited		Equipment cost is high, and current cell conversion rate is low,				High cost

Source: Research Report No. 1 on Raw Materials of Upstream of Electronics and Semiconductor Industry Chain – Germanium: Peace Before Arrival of Next Big Thing, by CITIC Securities

Crystalline silicon solar cell is applied most widely thanks to its low cost. Germanium substrate GaAs solar cells have higher conversion efficiency and greater radiation resistance performance, which may be used to reduce the size of solar cells, reduce fuel consumption, and prolong the service lives of batters, so they will not be replaced by other materials at present. Along with the decrease of cost of germanium substrate GaAs solar cells in future, it’s expected that such solar cells may be used in other high-end application scenarios.

The demand for germanium substrate in space energy field is stable, and is closely related to total number of satellites launched. The massive launch of

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satellites and spacecrafts in the world offers huge market space for development of GaAs solar cells on germanium substrates for space use. As disclosed in Blue Book of Aerospace Science and Technology Activities in China (2020), in 2020, carrier rockets were launched totally 114 times in the world, and 1,260 satellites were launched. Based on statistics from The Satellite Industry Association (SIA), in 2020, the market size of global satellite industry reached USD371 billion, and the number of satellites in orbit increased to 3,371 from 958 in 2010. Along with the development of technologies such as “one rocket and multiple satellites” and “rocket recovery”, the era of “massive production of satellites” arrives. Major countries such as China, USA and Russia promulgated relevant policies to develop the business of Starlink. In terms of application fields, artificial satellites can generally be divided into three categories: communication satellites, remote sensing satellites and navigation satellites. In recent years, China and USA accelerated the frequency of launching relevant satellites, and launched totally 1,101 communication satellites, remote sensing satellites and navigation satellites in 2020. The communication satellites and remote sensing satellites are key fields of aerospace where countries compete with each other. The low earth orbit can contain about 60,000 satellites, the communication frequency band mainly adopted by low orbit satellites has become saturated, and navigation satellites will be updated.

(5) The competitive landscape and changing trend of the germanium substrate market, and whether or not the Issuer has competitive edge

With respect to the germanium substrate market, along with fast development of semiconductor industry in China, and the constant growth of the aerospace field and commercial satellite market both in and outside of China, besides the international competitor Umicore Belgium, domestic enterprises are also gradually making layout for the germanium substrate industry, such as Yunnan Germanium (002428) and Grinm Advanced Materials (600206).

1) Umicore Belgium (Umicore, UMI. BR)

Founded in 1989, Umicore focuses on the business fields of application of

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material science, chemistry and metallurgy. It has three business groups such as catalysis, energy & surface treatment technology, and recovery, with customers all over the world. Currently, Umicore deals in products of germanium substrates of 4-12 inches, which are mainly applied into space solar cells, PV, LED and VCSEL. Umicore does well in deep processing of germanium, with obvious advantage in substrate materials of solar cells in the world.

2) Yunnan Lincang Xinyuan Germanium Industry Co., Ltd (Yunnan Germanium, 002428.SZ)

Founded in 1998, Yunnan Germanium is a new and high-tech enterprise with complete industry chain of germanium, integrating mining, fine & deep processing and R&D of germanium. Its subsidiary Yunnan Zhongke Xinyuan Crystal Materials Co., Ltd. is engaged in production of PV level germanium products, with the capacity of producing 300,000 pieces (4-inch) and 200,000 pieces (6-inch) of solar germanium wafers each year. In 2021, the company produced 200,000 pieces (4-6 inches) of PV level germanium products, and recorded the incomes of RMB77,109,300 from PV level germanium products.

3) Vital Advanced Materials Co., Ltd.

Founded in 2012, Vital Advanced Materials Co., Ltd., as a subsidiary of Vital Rare Materials Co., Led., is mainly engaged in R&D, production and sale of gallium arsenide, germanium and indium phosphide substrates and other related products. The semiconductor substrate products mainly include GaAs substrates of 2-6 inches, indium phosphide substrates of 2-4 inches and germanium substrates of 4-6 inches.

4) Grinm Advanced Materials Co., Ltd. (Grinm Advanced Materials, 600206.SZ)

Founded in 1999, Grinm Advanced Materials is mainly engaged in R&D and production of new materials such as thin film materials for microelectronics and optoelectronics, ultra-high-purity metals and precious metal materials, high-end rare earth functional materials, infrared optics and optical fiber materials,

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biomedical materials, etc. The company also produces high-purity germanium substrate materials for space solar cells.

The Company has a long history of business and leading technology of germanium substrates; its VGF method solid-liquid interface is flat, with good uniformity of concentration of radial doping, and the crystals are grown in the silica tubes sealed in high vacuity; the adoption of silicon-boron-gallium co-doping technology can greatly improve radial doping uniformity of germanium crystals and the performance of cells based on germanium substrate after epitaxy. The Company has the capacity of producing germanium substrates of 2-6 inches, and its production capacity can reach 1,433,000 pieces (converted to 2 inches) per year. In 2021, its germanium substrates realized incomes of RMB89,485,700, and were sold to domestic and overseas renowned customers such as Osram, AZUR SPACE SOLAR POWER GMBH, VISHAY SEMICONDUCTOR GmbH, Nanchang Kingsoon and Uniwatt Technology Co., Ltd. In summary, the Company has strong competitiveness in the field of germanium substrate.

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8.2

According to reply to inquiry, the core product of the Issuer is the second generation of semiconductor substrate. In the reply to inquiry, the Issuer cited relevant industrial policies, but the Issuer fails to explain whether or not the second generation of semiconductor is expressly supported and encouraged by the aforesaid policies, and some industrial policies have been invalidated, and core products of the Company are not included in the list of updated document.

The Issuer is required to explain the grounds and reasons why the Company’s technical products can be classified as within the industry fields supported and encouraged by the national science and technology innovation strategy.

Reply:

I. Explanations from the Issuer

(I) Non-substitutability of the application field and materials for main products of the Company, conditions of peer companies in China, future market space, major downstream customers in China, and application fields of products by downstream customers

The following describes the non-substitutability of the application field and materials for main products of the Company, conditions of peer companies in China, future market space, major downstream customers in China, and application fields of products by downstream customers:

Substrate	Application device	Main application field	Non-substitutability of materials	Peer companies in China	Future market space	Major downstream customers in China	Application fields of products by downstream customers

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Gallium arsenide	RF device, laser device	RF power amplifier, high-power laser

Gallium arsenide devices may be used at the operating frequency of 8Ghz. At present, only power amplifier devices made of gallium arsenide substrate materials are suitable for RF front ends of 4G and 5G mobile communication devices to meet the requirements on the operating frequency of 4G and 5G power devices

There are no suppliers other than the Issuer in China.

1. In the RF field, gallium arsenide will dominate the market of RF power amplifiers for 5G smartphones. Due to the addition of the 5G frequency band, a high frequency band shall be added in the future while being compatible with 4G standards, etc. Therefore, more power amplifiers are demanded for 5G mobile phones

2. The global intellectualization development leads to continuously increasing demands for lasers in the smart device, consumer electronics, new energy, and other fields; moreover, the continuous expansion of medical, cosmetology instrument, and other emerging application fields also contributed to the continuous stable growth of the global laser market. This will obviously drive the GaAs substrate market

				Customer B	Mainly used in the RF-related chip field
				Everbright Photonics (688048.SH)	Ranking the first in terms of domestic market shares for high-power semiconductor laser chips
				Epi Solution Technology Co., Ltd.	Well-known domestic gallium arsenide RF epitaxy manufacturer, providing gallium arsenide epilayers to downstream RF device manufacturers

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Light emitting diode device	Low-end LED, new generation display LED (Mini LED, Micro LED)	High-end LED has extremely high requirements on the brightness and resolution of the displays; at present, only GaAs substrate material can meet the requirements for red light of high-end LED

1. Low-end LED field, that is, LED lighting, outdoor large-screen display; besides the Issuer, major peer companies in China include Guangdong Vital, Zhejiang Compound, and Daqing Yitai. The Issuer has basically exited this field.

2. There is no other suppliers in China except for the Issuer at present for the new generation display field.

The new generation display technology uses Mini LED and Micro LED chips for backlight or direct display. Given the requirements on display brightness, gamut, comparison, response speed, etc., the new generation display technology requires LED chips on the film, micro, and array basis, and demands much more LED chips than the conventional LED field. Therefore, Mini LED and Micro LED will be the new development trend, leading to huge demands

			San’an Optoelectronics (600703.SH)	No. 1 domestic LED chip manufacturer
			Changelight (300102.SZ)	No. 3 domestic LED chip manufacturer

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Indium phosphide	Optical lasers, optical detectors	5G communications, data centers, vehicle-mounted laser radars	Due to the high photoelectric conversion efficiency, optical chips in optical modules may be produced only by using indium phosphide as a substrate at present

1. No domestic peer company can deliver products for vehicle-mounted laser radars and data centers

2. For low-speed optical modules used in 5G communications, domestic peer companies include Yunnan Germanium and Zhuhai Dt Wafer-tech Co., Ltd.

With the official launch of the “East Data West Computing” project, 8 computing hubs and 10 national data center clusters will lead to extensive data center construction, and the demand for indium phosphide as the basic raw material for the “East Data West Computing” infrastructure project will grow continuously

				Customer A	Globally well-known enterprise leading in fields of RF devices, optical communication-related devices, mobile devices, etc. and holding a dominant position in technologies of the industry.
Centera

Well-known domestic optical chip company, accounting for approximately 9.32% of the total sales of domestic optical chip manufacturers; it purchases high-quality indium phosphide substrates only from the Issuer and Sumitomo.

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					Shijia Photons (688313.SH)	Well-known domestic listed company in the field of optoelectronics and a well-known manufacturer of optical chips and devices
Germanium	Solar cells for satellites	Solar cells for space satellites

The greater conversion efficiency of germanium substrate solar cells contributed for the significantly reduced area of solar cells for satellites panel and fuel consumption; therefore, germanium substrates are primarily used to produce space solar cells in the space field

			Yunnan Germanium	The large number of artificial satellites and spacecraft launched throughout the world in recent years lead to a broad market for germanium substrates	Customer B	Well-known domestic company purchasing products from the Company mainly for the production of clean energy solar cells
					Kingsoon	Provide over 50% of solar cell epilayers used in space satellite spacecraft of China, and iths products have been successfully equipped in Chang 'e-4, Tianyun-1 and other space equipment

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(II) Grounds and reasons why the Company’s products can be classified as within the industry fields supported and encouraged by the national science and technology innovation strategy

The Company is mainly engaged in the research, development, production and sales of indium phosphide, gallium arsenide, germanium substrate materials, PBN materials and high-purity gallium, and works in the compound semiconductor material manufacturing industry under semiconductor integrated circuit industry. The semiconductor industry and compound semiconductor material industry receive support from the government of China. The policies and documents issued by the State Council, the Ministry of Industry and Information Technology (MIIT), the National Development and Reform Commission (NDRC) and other competent authorities to support semi-conductor materials are as follows:

No.	Issuing time	Issued by	Policy name	Main contents
1	Dec. 2021	Central Cyber Security and Informatization Committee	The 14th Five-Year Plan for National Informatization

Strengthen strategic research layout and technological integration innovation on key frontier fields such as AI, quantum information, integrated circuits, aerospace information, brain-like computing, neural chips, DNA storage, brain-computer interfaces, digital twins, new non-volatile storage, silicon-based optoelectronics, and non-silicon-based semiconductors

2	Dec. 2021	MIIT, Ministry of Science and Technology, Ministry of Natural Resources	The 14th Five-Year Plan for Development of Raw Materials Industry

Realizing breakthroughs in some key materials such as high-temperature alloys, aviation light alloy materials, ultra-high-purity rare metals and compounds, high-performance special steel, degradable biomaterials, special coatings, photoresist targets, polishing slurry, industrial gases, biomimetic synthetic rubber, artificial lens, high-performance functional glass, advanced ceramic materials, special separation membranes, and high-performance rare earth magnetic catalysis, optical functions, and hydrogen storage materials

3	Aug.2020	The State Council	Several Policies to Promote the High-Quality Development of	Focus on the research and development of key core technologies such as high-end chips, integrated circuit equipment and process technology, and key materials of integrated circuits

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the Integrated Circuit Industry and Software Industry in the New Era
4	Dec. 2021	MIIT	Catalog of Key New Materials for First Application Demonstration and Guidance (Version 2021)	At Item 257, low dislocation germanium single crystals of 4-6 inches are listed in Catalog of Advanced Semiconductor Materials and New Display Materials
5	Oct. 2019	NDRC	Catalog for Industrial Structure Adjustment Guidance (Version 2019)

Czochralski compound semiconductor materials with diameters more than 125mm (5-inch), materials for electronic products such as semiconductors, semiconductor lighting materials and semiconductor lighting substrates are listed as encouraged categories

6	Nov. 2017	NDRC	Encouraging Imported Technologies and Products (Version 2017)

List silicon single crystals and polished wafers with a diameter of more than 200mm, Czochralski materials with a diameter of more than 125mm or horizontal growth compound semiconductor materials with a diameter of more than 50mm as key industries to encourage development

7	Jan. 2017	MIIT, NDRC, Ministry of Science and Technology, Ministry of Finance	Guide on Development of New Materials Industry

Strengthening production and technical R&D of large-size silicon material, large-size silicon carbide monocrystal, high-purity metal and alloy sputtering targets, accelerating R&D and industrialization of high-purity specialty electronic gas, and settling the restriction of materials for very large scale integrated circuit. Accelerating optimization of mass production process for electronic chemicals, high-purity luminescent materials, high-saturation photoresists and ultra-thin liquid crystals glass substrate, and realizing mass production and application in new display field. Researching and developing processing technology of rare earth doped optical fibers and high-density ceramic materials for optical fiber connectors, and meeting requirements of information communication equipment.

8	Dec. 2016	MIIT	Development Roadmap of Electronic Materials	In terms of electronic functional materials, focuses are put on making breakthroughs in semiconductor materials such as silicon single crystal and epitaxial materials for 8-12 inch

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Industry during the 13th Five-Year Plan Period

integrated circuits, third generation SiC and GaN materials; and developing 8-inch zone-melting silicon single crystal material industrialization and 12-inch material R&D; 6-inch gallium arsenide material industrialization and 8-inch material R&D.

9	Feb. 2016	Ministry of Science and Technology, Ministry of Finance and State Administration of Taxation	Administrative Measures for Determination of High and New Tech Enterprises

Graphene preparation and application technology; preparation and processing technology of large-scale silicon single crystal growth, wafer polishing, SOI wafer and SiGe/Si epitaxial wafer; preparation technology of large-scale MOCVD key supporting materials, silicon substrate epitaxy and OLED lighting new material; preparation technology of large-scale GaAs substrate, polishing and epitaxial wafer, GaAs/Si material; preparation technology of infrared germanium single crystal and wide band gap single crystal and epitaxial material; preparation technology of third generation wide bandgap semiconductor material; large-scale continuous process technology such as distillation and zone melting purification of high-purity metal gallium, indium, arsenic, germanium, phosphorus, cadmium semiconductor, refining and purification technology and trace impurity testing technology of high-purity and ultra-high-purity non-ferrous metal material; purification, post-processing, zone melting large-scale production technology of low-pollution silane method high-purity electronic-grade polysilicon, etc.

10	Jun. 2014	The State Council of the People's Republic of China	Outline on Driving Development of National Integrated Circuit Industry

Realizing breakthrough in key equipment and materials of IC. Strengthening combination of equipment, materials and process of IC, researching and developing key equipment such as lithography machine, etching machine and ion implanter, developing key materials such as photoresist and large size silicon wafer, strengthening collaboration among IC manufacturers, equipment and material enterprises, accelerating progress of industrialization, and strengthening industrial support capacity.

The specific conditions in the planning and policy documents of national high-tech industries and strategic emerging industries, such as the catalogue of strategic emerging industries, which correspond to the Company’s technical products, are shown below:

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Standard of classification	Items	Detailed classification	Key product and services	Company situation
Catalogue of Key product and Service Guidance for Strategic Emerging Industries (2016 Edition) (issued by NDRC)	Compound semiconductor substrate materials	1.3.5 Key electronic materials	Compound semiconductor materials, raw materials for metal organic sources, semiconductor luminescent materials

The Company is mainly engaged in the research and development, production and sales of indium phosphide, gallium arsenide and germanium substrate materials, belonging to the “Key electronic materials” in the “New material industry”

		3.1.4 High purity elements and compounds	High-purity germanium, high-purity gallium arsenide

The Company is mainly engaged in the research and development, production and sales of indium phosphide, gallium arsenide and germanium substrate materials, belonging to the “High purity elements and compounds” in the “New material industry”

	PBN materials	3.1.2 New functional ceramic materials	Thermoelectric ceramic materials, piezoelectric ceramic materials	The Company is mainly engaged in the research and development, production and sales of high-purity PBN materials, belonging to the “New functional ceramic materials” in the “New material industry”
	Gallium magnesium alloy, indium magnesium alloy	7.1.6 Efficient lighting products and systems	High purity metal-organic compound (MO source)	The Company is mainly engaged in the research and development, production and sales of gallium compounds, belonging to “High purity metal-organic compounds (MO source)”.
Classification of Strategic Emerging Industries (2018) (issued by National	Compound semiconductor substrate materials	3.4.3.1 Crystal, semiconductor manufacturing	Single crystal germanium wafer, gallium arsenide monocrystal and single wafer, indium phosphide monocrystal and single wafer

The Company is mainly engaged in the research and development, production and sales of indium phosphide and gallium arsenide substrate materials, belonging to the “Silicon semiconductor crystal manufacturing” in

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Bureau of Statistics)				the "New material industry"
	PBN materials	3.4.2.2 Functional ceramics manufacturing	Thermoelectric ceramics, piezoelectric ceramics	The Company is mainly engaged in the research and development, production and sales of high-purity PBN materials, belonging to the "Functional ceramic manufacturing" in the “New material industry”
	High-purity Gallium	3.2.9.1 High-purity metal manufacturing	High purity, ultra-purity (indium, germanium, gallium, tellurium, rhenium) (total element analysis, the purity is over 99.999%)

The Company is mainly engaged in the research and development, production and sales of high-purity materials such as high-purity gallium, and belongs to “High-purity metal manufacturing” in the “New material industry”

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In addition, some provinces have clearly put forward policies to support the development of III-V compound semiconductor materials in the 14th Five-Year Plan. The details are as follows:

No.	Issuing time	Issued by	Policy name	Main contents
1	Mar. 2022	People’s Government of Chongqing	The 14th Five-Year Plan for Development of Strategic Emerging Industries in Chongqing (2021-2025)

Actively develop compound semiconductors, improve manufacturing capacity of Gen-II compound semiconductor materials and yield rate of production line of compound semiconductor chips, and develop products such as laser chips and optoelectronic devices. R&D of wide-bandgap semiconductor materials such as gallium nitride and silicon carbide, and drive power semiconductor manufacturers to develop products such as High-power silicon carbide metal-oxide-semiconductor field effect transistors and high-speed high-power gallium nitride radio frequency devices. Research on carbon-based nanomaterials, gallium antimonide, indium arsenide and other ultra-wide bandgap semiconductor materials.

2	Jan. 2022	Yunnan Provincial Department of Industry and IT	The 14th Five-Year Plan for Information Industry Development of Yunnan Province

Focus on the development of high-purity gallium materials, and promote the research and development and industrialization of advanced semiconductor materials such as gallium arsenide, gallium phosphide, and indium phosphide.

3	Aug. 2021	Office of People’s Government of Jiangsu Province	The 14th Five-Year Plan for the High-Quality Development of the Manufacturing Industry in Jiangsu Province

Drive existing production lines to improve technical level and production capacity, introduce and construct advanced production lines of 22/20nm and 16/14nm, and support regions with good industry base and economic conditions to steadily develop production lines for special processes such as analog and digital-analog hybrid

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circuits, MEMS, high-voltage circuits and radio frequency circuits as well as production lines for compound semiconductors such as GaN, SiC and GaAs. Packaging and testing: vigorously develop advanced packaging technologies such as wafer-level packaging, system-level packaging, panel-level fan-out packaging, and heterogeneous integrated packaging, support the construction of advanced packaging production lines, and increase the proportion of advanced packaging.

4	Jul. 2021	People’s Government of Guangdong Province	The 14th Five-Year Plan for the High-Quality Development of the Manufacturing Industry in Guangdong Province

Support the R&D and manufacturing of compound semiconductor devices and modules such as gallium arsenide and indium phosphide, cultivate and support compound semiconductor IDM enterprises, support the construction of radio frequency, sensor, power electronics and other device production lines, and drive the promotion and application of compound semiconductor products.

5	Jun. 2021	People’s Government of Shanxi Province	14th Five-Year Plan for New Materials in Shanxi Province

Focus on the development of gallium arsenide and other materials, accelerate the introduction into Shanxi of industrial chain projects such as device design, manufacturing, packaging, testing, and application, and build an important national semiconductor R&D and production base.

6	Jun. 2021	People’s Government of Tianjin	The 14th Five-Year Plan for the High-Quality Development of the Manufacturing Industry in Tianjin	Expand the production capacity of 8-12-inch silicon single crystal polished wafers and epitaxial wafers, and accelerate the R&D and production of 6-inch semi-insulating gallium arsenide.
7	Mar. 2021	People’s Government	Outline of The 14th Five-Year	Accelerate R&D and application of compound semiconductors, and

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of Fujian Province	Plan for the National Economic and Social Development and Vision 2035 of Fujian Province	strengthen the manufacturing of gallium arsenide radio frequency chips and gallium nitride/silicon carbide high-power chips.

To sum up, the Company’s technical products can be classified as within the industry fields supported and encouraged by the national science and technology innovation strategy.

(III) The company has core technologies in all major production links and has a wide range of downstream applications

1. The procurement, production and sales process of the Company

The main products of the Company include indium phosphide, gallium arsenide, germanium substrates, PBN crucibles and high-purity metals and compounds; The main raw materials are mainly basic chemical raw materials and rare metals after preliminary purification, including red phosphorus, high purity indium, indium phosphide polycrystalline, high purity arsenic, gallium metal, germanium ingot, boron trichloride and high purity magnesium, etc. During the reporting period, the main operation income of the Company divided according to product categories is as follows:

In RMB10 thousand

Items	2021		2020		2019
	amount	percentage	amount	percentage	amount	percentage
Semiconductor substrate materials	62,675.18	73.39%	44,346.06	76.05%	35,771.29	77.39%
PBN crucible	5,502.47	6.44%	5,186.24	8.89%	4,729.22	10.23%
High-purity metals and compounds	12,201.00	14.29%	5,501.42	9.43%	2,531.92	5.48%
others	5,025.79	5.88%	3,275.00	5.62%	3,188.36	6.90%
sum	85,404.44	100.00%	58,308.72	100.00%	46,220.79	100.00%

The conversion process from raw materials to finished products of the core products of the Company is as follows:

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Product category	Specific product/service	Main production step 1	Main production step2	Main production step3	Main raw materials purchased
Semiconductor substrates	Indium phosphide substrate	Indium phosphide polycrystalline was synthesized from red phosphorus and high purity indium	Indium phosphide polycrystalline produces indium phosphide single crystal via VGF	Indium phosphide single crystal is processed into indium phosphide substrate by cutting, grinding and polishing	Red phosphorus, high purity indium, indium phosphide polycrystalline
	Gallium arsenide substrate	Gallium arsenide polycrystalline was synthesized by high purity gallium after purifying and high purity arsenic	Gallium arsenide polycrystal produces gallium arsenide single crystal via VGF	Gallium arsenide single crystal is processed into gallium arsenide substrate by cutting, grinding, polishing and other processes	High purity arsenic, gallium metal
	Ge substrate	-	Germanium single crystal is produced from germanium ingot by VGF	Germanium single crystal is processed into germanium substrate by cutting, grinding and polishing	germanium ingot
PBN materials and the relevant services	PBN crucible	The PBN material was synthesized by chemical vapor deposition	PBN material was roughed into PBN crucible by graphite substrate	PBN crucible is produced through grinding, cleaning and	Boron trichloride, high purity ammonia
	Other PBN materials		PBN materials were roughed into PBN materials of different shapes by graphite substrate mould	PBN plate, PBN reverse flow ring and PBN boat and other finished products are processed through grinding and cleaning

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		between boron trichloride and high purity ammonia	mould	other processes
	Crucible precision regeneration service	The severely worn PBN crucible was repaired by chemical vapor deposition between boron trichloride and high purity ammonia	PBN crucible is produced through grinding, cleaning and other processes	-
High-purity metals and compounds	High purity gallium	The metal gallium was purified into high purity gallium by alkaline electrolysis	-	-	Gallium metal, high purity indium, magnesium, etc.

2. The core technologies involved in the production process of the company's products

The core technologies involved in the production process of the company's products mainly includes the following parts:

(1) Gallium metal is purified into high purity gallium

The purification of the high-purity gallium products is mainly through the alkaline electrolytic purification method to purify the metal gallium with 4N purity (99.99% purity) to high purity gallium with 7N purity (99.9999% purity) .

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The company's advanced nature of high-purity gallium purification technology is reflected in the purification process proficiency and three-level purification method. The company has began to study material purification technology since 2001, with rich technical accumulation and process achievements. The company's high-purity gallium purification is divided into the first purification of large-density difference liquid - liquid extraction technology to remove impurities, electrolysis secondary purification, and the third purification of gallium crystallization. By this way, the Company can purify the highest purity of high-purity gallium in the industry, thus providing raw material support for the company to produce high-quality gallium arsenide lining.

(2) Polycrystalline synthesis

The first step in the production of the company's compound semiconductor substrate is to multi-crystallize high-purity indium phosphide polycrystalline and gallium arsenide polycrystalline using high-purity materials such as high-purity gallium, high-purity indium, high-purity arsenic and high-purity red phosphorus as raw materials. The company firstly mastered the synthesis method of gallium arsenide polycrystalline, and then the synthesis method of indium phosphide polycrystalline through process research and development.

Polysynthesis places high demands on the purity, temperature and pressure control of raw materials and on polycrystalline furnaces. The advanced nature of the company's polysynthetic technology is mainly reflected in three aspects: firstly, the company can accurately control the temperature zone during polycrystalline synthesis and the horizontal temperature gradient of the high temperature zone where the quartz boat is located, secondly, the company has accumulated many years of polycrystalline synthesis process experience and proficiency, which can effectively control the loss of raw materials, so that the company can synthesize polycrystalline materials efficiently and stably. Finally, the company has mastered the preparation method of polycrystalline furnace, which can further reduce the cost of polycrystalline synthesis and effectively ensure the stability of the production.

(3) Producing single crystals via VGF

The second step in the production of the company's semiconductor substrates is to produce indium phosphide monocrystalline, gallium arsenide monocrystalline and germanium monocrystalline from indium phosphide polycrystalline, gallium arsenide

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polycrystalline and germanium ingots via VGF . At present, the VGF method is one of the mainstream and the most efficient methods for the production of III-V compound semiconductor single crystals, and the controlling shareholder of the Company AXT began to adopt the VGF method to commercially produce III-V group compound semiconductor single crystals as early as 1986. The company has fully mastered the technology of VGF to produce single crystals.

The company and AXT is one of the earliest enterprises in the world to adopt VGF to produce III-V compound semiconductor single crystals, and the advanced nature of the company's VGF method production of single crystal technology is mainly reflected in the process maturity, raw material ratio, temperature gradient control and other areas. The single crystals produced are low in dislocation density, good at photoelectric performance uniformity, and can effectively avoid the production of twin crystals.

(4) Cutting, grinding, and polishing process while producing semiconductor substrates

The third step in the production of the company's semiconductor substrates is to cut, edg, grind, polish, clean indium phosphide single crystal, gallium arsenide single crystal and germanium single crystal, and packaging and storing the finished products after testing and inspection.

The company has more than 20 years of experience in the production of semiconductor substrates, and the advanced nature of cutting, grinding, polishing and other processes is mainly reflected in the high degree of process automation, efficient and reliable measurement and monitoring of key parameters, low product consumption, and high wafer yield.

(5) Using chemical vapor synthesis technology to produce PBN materials

The PBN materials of the Company are mainly synthesized by chemical vapor deposition technology (CVD technology), which has high requirements on production processes and technologies. PBN crucible has the characteristics of high temperature resistance and oxidation resistance, which can meet the requirements of VGF method, LEC method, HB method and VB method for crystal growth vessels. The quality of PBN crucible can determine the performance parameters of the single crystal rod grown to a certain extent. PBN material products are widely used in the core components of high-end equipment thanks to their ultra-high purity, high thermal

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conductivity, electrical insulation, corrosion resistance, oxidation resistance and performance. For instance, the PBN plates produced by the Company are finally used in ASML lithography machines.

The PBN materials of the Company are mainly synthesized by chemical vapor deposition technology (CVD technology), and the specific process route is: to adopt high-temperature CVD furnace, putting the boron halide (BCl3 or BF3) and ammonia (NH3) as a reaction gas source in the furnace chamber, then generating the required PBN material by thermal decomposition at high temperature and a certain vacuum environment, and produce the final product after deposition on the surface of the substrates such as graphite mould. The shape and size of PBN products are determined by the mould, which means that if different mould shapes are designed, products of different sizes and specifications can be made, such as PBN crucibles, PBN boats, PBN plates, PBN coatings, etc. Therefore, the crucible precision regeneration services and other PBN material products of the Company also need to use the chemical vapor deposition technology of the company.

The advanced nature of the chemical vapor deposition technology of the Company is reflected in the self-research equipment and process control. The chemical vapor deposition furnace designed and manufactured by the Company has a unique structure, which could ensure the thickness uniformity, component consistency and inter-layer adhesion of each product. Targeting at the technical design and development of CVD field, the company has designed and developed a unique production process and process parameters. The pyrolytic boron nitride products produced by the Company has high purity, good thickness uniformity, grain control, and high crystal formation rate.

3. Introduction of downstream customers of the products of the Company

(1) Semiconductor substrate

The downstream customers of the Company include IDM enterprises (IDM model refers to the vertical integration of manufacturing mode) and epitaxial manufacturers, of which IDM enterprises purchase our substrate products and will eventually process these substrate products into chips or even assemble them as device products and then sell them externally, while epitaxial manufacturers purchase the substrate products, and process the substrate products as epitaxial sheets and then sell them to their external customers who will process them as chips. The downstream

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customers of the company's semiconductor substrate products are classified as follows:

Category of downstream customers	Major customers	Customer features
IDM enterprises	Osram, customer A, customer B, customer C, San’an Optoelectronics, Everbright Photonics, Centera, etc.	Integrated the whole process from design, manufacturing, packaging, testing to sales
Epitaxial customers	Landmark Optoelectronics, IQE, Visual Photonics Epitaxy, Changelight , Quan Lei Photoelectric Co., LTD, Epi Solution Technology Co., Ltd., etc.	Only processing the substrate products into epitaxial pieces for sales

(2) PBN crucibles and other PBN materials

Due to their good insulation and thermal conductivity, high temperature resistance, acid resistance, alkali resistance, oxidation resistance, etc., the PBN materials are widely used in III-V group semiconductor crystal growth, OLED evaporation, high-end semiconductor equipment and other fields.

While producing III-V compound semiconductor crystals, the current mainstream methods include VGF, LEC, HB and VB, which all require to control the temperature difference for single crystal growth. The PBN crucible has the characteristics of high temperature resistance and oxidation resistance, which can meet the requirements of VGF, LEC, HB and VB for crystal growth vessels. The PBN crucible of the company is leading the global industry. The Company can provide high-quality crucibles for its own semiconductor substrate business and serve as an important PBN crucible supplier to the main competitors in semiconductor substrates of the Company, Japan's Sumitomo and Germany's Freiberger.

In the production of OLED display, the diversion ring and crucible in the evaporation system are the main components of the evaporation unit. The diversion ring needs good thermal conductivity and insulation performance, and can be processed into complex shapes without deformation at high temperature, and gas emission and other characteristics, while the crucible needs to have characteristics

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including ultra-high purity, high temperature resistance, electrical insulation, and without wetting the source materials. To meet the above requirements, PBN is an ideal material for universal application. In addition, due to the high unit price of crucibles used in OLED production, OLED companies will also send the heavily worn OLED crucibles to the producer for crucible cleaning and repairing and recycling in order to save costs.

In the production of high-end semiconductor equipment, and as semiconductor chips continue to miniaturize and upgrade to high power, the requirements for semiconductor manufacturing equipment and systems are also getting higher and higher. The PBN material products are widely used in the core components of high-end equipment due to their ultra-high purity, high thermal conductivity, electrical insulation, corrosion resistance, oxidation resistance and performance of the various heterogeneities.

The downstream customers of the company's PBN crucibles and other PBN materials are classified as follows:

Downstream customer segments	Major customers	PBN products purchased from the Company
Iii-v compound semiconductor	Sumitomo, Freiberger, Guangdong Vital,Yunnan Germanium, etc.	PBN crucible
OLED	Shenzhen Tianma, CSOT, ALPHA PLUS(supplier of Samsung), etc.	PBN crucible、crucible cleaning and repairing service
High-end semiconductor equipment	LOUWERSHANIQUE (supplier of ASML for the production of lithography machine), Veeco Instruments Inc, etc.(a global leader of MOCVD）	PBN plates and other PBN materials

(3) High purity metals and compounds

There are fewer enterprises engaged in the production of high-purity gallium in China, and the Company is currently one of the largest manufacturers of high-purity gallium in China.

On one hand, high-purity gallium has excellent dielectric properties and is an important raw material for the preparation of semiconductor materials, which is used

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to manufacture compound semiconductor materials such as gallium arsenide and gallium nitride. On the other hand, high-purity gallium can be synthesized with high purity magnesium, indium and other high-purity metals to obtain high-purity metal compounds such as gallium magnesium alloy and indium-magnesium alloy, which can be used as a MO source (that is, raw materials for MOCVD metal organic chemical vapor deposition) for the optoelectronic industry and used in LED and other products. In addition, gallium-doped silicon single crystals can effectively reduce light attenuation, so high-purity gallium is also used in the photovoltaic industry.

The downstream customers of high-purity metals and compounds of the Company are classified as follows:

Downstream customer segments	Major customers	PBN products purchased from the Company
III-V compound semiconductor	Guangdong Vital, Yunnan Germanium, etc.	High purity gallium
Photoelectric industry	Anhui Agesheng Electronic New Material Co., LTD, Youyan Rare Earth New Materials Co., LTD, Jiangsu Borui Optoelectronics Co. LTD, etc.	Gallium magnesium alloy, indium magnesium alloy
Photovoltaic industry	LONGi, JA Solar, Zhonghuan Xiexin, etc.	High purity gallium

(IV) The Company’s products are in high and rapidly rising demand in China

With respect to indium phosphide substrates, indium phosphide, as the basic raw materials for the “East Data West Computing” infrastructure project, will have a new space for market growth. On February 17, 2022, the National Development and Reform Commission, the Central Internet Information Office, the Ministry of Industry and Information Technology, and the National Energy Administration jointly issued a notice, approving to start the construction of national computing hub nodes in eight places including the Beijing-Tianjin-Hebei area, the Yangtze River Delta, the Guangdong-Hong Kong-Macao Bay Area, Chengdu and Chongqing, Inner Mongolia, Guizhou, Gansu, and Ningxia, and planning 10 national data center clusters. This indicates that the overall layout design of the national integrated big data center

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system has been completed with the official launch of the “East Data West Computing” project. The 8 computing hubs will facilitate the flow of data and value transfer from the east to the west, driving the effective transfer of data center-related industries from the east to the west; while the 10 national data center clusters will specifically host the construction of large and mega data centers within the computing hubs. The “East Data West Computing” project will promote the further construction of data centers in China, which in turn leads to demands and growth spaces for upstream indium phosphide substrates.

With respect to GaAs substrates, in terms of macro industrial policies, China has attached great importance to the development of the LED industry in recent years. The Ministry of Industry and Information Technology has issued the China Technology Development Roadmap for the Optoelectronic Device Industry (2018-2022), containing a series of guidelines for the optical display device industry; the Ministry of Industry and Information Technology, the State Administration of Radio and Television, and the Central Radio and Television Administration have jointly issued the Action Plan for the Development of Ultra HD Video Industry (2019-2022), advocating to accelerate the innovation and application for the 4K industry, and in line with the development trend of ultra HD video technologies and the law of industrial development, make good reserves of 8K technologies; this results in a new opportunity for the development of new display technologies such as small pitch and Mini/Micro LED since the national industrial policy provides a good foundation in policy for the development of the Mini LED and Micro LED industry.

In addition, the Ministry of Finance, the National Development and Reform Commission, the Ministry of Industry and Information Technology, the General Administration of Customs, and the State Administration of Taxation jointly issued the Notice on Import Tax Policies to Support the Development of New Display Industry from 2021 to 2030 in 2021, in which Micro LED display devices are added for the first time; this indicates the increased support for the LED industry in terms of taxation in China. Meanwhile, Guangdong, Shanghai, Chongqing, Fujian, Shandong, Zhejiang, Ningbo, Jiangsu, Beijing, and many other provincial and municipal governments in China have released the special “14th Five-year” plan strategy, in which they also announced the support for the development of Mini LED and Micro LED new display technologies. In the 14th Five-year Plan for the Development of

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Electronic Information Industry of Shanghai released in 2021, Shanghai specifically stated to encourage the development of LED display technologies. There are favorable opportunities for the development of the LED industry under the support of various national authorities and local policies.

During the reporting period, the Company realized the revenues of RMB181.8822 billion, RMB247.0737 billion, and RMB438.7392 million, respectively, from the domestic business, which indicates a rapid rising trend. With the proportions of 39.35%, 42.37%, and 51.17%, respectively, the revenues from the domestic business have become a major source of revenues of the Company.

Despite the rising proportion of domestic revenues, at present, most customers of the Company are foreign customers, mainly because the semiconductor and downstream industries in China are still in the catch-up stage. Although the company can provide substrate products in line with world-class standards, most downstream leading enterprises are still well-known foreign enterprises at present. This indicates that there are grate spaces for the market shares of domestic customers or indirect customers of the Company.

Downstream customer/indirect customer	Expression about the market position of downstream customer/indirect customer
Centera (Under review for the STAR Market)

The global optical chip market for optical communications is about USD2.0 billion in 2020; as Chinese optical chip manufacturers are in the process of gradually replacing overseas manufacturers, the total sales of domestic optical chip manufacturers are about RMB2.5 billion. Centera achieved the sales revenues of RMB233 million in 2020, accounting for about 9.32% of the total sales revenues of domestic chip manufacturers.

Shijia Photons (688313.SH)

Successfully developed the 2.5G DFB laser chip, 10G DFB laser chip, and high-power CW DFB laser chip, which are in the process of incorporation into the products of major domestic manufacturers; achieved significant breakthrough in key technologies of primary epitaxy and electron beam grating preparation for 25G DFB laser chips. Shijia Photons has incorporated its optical fiber connector, especially multi-core connectors, into well-known customers including AOI, and has achieved mass production of such products.

Everbright Photonics (688048.SH)	Everbright Photonics holds 13.41% shares on the domestic market for high-power semiconductor laser chips, accounting for 3.88% on the global market.
HESAI	HESAI achieved the sales amount of over USD37.00 million on unmanned driving market in 2019, making it the laser radar supplier with the highest sales amount in the global unmanned driving field
Maxscend (300782.SZ)	Holding 10% global market shares for RF switches
Vanchip (688153.SH)

Vanchip can provide highly integrated PA modules for some frequency bands; however, additional resource investment is required for the product range, performance, and application areas to catch up with leading

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international players. During the reporting period, it had a small market share in high-end, flagship terminals; its highly integrated products are still in the process of verification, hence it mainly competes in the non-high-end market.

Smarter Micro

Given the continuous product iterations and rapid scale expansion in recent years, the company has built a favorable brand in the field of domestic RF front-end and an increasing market position; it has been recognized by more and more customers, which is expected to help the company to acquire a position in the domestic RF front-end field

According to the above, given the development of the semiconductor and downstream industries in the future in China, and the continuous improvement of positions on the international market by domestic downstream customers of the Company, the demand for corresponding substrate products will further increase, hence further increasing the operating income of the Company from the domestic business.

(V) The products of the Company have core competitiveness

In terms of market shares, according to Yole, the Company held the second largest market shares for indium phosphide substrates in 2020 and the fourth largest market shares for gallium arsenide substrates in 2019 on the world, which manifested the prominent position of the Company in the market and the industry. In terms of technical specifications and performance, our products, being comparable to global competitors Sumitomo, Freiberger, and JX Nippon, are at a leading level internationally. In China, the Company has originality and leadership in products and technology, and has obvious advantages in quality, performance, size, and application areas.

The Company’s III-V compound semiconductor substrate products, as key materials for manufacturing RF devices, optical modules, LEDs (Mini LED and Micro LED), lasers, detectors, sensors, and other chips and devices, are irreplaceable at present. By providing substrate materials to domestic downstream manufacturers, the Company has broken the situation that key materials should be imported for the developing the industry of China; as a supplier of key substrate materials, the Company supports the development of domestic end-use applications.

During the reporting period, given the development of 5G communication, data centers, new generation display, artificial intelligence, unmanned driving, and other fields in China, the Company’s domestic revenue has exceed 50%, and the sales to significant domestic enterprises including Customer A and Customer B continued to

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grow, making important contributions to the development of the such industries in China.

In high-end chip application fields, such as facial recognition, laser radar, high-end optical modules optical chips, RF chips, etc., in addition to procurement from the Company, leading domestic manufacturers need to import relevant high-quality semiconductor substrates from Sumitomo, Freiberger, Japan JX, etc. The Company provides stable and high-quality products to domestic leading chip manufacturers such as Customer A and Customer B.

Given the smaller market for III-V compound semiconductor substrates compared with semiconductor wafers, and the even less qualified suppliers on the world, suppliers are more irreplaceable. The Company has not only achieved the localization of III-V compound semiconductor substrates for supply to the domestic market, but also successfully promoted the localization of its upstream supply chain. At present, in the fields of RF devices, laser devices, new generation of display, laser radar and data centers, there is no similar manufacturer in China that can produce similar substrate materials.

(VI) Technology advancement of the Company’s products and their significance to relevant domestic downstream industries

1. Technology advancement of products

The technology advancement of the Company’s products, being outstanding in key performance indicators like dislocation density, resistivity uniformity, flatness, surface particles, etc., can meet performance requirements on semiconductor substrate products for high-end markets, including 5G radio frequency power amplifiers, mini LEDs, micro LEDs, wearable sensors, vehicle-mounted laser radars, biometric recognition lasers. Comparing the product technical parameters disclosed by Sumitomo, Freiberger, JX Nippon, and other companies, the products of the Company are superior in low dislocation density and high flatness, and comparable to main international competitors in other product technical products. Generally speaking, our products at the international leading level.

2. Significance to relevant domestic downstream industries

The following describes the significance of our products to relevant domestic downstream industries:

Product of the Company	Specific application field	Supporting policy document for the downstream industry	Representative downstream enterprise	Significance of our products to relevant domestic downstream industries

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InP substrate	5G communications, data centers

“14th Five-year Plan” for the Development of the Information and Communication Industry (Gong Xin Bu Gui (2021) No. 164), Three-year Action Plan for the Development of New Data Centers (2021-2023) (Gong Xin Bu Tong Xin (2021) No. 76), and Action Plan for the Coordinated Development of “Double-Gigabit” Networks (Gong Xin Bu Tong Xin (2021) No. 34)

Customer A, Centera (under review for the STAR Market), Shijia Photons (688313.SH), Everbright Photonics (688048.SH), etc.

Customer A is an internationally leading company in the communication field, Centera is a domestic leader in high-speed optical chips, and Shijia Photons holds the largest shares on the global market for PLC splitter chips. The Company is the largest supplier of Centera and Everbright Photonics, and a significant supplier of Shijia Photons, providing basic InP substrate materials for the development of the 5G communication and data center industry of China

Laser radar

Plan for the Development of the New Energy Vehicle Industry (2021-2035) (State Council), Strategy for the Innovation and Development of Smart Vehicles (11 departments including the National Development and Reform Commission)

Shanghai Hesai Technology Co., Ltd., Benewake (Beijing) Photon Technology Co., Ltd., Beijing Zvision Technology Co., Ltd., etc.

HESAI is the laser radar supplier with the highest sales amount in the global unmanned driving field. Indium phosphide substrates produced by the Company are processed into optical chips, which can be used as light sources by laser radar manufacturers, hence contributing to the development of the laser radar industry of China

Gallium arsenide substrate	New generation display

China Technology Development Roadmap for the Optoelectronic Device Industry (2018-2022) (Ministry of Industry and Information Technology), Action Plan for the Development of the Ultra-high Resolution Video Industry (2019-2022) (Ministry of Industry and Information Technology, etc.), Notice on Import Tax Policies to Support the Development of New Display Industry from 2021 to 2030 (Ministry

San’an Optoelectronics (600703.SH), Changelight (300102.SZ), etc.

San’an Optoelectronics and Changelight are leading enterprises in the LED industry of China. The Company is a significant GaAs substrate supplier of San’an Optoelectronics and Changelight, providing basic GaAs substrate materials for the new generation display industry of China

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of Finance, etc.)
RF devices

Notice on Promulgating Several Policies on High-quality Development of the Integrated Circuit Industry and Software Industry in the New Period (Guo Fa (2020) No. 8), Directory Catalogue on Readjustment of Industrial Structure
(Version 2019) (Fa Gai Wei (2019) No. 29)

Customer B, Maxscend (300782.SZ), Vanchip (688153.SH), Smarter Micro (requested for the STAR Market)

Customer B is one of the leading RF enterprises in China, Vanchip has the largest shipment of 4G RF power amplifiers in China, Maxscend holds 10% global market shares of RF switches, and Smarter Micro holds a leading position in the field of 5G new frequency band front-end modules. The GaAs substrates produced by the Company are processed for RF chip manufacturers to produce relevant RF devices to facilitate the development of the RF industry of China

Industrial laser

Plan for Enhancing Efforts for “Zero to One” Fundamental Research (Ministry of Science and Technology, Ministry of Industry and Information Technology), Classification of Strategic Emerging Industries (2018) (Department of Statistics), Action Plan of High-end Intelligent Re-manufacturing (2018-2020) (Ministry of Industry and Information Technology), etc.

Everbright Photonics (688048.SH), etc.

Everbright Photonics ranks the first in terms of domestic market shares for high-power semiconductor laser chips, holding a leading position in China. The Company is the largest supplier of Everbright Photonics, providing basic semiconductor substrate materials for the semiconductor laser industry of China

Germanium substrate	Solar cells for space satellites	-	Customer B, Kingsoon	Customer B purchases the products of the Company for the production of clean energy solar cells, and Kingsoon provides over 50% of solar cell epilayers used in space satellite spacecraft of China

In summary, the InP substrates, GaAs substrates, and germanium substrates produced by the Company are used in multiple “hard technology” fields of China.

(VII) About germanium substrate products

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1. Future income of germanium substrate products

From January to May 2022, the germanium substrate products of the Company achieved a sales revenue of RMB 43.0214 million, with an increase of 24.28% over the same period last year. The distribution of its main customers and the comparison of 2021 are as follows:

Ranking	January - May 2022			2021
	Name of customer	Revenue	Proportion	Name of customer	Revenue	Proportion
1	Nanchang Kingsoon	1,275.54	29.53%	Nanchang Kingsoon	3,487.18	38.97%
2	Shanghai Solar Energy Engineering Technology Research Center Co., Ltd.	1,107.44	25.63%	Uniwatt Technology Co., Ltd.	2,364.25	26.42%
3	Osram	642.70	14.88%	Osram	1,722.15	19.24%
4	Uniwatt Technology Co., Ltd.	619.90	14.35%	AZUR SPACE SOLAR POWER GMBH	670.47	7.49%
5	AZUR SPACE SOLAR POWER GMBH	503.73	11.66%	Customer B	470.54	5.26%
Total		4,149.31	96.05%	Total	8,714.59	97.39%

Note: The data of 2021 is the data of penetration AXT consolidated calculation.

It can be seen from the above table that, the main customers of germanium substrates of the Company have not changed significantly from January to May 2022. The newly added customer Shanghai Solar Energy Engineering Technology Research Center Co., Ltd. was a customer of Nanchang Kingsoon and Uniwatt Technology Co., Ltd., and now directly purchases germanium substrate products from the Company. On hand orders for germanium substrates of the Company are RMB 15.4138 million at present. It is expected that, the annual germanium substrate revenue in 2022 will increase year-on-year.

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2. Business development of germanium substrate products

The germanium substrate product revenue of the Company was RMB 68.124 million, RMB 80.5563 million and RMB 89.4857 million, respectively during the reporting period, during which the gross profit margin was 20.60%, 18.44% and 0.21%, respectively. The business scale of germanium substrate products increased steadily.

At present, the demand for global satellites is growing rapidly, especially commercial satellites for Leo communications. The downstream market has a substantial increase in the demand for space solar cells. Gallium arsenide solar cells on germanium substrates are the most mature space solar cells at present. The demand for germanium substrates will show a good growth momentum. At present, more than 50% of domestic satellite batteries use the germanium substrate of the Company. The germanium substrate sales of the Company are expected to achieve sustained growth in the future with the continuous increase of the number of satellites.

Relevant academic institutions and enterprises are currently developing new application scenarios of germanium substrate except for the application of germanium substrate in space solar cells, such as ground photovoltaic, optical devices, etc. The application market of germanium substrate is expected to further expand in the future with the decline in the cost of germanium substrate.

Generally, germanium substrate product business scale of the Company is rising steadily at present, the downstream application market space is large, and the germanium substrate products of the Company have a good development prospect in the future.

3. Follow-up planning and arrangement of germanium substrate products

The Company will carry out further research, development, production and sales of germanium substrate materials although the gross profit margin of germanium substrate products of the Company in 2021 was relatively low, with the reasons as follows:

(1) The demand for germanium substrate is stable with broad market space in the

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future

At present, the demand for germanium substrate in space energy field is stable, and is generally closely related to total number of satellites launched. The launch of satellites and spacecrafts in the world offers huge market space for development of GaAs solar cells on germanium substrates for space use. In current phase, the solar cells used in satellites launched by China are produced by Chinese scientific research institutions. In future, enterprises are expected to have access to the market of space solar cells, driving the demand for germanium substrate materials in relevant fields.

Nanchang Kaixun was the largest customer of the germanium substrate products of the Company during the reporting period. It was used for producing more than 50% of the solar cells used in Chinese satellites and spacecraft after being processed into epitaxial wafers, and successfully equipped with space equipment, such as "Chang'e 4", and "Tianwen 1", etc. The product quality of germanium substrate of the Company has been recognized by relevant departments. The business and revenue of the Company are also gradually expanding to China in recent years. The Company will also be committed to providing continuous and stable product support for aerospace, space satellites and other fields in the future.

In addition, the Company and other companies in the industry have also begun to apply the 6-inch germanium substrate to LED and other fields, i.e., the germanium substrate is added to the LED GaAs substrate epitaxial sheet to improve the conductivity of the epitaxial sheet and then improve the luminous brightness of the LED chip, broadening the application of large-size germanium substrate and driving the sales of GaAs substrate.

(2) The sales structure of germanium substrate products is optimized, and the gross profit rate will rise.

In recent years, the price of raw materials is in a general upward trend, and the purchase unit price of germanium ingots has also increased in 2021 with the influences of the domestic economic environment and the epidemic of novel coronavirus pneumonia, causing the increase of the cost of germanium substrate

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products of the Company; meanwhile, the sales share of the Company on domestic market increases continuously. The mainstream product sold in China is 4-inch germanium substrate at present, resulting in a decline in the sales share of 6-inch products; In addition, the competition of 4-inch germanium substrate products has also intensified and the price has decreased with the influx of competitors, such as Yunnan germanium industry. Generally, the gross profit margin of germanium substrate business in 2021 has decreased significantly. The gross profit margin of germanium substrate products of the Company will rise in the future with the growth of new applications of 6-inch germanium substrate in the optical field, especially in the case of the growth of sales scale in overseas markets and the stabilization of raw material prices.

(3) The Company will maintain R & D investment and product optimization continuously to improve its competitiveness

The germanium substrate products of the Company have been used in the chips of solar cells required for satellites and spacecraft at present, reflecting the stability of the product quality and excellent performance of the Company to a certain extent. However, the Company will invest in product research and development continuously in the future to improve product performance with the intensification of market competition, to ensure the bargaining power of the Company in the downstream germanium substrate GaAs solar cell market, and improve the gross profit margin of the product. Meanwhile, the research on new technologies and applications of germanium substrate will be increased, such as concentrator photovoltaics (i.e., the concentrator solar technology that uses optical elements to gather sunlight for power generation, which is considered as the third-generation technology of the future development trend of solar power generation), ground photovoltaic solar cells, optical devices, etc., to enhance the competitiveness of the products of the Company.

Generally, the demand for germanium substrates is stable, with relatively broad market space in the future. The Company will increase R & D investment in germanium substrates, optimize product structure, and enhance the competitiveness of

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germanium substrates continuously to ensure the profit space of germanium substrates.

At present, germanium substrate products are mainly used in the field of space satellite solar energy, and the downstream market room is relatively limited. With the entry of competitors such as Yunnan Germanium, the market competition has intensified. In the future, the Company’s germanium substrate market share and revenue or gross profit margins would decrease. The Issuer has disclosed the above-mentioned risk of scale reduction or further decline in gross profit margin in the Prospectus.

8.3

According to reply to inquiry, the main raw materials of the Issuer include indium phosphide polycrystal and high purity arsenic. The Issuer can produce indium phosphide polycrystal, but it still needs import, and during reporting period, it only imports from a single foreign supplier mainly because the quality of indium phosphide polycrystal produced by itself or by other domestic suppliers cannot meet the requirements of the Issuer. During each period of reporting period, 20.34%, 25.36% and 72.20% of high purity arsenic of the Issuer are imported.

The Issuer is required to explain: (1) the comparison of performances of indium phosphide polycrystal produced by the Company and indium phosphide polycrystal imported by it, and its influence on product quality and yield rate of the Company; (2) the proportion of imported key raw materials such as indium phosphide polycrystal and high purity arsenic, the influence of change of international trade policy on supply of main raw materials of the Company and countermeasures, and disclosing risks based on actual circumstances.

Reply:

I. Explanations from the Issuer

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(I) The comparison of performances of indium phosphide polycrystal produced by the Company and indium phosphide polycrystal imported by it, and its influence on product quality and yield rate of the Company

1. The comparison of performances of indium phosphide polycrystal produced by the Company and indium phosphide polycrystal imported by it

The Company irregularly entrusts American EAG Test Center to test the performances of indium phosphide (InP) polycrystals produced and imported by the Company respectively in two indexes of Carrier Concentration and Material Purity; the specific information is as follows:

Product	Quantity of samples tested		Judgment index	Test method	Comparison method	Conclusion
	Imported InP polycrystal	Produced InP polycrystal
InP polycrystal	116	88	Carrier Concentration	Hall system test	Compare average values of Carrier Concentrations of samples	No obvious difference in performance between InP polycrystals produced by the Company and InP polycrystals imported by the Company
	36	7	Material Purity	GD-MS	Compare contents of impurities of samples

(1) Carrier Concentration (the higher the carrier concentration, the better the conductibility)

According to test report issued by EAG, the scope of Carrier Concentrations of InP polycrystal samples produced and imported by the Company is as follows:

Samples	Scope of Carrier Concentrations cm-3	Average value of Carrier Concentrations cm-3	Conclusion
Produced InP polycrystal	2.75×10[15]-4.60×10[15]	3.7177×10[15]	No obvious difference in conductibility between InP polycrystals produced by the Company and InP polycrystals imported by it
Imported InP polycrystal	2.6×10[15]-5.05×10[15]	3.826×10[15]

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(2) Purity

According to test report issued by EAG, the purity of InP polycrystal samples produced and imported by the Company is as follows:

Content of element	Impurity concentration [ppb wt]		Conclusion
	Produced InP polycrystal	Imported InP polycrystal
Li	< 1	< 1~3	No obvious difference in purity between InP polycrystals produced by the Company and InP polycrystals imported by it
Be	< 1	< 1
B	< 5	0.4~20
F	< 5	< 5
Na	< 5	< 5
Mg	< 5	< 5
AI	< 1	< 1
Si	< 1~10	0.5~30
CI	10~60	3~100
K	< 5~8	1~10
Ca	< 5	< 5
Ti	< 5	< 5
Cr	< 5	< 5~9
Mn	< 1	< 1
Fe	< 1~2	0.6~2
Ni	< 1	0.2~2
Cu	< 1	0.4~1
Zn	< 5~10	2~10
Ga	< 5~7	0.7~10
As	< 10~20	< 10~20
Ag	< 5~50	3~110
Sn	< 50	< 50~300
Sb	< 5	2~5
Te	< 5	< 5

As a whole, according to the test report issued by EAG, there is no obvious difference

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in overall performance between InP polycrystals produced by the Company and InP polycrystals imported by the Company; from the perspective of specific index, the imported InP polycrystals are a bit better in terms of average value of carrier concentrations and impurity content index.

2. Influence on product quality and yield rate of the Company

The quality and yield rate of InP substrates are mainly reflected in the crystal growth, so the performance of monocrystal generated through growth of InP polycrystals is critical.

The Company irregularly entrusts American EAG Test Center to test the performances of InP monocrystals generated by polycrystals produced and imported by the Company respectively in two indexes of Carrier Concentration and Material Purity; the test methods and results are as follows:

Product	Quantity of samples tested		Judgment index	Test method	Comparison method	Conclusion
	InP monocrystal (using imported polycrystal)	InP monocrystal (using produced polycrystal)
InP monocrystal	40	19	Carrier Concentration	Hall system test	Compare average values of Carrier Concentrations of samples	No obvious difference in performance between InP monocrystals generated by InP polycrystals produced by the Company and InP monocrystals generated by InP polycrystals imported by the Company
	19	3	Material Purity	GD-MS	Compare contents of impurities of samples

(1) Carrier Concentration

According to test report issued by EAG, the scope of Carrier Concentrations of InP monocrystal samples generated from InP polycrystals produced and imported by the Company respectively is as follows:

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Samples	Scope of Carrier Concentrations	Average value of Carrier Concentrations	Conclusion
InP monocrystal (using produced polycrystal)	1.95×10[18]-2.54×10[18]	2.2663×10[18]	No obvious difference in conductibility between InP monocrystals generated by InP polycrystals produced by the Company and InP monocrystals generated by InP polycrystals imported by the Company
InP monocrystal (using imported polycrystal)	1.85×10[18]-2.55×10[18]	2.2195×10[18]

(2) Purity

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According to test report issued by EAG, the purity of InP monocrystal samples generated from InP polycrystals produced and imported by the Company respectively is as follows:

Content of element	Impurity concentration [ppb wt]		Conclusion
	Produced by using self-produced InP polycrystals	Produced by using imported InP polycrystals
Li	< 0.1	< 0.1	No obvious difference in material purity between InP monocrystals generated by InP polycrystals produced by the Company and InP monocrystals generated by InP polycrystals imported by the Company
Be	< 0.1	< 0.1
B	1~4	1~5
F	< 0.1	< 0.1
Na	< 0.5	< 0.5
Mg	< 0.5	< 0.5
AI	< 0.5	< 0.5
Si	< 0.5	< 0.5~2
CI	< 0.5	< 0.5~7
K	< 1	< 1
Ca	< 2	< 2
Ti	< 0.5	< 0.5
Cr	< 0.2	< 0.2
Mn	< 0.1~0.7	< 0.1~0.9
Fe	< 0.1~0.3	< 0.1~0.7
Ni	< 0.2	< 0.2~0.7
Cu	< 1	< 1~2
Zn	3~10	< 0.5~40
Ga	< 10~40	< 10~80
As	< 6~10	2~220
Ag	< 20~< 60	< 5~< 160
Sn	< 1	< 1
Sb	< 0.5	< 0.5
Te	< 0.5	< 0.5

In addition, the Company has tested the dislocation density of InP monocrystals

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generated from InP polycrystals produced and imported by the Company respectively; the test proves that the aforesaid materials have no obvious difference in dislocation density and all comply with product inspection standards of the Company.

As a whole, there is little difference in performance between InP polycrystals produced by the Company and imported InP polycrystals, without obvious influence on product quality or yield rate of the Company.

(II) The proportion of imported key raw materials such as indium phosphide polycrystal and high purity arsenic, the influence of change of international trade policy on supply of main raw materials of the Company and countermeasures, and disclosing risks based on actual circumstances.

1. The proportion of imported key raw materials such as indium phosphide polycrystal and high purity arsenic

(1) Indium phosphide polycrystal

All InP polycrystals purchased by the Company are imported from the foreign supplier WAFER TECHNOLOGY LIMITED mainly because current technical levels of domestic suppliers are relatively weak, failing to meet quality control requirements of the Company; in order to improve its competitive edge, control cost and reduce importing risk, the Company has mastered synthesizing technology of InP polycrystal, and the imported InP polycrystals have been replaced by InP polycrystals produced by itself gradually.

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During the reporting period, the weights of InP polycrystals purchased and synthesized by the Company are as follows:

In kg

Item	2021		2020		2019
	Weight	Proportion	Weight	Proportion	Weight	Proportion
InP polycrystals purchased	1,799.90	18.18%	950.10	18.87%	1,859.88	26.34%
InP polycrystals synthesized	8,100.13	81.82%	4,084.49	81.13%	5,199.99	73.66%
Total	9,900.03	100.00%	5,034.59	100.00%	7,059.87	100.00%

During reporting period, the proportion of weight of InP polycrystals purchased by the Company is low and decreases year by year; in 2021, its proportion has reduced to 18.18%; though 100% InP polycrystals purchased by the Company are imported, currently, most of InP polycrystals of the Company are produced by itself, and there is little risk of relying on import of InP polycrystals by the Company.

(2) High purity arsenic

During reporting period, the Company purchased high purity arsenic from both domestic and foreign suppliers based on factors of prices (considering exchange rate) and convenience of purchase; from 2019 to 2021, the proportions of imported high purity arsenic of the Company were 20.34%, 25.36% and 72.20% respectively, and the proportion of imported high purity arsenic in 2021 increased because the Company no longer purchased from domestic supplier Dongfang High-purity since June 2021.

Currently, the domestic supplier Jiamei High Purity Material Co., Ltd. has resumed production and the Company has purchased from Jiamei; it is expected that the proportion of imported high purity arsenic will decrease in future. In the other hand, with a view to reduce costs, the Company has established a subsidiary Chaoyang Xinmei in Feb. 2021, which is engaged in R&D, production and sale of high purity arsenic.

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As a whole, the proportion of imported key raw materials such as indium phosphide polycrystal and high purity arsenic is relatively low.

2. The influence of change of international trade policy on supply of main raw materials of the Company and countermeasures, and disclosing risks based on actual circumstances

(1) The influence of change of international trade policy on supply of main raw materials of the Company and countermeasures

Currently, the industrial policies and import & export business in the industry where the Company carries out business operations are stable, without any material adverse effect. Although the proportion of main raw materials purchased by the Company from domestic suppliers and produced by itself is relatively high, the international trade policy has changed frequently in recent years, and there are situations where the countries from which the Company imports its main raw materials impose limitation on export of their raw materials, or the Company’s purchase prices increase greatly due to other policy change, or it is impossible to import relevant raw materials, as a result of which the Company's profitability and production and operation are affected.

The Company has adopted or will adopt following measures in response to aforesaid circumstances:

1) Cooperating more with raw material suppliers through acquiring their shares

In order to guarantee stable supply of raw materials in the sector of upstream substrate production, the Company and its controlling shareholder AXT actively explore upstream business, and deepen cooperation relationship with raw material suppliers through acquiring their shares. AXT acquired shares of Beijing Jiya (supplier of metal gallium), Tongli Germanium (supplier of germanium ingot) and Jiamei High-purity (supplier of high purity arsenic) in 1999 and 2001; in addition, the Company also invested in Xing’an Gallium (supplier of metal gallium). In future, the

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Company will cooperate more with relevant raw material suppliers through acquisition of shares or other methods after considering factors such as international situation, its own strategic development and synergy of industrial chain.

2) Extending to upstream of industrial chain and producing by itself

Currently, the Company has formed a complete industry chain of semiconductor substrate and made overall arrangement, centering on the industrial chain of compound semiconductor, in which its subsidiary Chaoyang Jinmei is engaged in purification of raw material high-purity gallium and synthesis of InP polycrystals, and Beijing Boyu devotes itself to the production of consumption materials required by synthesis of polycrystals, such as PBN crucible. Besides, the Company has set up the subsidiary Chaoyang Xinmei, which will be responsible for the R&D, production and sale of high-purity arsenic in future. For many years to come, the Company will continue to extend to upstream fields and carry out production of relevant main raw materials at proper time.

(2) Risks in the policy of the US on the semiconductor industry

According to public reports, in recent years, the US government planned to set up a chip fund, industrial subsidies, and a series of policies to motivate relevant enterprises to produce chips in the United States, so as to stimulate chip production and transferring jobs back to the US; however, since the US has not released a formal bill by now, the policies above are encouraging instead of mandatory requirements in nature.

The Company has been in continuous operation for over 20 years since its establishment in 1998. AXT, the controlling shareholder, has transferred all its business and production lines of InP substrates, GaAs substrates, and germanium substrate to the Company, and is no longer engaged in specific business itself; the funds raised from this Offering will also be invested in the existing main business to expand production, enhance the Company’s competitiveness, and consolidate its position in the industry. In addition, since the Company’s existing R&D team, core technologies, and skilled workers are all located in China, it is impractical to relocate the production line; otherwise, the relocation may result in significant relocation costs

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and expenses and other losses. In addition, according to industry practice, significant changes in production equipment, production locations, and production processes require renewed product verification, which usually takes three months to one year, and the relocation of production lines will result in adverse impact on the production and operation of the Company.

If, under extreme circumstances, the US released mandatory regulations requiring AXT or the Company to relocate relevant production lines back to the United States, such politically motivated events will cause damage to the assets, personnel, and suppliers or customers of the Company, which may adversely affect the the production and operation of the Company. As listed company in China, the Company will maintain communication with relevant government authorities at that time, comply with relevant PRC laws, regulations and policies, follow review and decision-making procedures in accordance with the law and take all feasible measures to actively respond to the situation on the precondition of protecting the interests of small- and medium-sized shareholders. Given that AXT has issued a Commitment on Avoiding Horizontal Competition so that AXT and other enterprises under its control cannot engage in the relevant business, the Company will, subject to the legal and regulatory policies and requirements of China, maintain communication with the government authorities, actively discuss and adopt feasible plans and measures to address the situation and fully protect the legitimate interests of the minority shareholders. In addition, if the US released such mandatory regulations, which may involve a large number of enterprises and listed companies in the same industry, the Company believes that it will be able to find a solution that meets the regulatory requirements of both the Chinese and US governments in the future, and the Company will actively take all feasible countermeasures.

(3) Disclosure of relevant risks

The Company has disclosed following risks caused by changes of policies of international trade in “Section IV, II, (IV) Risk of Worsening Conflicts of International Trades”:

“In addition, since partial raw materials such as high-purity arsenic and InP polycrystals are imported by the Company, there may be risk that the country of origin of such materials changes its international trading policies and restricts its export of relevant raw materials, or that the purchase price of the Company may

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increase greatly due to change of tariff, thereby affecting the Company’s profitability and production and operation.”

In addition, in “Section IV, VIII, (III) Force majeure risks” of the prospectus, the Company made the following risk disclosure:

During the routine operation of the Company, we cannot prevent force majeure events, including political factors, natural disasters and war, from causing damage to the assets, personnel, and suppliers or customers of the Company, which may cause adverse effects on the production and operation of the Company. ”

Others. Explanation About Matters Related to the Holding Foreign Companies Accountable Act

On December 18, 2020, Holding Foreign Companies Accountable Act (“HFCAA”) has officially become a law in the United States. According to the HFCAA, since 2021, if the SEC determines that a US-listed foreign company has enaged foreign audit firms that Public Company Accounting Oversight Board (“PCAOB”) is unable to conduct inspection on for three consecutive years, the SEC shall prohibit its securities registered in the U.S. from being traded on any US national securities exchange (such as NASDAQ or NYSE) or other OTCs.

On March 24, 2021, the SEC released the Interim Final Rule for implementing the HFCAA, which become effective on May 5, 2021. This rule basically repeated and further defined the requirements on material submission and information disclosure provided in the HFCAA. On December 2, 2021, the SEC adopted amendments to finalize the Interim Final Rule, which improves the rules for implementing the requirements on material submissions and disclosures under the HFCAA.

On May 13, 2021, the PCAOB issued the PCAOB Rule 6100, “Commission Determinations under the Foreign Company Accountability Act” proposed under the HFCAA for public comments. On November 5, 2021, the SEC approved the PCAOB Rule 6100. The rule provides a framework for determining whether the PCAOB is

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unable to examine an auditor in an overseas jurisdiction, covering the timing, deciding factors, basis of determination, publication, and withdrawal or modification of determinations; moreover, it is provided that the determination should be made on the basis of individual overseas jurisdictions, and the determination shall be consistent for auditors in an overseas jurisdiction where the head office is located.

In summary, if the annual auditor’s report of a listed company in the United States is issued by an accounting firm in a foreign country, and the PCAOB is unable to conduct or fully conduct an examination or investigation on the accounting firm due to the position of the foreign government, the SEC will identify the listed company and place it on the identified issuer list, i.e., the list of pre-delisting companies. If a listed company is placed on the pre-delisting list for three consecutive years, the SEC will prohibit the company's shares from trading on the US securities markets.

I. Is AXT subject to the risks of being placed on the list of pre-delisting companies

As of the date of this reply, AXT has not been placed on the list of pre-delisting companies by the PCAOB.

AXT has disclosed the risk of being placed by the PCAOB on list of pre-delisting companies in Risk Factors of its 2021 Annual Report (FORM 10-K), as follows:

“Although the audit report is prepared by an independent registered public accounting firm who is currently inspected fully by the PCAOB, there is no guarantee that future audit reports will be prepared by an independent registered public accounting firm that is completely inspected by the PCAOB.

Our independent registered public accounting firm, BPM LLP, is registered with the PCAOB and is subject to regular inspections by the PCAOB to assess its compliance with the applicable professional standards. Although we have operations in China, a jurisdiction where the PCAOB is currently unable to conduct inspections

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without the approval of the Chinese government authorities, our auditor is currently inspected fully by the PCAOB.

Inspections of other an independent registered public accounting firms conducted by the PCAOB outside China have at times identified deficiencies in those firms’ audit procedures and quality control procedures, which may be addressed as part of the inspection process to improve future audit quality. The lack of PCAOB inspections of audit work undertaken in China prevents the PCAOB from regularly evaluating independent registered public accounting firms’ audits and their quality control procedures. As a result, to the extent that any component of our independent registered public accounting firm’s work papers are or become located in China, such work papers will not be subject to inspection by the PCAOB. As a result, investors would be deprived of such PCAOB inspections, which could result in limitations or restrictions to our access of the U.S. capital markets.

……

While we believe that there has been dialogue among the CSRC, the SEC and the PCAOB regarding the inspection of PCAOB-registered accounting firms in China, there can be no assurance that we will be able to comply with requirements imposed by U.S. regulators. Delisting of our common stock would force holders of our common stock to sell their shares. The market price of our common stock could be adversely affected as a result of anticipated negative impacts of these executive or legislative actions upon, as well as negative investor sentiment towards, companies with operations in China that are listed in the United States, regardless of whether these executive or legislative actions are implemented and regardless of our actual operating performance. ”

Therefore, according to the risk disclosure above, AXT considers that it cannot eliminate the possibility of being placed on the list of pre-delisting companies.

II. Risks of AXT for delisting from NASDAQ in the United States and its response measures

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On March 11, 2022, a responsible person of a relevant department of the CSRC stated the following when answering a question of a reporter: “Recently, the CSRC and the Ministry of Finance have continued communication and dialogue with the U.S. Public Company Accounting Oversight Board (PCAOB), and have made positive progress. We believe that, through joint efforts of both parties, we can make cooperation arrangements in compliance with the legal requirements and regulatory requirements of both countries as soon as possible, so as to jointly protect the legitimate rights and interests of global investors and promote the healthy and stable development of the markets of both countries.”

On March 16, 2022, the Financial Stability Development Committee of the State Council held a special meeting for discussion about the current economic situation and capital market issues. It’s pointed out in the meeting that: “With respect to Chinese stocks, the Chinese and US regulators have maintained good communication, have made positive progress, and are working to create a concrete cooperation plan. The Chinese government continues to support all types of enterprises to go public outside China. ”

On April 2, 2022, the CSRC solicited for public comment on amendments to the Regulations on Strengthening Confidentiality and File Management in Relation to the Offering and Listing of Securities Abroad. The CSRC stated that: “The State continues to support all types of qualified enterprises to go public abroad and continuously to deepen cross-border regulatory cooperation; we believe that the amendment to the regulations will further enhance the compliance level of enterprises listed abroad and promote the healthy and orderly development of overseas listing activities.” The draft for comments improved cross-border regulatory cooperation arrangements and provide institutional safeguards for the safe and efficient conduct of cross-border regulatory cooperation, including, among others: “Where a domestic enterprise provides or publicly discloses to relevant securities companies, securities service providers, overseas regulatory authorities, and other entities and individuals, or provides or publicly discloses through its overseas listed entities, etc., other

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documents or information the disclosure of which would adversely affect national security or public interests, it shall strictly comply with the corresponding procedures in accordance with the relevant national regulations”. “Where foreign securities regulatory authorities and relevant competent authorities intend to investigate and collect evidence or conduct inspections on domestic enterprises, as well as securities companies and securities service providers providing securities services for the overseas offering and listing of securities by such enterprises, with respect to the activities related to the overseas offering and listing of securities by domestic enterprises, they shall do so through the cross-border regulatory cooperation mechanism, for which the CSRC or the relevant competent authorities shall provide necessary assistance in accordance with the bilateral and multilateral cooperation mechanism. ”

With respect to the matters above, AXT intends to take the following response measures:

1. Take active measures to meet the requirements of the relevant parties, so as to avoid being placed on the list of pre-delisting companies;

2. Once it is placed on the list of pre-delisting companies, it actively seek solutions, including but not limited to filing a complaint with the SEC within the specified period, changing to a registered public accounting firm that meets the requirements of the PCAOB, communicating with all parties on an ongoing basis, and working to meet the requirements of the SEC by the relevant deadlines, etc., to avoid the consequence of being delisted;

3. AXT will make its best efforts to safeguard its listing status in the United States.

In summary, the issue of being placed on the list of pre-delisting companies and being delisted involve a large number of companies listed in the United States with huge market capitalizations; although AXT has not been placed on the list of pre-delisting companies, AXT believes that it cannot eliminate the possibility of being placed on such list in the future. However, in consideration of the continuous

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communication and dialogue among the CSRC, the Ministry of Finance, and the PCAOB and the positive progress, and the fact that China continues to support all types of eligible enterprises to go public abroad and continuously deepen cross-border regulatory cooperation, AXT believes that the Chinese and US governments will be able to properly resolve the above issues in the future, and AXT will actively take all feasible response measures.

III. Impact of AXT being placed on the list of pre-delisting companies by the PCAOB

Under the provisions of the HFCAA, if AXT is listed as a pre-delisting company in 2022, and is listed as a pre-delisting company to consectutive years afterwards, AXT would be at risk of being prohibited from trading its securities on NASDAQ by the SEC as early as 2024.

If AXT is delisted at that time, AXT would become a non-listed company in which the shareholding structure prior to the delisting will be retained. Such events do not affect the position of AXT as the controlling shareholder of the Issuer, do not affect the shareholding structure and control rights of the Issuer, and will not cause material adverse effects to the ongoing operation of the Issuer.

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Overall Opinions of the Sponsor

The Sponsor has checked the Issuer’s replies (including supplementary disclosures and explanations) in this Reply, and confirmed and guaranteed that such replies are true, complete and accurate.

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(No text in this page; it is the stamp page for Beijing Tongmei Xtal Technology Co., Ltd. to Reply to the Second Round Audit Inquiry Letter on Application for Initial Public Offering and STAR Market Listing of Shares by Beijing Tongmei Xtal Technology Co., Ltd.)

Beijing Tongmei Xtal Technology Co., Ltd.

Date: June 16, 2022

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Statement of the Issuer’s Chairman

I have carefully read the entire reply to the inquiry letter for Beijing Tongmei Xtal Technology Co., Ltd. in this audit, and hereby confirm that the reply contains no false records, misleading statements or major omissions, and I assume corresponding legal responsibility for the authenticity, accuracy, completeness and timeliness of the reply.

Chairman (Signature):

MORRIS SHEN-SHIH YOUNG

Beijing Tongmei Xtal Technology Co., Ltd.

Date: June 16, 2022

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(No text in this page; it is the signature and stamp page for Haitong Securities Co., Ltd. to Reply to the Second Round Audit Inquiry Letter on Application for Initial Public Offering and STAR Market Listing of Shares by Beijing Tongmei Xtal Technology Co., Ltd.)

Sponsor’s Representative (Signature): _____________     ________________

ZHONG ZhukeWU Ting

Sponsor’s Chairman (Signature): ________________

ZHOU Jie

Haitong Securities Co., Ltd.

Date: June 16, 2022

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Statement

I have carefully read the entire reply to the inquiry letter for Beijing Tongmei Xtal Technology Co., Ltd. in this audit; understand the verification process of the issues involved in the reply, the Company’s core and risk control process, and confirm that the Company has performed the verification procedures in due diligence, and that the reply contains no false records, misleading statements or major omissions, and I assume corresponding legal responsibility for the authenticity, accuracy, completeness and timeliness of the reply.

Sponsor’s Chairman (Signature):

ZHOU Jie

Haitong Securities Co., Ltd.

Date: June 16, 2022

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